As filed with the Securities and Exchange Commission on May 26, 1999

                                                  Registration No. 333-_______
==============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------
                PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
            (Exact name of Registrant as specified in its Charter)
                                    Delaware
                            (State of Incorporation)
                                   06-1204982
                   (I.R.S. Employer Identification Number)
                           1285 Avenue of the Americas
                            New York, New York 10019
                                  212-713-2000
  (Address and telephone number of Registrant's principal executive offices)
                             John L. Fearey, Esq.
                PaineWebber Mortgage Acceptance Corporation IV
                           1285 Avenue of the Americas
                            New York, New York 10019
                                  212-713-2000
          (Name, address and telephone number of agent for service)
                               ----------------
                                   Copies to:
                             Michael S. Gambro, Esq.
                          Cadwalader, Wickersham & Taft
                                 100 Maiden Lane
                            New York, New York 10038
                                  212-504-6000
==============================================================================


     Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

  Title of each                     Proposed     Proposed maximum
    class of                        maximum         aggregate       Amount of
securities to be   Amount to be  offering price      offering     registration
   registered     registered (2)  per unit (1)       price (1)       fee (2)

  Asset-Backed    $1,500,000,000      100%        $1,500,000,000     $417,000
Certificates and
  Asset-Backed
Notes, issued in
     series

(1)   Estimated solely for the purpose of calculating the registration fee.

(2) In accordance with Rule 429(b) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, see the second succeeding paragraph.

                       -------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     PURSUANT TO RULE 429 OF THE SECURITIES AND EXCHANGE COMMISSION'S RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS AND PROSPECTUS SUPPLEMENTS CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 333-61785) AND THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 333-15685). $1,241,621,047.00 AGGREGATE PRINCIPAL AMOUNT OF SECURITIES PREVIOUSLY REGISTERED, WITH RESPECT TO ASSET-BACKED CERTIFICATES AND ASSET-BACKED NOTES, PURSUANT TO REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 333-61785) ARE BEING CARRIED FORWARD AND THE RELATED FILING FEE OF $366,278.21 WAS PREVIOUSLY PAID WITH SUCH EARLIER REGISTRATION STATEMENT. $389,852,350.52 AGGREGATE PRINCIPAL AMOUNT OF SECURITIES PREVIOUSLY REGISTERED, WITH RESPECT TO ASSET-BACKED CERTIFICATES, PURSUANT TO REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 333-15685) ARE BEING CARRIED FORWARD AND THE RELATED FILING FEE OF $118,137.08 WAS PREVIOUSLY PAID WITH SUCH EARLIER REGISTRATION STATEMENT.

                                EXPLANATORY NOTE

This Registration Statement includes a base prospectus, two forms of prospectus supplement. Version 1 of the form of prospectus supplement may be used in offering a series of Asset-Backed Certificates and Version 2 of the form of prospectus supplement may be used in offering a series of Asset-Backed Notes. Each such form is meant to be illustrative of the type of disclosure that might be presented for a series of Certificates or Notes, but is not meant to be, and necessarily cannot be, exhaustive of all possible features that might exist in a particular series. These forms assume the possibility of credit enhancement in the form of overcollateralization and a security insurance policy, but as described in the base prospectus, the types of credit support may vary from series to series. Each base prospectus used (in either preliminary or final form) will be accompanied by the applicable prospectus supplement.

PROSPECTUS SUPPLEMENT DATED ______, 199_
(To Prospectus dated _______, 199_)


                            $_____________________________
                                  (APPROXIMATE)
                      ____________ HOME EQUITY TRUST 199_-_
                  PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
                                   (DEPOSITOR)

                        __________________________________
                            (TRANSFEROR AND SERVICER)
               HOME EQUITY ASSET BACKED CERTIFICATES, SERIES 199_-_


The __________ Home Equity Trust 199_-_ is issuing certificates in ___ classes, but is offering only the following classes through this Prospectus Supplement:

Class A-1 Certificates   $             (1)            %            %           %
Class A-2 Certificates   $            %               %            %           %
Class A-3 Certificates   $            %(2)            %            %           %
Class A-4 Certificates   $            %(2)            %            %           %
Class A-5 Certificates   $            %(2)            %            %           %
Class A-6 Certificates   $            %(2)            %            %           %
Class A-6IO Certificates $            %(3)            %            %           %
  Total...............   $_____________     $__________  $__________   $________

(1) The Class A-1 Certificate will bear interest at a variable rate equal to the lesser of (i) the sum of (A) LIBOR plus (B) __% per annum subject to a maximum rate of [__]% and (ii) the weighted average of the net loan interest rates The initial Pass-Through Rate for the Class A-1 Certificates will be determined ___ business days before the Closing Date.


(3) The Pass-Through Rate of the Class A-6IO Certificates will equal 0% commencing on the distribution date in ____ 200_.

o Interest and principal will be distributable monthly on the __th day of each month, beginning in ___ 199_, to the extent described in this Prospectus Supplement.

o The trust's main source of funds for making distributions on the certificates will be collections on a pool of closed-end, fixed-rate loans secured primarily by first or second mortgages or deeds of trust on residential one- to four-family properties and security interests in manufactured homes.

o Credit enhancement will be provided by (i) the availability, if any, of excess interest, (ii) overcollateralization in certain circumstances, as described in this Prospectus Supplement, [and (iii) a certificate guaranty insurance policy issued by ________________, which will protect holders of the Class A Certificates against certain shortfalls in amounts due to be distributed at the times and to the extent described in this Prospectus Supplement].

--------------------------------------------------------------------------------

    YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND PAGE __ IN THE PROSPECTUS.

    The certificates will not represent obligations of PaineWebber Mortgage Acceptance Corporation IV, the Transferor or any other person or entity. No governmental agency will insure the certificates or the collateral securing the certificates.

    You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.
--------------------------------------------------------------------------------

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
   The offered certificates will not be listed on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ. The Underwriter[s], PaineWebber Incorporated [and _______________], will purchase the offered certificates from PaineWebber Mortgage Acceptance Corporation IV and expect to deliver the offered certificates in book-entry form through the facilities of The Depository Trust Company to purchasers on or about ________, 199_.

                             PAINEWEBBER INCORPORATED

               IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

   Information about the offered certificates for the Series 199_-_ is provided in two separate documents that progressively include more detail: (a) the accompanying Prospectus dated ___________, 199_, which provides general information, some of which may not apply to the offered certificates for the Series 199_-_; and (b) this Prospectus Supplement, which describes the specific terms of the certificates for the Series 199_-_. Sales of the offered certificates may not be completed unless you have received both this Prospectus Supplement and the Prospectus. You are urged to read both this Prospectus Supplement and the Prospectus in full.

   IF THE  TERMS  OF THE  OFFERED  CERTIFICATES  VARY  BETWEEN  THIS  PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, THEN YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

   Cross-references in this Prospectus Supplement and the accompanying Prospectus to captions in these materials are included to assist in locating further related discussions. The following table of contents and the table of contents in the accompanying Prospectus provide the pages on which these captions are located.

   Certain capitalized terms are defined and used in this Prospectus Supplement and the Prospectus to assist you in understanding the terms of the offered certificates and this offering. A listing of the pages where capitalized terms used in this Prospectus Supplement and the accompanying Prospectus are defined is included under the caption "Index of Defined Terms" beginning on page S-[__] in this Prospectus Supplement and under the caption "Index of Defined Terms" beginning on page ___ in the accompanying Prospectus.

   In this Prospectus Supplement, the terms "Depositor," "we," "us," and "our" refer to PaineWebber Mortgage Securities Corporation IV.

                            FORWARD-LOOKING STATEMENTS

   In this Prospectus Supplement and the accompanying Prospectus, we use certain forward-looking statements. Such forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Prepayment and Yield Considerations" in this Prospectus Supplement. Forward-looking statements are also found elsewhere in this Prospectus Supplement and Prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. Such statements are intended to convey our projections or expectations as of the date of this Prospectus Supplement. Such statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

     o    economic  conditions  and  industry  competition,
     o    political  and/or  social  conditions,  and
     o    the law and government regulatory initiatives.

   We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which such statements were originally based.

                                TABLE OF CONTENTS


SUMMARY

RISK FACTORS
   Yield, Prepayment And Maturity Considerations
   Limited Liquidity
   Adequacy of Credit Enhancement
   Underwriting Guidelines
   Realization Upon Defaulted Loans
   Geographic Concentration
   Seasoning of Loans
   Borrower May Be Unable to Make Balloon Payments
   Subordinate Loans
   Legal Considerations
   Limitations on the Transferor and Servicer

DESCRIPTION OF THE LOANS
   General
   Statistical Information
   Assignment of Loans
   Representations and Warranties of the Transferor
   General
   Credit and Underwriting Guidelines
   Delinquency and Foreclosure Information
   General
   Modeling Assumptions

DESCRIPTION OF THE OFFERED CERTIFICATES
   General
   Definitive Certificates
   Certificate Principal Balances and Notional Amount
   Pass-Through Rates
   Distributions
   Related Definitions
   Calculation of LIBOR
   Termination; Purchase of Loans
   Report to Certificateholders

SERVICING OF THE LOANS
   The Servicer
   Collection and Other Servicing Procedures; Loan Modifications Payments on the Loans
   Realization  Upon or Sale of  Defaulted  Loans
   Servicing Fees and Other Compensation and Payment of Expenses
   Enforcement of Due-on-Sale Clauses
   Maintenance of Insurance Policies and Errors and Omissions and Fidelity
      Coverage
   Servicer Reports
   Removal and Resignation of Servicer
   Amendment

THE TRUSTEE

[THE CERTIFICATE INSURANCE POLICY]

[THE CERTIFICATE INSURER]

CERTAIN FEDERAL INCOME TAX CONSEQUENCES
   General
   Discount and Premium
   Characterization of Investments in Offered Certificates

ERISA CONSIDERATIONS

LEGAL INVESTMENT

UNDERWRITING

[EXPERTS]

RATINGS

LEGAL MATTERS

INDEX OF DEFINED TERMS

                                     SUMMARY

   THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

RELEVANT PARTIES

   Depositor.................  PaineWebber  Mortgage  Acceptance  Corporation IV
                               (the "DEPOSITOR"), a Delaware corporation. The Depositor's address is 1285 Avenue of the Americas, New York, New York 10019, telephone number (212) 713-2000. See "The Depositor" in the accompanying Prospectus.

   Trust.....................  _________  Home Equity Trust  199_-_,  a New York
                               common law trust (the "TRUST") created pursuant to a Pooling and Servicing Agreement among the
                               Depositor, ________________   and _____________.

   Servicer..................  ________________   ("__________",   or   in   its
                               capacity  as  servicer,   the  "SERVICER").   The
                               Servicer  is a  _______________________  with its
                               principal place of business in _________________.
                               The  Servicer  is a wholly  owned  subsidiary  of
                               _________________,  a  ____________  corporation.
                               The         Servicer's         address         is
                               _______________________________________________,
                               telephone number (___) _____________. ___________
                               will act as  Servicer  for the Trust Fund and, in
                               that   capacity,   will  (i)  provide   customary
                               servicing functions with respect to the Loans pursuant to a Pooling and Servicing Agreement
                               (the "POOLING AND SERVICING AGREEMENT") among the
                               Depositor,  the Servicer  and  __________________
                               (the "TRUSTEE"), (ii) provide certain reports to the Trustee and (iii) make certain advances.

   Transferor................  ___________________________  (in  this  capacity, the "TRANSFEROR").

   Trustee................... _________________________, a _____________________
                              corporation (the "TRUSTEE"). The Trustee's address is ___________________________, telephone number
                              (____) ___________.

   [The Certificate Insurer.. ___________________ (the "CERTIFICATE INSURER").
                              The Certificate Insurer's address is _____________ _________________________________________________,
                              telephone number (___) ___-____.]

RELEVANT DATES

   Cut-Off Date.............. __________, 199_ (the "CUT-OFF DATE").

   Closing Date.............. On or about __________, 199_ (the "CLOSING DATE").

   Distribution Date......... Distributions on the certificates  will be made on the ___th day of each month (or, if such ___th day is not a Business Day, on the next succeeding Business Day) (each, a "DISTRIBUTION DATE"), commencing in ______ 199_. "BUSINESS DAY" will be any other day than (i) a Saturday or Sunday, or
                              (i) any day on which banking institutions located in the States of New York or ________ are authorized or obligated by law or executive order to close.

   Determination Date........ The  __th  calendar  day of each month or, if such day is not a Business Day, then the preceding business day (the "DETERMINATION DATE").

   Due Period................ The   calendar   month   preceding   the  relevant
                              Distribution Date or Determination Date, as the case may be (the "DUE PERIOD").

   Accrual Date.............. For the Offered Certificates (other than the Class
                              A-1 Certificates), the calendar month immediately prior to the month in which the relevant Distribution Date occurs. For the Class A-1 Certificates, the period beginning on the prior Distribution Date (or on the Closing Date in the case of the first Distribution Date) and ending on the day prior to the relevant Distribution Date.

   OFFERED CERTIFICATES...... We  are  offering  the  following  __  classes  of
                              Certificates as part of the Series 199_-_ (collectively, the "OFFERED CERTIFICATES"):

                                 o   Class A-1
                                 o   Class A-2
                                 o   Class A-3
                                 o   Class A-4
                                 o   Class A-5
                                 o   Class A-6
                                 o   Class A-6IO

                              The Series 199_-_ will consist of a total of ___ classes; however, the Class R Certificates is NOT being offered through this Prospectus Supplement and the accompanying Prospectus. The Offered Certificates, together with the Class R, are collectively referred to as the "CERTIFICATES".

   Certificate Principal
     Balance and
     Pass-Through Rates.....  Your   certificates   will  have  the  approximate
                              original   certificate   principal   balances   or
                              notional balance set forth below, subject to a permitted variance of plus or minus 5%:


                                 o   Class A-1..............$_______________
                                 o   Class A-2..............$_______________
                                 o   Class A-3..............$_______________
                                 o   Class A-4..............$_______________
                                 o   Class A-5..............$_______________
                                 o   Class A-6..............$_______________

                              The   Notional   Balance   of  the   Class   A-6IO
                              Certificates at all times will equal the Class Principal Balance of the Class A-6 Certificates.

                              Each Class of Offered Certificates will accrue interest for each Accrual Period on its unpaid Class Principal Balance or Notional Balance at the rate set forth on the cover of this Prospectus Supplement.

   Distributions............. The total of all payments or other collections (or advances in lieu thereof) on or in respect of the Loans (but excluding prepayment premiums) that are available for distributions of interest on and principal of the Offered Certificates on any Distribution Date is referred to as the "AVAILABLE DISTRIBUTION AMOUNT" for such date. See "Description of the Certificates - Distributions - Available Distribution Amount" in this Prospectus Supplement.

                              On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

                              First, Class A: To interest on the Class A Certificates, pro rata, in accordance with their interest entitlements, and interest due in prior periods and not paid.

                              Second, Class A: To the extent of amounts then required to be distributed as principal on the Class A Certificates (other than the Class A-6IO Certificates), payment of such principal to be made in accordance with such principal entitlements, in each case until such Class is reduced to zero.

                              [Third, Certificate Insurer: To reimburse the Certificate Insurer for all Insured Payments made by the Certificate Insurer which have not been repaid, together with interest thereon.]

                              Distributions of principal to the Class A Certificates described in priority Second above will be paid first, to the Class A-6IO Certificates in the amounts described in this Prospectus Supplement (which amounts are zero prior to _____ 20__) and thereafter, sequentially to Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, in each case until such class has been paid in full. However, distributions to the Class A Certificates referred to in priority Second above will be made pro rata among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates [when the Certificate Insurer has defaulted under the Certificate Insurance Policy and] [if the overcollateralization amount has been reduced to zero] as described under "Description of the Certificates - Distributions" in this Prospectus Supplement.

                              A description of each Class of Certificates' interest entitlement can be found in "Description of the Certificates - Distributions" in this
                              Prospectus Supplement. As described in such sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the Pass-Through Rate on your Certificate Principal Balance.

                              The amount of principal required to be distributed to the Classes entitled to principal on a particular Distribution Date also can be found in "Description of the Certificates - Distributions" and "--Related Definitions" in this Prospectus Supplement. None of the Offered Certificates will be entitled to receive any prepayment premiums received on the Loans.

   ASSETS OF THE POOL

   The Loans................. The Loans will  consist  primarily  of fixed rate, closed-end loans secured by first or second priority liens and having original terms to maturity of not greater than 30 years. Loans ("MORTGAGE LOANS") representing approximately __% of the initial aggregate unpaid principal balance of the Loans will be secured by mortgages or deeds of trust on properties (the "MORTGAGED PROPERTIES"). Loans ("MANUFACTURED HOUSING CONTRACTS", and together with the Mortgage Loans, the "LOANS") representing approximately ___% of the aggregate unpaid principal balance of the Loans as of the Cut-Off Date (the "CUT-OFF DATE PRINCIPAL BALANCE") will be secured by security interests in manufactured homes that are not real estate ("MANUFACTURED HOMES" and together with the Mortgaged Properties, the "PROPERTIES").

                              The statistical information regarding the Loans, the Mortgaged Properties and the Manufactured Homes is based upon the characteristics of the Loans as of the close of business on the Cut-Off Date. Unless otherwise indicated, all percentages set forth herein are based upon the aggregate unpaid principal balance as of the Cut-Off Date, which will be $__________.

                              See "Description of the Loans" in the Prospectus Supplement.

   Loan Interest Rate.......  The "LOAN  INTEREST  RATE" of each Loan is the per annum interest rate required to be paid by the borrower under the terms of the related Loan. The Loan Interest Rate borne by each Loan is fixed as of the date of origination of such Loan. As of the Cut-Off Date, the weighted average Loan Interest Rate for the Loans was approximately ______%.

SERVICING OF THE LOANS....... The  Servicer has agreed to service the Loans on a
                              "scheduled/actual" basis (i.e., the Servicer is responsible for advancing scheduled payments of interest) in accordance with the Pooling and Servicing Agreement and to cause the Loans to be serviced with the same care as it customarily employs in servicing and administering loans for its own account in accordance with accepted mortgage servicing practices of prudent lending institutions and giving due consideration to [the Certificate Insurer's and] the Certificateholders' reliance on the Servicer.

                              The Servicer will be required to advance delinquent payments of interest on the Loans and advance any property protection expenses relating to the Loans. The Servicer will not be required to make any advance that it determines would be nonrecoverable. The Servicer will also be required to pay compensating interest to cover prepayment interest shortfalls to the extent of its servicing fee.

                              See "Servicing of the Loans" in this Prospectus Supplement.

OPTIONAL TERMINATION......... The  Servicer  may, at its option [(and if such option is not exercised by the Servicer, the Certificate Insurer may, at its option)] repurchase all but not less than all of the Loans in the Trust on any date (the "OPTIONAL
                              TERMINATION DATE") on which the aggregate Principal Balance of the Loans, as of such date of determination, is less than 10% of the aggregate unpaid Principal Balances of the Loans as of the Cut-Off Date, by purchasing from the Trust on the next succeeding Distribution Date all of the property of the Trust. See "Description of the Offered Certificates--Termination; Purchase of Loans" in this Prospectus Supplement.

CREDIT ENHANCEMENT........... The credit enhancement provided for the benefit of the Offered Certificate consists of (a) excess interest, (b) the Overcollateralization Amounts [and (c) the Certificate Insurance Policy].

   Excess Interest........... Because  the amount of interest  collected  on the
                              Loans for each Due Period is expected to be higher than the interest distributable on the Certificates for the related Distribution Date, excess interest will be generated. A portion of this excess interest will be applied both to absorb interest shortfalls and to create and maintain the required level of overcollateralization.

   Overcollateralization..... On the  Closing  Date,  the  Overcollateralization
                              Amount will equal zero. As a result of the application of a portion of the excess interest in reduction of the principal balance of the Class A Certificates, the applicable Overcollateralization Amount is expected to increase over time until it reaches the applicable required level of Overcollateralization; however, subject to the satisfaction of certain loss and delinquency tests, the required percentage level of overcollateralization may increase or decrease over time. The Overcollateralization Amount is the first amount to absorb realized losses on the Loans and certain unreimbursed expenses of the Trust Fund.

   [Certificate Insurance
   Policy..................   The  Certificate  Insurer will issue a Certificate
                              Guaranty   Insurance   Policy  (the   "CERTIFICATE
                              INSURANCE  POLICY"),  pursuant  to  which  it will
                              irrevocably and  unconditionally  guaranty payment
                              on each  Distribution  Date of timely  payment  of
                              interest and ultimate  payment of principal due on
                              the  Class  A  Certificates.   A  payment  by  the
                              Certificate    Insurer   under   the   Certificate
                              Insurance  Policy  is  referred  to  herein  as an
                              "INSURED Payment". The Certificate Insurer will be
                              entitled to reimbursement from excess interest and
                              the  Overcollateralization  Amount for all Insured
                              Payment,   together   with   interest.   See  "The
                              Certificate  Insurance  Policy" in this Prospectus
                              Supplement.]

REGISTRATION AND
DENOMINATIONS OF THE
CERTIFICATES................. The Class A Certificates  initially will be issued in book-entry form, in minimum denominations of $25,000 and integral multiples of $1,000 in excess of that amount (except for one Certificate of each class which may be issued in a greater or lesser amount). The Class A Certificates are sometimes referred to as "BOOK-ENTRY CERTIFICATES" No person acquiring an interest in the Book-Entry Certificates (a "BENEFICIAL OWNER") will be entitled to receive a definitive certificate representing such person's interest in the Trust Fund, except under limited circumstances as described herein. Beneficial Owners may elect to hold their interests through The Depository Trust Company ("DTC"), in the United States, or Cedelbank ("CEDELBANK") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, Cedelbank or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. See "Description of the Offered Certificates - General" in this Prospectus Supplement.

TAX STATUS................... The   Trustee   will  make   elections   to  treat
                              designated portions of the Trust Fund as separate REMICs for federal income tax purposes. In the opinion of counsel, such portions of the Trust Fund will qualify for this treatment. A portion of the Trust Fund, which includes certain interest distributable to holders of the Offered Certificates, other than the Class A-6IO Certificates, at their respective LIBOR-based or fixed rates in excess of the weighted average of the net Loan interest rates less ___%, will be treated as a grantor trust.

                              Pertinent federal income tax consequences of an investment in the Offered Certificates include:

                                   o Each class of Offered Certificates will represent "regular interests" in a REMIC and interests in a grantor trust.

                                   o The regular interests will be treated as newly originated debt instruments and the interests in the grantor trust will represent notional principal contracts for federal income tax purposes.

                                   o You will be required to report income on the Offered Certificates in accordance with the accrual method of accounting.

                                   o One or more classes of Offered Certificates may be issued with original issue discount for federal income tax purposes, which generally requires you to report income in advance of the related cash distributions.

                                   o If a portion of your purchase price is allocable to the right to receive excess interest through the grantor trust, you will be able to amortize such amount under the rules for notional principal contracts, subject to limitations if you are an individual.

                              See "Certain Federal Income Tax Consequences" in this Prospectus Supplement and in the accompanying Prospectus.

ERISA CONSIDERATIONS......... A fiduciary of any employee  benefit plan or other retirement arrangement subject to ERISA, or the Internal Revenue Code of 1986, as amended (the "Code") should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. The U.S. Department of Labor has issued to PaineWebber Incorporated [and
                              ________________]       individual      Prohibited
                              Transaction Exemption 90-36 [and Prohibited Transaction Exemption ____], which generally exempts from the application of certain of the prohibited transaction provisions of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates such as the Class A
                              Certificates and the servicing and operation of asset pools such as the Trust, provided that certain conditions are satisfied. See "ERISA Considerations" in this Prospectus Supplement.

LEGAL INVESTMENT............. The  Offered   Certificates  will  not  constitute
                              "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Legal Investment" in this Prospectus Supplement.

CERTIFICATE RATINGS.......... On the  Closing  Date,  it is  required  that  the
                              Offered Certificates have the following ratings by each of ___________________ ("____") and
                              ____________________   ("_______"),  and  together
                              with ____, the "RATING AGENCIES")

                                    CLASS
                                    ======          =======         =======

                                    ----             -----           -----

                                    ----             -----           -----

                                    ----             -----           -----

                                    ----             -----           -----

                                    ----             -----           -----

                                    ----             -----           -----

                                    ----             -----           -----

                                    ----             -----           -----

                              [The ratings on the Class A Certificates are based on the presence of the Certificate Insurance Policy.] A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings do not address the possibility that holders of the
                              Offered Certificates may suffer a lower than anticipated yield.

                              See "Ratings" in this Prospectus Supplement for discussion of the primary factors upon which the ratings are based.

                                   RISK FACTORS

   YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE MAKING AN INVESTMENT DECISION. IN PARTICULAR, PAYMENTS ON YOUR CERTIFICATES WILL DEPEND ON PAYMENTS RECEIVED ON AND OTHER RECOVERIES WITH RESPECT TO THE LOANS. THEREFORE, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS RELATING TO THE LOANS.

   THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING TO YOUR CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN OR THAT WE CURRENTLY CONSIDER IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

   IF ANY OF THE FOLLOWING RISKS ARE REALIZED, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY AFFECTED.

   THIS PROSPECTUS SUPPLEMENT ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

   Variations in Yield to Maturity. The degree to which the actual yield of your Certificates may vary from the anticipated yield will depend upon:

     o the price of your Certificates, including the amount of any premium or discount;

     o the degree to which the timing of payments on your Certificates is sensitive to the prepayment experience of Loans and the application of a portion of the excess interest on the Loans as principal on the Certificates;
     o the timing of delinquencies, defaults and losses on the Loans to the extent not covered by the credit enhancement[, including the Certificate Insurance Policy]; and

     o a change in the required level of overcollateralization or a change in the delinquency or loss levels with respect to the Loans or excess interest requirements used to determine an increase or decrease in such required level of overcollateralization.

   The allocation of a portion of the excess interest on the Loans as an additional payment of principal on the Certificates as described in this
Prospectus  Supplement  will  accelerate  the  principal   amortization  of  the
Certificates relative to the speed at which principal is paid on the Loans. However, any reduction in the required level of overcollateralization will slow the principal amortization of the Certificates. See "Prepayment and Yield Considerations" in this Prospectus Supplement.

   Unpredictability of Prepayments and its Effect on Yields. Approximately ___% of the Loans by Cut-Off Date Principal Balance provide that the borrowers may, without penalty, prepay their Loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their Loans. A prepayment of a Loan would result in a prepayment on the related Certificates.

     o If you purchase your Certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

     o If you purchase your Certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

     o The rate of prepayments on the Loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the Loans, those Loans are more likely to prepay than if prevailing rates remain above the interest rates on such Loans. Conversely, if prevailing interest rates rise significantly, the prepayments on the Loans are likely to decrease.

     o So long as credit enhancement is available, liquidations of defaulted loans generally will have the same effect on the related Certificates as a prepayment of a Loan.

     o If the rate of default and the amount of losses on the Loans related to your Certificate is higher than you expect, then your yield may be lower than you expect.

   See "Prepayment and Yield Considerations" in this Prospectus Supplement.

LIMITED LIQUIDITY

   A secondary market for the Offered Certificates may not develop or, if it does develop, it may not provide you with liquidity of investment or continue while your Certificates are outstanding. See "Risk Factors--Limited Liquidity" in the accompanying Prospectus.

ADEQUACY OF CREDIT ENHANCEMENT

   [Ratings of Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer may result in a reduction in the rating of the Class A Certificates. Future events may reduce the rating of the Certificate Insurer or impair the ability of the Certificate Insurer to pay claims for Insured Payments under the Certificate Insurance Policy. In that event, the Certificate Insurer might not have the ability to cover delays or shortfalls in payments of interest or ultimate principal due on the Certificates. See "The Certificate Insurance Policy" and "The Certificate Insurer" in this Prospectus Supplement.]

   Loan Delinquencies, Defaults and Losses. Delinquencies, if not advanced by the Servicer, defaults and losses on the Loans will reduce the credit enhancement available from the overcollateralization feature. If amounts available from this credit enhancement are not adequate to protect against the delinquencies, defaults and losses experienced on the Loans, then delays or shortfalls in payments of interest or principal due on the Certificates will occur[, unless such delays or shortfalls are covered under the Certificate Insurance Policy].

   Availability of Excess Interest for Overcollateralization. Each Loan is expected to generate more interest than is needed to pay interest on the related Certificates since the net weighted average interest rate on the related Loans is expected to be higher than the weighted average interest rate on the related Certificates. If the Loans generate more interest than is needed to pay interest on the Offered Certificates and certain fees and expenses of the Trust, the remaining interest will be used to compensate for losses and delinquencies experienced by the Loans. After these financial obligations of the Trust have been satisfied, a certain portion of the available excess interest will be used to create and maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to compensate for interest losses or shortfalls in payments on the Loans or to maintain the required level of overcollateralization.

   The excess interest available on any Distribution Date will be affected by the actual amount of interest received, collected or recovered in respect of the Loans during the preceding month and by the weighted average of the pass-through rates on the Offered Certificates for the related Distribution Date. Such amount will be influenced by changes in the weighted average of the loan interest rates and of the pass-through rates on such Classes of Certificates resulting from prepayments and liquidations of the related Loans and payments made in reduction of the principal balances of the Classes of Certificates.

   [The Pooling and Servicing Agreement requires the Trustee to make a claim for an Insured Payment under the Certificate Insurance Policy as to which the Trustee has determined that an Insured Payment will be necessary. Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no distributions of principal.

   If the protection afforded by overcollateralization is insufficient [and if the Certificate Insurer is unable to meet its obligations under the Certificate Insurance Policy, then you could experience a loss on your investment.]

UNDERWRITING GUIDELINES

   The Transferor's underwriting standards are intended to assess the creditworthiness of the borrower and the value of the property and to evaluate the adequacy of such property as collateral for the loan. In comparison to first lien mortgage loans that conform to the underwriting guidelines of FNMA or FHLMC, the Loans have generally been underwritten or reunderwritten with more lenient underwriting criteria. For example, the Loans may have been made to borrowers having imperfect credit histories, ranging from minor delinquencies to bankruptcies, or borrowers with higher ratios of monthly mortgage payments to income or higher ratios of total monthly credit payments to income. Accordingly, the Loans will likely experience higher, and possibly substantially higher, rates of delinquencies, defaults and losses than the rates experienced by loans underwritten according to FNMA or FHLMC guidelines. Furthermore, changes in the values of the Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Loans than on mortgage loans originated according to FNMA or FHLMC guidelines. No assurance can be given that the values of the Properties have remained or will remain at the levels in effect on the dates of origination of the related Loans. See "--Adequacy of
Credit Enhancement" above, and "Description of the Loans--Credit and Underwriting Guidelines" in this Prospectus Supplement.

REALIZATION UPON DEFAULTED LOANS

   Adequacy of Security and Severity of Losses. Assuming that the Properties provide adequate security for the Loans, substantial delays in recoveries may occur from the foreclosure or liquidation of defaulted Loans. No assurance can be given that the values of the Properties have remained or will remain at the levels in effect on the dates of origination of the related Loans. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable on the Loans and thereby reduce the security for the Loans. [In the event any of the Properties fail to provide adequate security for the related Loan, you may experience a loss if the Certificate Insurer were unable to perform its obligations under the Certificate Insurance Policy.] See "Servicing of the Mortgage Loans--Realization Upon
Defaulted Loans" in this Prospectus Supplement, and "Certain Legal Aspects of Residential Mortgage Loans--Foreclosure on Mortgages" in the Prospectus.

   Application of Bankruptcy Laws. The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize upon the Properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted Loans. As a consequence, borrowers who have defaulted on their Loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their Loans, and such Loans will likely experience more severe losses, which may be total losses. See "--Adequacy of Credit Enhancement" above and "--Legal Considerations--Legal Compliance and Regulation" below.

GEOGRAPHIC CONCENTRATION

   When measured by aggregate principal balance as of the Cut-Off Date, Mortgaged Properties and Manufactured Homes located in ________, __________ and ___________ secure approximately ____%, ____% and ____%, respectively, of the Loans by Cut-Off Date Principal Balance. This geographic concentration might magnify the effect on the pool of Loans of adverse economic conditions or of special hazards in these areas and therefore might increase the rate of delinquencies, defaults and losses on the Loans more than would be the case if the Mortgaged Properties and Manufactured Homes were more geographically diversified. See "Description of the Loans" in this Prospectus Supplement.

SEASONING OF LOANS

   Defaults on loans tend to occur at higher rates during the early years of the loans. Substantially all of the Loans were originated within twelve months prior to sale to the Trust. As a result, the Trust may experience higher rates of default than if the Loans had been outstanding for a longer period of time.

BORROWER MAY BE UNABLE TO MAKE BALLOON PAYMENTS

   Approximately ___% of the Loans by Cut-Off Date Principal Balance have monthly payments based on an amortization which would require the payment of a substantial portion of the principal balance of such Loans at maturity. The ability of a borrower to make such a payment may depend on the borrower's ability to obtain refinancing of the balance due on the Loan at maturity. An increase in interest rates over the interest rate on the Loan may have an adverse effect on the borrower's ability to obtain refinancing and to pay the required payment due at maturity.

SUBORDINATE LOANS

   Approximately ___% of the Loans by Cut-Off Date Principal Balance evidence a lien that is subordinate to the rights of the mortgagee under a senior mortgage. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such junior loans only to the extent that the claims of such senior mortgages have been satisfied in full, including any foreclosure costs. In circumstances where the Servicer determines that it would be uneconomical to foreclose on the related Mortgaged Property, the Servicer may write off the entire outstanding principal balance of the related Loan as bad debt. The foregoing considerations will be particularly applicable to junior loans that have high combined loan-to-value ratios because in such cases, the Servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on Loans are not covered by available credit enhancement, such losses will be borne by the holders of the Certificates.

LEGAL CONSIDERATIONS

   Insolvency of Transferor. If the Federal Deposit Insurance Corporation ("FDIC") is appointed receiver or conservator of the Transferor, the FDIC's administrative expenses may have priority over the interest of the Trust and/or the Trustee in the Loans. In addition, the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, gives the FDIC certain powers in its capacity as a receiver or conservator of the Transferor that if exercised could result in delays or reductions in distributions of principal and interest on the Certificates[, unless such distributions are covered under the Certificate Insurance Policy].

   Salient among the FDIC's powers as receiver or conservator is the power to disaffirm or repudiate any of the Transferor's contracts or leases the performance of which would be burdensome and the disaffirmance or repudiation of which would promote the orderly administration of the Transferor's affairs. It is unclear whether the FDIC can utilize this power to repudiate the transfer of the Loans to the Depositor and administer the Loans as part of any receivership or conservatorship of the Transferor. Any attempt by the FDIC to repudiate the transfer of the Loans to the Depositor in a receivership or conservatorship of the Transferor, even if unsuccessful, could result in delays or reductions in distributions of principal and interest on the Certificates[, unless such distributions are covered under the Certificate Insurance Policy].

   The FDIC recently proposed a statement of policy outlining the circumstances under which the FDIC will not seek to repudiate transfers made as part of a securitization, such as the transfer of the Loans to the Depositor. Although that statement of policy is not yet final, much of it merely reiterates pre-existing law, and substantive changes are not expected. The transfer of the Loans to the Depositor has been structured with the specific intent to satisfy the requirements of the proposed statement of policy.

   See "Description of the Loans--Assignment of the Loans" in this Prospectus Supplement.

   Bankruptcy of Other Parties. The Depositor intends to treat the transfer of the Loans to the Trust as an absolute transfer and not as a secured lending arrangement. In such event, the Loans would not be part of the Depositor's bankruptcy estate in the event of its bankruptcy and would not be available to the Depositor's creditors. In the event of the insolvency of the Depositor, it is possible that the bankruptcy trustee or a creditor of the Depositor may attempt to recharacterize the sale of the Loans as a borrowing by the Depositor, secured by a pledge of the Loans. This position, if accepted by a court, could prevent timely distributions of amounts due on the Certificates and result in a reduction of distributions on the Certificates.

   In the event a bankruptcy or insolvency of the Servicer, the bankruptcy trustee or receiver may have the power to prevent [the Certificate Insurer,] the Trustee or the Depositor from appointing a successor Servicer.

   In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon its security. See "Certain Legal Aspects of Residential Loans" in the Prospectus.

   Legal Compliance and Regulation. Federal and state laws regulate the underwriting, origination, servicing and collection of the Loans. These laws will likely change over time and may become more restrictive or stringent with respect to certain of these activities of the Servicer and Transferor. Violations of these Federal and state laws may limit the ability of the Servicer to collect principal or interest on the Loans, may entitle the borrowers to a refund of amounts previously paid, and may subject the Servicer or the Transferor to damages and administrative sanctions. The inability to collect principal or interest on the Loans because of violations of Federal or state laws will likely cause the Loans to experience higher rates of delinquencies, defaults and losses. An assessment of damages or sanctions against the Servicer or the Transferor may adversely affect the ability of the Servicer to service the Loans or the Transferor to repurchase or replace defective Loans. See "Risk Factors--Certain Other Legal Considerations Regarding Residential Loans" in the accompanying Prospectus. The Transferor will be required to repurchase or replace any Loan that did not comply with applicable Federal and state laws. See "--Limitations on the Transferor" below.

   Potential Lawsuits Against the Transferor. Because the nature of the Transferor's business involves the collection of numerous accounts, the validity of liens and compliance with state and Federal lending laws, the Transferor is subject to numerous claims and legal actions in the ordinary course of its business. Several class-action lawsuits have been filed against a number of consumer finance companies alleging that the compensation of mortgage brokers through the payment of yield spread premiums violates various Federal and state consumer protection laws. While the Transferor is not a party to any suit of this nature, lawsuits could be filed against the Transferor in the future, and the results of any such lawsuits are uncertain.

   Risks Associated with Year 2000 Compliance. We are aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The "year 2000 problem" is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two-digit year value to 00. The issue is whether the computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

   The Servicer will certify that it is committed either to (i) implement modifications to its existing systems to the extent required to cause them to be year 2000 ready or (ii) acquire computer systems that are year 2000 ready in each case prior to January 1, 2000. However, we have not made any independent investigation of the computer systems of the Servicer. If computer problems result from the failure to complete such efforts on time, or if the computer systems of Servicer are not fully year 2000 ready, then the resulting disruptions in the collection or distribution of receipts on the Loans could materially and adversely affect your investment.

   With respect to the year 2000 problem, DTC has informed members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions, including principal and interest payments, to security holders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

   However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, its participating organizations, through which you will hold your Certificates, as well as the computer systems of third party service providers. DTC has informed the financial community that it is contacting and will continue to contact third party vendors from whom DTC acquires services to:

     o impress upon them the importance of such services being year 2000 compliant; and

     o determine the extent of their efforts for year 2000 remediation, and, as appropriate, testing, of their services.

   In addition, DTC has stated that it is in the process of developing such contingency plans as it deems appropriate.

   If problems associated with the year 2000 problem were to occur with respect to DTC and the services described above, you could experience delays or shortfalls in the payments due on your Certificates.

LIMITATIONS ON THE TRANSFEROR AND SERVICER

   Dependence on Servicer. The amount and timing of distributions on the Certificates generally will be dependent upon the Servicer to perform its servicing obligations in an adequate and timely manner. See "Servicing of the Loans" in this Prospectus Supplement. If the Servicer fails to perform its servicing obligations, such failure may result in the termination of the Servicer. Such termination with its transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the Loans.

   Ability to Repurchase or Replace Defective Loans. If the Transferor fails to cure a material breach of its Loan representations and warranties with respect to any Loan in a timely manner, then the Transferor is required to repurchase or replace such defective Loan. See "Description of Loans--Representations and Warranties" in this Prospectus Supplement. The Transferor may not be capable of repurchasing or replacing any defective Loans, for financial or other reasons. The Transferor's inability to repurchase or replace defective Loans would likely cause the Loans to experience higher rates of delinquencies, defaults and losses.
See "--Adequacy of Credit Enhancement" above.


                             DESCRIPTION OF THE LOANS

GENERAL

   On or about ________, 199_ (the "CLOSING DATE"), PaineWebber Mortgage Acceptance Corporation IV (the "DEPOSITOR) will acquire from ______________ (the "TRANSFEROR") a pool of loans (the "LOANS"), having an aggregate unpaid principal balance as of ________, 199_ (the "CUT-OFF DATE") of approximately $______________. The Depositor will then transfer the Loans to the Trust pursuant to the Pooling and Servicing Agreement. The Trust will be entitled to all payments of principal and interest in respect of the Loans due after the Cut-Off Date.

   The Mortgage Loans are evidenced by Mortgage Notes (each, a "MORTGAGE NOTE"), secured by mortgages or deeds of trust (the "MORTGAGES") on the Mortgaged Properties of which approximately ____% are second lien Mortgages. The Manufactured Housing Contracts are secured by Manufactured Homes that are not real estate.

   The Loans have original terms to stated maturity of up to 30 years. The Loans were selected by the Transferor from the loans in the Transferor's portfolio that met the above criteria using a selection process believed by the Transferor not to be adverse to the Certificateholders [or to the Certificate Insurer]. As of the Cut-Off Date, the average unpaid principal balance of the Loans was approximately $__________. As of the Cut-Off Date, the weighted average Loan Interest Rate of the Loans was approximately _____%. The weighted average "COMBINED LOAN-TO-VALUE RATIO" (or "CLTV") (calculated by dividing the sum of
(x) any outstanding first lien balance as of the date of origination of the related Loan plus (y) the unpaid principal balance of such Loan as of the Cut-Off Date, by the appraised value of such Property at origination) of the Loans was approximately _____%. The weighted average remaining term to maturity was approximately __ months and the latest scheduled maturity of any Loan is _______, 20__; however the actual date on which any Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

   As of the Cut-Off Date, all of the Loans were secured by Mortgaged Properties or Manufactured Homes. Based on information supplied by the borrowers in connection with their loan applications at origination, Properties securing approximately _____% of the Loans by Cut-Off Date Principal Balance will be owner occupied primary residences and Properties securing approximately ___% of the Loans by Cut-Off Date Principal Balance will be non-owner occupied or second homes.

   Approximately ___% of the Loans by Cut-Off Date Principal Balance provide for penalties upon full prepayment during the first two, three, four or five years after origination thereof. Each of the Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of Residential Loans" in the Prospectus.

   Except for approximately ____% of the Loans by Cut-Off Date Principal Balance, the scheduled monthly payment on each Loan includes interest plus an amount that will amortize the outstanding principal balance of the Loan over its remaining term.

STATISTICAL INFORMATION

   Set forth below is a description of certain additional characteristics of the Loans as of the Cut-Off Date (except as otherwise indicated). Dollar amounts and percentages may not add up to totals due to rounding.


                         GEOGRAPHIC DISTRIBUTION OF LOANS


                                                                       % OF
                                                                       CUT-OFF
                                                 NUMBER    AGGREGATE   DATE
                                                   OF      PRINCIPAL   PRINCIPAL
JURISDICTION                                      LOANS    BALANCE     BALANCE
-------------------                             -------    ---------   ---------
















                                               ---------   ----------   --------
  Total.......................................             $             100.00%
                                                ========   ==========   ========

   No more than approximately ____% of the Loans will be secured by Properties located in any one zip code.



                                PRINCIPAL BALANCES

                                                                        % OF
                                                                       CUT-OFF
                                                          AGGREGATE     DATE
                                                NUMBER    PRINCIPAL   PRINCIPAL
RANGE OF PRINCIPAL BALANCES                     OF LOANS   BALANCE     BALANCE
---------------------------                     -------    ---------   ---------
          ____
$---------    $---------......................            $                  %
          ____
$---------    $---------.....................
          ____
$---------    $---------.....................
          ____
$---------    $---------.....................
          ____
$---------    $---------.....................
          ____
$---------    $---------.....................
          ____
$---------    $---------.....................
          ____
$---------    $---------.....................
          ____
$---------    $---------.....................
          ____
$---------    $---------.....................
          ____
$---------    $---------.....................


                                               ---------   ----------   --------
  Total.......................................             $             100.00%
                                                ========   ==========   ========



   As of the Cut-Off Date, the average unpaid principal balance of the Loans was approximately $______.



                                  LIEN PRIORITY

                                                                         % OF
                                                                       CUT-OFF
                                                          AGGREGATE     DATE
                                                NUMBER    PRINCIPAL   PRINCIPAL
LIEN PRIORITY                                   OF LOANS   BALANCE     BALANCE
---------------------------                     -------    ---------   ---------

First Lien...................................             $                  %
Second Lien..................................   ________   __________   ________

  Total......................................             $             100.00%
                                                ========   ==========   ========

                           CURRENT LOAN INTEREST RATES

                                                                         % OF
                                                                       CUT-OFF
                                                          AGGREGATE     DATE
                                                NUMBER    PRINCIPAL   PRINCIPAL
RANGE OF LOAN INTEREST RATES                    OF LOANS   BALANCE     BALANCE
----------------------------                    -------    ---------   ---------

         %___
---------    ---------%.....................              $                  %
          ___
---------    ---------%....................
          ___
---------    ---------%....................
          ___
---------    ---------%....................
          ___
---------    ---------%....................
          ___
---------    ---------%....................
          ___
---------    ---------%....................
          ___
---------    ---------%....................
          ___
---------    ---------%....................     ________   __________   ________

  Total.......................................             $             100.00%
                                                ========   ==========   ========

As of the Cut-Off Date, the weighted average Loan Interest Rate of the Loans was approximately _____% per annum.




                          COMBINED LOAN-TO-VALUE RATIOS

                                                                         % OF
                                                                       CUT-OFF
                                                          AGGREGATE     DATE
                                                NUMBER    PRINCIPAL   PRINCIPAL
RANGE OF COMBINED LOAN-TO-VALUE RATIO           OF LOANS   BALANCE     BALANCE
-------------------------------------          -------    ---------   ---------

         %___
---------    ---------%.....................              $                  %
          ___
---------    ---------%....................
          ___
---------    ---------%....................
          ___
---------    ---------%....................
          ___
---------    ---------%....................
          ___
---------    ---------%....................
          ___
---------    ---------%....................
          ___
---------    ---------%....................
          ___
---------    ---------%....................
---------    ---------%....................
          ___
---------    ---------%....................
          ___
---------    ---------%....................
          ___
---------    ---------%....................
          ___
---------    ---------%....................
          ___
---------    ---------%....................
          ___
---------    ---------%....................
          ___
---------    ---------%....................
                                               ---------   ----------   --------
  Total.......................................             $             100.00%
                                                ========   ==========   ========

   As of the Cut-Off Date, the weighted average Combined Loan-to-Value Ratio of the Loans was approximately _____.



                                 OCCUPANCY STATUS

                                                                        % OF
                                                                      CUT-OFF
                                                          AGGREGATE     DATE
                                                NUMBER    PRINCIPAL   PRINCIPAL
OCCUPANCY                                       OF LOANS   BALANCE     BALANCE
----------------------------                    -------    ---------   ---------


Owner Occupied...............................             $                  %
Non-Owner Occupied...........................
Second Home..................................

                                               ---------   ----------   --------
  Total.......................................             $             100.00%
                                                ========   ==========   ========


                                  PROPERTY TYPES

                                                                         % OF
                                                                       CUT-OFF
                                                          AGGREGATE     DATE
                                                NUMBER    PRINCIPAL   PRINCIPAL
PROPERTY TYPE                                   OF LOANS   BALANCE     BALANCE
----------------------------                    -------    ---------   ---------

Single Family................................             $                  %
Two Family...................................
Three Family.................................
Four Family..................................
Planned Unit Development.....................
Condominium..................................
Manufactured Housing.........................


                                               ---------   ----------   --------
  Total.......................................             $             100.00%
                                                ========   ==========   ========



                             MONTHS SINCE ORIGINATION

                                                                        % OF
                                                                      CUT-OFF
                                                          AGGREGATE     DATE
                                                NUMBER    PRINCIPAL   PRINCIPAL
RANGE OF LOAN AGE (IN MONTHS)                   OF LOANS   BALANCE     BALANCE
----------------------------                    -------    ---------   ---------
                                                          $                  %









                                               ---------   ----------   --------
  Total.......................................             $             100.00%
                                                ========   ==========   ========

   As of the Cut-Off Date, the weighted average number of months since origination of the Loans was approximately ___ months.

                           REMAINING TERMS TO MATURITY

                                                                        % OF
                                                                       CUT-OFF
                                                          AGGREGATE     DATE
RANGE OF REMAINING TERMS TO MATURITY (IN        NUMBER    PRINCIPAL   PRINCIPAL
MONTHS)                                         OF LOANS   BALANCE     BALANCE
-----------------------------------------       -------    ---------   ---------

                                                           $                  %






                                               ---------   ----------   --------
  Total.......................................             $             100.00%
                                                ========   ==========   ========


   As of the Cut-Off Date, the weighted average remaining term to maturity of the Loans was approximately ___ months.

   The information set forth in the preceding section "Description of the Loans" has been based upon information provided by the Transferor and tabulated by the Depositor. None of the Depositor, the Trustee [or the Certificate Insurer] make any representation as to the accuracy or completeness of such information.

ASSIGNMENT OF LOANS

   Pursuant to the Pooling and Servicing Agreement, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trust in trust for the benefit of the Certificateholders [and the Certificate Insurer] all right, title and interest in and to each Loan. Each such transfer will convey all right, title and interest in and to (a) principal due to the extent of the unpaid principal balance and (b) interest accrued after the Cut-Off Date; provided, however, that the Depositor will not convey, and the Transferor reserves and retains all its right, title and interest in and to principal (including principal prepayments in full and curtailments (i.e., partial prepayments)) due on each such Loan on or prior to the Cut-Off Date.

   In connection with such transfer and assignment, the Depositor will cause to be delivered to the Trustee on the Closing Date the loan documents (collectively, with respect to each Loan, the "TRUSTEE'S LOAN FILE") with respect to each Loan.

   If the Trustee [or the Certificate Insurer] during the process of reviewing the Trustee's Loan Files finds any document constituting a part of a Trustee's Loan File which is not executed, has not been received or is unrelated to the Loans, or that any Loan does not conform to its requirements or to the description thereof as set forth in the schedule appearing as an exhibit to the Pooling and Servicing Agreement (the "LOAN SCHEDULE"), the Trustee [or the Certificate Insurer], as applicable, is required to promptly so notify the Trustee, the Servicer, the Transferor [and the Certificate Insurer]. The Transferor agrees to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a Trustee's Loan File of which it is so notified by the Trustee. If, however, within 120 days after the Trustee's notice to it respecting such defect the Transferor has not caused to be remedied the defect and the defect materially and adversely affects the value of the Loan or the interest of the Certificateholders [or the Certificate Insurer] in such Loan, the Transferor will be required to either (i) substitute in lieu of such Loan a Qualified Substitute Loan and, if the then unpaid principal balance of such Qualified Substitute Loan is less than the principal balance of such Loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the Servicer as part of the related monthly remittance remitted by the Servicer the amount of any such shortfall (the "SUBSTITUTION ADJUSTMENT") or
(ii) purchase such Loan at a price (the "PURCHASE PRICE") equal to the unpaid principal balance of such Loan as of the date of purchase, plus the greater of
(x) all accrued and unpaid interest thereon or (y) 30 days' interest thereon, computed at the related Loan Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer, which Purchase Price shall be deposited in the Collection Account or Trustee Collection Account on the next succeeding Determination Date after deducting therefrom any amounts received in respect of such repurchased Loan or Loans and being held in the Collection Account or Trustee Collection Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Loan or Loans.

   A "QUALIFIED SUBSTITUTE LOAN" is any Loan or Loans which (i) relates or relate to a detached one-family residence or to the same type of residential dwelling as the deleted Loan and in each case has or have the same or a better lien priority as the deleted Loan with a borrower having the same or better traditionally ranked credit status and is an owner-occupied Property, (ii) matures or mature no later than (and not more than one year earlier than) the deleted Loan, (iii) has or have a Combined Loan-to-Value Ratio or Combined Loan-to-Value Ratios at the time of such substitution no higher than the Combined Loan-to-Value Ratio of the deleted Loan, (iv) has or have an unpaid principal balance or principal balances (after application of all payments received on or prior to the date of substitution) (which shall be the unpaid principal balance or principal balances thereof) not substantially less and not more than the unpaid principal balance of the deleted Loan as of such date and
(v) complies or comply as of the date of substitution with each representation and warranty set forth in the Pooling and Servicing Agreement.

REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR

   The Transferor will represent, among other things, with respect to each Loan, as of the Closing Date, the following:

      (a) The information set forth in the Loan Schedule with respect to each Loan is complete, true and correct as of the Cut-Off Date;

      (b) Immediately prior to the sale of the Loans to the Depositor, the Transferor had good and marketable title to each Loan subject to no prior lien or interest of any nature; and

      (c) The Transferor has transferred all right, title and interest of the Transferor in and to the Loans and in the proceeds thereto to the Depositor.

   Pursuant to the Pooling and Servicing Agreement, upon the discovery by any of the Certificateholders, the Servicer, the Transferor[, the Certificate Insurer] or the Trustee that any of the representations and warranties of the Transferor have been breached in any material respect as of the Closing Date, with the result that the value of the Loan or the interests of the Certificateholders in the related Loan [or the interests of the Certificate Insurer] were materially and adversely affected (notwithstanding that such representation and warranty was made to the Transferor's best knowledge), the party discovering such breach is required to give prompt written notice to the others of such breach.

   Within 120 days of the earlier to occur of the Transferor's discovery or its receipt of written notice of any such breach, the Transferor will be required to:

      (a)   promptly cure such breach in all material respects;

      (b) remove each Loan which has given rise to the requirement for action by the Transferor to substitute one or more Qualified Substitute Loans and, if the unpaid principal balance of such Qualified Substitute Loans as of the date of such substitution is less than the unpaid principal balance, plus accrued and unpaid interest thereon of the replaced Loans as of the date of substitution, deliver to the Trust Fund as part of the amounts remitted by the Servicer on such Distribution Date the amount of such shortfall; or

      (c) purchase such Loan at the Purchase Price and deposit such Purchase Price into the Trustee Collection Account on the next succeeding Determination Date after deducting any amounts received in respect of such repurchased Loan or Loans and being held in the Trustee Collection Account or the Certificate Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Loan;

provided, however, that any substitution of one or more Qualified Substitute Loans pursuant to the preceding clause (b) must be effected not later than two years after the Closing Date unless the Trustee [and the Certificate Insurer] receive an opinion of counsel that such substitution would not constitute a prohibited transaction for purposes of the REMIC provisions of the Code. The obligation of the Transferor to cure such breach or to substitute or purchase any Loan will constitute the sole remedy respecting a material breach of any such representation or warranty to the Certificateholders, the Trustee [and the Certificate Insurer].

                         THE TRANSFEROR AND THE SERVICER

GENERAL

   __________________ ("__________") is the Transferor and Servicer under the Pooling and Servicing Agreement. __________ is a _________________ with its principal place of business in _________________, and is a wholly owned subsidiary of _____________________, a _____________ corporation. As of
___________, 199_, ___________ had total assets of approximately $___ million, net loans of approximately $___ million, deposits of approximately $___ million and capital of approximately $___ million. At _______, 199_, ___________'s regulatory capital measures, determined under the regulatory reporting requirement of the ____________________, were as follows: core capital ___% and total risk based capital ___%.

   The Transferor will sell and assign each Loan to the Depositor in consideration for the net proceeds from the sale of the Offered Certificates, and for the Class R Certificates, which will initially be retained by the Transferor.

   The Offered Certificates will not represent an interest in or obligation of, nor are the Loans guaranteed by, the Transferor or any of its affiliates.

   The Servicer may utilize one or more subservicers (each, a "SUBSERVICER") in the performance of the administrative and servicing obligations of the Servicer under the Pooling and Servicing Agreement, but no such subservicing arrangement will discharge the Servicer from its obligations under the Pooling and Servicing Agreement.

   The Trustee may remove the Servicer, and the Servicer may resign, only in accordance with the terms of the Pooling and Servicing Agreement. No removal or resignation will become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance therewith. Any collections received by the Servicer after its removal or resignation will be endorsed by it to the Trustee and remitted directly to the Trustee.

CREDIT AND UNDERWRITING GUIDELINES

   The following is a brief description of ______________'s underwriting guidelines (the "GUIDELINES") as they are currently in effect. The Guidelines are revised continuously based on opportunities and prevailing conditions in the nonconforming credit residential mortgage market, as well as in the expected market for securities backed by such loans. _________ has informed the Depositor that it believes that the Guidelines are consistent with standards generally used by lenders in the business of making loans based on non-conforming credits.

   Loans originated by correspondent originators generally will have been originated in accordance with ______________'s Guidelines. However, certain of the Loans may be employee or preferred customer loans with respect to which no income or asset verifications were required.

   The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property as collateral for the loan granted. __________'s Guidelines permit the origination and purchase of loans with multi-tiered credit characteristics tailored to individual credit profiles. In general, ____________'s Guidelines require an analysis of the equity in the collateral, the payment history and debt-to-income ratio of the borrower, the property type, and the characteristics of the underlying first mortgage, if any. A lower maximum CLTV is required for lower gradations of credit quality.

   ___________'s Guidelines permit the origination or purchase of fixed or adjustable rate loans that either fully amortize over a period generally not to exceed 30 years or, in the case of a balloon loan, generally amortize based on a 30-year or less amortization schedule with a due date and a "balloon" payment at the end of a term that can be no greater than 15 years.

   The homes pledged to secure loans may be either owner occupied (which includes second homes) or non-owner occupied investor properties which, in either case, are single-family residences (which may be detached, part of a two-or four-family dwelling, manufactured homes, condominium units or units in a planned unit development). Commercial properties or agricultural land are not generally accepted as collateral; however, they may be added as additional security.

   ____________'s Guidelines require that the CLTV of a Loan generally not exceed 90%, except that a second loan in an amount of $50,000 or less may have a CLTV of up to 95%, and a second loan in an amount of $25,000 or less may have a CLTV of up to 100%. ___________'s Guidelines do not permit the origination or purchase of loans where the senior mortgagee may share in any appreciation in the value of the related Mortgaged Property.

   In most cases, the value of each property proposed as security for a loan is determined by a full appraisal. A limited appraisal, conducted on a drive-by basis, is sometimes utilized for loans with CLTVs under 50%. Appraisals are performed by professional appraisers who have been approved by __________ or who are employed by an appraisal service company approved by ________. _____________ evaluates appraisers based on established criteria and appraisal requirements, and maintains a current approved appraiser list.

   ______________'s Guidelines provide for the origination of loans under two programs: (a) a full verification program for salaried or self-employed borrowers and (b) a non-income verification program for self-employed borrowers only. Under the full verification program, each mortgage applicant is required to provide, and ____________ or its designee generally verifies, certain personal financial information. The applicant's total monthly obligations (including principal and interest on each mortgage, other loans, charge accounts and all other scheduled indebtedness) generally (in the absence of countervailing considerations, such as relatively high income or a relatively low CLTV) should not exceed 45% of the applicant's gross monthly income (as certified by the borrower on the application). Applicant's who are salaried employees must provide current employment information in addition to recent employment history. ___________ or its designee generally verifies this information for salaried borrowers based on written confirmation from employers or a combination of two of the following: the most recent pay stub, the most recent W-2 tax form or telephone confirmation from the employer. Self-employed applicants are required to provide personal and business financial statements and signed copies of complete federal income tax returns (including schedules) filed for the most recent two years. Unverifiable income may be considered if an applicant's standard of living indicates substantial financial resources and the applicant has a good credit record. Under the non-income verification program, two years' history of self employment plus proof of current self-employed status is required.

   A credit report by an independent, nationally recognized credit reporting agency reflecting the applicant's complete credit history is required. Verification is required to be obtained of the senior loan balance, if any, the payment status of the senior loans and whether local taxes, interest, insurance and assessments are included in the applicant's monthly payment. All taxes and assessments not included in the payment are required to be verified as current.

   A poor credit history may not disqualify an applicant if, in ___________'s judgment, there are offsetting factors, such as the applicant's ability to pay and a relatively low CLTV.

   In connection with purchase-money loans, __________'s Guidelines require (a) an acceptable source of downpayment funds, (b) verification of the source of the downpayment funds, and (c) adequate cash reserves.

   ______________'s Guidelines generally require title insurance coverage issued by an approved American Land Title Association ("ALTA") or California Land Title Association ("CLTA") title insurance company on each Loan it originates or purchases. The applicant is required to secure property insurance in an amount equal to the lesser of (a) an amount sufficient to cover the new loan and any prior loan and (b) the cost of rebuilding the subject property (which generally does not include land value).

DELINQUENCY AND FORECLOSURE INFORMATION

   The following table sets forth the delinquency experience of the Transferor's servicing portfolio of loans generally similar in type to the Loans, as of the dates indicated below whereas the aggregate delinquency experience on the Loans will depend on the results obtained over the life of the Loans. The Transferor's portfolio of loans may differ significantly from the Loans included in the Trust Fund in such characteristics as interest rates, principal balances, geographic distribution, Combined Loan-to-Value Ratios and other relevant characteristics. There can be no assurance that the delinquency and foreclosure experience on the Loans (many of which have been originated or acquired by the Transferor during the past twelve months) will be consistent with the historical information provided below. The rates of delinquencies and foreclosures on the Loans may be higher than the historical information presented below.

   The following table sets forth information relating to the delinquency experience of a portfolio of loans for the quarters beginning ________, 199_ and ending __________, 199_.

                    DELINQUENCY AND FORECLOSURE EXPERIENCE
                            (DOLLARS IN THOUSANDS)


-----------------------------------------------------------------------------------------------------------
                       __________, 199_     __________, 199_     __________, 199_      __________, 199_
                       ------------------------------------------------------------------------------------
                        NUMBER              NUMBER               NUMBER                NUMBER
                        OF       DOLLAR     OF        DOLLAR     OF       DOLLAR       OF         DOLLAR
                        LOANS    AMOUNT     LOANS     AMOUNT     LOANS    AMOUNT       LOANS      AMOUNT
                        ------   ------     ------    -------    ------   -------      -------    ---------
------------------------

Portfolio.............
Delinquencies and
 Foreclosures:........
Delinquency
 Percentage(1)........
 30-59 days...........
 60-89 days...........
 90 days or more......
Foreclosure
 Percentage...........
      Total...........
------------------------

(1) The period of delinquency is based on the number of days that a payment is contractually past due.

       The above delinquency and foreclosure experience statistics are calculated on the basis of the total home equity loan portfolio serviced by the Transferor as of the dates indicated, all of which loans were originated or acquired by the Transferor. Such statistics are not cumulative. The above statistics do not include any of the Loans secured by Manufactured Homes or the Loans which were recently acquired by the Transferor from _________ and ___________. Because the total amount of loans serviced by the Transferor has increased over these periods as a result of new originations, the delinquency and foreclosure percentages shown above are lower than they would be if such loans had been outstanding for a longer period of time. Because the Trust Fund consists of a fixed pool of Loans, the actual delinquency and foreclosure percentages with respect to the Loans may be higher, and could be significantly higher, than the delinquency and foreclosure percentages indicated above.


                       PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

   The yield to maturity of a Class A Certificate will depend on the price paid by the related Certificateholder for such Class A Certificate, the related Pass-Through Rate and the rate and timing of principal payments (including payments in excess of the scheduled monthly payment, prepayments in full or terminations, liquidations and repurchases) on the Loans. Approximately _____% of the Loans by Cut-Off Date Principal Balance provide for the payment of a penalty in connection with prepayment in full during the first two, three, four or five years after origination thereof.

   The rate of principal prepayments on the Loans will be influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors, and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among Loans at any time because of specific factors relating to such Loans, such as the age of the Loans, the geographic location of the related Properties and the extent of the related borrowers' equity in such Properties, and changes in the borrowers' housing needs, job transfers and employment. In general, if prevailing interest rates fall significantly below the interest rates at the time of origination, Loans may be subject to higher prepayment rates than if prevailing interest rates remain at or above those at the time such Loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates at the time of origination, Loans may experience a lower prepayment rate than if prevailing interest rates remained at or below those existing at the time such loans were originated. There can be no assurance as to the prepayment rate of the Loans or that the Loans will conform to the prepayment experience of other loans or to any past prepayment experience or any published prepayment forecast.

   In general, if a Class A Certificate is purchased at a premium over its face amount and payments of principal of such Class A Certificate occur at a rate faster than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if a Class A Certificate is purchased at a discount from its face amount and payments of principal of such Class A Certificate occur at a rate that is slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than originally anticipated.

   The rate and timing of defaults on the Loans will also affect the rate and timing of principal payments on the Loans and thus the yield on the Class A Certificates. There can be no assurance as to the rate of losses or delinquencies on any of the Loans. To the extent that any losses are incurred on any of the Loans that are not covered by excess interest or an Insured Payment, the Class A Certificateholders will bear the risk of losses resulting from default by borrowers. See "Risk Factors" herein and in the Prospectus.

   "WEIGHTED AVERAGE LIFE" refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor thereof of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Class A Certificates will be influenced by, among other factors, the rate of principal payments on the Loans.

   The primary source of information available to investors concerning the Class A Certificates will be the monthly statements discussed herein under "Servicing of the Loans - Servicer Reports," which will include information as to the outstanding Certificate Principal Balance of the Certificates. There can be no assurance that any additional information regarding the Class A Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Class A Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Class A Certificates may adversely affect the liquidity of the Class A Certificates, even if a secondary market for the Class A Certificates becomes available.

   Prepayments on loans such as the Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the prepayment assumption (the "PREPAYMENT ASSUMPTION"), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of loans for the life of such loans. A 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of ___% per annum of the outstanding principal balance of such loans in the first month of the life of the loans and an additional approximate __% (precisely 25/12 multiplied by 1.00%) per annum in each month thereafter until the ___th month; beginning in the __th month and in each month thereafter during the life of the loans, a CPR of _____% per annum each month is assumed. As used in the tables below, a 0% Prepayment Assumption assumes a prepayment rate equal to 0% of the Prepayment Assumption (i.e., no prepayments). Correspondingly, a 75% Prepayment Assumption assumes a prepayment rate equal to 75% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans. Neither the Transferor, the Depositor nor the Underwriters make any representations about the appropriateness of the Prepayment Assumption or the CPR.

MODELING ASSUMPTIONS

   For purposes of preparing the tables below, the following assumptions (the "MODELING ASSUMPTIONS") have been made:

      (i) all scheduled principal payments on the Loans are timely received on the first day of a Due Period, which will begin on the first day of each month and end on the thirtieth day of the month, with the first Due Period for the Loans commencing on ________, 199_, and no delinquencies or losses occur on the Loans;

      (ii) the scheduled payments on the Loans have been calculated on the outstanding principal balance (prior to giving effect to prepayments), the Loan Interest Rate and the remaining term to stated maturity such that the Loans will fully amortize by their remaining term to stated maturity;

      (iii) all scheduled payments of interest and principal in respect of the Loans have been made through the Cut-Off Date;

      (iv) all Loans prepay monthly at the specified percentages of the Prepayment Assumption, no optional or other early termination of the Offered Certificates occurs (except with respect to the calculation of the "Weighted Average Life-to-Call (Years)" figures in the following tables) and no substitutions or repurchases of the Loans occur;

      (v) all prepayments in respect of the Loans include 30 days' accrued interest thereon;

      (vi) the Closing Date for the Offered Certificates is ________, 199_;

      (vii) each year will consist of twelve 30-day months (with respect to the Class A-1 Certificates, interest will be calculated on the basis of a 360 day year and the actual number of days elapsed):

      (viii) cash distributions are received by the holders of the Offered Certificates on the ___th day of each month, commencing in ______ 199_;

      (ix) the Pass-Through Rate for each Class of Offered Certificates (other than the Class A-1 Certificates) is as set forth on the cover page hereof;

      (x) the Pass-Through Rate on the Class A-1 Certificates will remain constant at ___% per annum;

      (xi) the additional fees deducted from the interest collections in respect of the Loans include the Servicing Fee, and _______% on the aggregate Certificate Principal Balances in respect of all other fees;

      (xii) no reinvestment income from any account is earned and available for distribution;

      (xiii) the pool consists of Loans having the following characteristics:


                           ASSUMED LOAN CHARACTERISTICS


                                             REMAINING
                        CUT-OFF               TERM TO    ORIGINAL
                         DATE                MATURITY     TERM TO
            SUB-POOL   PRINCIPAL   LOAN      (MONTHS)    MATURITY
                        BALANCE    RATE %                (MONTHS)
            --------  ---------    ------    ----------  ---------

   The following tables indicate at the specified  percentages of the Prepayment
Assumption  the   corresponding   weighted   average  lives  of  each  Class  of
Certificates.


               PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
             AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION (1)


                                    CLASS A-1 CERTIFICATES
                  --------------------------------------------------------------
 PAYMENT DATE      0%        50%        75%        100%       125%       150%
---------------   -------  --------   ----------  --------  --------   ---------


Initial Percent
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__


Weighted Average
  Life-to-Maturity
  (Years) (2)......

Weighted Average
  Life-to-Call
  (Years) (2).......
--------------------

(1)  All percentages are rounded to the nearest 1%.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to two decimal places.

* Indicates that the cash flows are contingent on the optional termination provision not being exercised.

               PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
             AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION (1)


                                    CLASS A-2 CERTIFICATES
                  --------------------------------------------------------------
 PAYMENT DATE      0%        50%        75%        100%       125%       150%
---------------   -------  --------   ----------  --------  --------   ---------


Initial Percent
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__


Weighted Average
  Life-to-Maturity
  (Years) (2)......

Weighted Average
  Life-to-Call
  (Years) (2).......

----------------------

(1)  All percentages are rounded to the nearest 1%.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to two decimal places.

* Indicates that the cash flows are contingent on the optional termination provision not being exercised.

               PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
             AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION (1)


                                    CLASS A-3 CERTIFICATES
                  --------------------------------------------------------------
 PAYMENT DATE      0%        50%        75%        100%       125%       150%
---------------   -------  --------   ----------  --------  --------   ---------


Initial Percent
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__


Weighted Average
  Life-to-Maturity
  (Years) (2)......

Weighted Average
  Life-to-Call
  (Years) (2).......
--------------------


(1)  All percentages are rounded to the nearest 1%.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to two decimal places.

* Indicates that the cash flows are contingent on the optional termination provision not being exercised.

               PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
             AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION (1)


                                    CLASS A-4 CERTIFICATES
                  --------------------------------------------------------------
 PAYMENT DATE      0%        50%        75%        100%       125%       150%
---------------   -------  --------   ----------  --------  --------   ---------


Initial Percent
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__


Weighted Average
  Life-to-Maturity
  (Years) (2)......

Weighted Average
  Life-to-Call
  (Years) (2).......
--------------------

----------------------

(1)  All percentages are rounded to the nearest 1%.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to two decimal places.

* Indicates that the cash flows are contingent on the optional termination provision not being exercised.

               PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
             AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION (1)


                                    CLASS A-5 CERTIFICATES
                  --------------------------------------------------------------
 PAYMENT DATE      0%        50%        75%        100%       125%       150%
---------------   -------  --------   ----------  --------  --------   ---------


Initial Percent
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__


Weighted Average
  Life-to-Maturity
  (Years) (2)......

Weighted Average
  Life-to-Call
  (Years) (2).......
--------------------

----------------------

(1)  All percentages are rounded to the nearest 1%.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to two decimal places.

* Indicates that the cash flows are contingent on the optional termination provision not being exercised.

               PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
             AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION (1)


                                    CLASS A-6 CERTIFICATES
                  --------------------------------------------------------------
 PAYMENT DATE      0%        50%        75%        100%       125%       150%
---------------   -------  --------   ----------  --------  --------   ---------


Initial Percent
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__


Weighted Average
  Life-to-Maturity
  (Years) (2)......

Weighted Average
  Life-to-Call
  (Years) (2).......
--------------------


(1)  All percentages are rounded to the nearest 1%.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to two decimal places.

* Indicates that the cash flows are contingent on the optional termination provision not being exercised.

                                  ---------------

   These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from their actual characteristics and performance) and should be read in conjunction with such assumptions.


                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

   The Depositor will issue its Home Equity Asset Backed Certificates, Series 199_-_ on or about the Closing Date, pursuant to the Pooling and Servicing Agreement.

   The Offered Certificates, together with the Class R Certificates, will represent in the aggregate the entire beneficial interest in a Trust, the assets of which (such assets collectively, the "TRUST FUND") include: (i) the Loans and all payments thereunder and proceeds thereof received after the Cut-Off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-Off Date); (ii) any REO Properties; and (iii) such funds or assets as from time to time are deposited in the Certificate Account.

   The Certificates will consist of ____ classes (each, a "CLASS") to be designated as: (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates (collectively, the "PRINCIPAL BALANCE CERTIFICATES");
(ii) the Class A-6IO (and, collectively with the Principal Balance Certificates, the "CLASS A CERTIFICATES"); the "REMIC REGULAR CERTIFICATES"; and (iv) the Class R Certificates (the "REMIC RESIDUAL CERTIFICATES"). Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, and Class A-6IO Certificates (collectively, the "OFFERED CERTIFICATES") are offered hereby.

   The Class R Certificates (the "PRIVATE CERTIFICATES") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

   The Class A Certificates will be issued only in book-entry form, in denominations of $25,000 initial principal balance with integral multiples of $1,000 in excess of that amount, except that one Certificate for each Class may be issued in a different amount.

   Each Class of Class A Certificates will initially be represented by a single physical certificate in each case registered in the name of Cede, as nominee of DTC, which will be the "Holder" or "Certificateholder" of the Class A Certificates as such terms are used in the Pooling and Servicing Agreement. No Beneficial Owner will be entitled to receive a certificate representing such person's interest in the Class A Certificates, except as set forth below under "Definitive Certificates." Before any termination of the book-entry provisions, distributions on the Class A Certificates will be made to persons with beneficial ownership interests in the Class A Certificates only through The Depository Trust Company ("DTC") and participants of DTC in the United States, or Cedelbank or the Euroclear System, or indirectly through participants in such systems in Europe. See "Description of the Securities--Book-Entry Registration of Securities" in the Prospectus.

DEFINITIVE CERTIFICATES

   A Class A Certificate, which will be issued initially as a Book-Entry Certificate, will be converted to a physical certificate (a "DEFINITIVE CERTIFICATE") and reissued to the Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (a) the Depository or the Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Depository or the Servicer is unable to locate a qualified successor or (b) the Trustee, at its option, elects to terminate the book-entry system through DTC.

   Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all its participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates to Beneficial Owners. Distributions of principal of, and interest on, the Book-Entry Certificates will thereafter be made by the Trustee, or a paying agent on behalf of the Trustee, directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement.

   Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or the certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment by the Beneficial Owner of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

CERTIFICATE PRINCIPAL BALANCES AND NOTIONAL AMOUNT

   On the Closing Date, the respective Classes of Principal Balance Certificates will have the Certificate Principal Balances indicated on the cover of this Prospectus Supplement (in each case, subject to a variance of plus or minus 5%).

   The "CERTIFICATE PRINCIPAL BALANCE" of any Class of Principal Balance Certificates outstanding at any time will be the then aggregate stated principal amount thereof. On each Distribution Date, the Certificate Principal Balance of each Class of Principal Balance Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date. See "--Distributions" below.

   The Class A-6IO Certificates will not have a Certificate Principal Balance. The Class A-6IO Certificates will represent the right to receive distributions of interest accrued as described in this Prospectus Supplement on a notional amount ("NOTIONAL AMOUNT") equal to the aggregate Certificate Principal Balance of the Class A-6 Certificates outstanding from time to time.

   The Class R Certificates will not have a Certificate Principal Balance or a Notional Amount.

   A Class of Offered Certificates will be considered to be outstanding until its Certificate Principal Balance or Notional Amount is reduced to zero.

PASS-THROUGH RATES

   The Pass-Through Rates applicable to the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-6IO Certificates will, for any Distribution Date, at all times be equal to the respective fixed rates set forth on the cover of this Prospectus Supplement.

   The Pass-Through Rate applicable to the Class A-1 Certificates for any Distribution Date will be equal to the lesser of (i) the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR") (calculated as described under "--Calculation of LIBOR" below) as of the second business day prior to the preceding Distribution Date, or prior to the Cut-Off Date in the case of the first Distribution Date (the "LIBOR DETERMINATION DATE") plus a margin of ____% per annum, subject to a maximum rate equal to ____% (the "CLASS A-1 LIBOR RATE") and (ii) the Weighted Average Net Loan Rate for such Distribution Date.

   Interest distributable on each Distribution Date will be interest accrued during the period (each, the related "ACCRUAL PERIOD" for the applicable Class) from, in the case of the Class A-1 Certificates, the preceding Distribution Date (or the Closing Date, in the case of first Distribution Date) to and including the day preceding such current Distribution Date and, in the case of all other Certificates, the first day of the preceding calendar month to and including the last day of the preceding calendar month. Interest will accrue throughout an Accrual Period only on the Certificate Principal Balance or Notional Amount at the end of the related Accrual Period, notwithstanding that the Certificate Principal Balance or Notional Amount may be higher during a portion of such Accrual Period, any principal distributed during such Accrual Period being deemed to have been distributed at the beginning of such Accrual Period.

   Interest with respect to the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-6IO Certificates on each Distribution Date will accrue on the basis of a 360-day year consisting of twelve 30-day months. Interest with respect to the Class A-1 Certificates on each Distribution Date will accrue on the basis of the actual number of days during an Accrual Period over a 360-day year. With respect to each Distribution Date and each Class of applicable Certificates, interest payable on any Distribution Date at the related Pass-Through Rate on the related Certificate Principal Balance or Notional Amount outstanding on the immediately preceding Distribution Date (after giving effect to all payments of principal made on such Distribution Date) or the related initial Certificate Principal Balance or Notional Amount, in the case of the initial Distribution Date, is referred to herein as the "INTEREST REMITTANCE AMOUNT" for each such Class of Certificates. The sum of the Interest Remittance Amounts for each Class of Certificates is referred to herein as the "CERTIFICATE INTEREST REMITTANCE AMOUNT."

   The "WEIGHTED AVERAGE NET LOAN RATE" for any Distribution Date is the weighted average of the Net Loan Rates for all the Loans (based on Loan Interest Rates applied with respect to payments due in the related Due Period and weighted on the basis of their respective unpaid principal balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Cut-Off Date)).

   The "NET LOAN RATE" with respect to any Loan is, in general, a per annum rate equal to the related Loan Interest Rate in effect from time to time, minus the sum of (i) the applicable Servicing Fee Rate, (ii) the per annum rate at which the monthly Trustee Fee is calculated [and (iii) the per annum rate at which the premium payable to the Certificate Insurer is calculated] (such sum, the "ADMINISTRATIVE FEE RATE").

   The "DUE PERIOD" for each Distribution Date or Determination Date is the period that begins on the ___ day of the calendar month preceding the month in which such Distribution Date or Determination Date occurs and ends on and includes the last day of such month in which such Distribution Date or Determination Date occurs.

DISTRIBUTIONS

   General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the __th day of each month or, if any such ___th day is not a business day, then on the next succeeding business day, commencing in _____ 199_ (each, a "DISTRIBUTION DATE"). Except as otherwise described below, all such distributions will be made to the persons (the "CERTIFICATEHOLDERS") in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See "--General" above. The final distribution on any Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

   With respect to any Distribution Date and any Class of Certificates, the "RECORD DATE" will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

   Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "AVAILABLE DISTRIBUTION AMOUNT" for any Distribution Date will, in general, equal (i) the Servicer Remittance Amount relating to such Distribution Date, minus (ii) the sum of the (A) Trustee Fee for such Distribution Date [and (B) the amount owed to the Certificate Insurer as a premium for the Certificate Insurance Policy for such Distribution Date].

   Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount and any Insured Payment for such date for the following purposes and in the following order of priority:

      (1) to pay interest to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-6IO Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest and, to the extent not previously paid, for all prior Distribution Dates;

      (2) to the Class A-6 Certificates, in an amount equal to the lesser of (i) the Principal Distribution Amount and (ii) the Class A-6 Lockout Distribution Amount, until the Certificate Principal Balance of the Class A-6 Certificates has been reduced to zero;

      (3) to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, in that order, in an aggregate amount up to the Principal Distribution Amount until the Certificate Principal Balance of each such Class has been reduced to zero, such that no amount will be distributed on any Class of Certificates pursuant to this clause (3) while any Principal Balance Certificate having a lower numerical designation remains outstanding;

      [(4) to the Certificate Insurer, the lesser of (x) the excess of (i) the Available Distribution Amount remaining after the distributions set forth in
   (1) through (4) above have been made over (ii) the amount of any Insured Payment for such Distribution Date [and (y) the amount of all Insured Payments and other payments made by the Certificate Insurer pursuant to the Certificate Insurance Agreement which have not been previously repaid together with interest thereon at the rate set forth in the Certificate Insurance Agreement (the "REIMBURSEMENT AMOUNT")] as of such Distribution Date;] and

      (5) to the Class R Certificates, any remaining amounts.

   Notwithstanding the priorities set forth above, [if the Certificate Insurer has defaulted under the Certificate Insurance Policy, then on any Distribution Date on which the Overcollateralization Amount has been reduced to zero,] any amounts payable to the Holders of the Class A Certificates in respect of principal on such Distribution Date will be distributed pro rata in proportion to the Certificate Principal Balances of such Classes, and not sequentially.

   Allocation of Net Prepayment Interest Shortfalls. On each Distribution Date, Net Prepayment Interest Shortfalls will be allocated to reduce, pro rata based on the amount then payable, the Distributable Certificate Interest of each Class of Class A Certificates.

RELATED DEFINITIONS

   For purposes of this Prospectus Supplement, the following terms shall have the following meanings:

   "BASE PRINCIPAL DISTRIBUTION AMOUNT." With respect to any Distribution Date, the sum, without duplication, of (a) the amount allocable to principal actually due and collected by the Servicer in respect of the Loans during the related Due Period, including all full and partial principal prepayments, (b) the unpaid principal balance of each Loan that was repurchased from the Trust Fund during the related Due Period, (c) the portion of any Substitution Adjustment allocable to principal paid by the Transferor in connection with a substitution of a Loan during the related Due Period, and (d) all Net Liquidation Proceeds [and Insurance Proceeds] actually collected by the Servicer during the related Due Period (to the extent allocable to principal).

   ["CERTIFICATE INSURANCE AGREEMENT." The Insurance and Indemnity Agreement among the Certificate Insurer, the Depositor and the Transferor.]

   "CLASS A-6 LOCKOUT DISTRIBUTION AMOUNT." With respect to any Distribution Date, the product of (a) the applicable Class A-6 Lockout Percentage for such date and (b) the Class A-6 Lockout Pro Rata Distribution Amount for such date.

   "CLASS A-6 LOCKOUT PERCENTAGE." With respect to each Distribution Date as follows:

                 DISTRIBUTION DATES          LOCKOUT
                                            PERCENTAGE
                 ------------------         ----------

              ____ 199_ - ____ 20__........   _____%
              ____ 20__ - ____ 20__........   _____%
              ____ 20__ - ____ 20__........   _____%
              ____ 20__ - ____ 20__........   _____%
              ____ 20__ and thereafter.....   _____%

    "CLASS A-6 LOCKOUT PRO RATA DISTRIBUTION AMOUNT." With respect to any Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-6 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of all the Principal Balance Certificates immediately prior to such Distribution Date and (b) the Principal Distribution Amount for such Distribution Date.

    "DISTRIBUTABLE CERTIFICATE INTEREST." With respect to each Class of Class A Certificates for each Distribution Date is equal to interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount during the related Accrual Period, as the case may be, outstanding immediately prior to such Distribution Date, reduced by such Class of Certificate's allocable share (calculated as described above under "--Allocation of Net Prepayment Interest Shortfalls") of any Net Prepayment Interest Shortfalls for such Distribution Date. Distributable Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months, except that such interest calculated with respect to the Class A Certificates will be based on a 360-day year and the actual number of days elapsed.

   "EXTRA PRINCIPAL DISTRIBUTION AMOUNT." With respect to each Distribution Date and if there exists an Overcollateralization Deficiency Amount, the Turbo Amount.

   "FORECLOSURE PROFITS" With respect to any Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Loan that became a Liquidated Loan in the Due Period prior to such Distribution Date over (ii) the sum of the unpaid principal balance of each such Liquidated Loans plus accrued and unpaid interest.

   ["INSURANCE PROCEEDS." The proceeds paid by any insurer pursuant to any insurance policy covering a Loan to the extent such proceeds are not applied to the restoration of the related Property or released to the related borrower. Insurance Proceeds do not include "Insured Payments."]

   "LIQUIDATED LOAN." In general, a defaulted Loan as to which the Servicer has determined that all amounts that it expects to recover on such Loan have been recovered (exclusive of any possibility of a deficiency judgment).

   "LIQUIDATED LOAN LOSS." With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Loan which became a Liquidated Loan in the Due Period prior to such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan. To the extent of the Available Distribution Amount, a loss on a Liquidated Loan Loss will be recovered by the holders of the Certificates, on the Distribution Date which immediately follows the event of loss. Any Liquidated Loan Loss that results in a Subordination Deficit will require payment of an Insured Payment if not otherwise available from the Available Distribution Amount.

   "LIQUIDATION PROCEEDS." The amounts received by the Servicer [(including Insurance Proceeds)] in connection with the liquidation of a defaulted or written-down Loan or property acquired in respect thereof, other than amounts required to be paid to the borrower pursuant to the terms of such Loan or to be applied otherwise pursuant to law.

   "NET FORECLOSURE PROFITS." With respect to any Distribution Date, the excess, if any, of (i) the aggregate Foreclosure Profits for such Distribution Date, over (ii) the Liquidated Loan Loss for such Distribution Date.

   "NET LIQUIDATION PROCEEDS." With respect to any defaulted Loan, the Liquidation Proceeds with respect to such Loan, net of the sum of (i) expenses incurred by the Servicer in connection with the liquidation of any defaulted Loan and (ii) any unreimbursed Periodic Advances made by the Servicer with respect to such defaulted Loan.

   "NET PREPAYMENT INTEREST SHORTFALLS." With respect to any Distribution Date, the excess of (i) the Prepayment Interest Shortfalls for such Distribution Date and (ii) the Compensating Interest paid by the Servicer for such Distribution Date.

   "OVERCOLLATERALIZATION AMOUNT." With respect to each Distribution Date, the excess, if any, of (i) the aggregate Principal Balance of the Loans as of the close of business on the last day of the related Due Period over (ii) the aggregate Certificate Principal Balance of the Offered Certificates, as of such Distribution Date (after taking into account the distribution of the Base Principal Distribution Amount (but not the Extra Principal Distribution Amount), on such Distribution Date).

    "OVERCOLLATERALIZATION DEFICIENCY AMOUNT." With respect to any Distribution Date, the excess, if any, of the related Overcollateralization Target Amount for such Distribution Date over the related Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Certificate Principal Balance attributable to the distribution of the Base Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date.

   "OVERCOLLATERALIZATION TARGET AMOUNT." Will be established pursuant to the Pooling and Servicing Agreement and may increase or decrease over time and may be modified from time to time by agreement of the [Certificate Insurer and the] Transferor.

   "PRINCIPAL DISTRIBUTION AMOUNT." With respect to each Distribution Date, the sum of (a) the Base Principal Distribution Amount and (b) the Extra Principal Distribution Amount, if any.

   "REDUCED WEIGHTED AVERAGE NET LOAN RATE." With respect to any Distribution Date, the Weighted Average Net Loan Rate minus ____% per annum.

   "SUBORDINATION DEFICIT." For the Loans and any Distribution Date, the excess, if any, of (a) the aggregate of the Certificate Principal Balance of all Classes, on such Distribution Date, after taking into account the payment of the related Principal Distribution Amount on such Distribution Date [except for amounts payable under the Certificate Insurance Policy] over (b) the aggregate unpaid principal balance of the Loans, as of the end of the related Due Period.

   "TURBO AMOUNT." With respect to any Distribution Date, (a) the product of (1) ___% per annum and (2) the unpaid principal balance of the Loans as of the end of the related Due Period, less (b) any losses on the Loans allocable to interest that were incurred during the related Due Period.

CALCULATION OF LIBOR

   On each Distribution Date, LIBOR will be established by the Trustee. As to the Accrual Period relating to the Class A-1 Certificates, LIBOR will equal, for any Accrual Period other than the first Accrual Period, the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Accrual Period. With respect to the first Interest Period, the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, two LIBOR Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace such page on such service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Distribution Date.

   "TELERATE PAGE 3750" means the display page so designated on the Bridge Telerate Service (or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace such page on such service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Issuer after consultation with the Trustee), the rate will be the Reference Bank Rate.

   "REFERENCE BANK RATE" will be, with respect to any Accrual Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of one percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks (which shall be four major banks specified in the Pooling and Servicing Agreement) as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding Certificate Principal Balance of the Class A-1 Certificates; provided, that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Servicer, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the outstanding Certificate Principal Balance of the Class A-1 Certificates. If no such quotations can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Accrual Period.

   "LIBOR  BUSINESS  DAY" means any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

   The establishment of LIBOR as to each Accrual Period by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-1 Certificates for the related Accrual Period will, in the absence of manifest error, be final and binding.

TERMINATION; PURCHASE OF LOANS

   The Trust Fund will terminate upon notice to the Trustee of either: (a) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Loan (or Periodic Advances of same by the Servicer), or the disposition of all funds with respect to the last Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to [the Certificate Insurer and] the Trustee or (b) mutual consent of the Servicer[, the Certificate Insurer] and all Certificateholders in writing.

   The Servicer may, at its option and at its sole cost and expense (and if such option is not exercised by the Servicer[, the Certificate Insurer] may, in accordance with the provisions of the Pooling and Servicing Agreement, at its option and at its sole cost and expense), terminate the Trust on any date on which the aggregate unpaid principal balance of the Loans, as of such date of determination, is less than 10% of the Cut-Off Date Principal Balance of the Loans by purchasing, on the next succeeding Distribution Date, all of the property of the Trust at a price equal to the sum of (a) the greater of (i) 100% of the unpaid principal balance of each related outstanding Loan and each related Property acquired on behalf of the Certificateholders in respect of a defaulted Loan through foreclosure, deed-in-lieu of foreclosure, repossession or otherwise (upon acquisition, an "REO PROPERTY") and (ii) the fair market value (disregarding accrued interest) of the Loans and REO Properties, determined as the average of three written bids (copies of which are to be delivered to the Trustee [and the Certificate Insurer] by the Servicer and the reasonable cost of which may be deducted from the final purchase price) made by nationally recognized dealers and based on a valuation process which would be used to value comparable loans and REO property, (b) the aggregate amount of accrued and unpaid interest on the unpaid principal balances of the Loans through the related Due Period and 30 days' accrued interest thereon at a rate equal to the Loan Interest Rate, in each case net of the Servicing Fee[, and (c) any unreimbursed amounts due to the Certificate Insurer under the Pooling and Servicing Agreement or the Certificate Insurance Agreement]. [No such termination is permitted without the prior written consent of the Certificate Insurer if such termination would result in a draw on the Certificate Insurance Policy.]

REPORT TO CERTIFICATEHOLDERS

   Pursuant to the Pooling and Servicing Agreement, on each Distribution Date the Trustee will deliver to [the Certificate Insurer,] each Certificateholder and the Depositor a written report, based solely on information provided by the Servicer, containing information including, without limitation, the amount of the distribution on such Distribution Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding Certificate Principal Balance of each Principal Balance Certificate as of such Distribution Date[, the amount of any Insured Payment included in such distributions on such Distribution Date] and such other information as required by the Pooling and Servicing Agreement.

                              SERVICING OF THE LOANS

THE SERVICER

   ___________________ will act as the Servicer of the Trust Fund. See "The Transferor and the Servicer" in this Prospectus Supplement. All references in this Prospectus Supplement to the "Servicer" shall mean "Master Servicer" for purposes of the accompanying Prospectus.

COLLECTION AND OTHER SERVICING PROCEDURES; LOAN MODIFICATIONS

   The Servicer will be obligated under the Pooling and Servicing Agreement to service and administer the Loans, on behalf of the Trust, for the benefit of the Certificateholders [and the Certificate Insurer] in accordance with the terms of the Pooling and Servicing Agreement, and will have full power and authority to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. The Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Servicer alone were servicing the Loans. The Servicer will be obligated under the Pooling and Servicing Agreement to make reasonable efforts to collect all payments called for under the terms and provisions of the Loans and will be obligated, consistent with the other terms of the Pooling and Servicing Agreement, to follow such collection procedures as it would normally follow with respect to loans comparable to the Loans and which are required to generally conform to the mortgage servicing practices of prudent mortgage lending institutions which service mortgage and manufactured housing loans of the same type as the Loans for their own account in the jurisdictions in which the related Properties are located. Consistent with the above, the Servicer will be permitted, in its discretion, to (i) waive any late payment charge or other charge in connection with any Loan, and (ii) arrange a schedule, running for no more than 180 days after the due date of any installment due under the related Loan, for the liquidation of delinquent items.

PAYMENTS ON THE LOANS

   The Pooling and Servicing Agreement provides that the Servicer, for the benefit of the Certificateholders [and the Certificate Insurer], shall establish and maintain one or more Collection Accounts (each, a "COLLECTION ACCOUNT") and may maintain a Collection Account with the Trustee (the "TRUSTEE COLLECTION ACCOUNT"), and that each Collection Account will generally be a trust account maintained with a depository institution acceptable to each Rating Agency [and the Certificate Insurer] (any such account, an "ELIGIBLE ACCOUNT"). The Servicer shall have the right to choose the location and relocate the Collection Account at any time, provided each Collection Account shall otherwise comply with the requirements of the preceding sentence. The Pooling and Servicing Agreement permits the Servicer to direct any depository institution maintaining a Collection Account to invest the funds in such Collection Account in certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement ("PERMITTED INVESTMENTS"), that mature, unless payable on demand, no later than the Business Day preceding the date on which the Servicer is required to transfer any amounts included in such funds from such Collection Account to the Trustee Collection Account or to the Certificate Account, or, in the case of funds held in the Trustee Collection Account invested in any such Permitted Investments, from the Trustee Collection Account to the Certificate Account described below.

   The Servicer is obligated to deposit or cause to be deposited in the Collection Account on a daily basis, amounts representing the following payments received and collections made by it after the Cut-Off Date: (i) all payments on account of principal, including unscheduled principal prepayments, on the Loans;
(ii) all payments on account of interest on the Loans; (iii) all Liquidation Proceeds [and all Insurance Proceeds] to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices; (iv) all net revenues with respect to a Property held by the Trust Fund; (v) all other amounts required to be deposited in the Collection Account pursuant to the Pooling and Servicing Agreement; and (vi) any amounts required to be deposited in connection with net losses realized on investments of funds in the Collection Account. The Pooling and Servicing Agreement further provides that all funds deposited in any Collection Account that are to be included in the Servicer Remittance Amount related to a particular Distribution Date be transferred to the Certificate Account not later than the close of business on the ____ Business Day prior to such Distribution Date the "SERVICER REMITTANCE DATE").

   The Trustee will be obligated to set up an account (the "CERTIFICATE Account"), which is required to be an Eligible Account, into which the Servicer will deposit or cause to be deposited the Servicer Remittance Amount on the Servicer Remittance Date.

   Subject to the Servicer's determination that such advance would not be nonrecoverable, the Servicer is required to deposit into the Trustee Collection Account no later than the Servicer Remittance Date an amount equal to the sum of
(a) the interest portion of the scheduled monthly payments on each Loan due by the related due date but not received by the Servicer as of the close of business on the related Determination Date, net of the Servicing Fee and (b) with respect to each REO Property which was acquired during or prior to the related Due Period and as to which an REO Property disposition did not occur during the related Due Period, an amount equal to the excess, if any, of interest on the unpaid principal balance of the Loan related to such REO Property at the related Loan Interest Rate, net of the Servicing Fee, for the related Due Period for the related Loan over the net income from the REO Property to be transferred to the Certificate Account for such Distribution Date pursuant to the Pooling and Servicing Agreement (the "PERIODIC ADVANCE"). Such Periodic Advances by the Servicer are reimbursable to the Servicer subject to certain conditions and restrictions and are intended to provide both sufficient funds for the payment of interest to the Offered Certificates [and to pay the premium due the Certificate Insurer]. In the event that, notwithstanding the Servicer's good faith determination at the time such Periodic Advance was made that it would not be a nonrecoverable Periodic Advance, such Periodic Advance becomes nonrecoverable, the Servicer will be entitled to reimbursement therefor from the Trust Fund.

   Subject to the Servicer's determination that such advance would not be nonrecoverable and that a prudent mortgage lender would make a like advance if it or an affiliate owned the related Loan, the Servicer is required to advance amounts with respect to the Loans ("SERVICING ADVANCES") constituting "out-of-pocket" costs and expenses relating to (a) the preservation and restoration of the Property, (b) enforcement proceedings, including foreclosures, (c) expenditures relating to the purchase or maintenance of a first lien not included in the Trust on the Property and (d) certain other customary amounts described in the Pooling and Servicing Agreement. Such Servicing Advances by the Servicer are reimbursable to the Servicer subject to certain conditions and restrictions. In the event that, notwithstanding the Servicer's good faith determination at the time such Servicing Advance was made, that it would not be a Nonrecoverable Advance, in the event such Servicing Advance becomes a Nonrecoverable Advance, the Servicer will be entitled to reimbursement therefor from the Trust Fund.

   Not later than the close of business on the Business Day immediately following each Servicer Remittance Date, the Servicer is required to remit to the Certificate Account, an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from principal prepayments during the related Due Period and (b) its aggregate Servicing Fees received in the related Due Period and shall not have the right to reimbursement therefor (the "COMPENSATING INTEREST"). With respect to any Distribution Date and any Loan, the "PREPAYMENT INTEREST SHORTFALL" will be an amount equal to the excess, if any, of (a) 30 days' interest on the outstanding Principal Balance of such Loan at a per annum rate equal to the related Loan Interest Rate, less any reduction as a result of a bankruptcy proceeding (a "DEFICIENT VALUATION") and/or any reduction by a court of the monthly payment due on such Loan (a "DEBT SERVICE REDUCTION"), and less the rate at which the Servicing Fee is calculated, over (b) the amount of interest actually remitted by the borrower in connection with such principal prepayment in full less the Servicing Fee for such Loan in such month.

   The "SERVICER REMITTANCE AMOUNT" for a Servicer Remittance Date is equal to the sum of (i) all unscheduled collections of principal and interest on the Loans collected by the Servicer during the related Due Period and all scheduled monthly payments on the Loans in the case of Loans due on the related due date and received on or prior to the Business Day preceding such Servicer Remittance Date, (ii) all Periodic Advances made by the Servicer with respect to interest payments due to be received on the Loans in the case of the related due date,
(iii) the amount of compensating Interest due with respect to Loans for the related Due Period, and (iv) any other amounts required to be placed in a Collection Account by the Servicer in respect of the Loans pursuant to the Pooling and Servicing Agreement but excluding the following:

      (a) amounts received on particular Loans as late payments of interest and respecting which the Servicer has previously made an unreimbursed Periodic Advance;

      (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances made with respect to the Loans by the Servicer;

      (c) those portions of each payment of interest on a particular Loan which represent the Servicing Fee;

      (d) that portion of Liquidation Proceeds and proceeds received in respect of any REO Property which represents any unpaid Servicing Fee;

      (e) all income from Permitted Investments that is held in the Collection Account for the account of the Servicer;

      (f) all amounts in respect of late fees, assumption fees, prepayment penalties and similar fees;

      (g) certain other amounts which are reimbursable to the Servicer, as provided in the Pooling and Servicing Agreement; and

      (h) that portion of Net Foreclosure Profits with respect to Loans otherwise due to the Servicer as provided in the Pooling and Servicing Agreement.

REALIZATION UPON OR SALE OF DEFAULTED LOANS

   Except as described below, the Servicer will be required to foreclose upon or otherwise comparably convert the ownership of Properties securing such of the Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will be required to follow such procedures as it follows with respect to similar loans held in its own portfolio. However, the Servicer shall not be required to expend its own funds in connection with any foreclosure or to restore any damaged Property unless it shall determine that (i) such foreclosure and/or restoration will increase the proceeds of liquidation of the Loan to Certificateholders after reimbursement to itself for such expenses and (ii) such expenses shall be recoverable to it through Liquidation Proceeds (respecting which it shall reimburse itself for such expense prior to the deposit in the Collection Account of such proceeds).

   The Servicer will be permitted to foreclose against the Property securing a defaulted Loan either by foreclosure, by sale, by strict foreclosure, and in the case of Manufactured Homes, repossession, and in the event a deficiency judgment is available against the borrower or any other person, may proceed for the deficiency.

   In the event that title to any Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be required to be issued to the Trustee, or to the Servicer on behalf of the Trustee[, the Certificate Insurer] and the Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Loan, such Loan is required to be considered to be a Loan held in the Trust Fund until such time as the related Property is sold and such Loan becomes a Liquidated Loan. Consistent with the foregoing, for purposes of all calculations under the Pooling and Servicing Agreement, so long as such Loan is an outstanding Loan:

(i) It will be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note or Manufactured Housing Contract shall have been discharged, such Mortgage Note or Manufactured Housing Contract and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous partial prepayments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect, except that such schedule shall be adjusted to reflect the application of proceeds received in any month pursuant to the succeeding clause.

(ii) Net proceeds (after payment of Servicer's expenses related to disposition) from such Property received in any month shall be deemed to have been received first in payment of the accrued interest that remained unpaid on the date that title to the related Property was acquired by the Trust, with the excess thereof, if any, being deemed to have been received in respect of the delinquent principal installments that remained unpaid on such date. Thereafter, net proceeds from such Property received in any month shall be applied to the payment of installments of principal and accrued interest on such Loan deemed to be due and payable in accordance with the terms of such Mortgage Note or Manufactured Housing Contract and such amortization schedule. If such net proceeds exceed the then unpaid REO Property amortization, the excess shall be treated as a partial principal prepayment received in respect of such Loan.

(iii) Only that portion of such net proceeds on such a Loan allocable to interest that bears the same relationship to the total amount of net proceeds allocable to interest as the rate at which the Servicing Fee is determined bears to the Loan Interest Rate borne by such Loan shall be allocated to the Servicing Fee with respect thereto.

   In the event that the Trust Fund acquires any Property as aforesaid or otherwise in connection with a default or imminent default on a Loan, such Property will be required to be disposed of by or on behalf of the Trust Fund prior to the close of the third calendar year after its acquisition by the Trust Fund unless (a) the Trustee [and the Certificate Insurer] shall have received an opinion of counsel to the effect that the holding by the Trust Fund of such Property subsequent to such period (and specifying the period beyond such period for which the Property may be held) will not cause any of the Trust REMICs to be subject to the tax on prohibited transactions imposed by Code Section 860F(a)(1), otherwise subject the Trust Fund or any of the Trust REMICs to tax or cause any of the Trust REMICs to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (b) the Trustee (at the Servicer's expense) or the Servicer shall have applied for, prior to the expiration of such period, an extension of such period in the manner contemplated by Code Section 856(e)(3), in which case the original period shall be extended by the applicable extension period. The Servicer will also be required to ensure that the Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code
Section 860G(c)(2), with respect to such property.

   In lieu of foreclosing upon any defaulted Loan, the Servicer may, in its discretion, permit the assumption of such Loan if, in the Servicer's judgment, such default is unlikely to be cured and if the assuming borrower satisfies the Servicer's underwriting guidelines with respect to loans owned by the Servicer. In connection with any such assumption, the Loan Interest Rate of the related Mortgage Note or Manufactured Housing Contract and the payment terms will not be permitted to be changed. Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as servicing compensation. Alternatively, the Servicer may encourage the refinancing of any defaulted Loan by the borrower.

   Notwithstanding the foregoing, prior to instituting foreclosure proceedings or accepting a deed-in-lieu of foreclosure with respect to any Property, the Servicer shall make, or cause to be made, inspection of the Property in accordance with accepted servicing procedures, and, with respect to environmental hazards, substantially comparable to such procedures as are required by the provisions of the Federal National Mortgage Association's Selling and Servicing Guide applicable to single-family homes or manufactured homes, as applicable, and in effect on the date hereof. The Servicer shall be entitled to rely upon the results of any such inspection made by others. In cases where the inspection reveals that such Property is potentially contaminated with or affected by hazardous wastes or hazardous substances, the Servicer shall promptly give written notice of such fact to [the Certificate Insurer,] the Trustee and the Certificateholders. The Servicer shall not commence foreclosure proceedings or accept a deed-in-lieu of foreclosure for any Property where such inspection reveals potential contamination by hazardous waste [without obtaining the consent of the Certificate Insurer].

SERVICING FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

   As compensation for its activities as Servicer under the Pooling and Servicing Agreement, the Servicer shall be entitled with respect to each Loan to the Servicing Fee, which shall be payable monthly from amounts on deposit in the Collection Account. The "SERVICING FEE" shall be an amount equal to interest at one-twelfth of the Servicing Fee Rate for such Loan on the unpaid principal balance of such Loan at the end of the applicable Due Period. The "SERVICING FEE RATE" with respect to each Loan will be ___% per annum. In addition, the Servicer shall be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related Mortgage Notes or Manufactured Housing Contract, any late payment charges, prepayment penalties, assumption fees or similar items. The Servicer shall also be entitled to withdraw from the Collection Account any interest or other income earned on deposits therein. The Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and shall not be entitled to reimbursement therefor except as specifically provided in the Pooling and Servicing Agreement.

   The Servicer may recover Periodic Advances and Servicing Advances from the Collection Account or the Trustee Collection Account to the extent permitted by the Pooling and Servicing Agreement and by the terms of the Loans or, if not recovered from the borrower on whose behalf such Periodic Advance or Servicing Advance was made, from late collections on the related Loan, including Liquidation Proceeds, released mortgaged property proceeds[, Insurance Proceeds] and such other amounts as may be collected by the Servicer from the borrower or otherwise relating to the Loan, or, in the case of Periodic Advances, from late collections of interest on any Loan. In the event a Periodic Advance or a Servicing Advance becomes a Nonrecoverable Advance, the Servicer may be reimbursed for such advance from the Certificate Account.

   The Servicer shall not be required to make any Periodic Advance or Servicing Advance which it determines would be a nonrecoverable Periodic Advance or nonrecoverable Servicing Advance (each, a "NONRECOVERABLE ADVANCE"). A Periodic Advance or Servicing Advance is "nonrecoverable" if in the good faith judgment of the Servicer, such Periodic Advance or Servicing Advance is not ultimately recoverable.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

   When a Property has been or is about to be conveyed by the borrower, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Loan under any "due-on-sale" clause contained in the related Mortgage, Mortgage Note or Manufactured Housing Contract; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event, the Servicer may enter into an assumption and modification agreement with the person to whom such Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note or Manufactured Housing Contract and, unless prohibited by applicable law or the Mortgage, Mortgage Note or Manufactured Housing Contract, the borrower remains liable thereon; provided, however, that the Loan Interest Rate of the related Mortgage Note or Manufactured Housing Contract and the payment terms shall not be changed. The Servicer is also authorized, except as provided in the Pooling and Servicing Agreement, to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as borrower and becomes liable under the Mortgage Note or Manufactured Housing Contract.

MAINTENANCE OF INSURANCE POLICIES AND ERRORS AND OMISSIONS AND FIDELITY COVERAGE

   Generally, the underwriting requirements of the Transferor require borrowers to obtain fire and casualty insurance as a condition to approving the related Loan, but the existence and/or maintenance of such fire and casualty insurance is not in all cases monitored by the Transferor. Title insurance is not required on all loans. The Servicer will follow such practices with respect to the Loans. Accordingly, if a Property suffers any hazard or casualty losses, or if the borrower thereunder is found not to have clear title to such Property, Certificateholders may bear the risk of loss resulting from a default by the related borrower to the extent such losses are not covered by foreclosure or Liquidation proceeds on such defaulted Loan or by the applicable credit enhancement. To the extent that the related Mortgage documents or Manufactured Housing Contracts require the borrower under a Loan to maintain a fire and hazard insurance policy with extended coverage on the related Property in an amount not less than the lesser of the full insurable value of such Property or the unpaid principal balance of such Loan and any senior liens, the Servicer will monitor the status of such insurance in varying degrees based upon certain characteristics of the related Loans, and will cause such insurance to be maintained on a case-by-case basis. Further, with respect to each property acquired by the Trust by foreclosure, by deed in lieu of foreclosure or repossession, the Servicer will maintain or cause to be maintained fire and hazard insurance thereon with extended coverage in an amount at least equal to the lesser of (i) the full insurable value of the improvements that are a part of such Property and (ii) the unpaid principal balance owing on the related Loan at the time of such foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest thereon and related liquidation expenses. Such insurance on a Property acquired by foreclosure, deed in lieu of foreclosure or repossession may not, however, be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis.

   Any cost incurred by the Servicer in maintaining any insurance will not, for the purpose of calculating distributions to the Certificateholders, be added to the unpaid principal balance of the related Loan, notwithstanding that the terms of such Loan may so permit. No earthquake or other additional insurance other than flood insurance will be, under the Pooling and Servicing Agreement, required to be maintained by any borrower or the Servicer, other than pursuant to the terms of the related Mortgage documents or Manufactured Housing Contracts and such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. The Servicer will also be required under the Pooling and Servicing Agreement to maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer and (ii) a fidelity bond in respect of its officers, employees or agents.

   No pool insurance policy, title insurance policy, blanket hazard insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond will be required to be maintained with respect to the Mortgage Loans or Manufactured Housing Contracts, nor will any Loan be insured by any government or government agency.

SERVICER REPORTS

   The Servicer is required to deliver to [the Certificate Insurer and] the Trustee not later than the last day of the [_____] month following the end of the Servicer's fiscal year (beginning with ___ __, 200_), an Officers' Certificate stating that (i) a review of the activities of the Servicer during the preceding fiscal year and of performance under the Pooling and Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

   Not later than the last day of the _____ month following the end of the Servicer's fiscal year (beginning with ___ 31, 200_), the Servicer, at its expense, is required to cause to be delivered to [the Certificate Insurer and] the Trustee from a firm of independent certified public accountants (who may also render other services to the Servicer) a statement to the effect that such firm has examined certain documents and records relating to the servicing of the Loans during the preceding calendar year (or such longer period from the Closing Date to the end of the following calendar year) and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with the Pooling and Servicing Agreement except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Audit Program for Mortgage Bankers or the Attestation Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported.

REMOVAL AND RESIGNATION OF SERVICER

   The Trustee, only at the direction of [the Certificate Insurer or] the majority Certificateholders[, with the consent of the Certificate Insurer (in the case of any direction of the majority Certificateholders),] may remove the Servicer upon the occurrence and continuation beyond the applicable cure period of an event described below:

       (a) any failure by the Servicer to remit to the Trustee any payment required to be made by the Servicer under the terms of the Pooling and Servicing Agreement which continues unremedied beyond any grace period [permitted by the Certificate Insurer];

       (b) the failure by the Servicer to make any required Servicing Advance or Periodic Advance;

       (c) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in the Pooling and Servicing Agreement, or the breach of any representation and warranty set forth in the Pooling and Servicing Agreement, which continues unremedied for a period of 30 days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, or to the Servicer and the Trustee by any Certificateholder [or the Certificate Insurer];

       (d) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;

       (e) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property;

       (f) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

       (g) the delinquency or loss experience of the Loan pool exceeds certain levels specified in the Pooling and Servicing Agreement.

   The Servicer may not assign its obligations under the Pooling and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of [the Certificate Insurer and] the Trustee, or upon the determination that the Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer without the incurrence[, in the reasonable judgment of the Certificate Insurer,] of unreasonable expense. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

   Upon removal or resignation of the Servicer, the Trustee has agreed to be the Successor Servicer (the "SUCCESSOR SERVICER"), provided, however, that the transfer of servicing will be effected over a period of time not to exceed 90 days. Immediately upon such resignation or removal, the Trustee, as Successor Servicer, will be obligated to make Periodic Advances and Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the majority Certificateholders [with the consent of the Certificate Insurer or the Certificate Insurer so requests], the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the Pooling and Servicing
Agreement [and subject to the approval of the Certificate Insurer any established loan servicing institution acceptable to the Certificate Insurer] having a net worth of not less than $15,000,000 as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

   The Trustee and any other Successor Servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation as the Servicer. See "-- Servicing and Other Compensation and Payment of Expenses" above.

AMENDMENT

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee by written agreement[, upon the prior written consent of the Certificate Insurer (which consent shall not be withheld if, in the opinion of counsel addressed to the Trustee and the Certificate Insurer, failure to amend would adversely affect the interests of the
Certificateholders  unless such consent would adversely  affect the interests of
the   Certificate   Insurer)],   without   notice   to,  or   consent   of,  the
Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement, provided that such action shall not, as evidenced by an opinion of counsel delivered to, but not obtained at the expense of, the Trustee, adversely affect in any material respect the interests of any Certificateholder of any outstanding Class of Certificates (or 100% of the Class of Certificateholders so affected shall have consented); and provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Loans which are required to be distributed on any Certificate without the consent of the affected Certificateholder, or change the rights or obligations of any other party to the Pooling and Servicing Agreement without the consent of such party.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee [with the consent of the Certificate Insurer (which consent shall not be withheld if, in the opinion of counsel addressed to the Trustee and the Certificate Insurer, failure to amend would adversely affect the interests of the Certificateholders unless such consent would adversely affect the interests of the Certificate Insurer)], and the Holders of the majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall be made unless the Trustee [and the Certificate Insurer] receives an opinion of counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of any of the Trust Fund as a REMIC or cause a tax to be imposed on the Trust Fund or any of the REMICs, and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate or reduce the percentage for each Class the holders of which are required to consent to any such amendment without the consent of the holders of 100% of each Class of Certificates affected thereby.

                                   THE TRUSTEE

   _________________,  a  _______________  corporation,  has been named  Trustee pursuant to the Pooling and Servicing Agreement. The Trustee will serve initially as the custodian of the Trustee's Loan Files. The Pooling and Servicing Agreement provides that the Trustee shall be entitled to a fee, which fee shall include the expenses of the Trustee (including transition expenses) to the extent such expenses are not paid by the Servicer (the "TRUSTEE FEE") in respect of its services as Trustee.

   The Trustee shall at all times be a banking association organized and doing business under the laws of any State or the United States of America subject to suspension or examination by federal or state authority, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, whose long-term deposits, if any, are rated at least "___" by _________and "____" by __________[, or such lower rating as may be approved in writing by the Certificate Insurer and reasonably acceptable to the Certificate Insurer as evidenced in writing]. If at any time the Trustee shall cease to be eligible in accordance with the provisions described in this paragraph, it shall resign immediately in the manner and with the effect specified in the Pooling and Servicing Agreement.

   Any resignation or removal of the Trustee and appointment of a successor trustee shall become effective upon the acceptance of appointment by a successor trustee [acceptable to the Certificate Insurer].

   The Trustee, or any trustee or trustees hereafter appointed, may resign at any time in the manner set forth in the Pooling and Servicing Agreement. Upon receiving notice of resignation, the Servicer shall promptly appoint a successor trustee or trustees meeting the eligibility requirements set forth above in the manner set forth in the Pooling and Servicing Agreement. The Servicer will deliver a copy of the instrument used to appoint a successor trustee to the Certificateholders[, the Certificate Insurer] and the Depositor, and upon acceptance of appointment by a successor trustee in the manner provided in the Pooling and Servicing Agreement, the Servicer will give notice thereof to the Certificateholders. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

   If the Trustee fails to perform in accordance with the terms of the Pooling and Servicing Agreement[, the Certificate Insurer] or the majority Certificateholders [with the consent of the Certificate Insurer,] may remove the Trustee under the conditions set forth in the Pooling and Servicing Agreement and appoint a successor trustee in the manner set forth therein.

   At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or the Trust or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, including the Trust, and to vest in such person or persons, in such capacity, such title to the Trust Fund or the Trust, or any part thereof, and, subject to the provisions of the Pooling and Servicing Agreement, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable.

                        [THE CERTIFICATE INSURANCE POLICY

   The following summary of the terms of the Certificate Insurance Policy does not purport to be complete and is qualified in its entirety by reference to the Certificate Insurance Policy. The information in this section regarding the Certificate Insurance Policy has been supplied by the Certificate Insurer for inclusion herein. Only the Class A Certificates will be entitled to the benefit of the Certificate Insurance Policy to be issued by the Certificate Insurer.

   On the Closing Date, the Certificate Insurer will issue the Certificate Insurance Policy in favor of the Trustee. The Certificate Insurance Policy will unconditionally and irrevocably guarantee Insured Payments on the Class A Certificates.

   The Certificate Insurer's obligation under the Certificate Insurance Policy will be discharged to the extent that funds are received by the Trustee for distribution to the Holders, whether or not such funds are properly distributed by the Trustee.

   For purposes of the Certificate Insurance Policy, "HOLDER" as to a particular Class A Certificate does not and may not include the Servicer, the Transferor or the Depositor.

   "INSURED PAYMENT" means (x) with respect to any Distribution Date the excess, if any, of (i) the sum of (a) the amount of interest accrued on the Principal Balances or Notional Balance of the related Class A Certificates, at the applicable Pass-Through Rate during the related Accrual Period (excluding any Relief Act Shortfalls and Net Prepayment Interest Shortfall), (b) the
Subordination Deficit and (c) any related Preference Amounts (without duplication) over (ii) the Total Available Funds for such Distribution Date and
(y) on the final Distribution Date, the outstanding Principal Balance of all Classes of Class A Certificates then outstanding, to the extent not otherwise paid on such date. The Certificate Insurance Policy expires and terminates without any action on the part of the Certificate Insurer or any other person on the date that is one year and one day following the date on which the Class A Certificates have been paid in full.

   "PREFERENCE AMOUNT" means any amount previously distributed to a holder of a Class A Certificate that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a final non-appealable order of a court having competent jurisdiction.

   "PRINCIPAL BALANCE" means as of any date of determination and with respect to each Class of Class A Certificates, the principal balance of the related Class of Class A Certificates on the Closing Date less any amounts actually distributed as principal thereon on all prior Distribution Dates.

   "RELIEF ACT SHORTFALLS" are interest shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. See "Certain Legal Aspects of Residential Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus.

   "TOTAL AVAILABLE FUNDS" with respect to each Class of Class A Certificates and on any Distribution Date is the Available Distribution Amount.

   The Certificate Insurance Policy will be non-cancelable.

   The Certificate Insurance Policy will be issued pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

   THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.]

                             [THE CERTIFICATE INSURER

   The following information has been supplied by __________________ (the "CERTIFICATE INSURER") for inclusion in this Prospectus Supplement. No representation is made by the Transferor, the Depositor, the Servicer, the Trustee, the Underwriters or any of their respective affiliates as to the accuracy or completeness of such information.

   The Certificate Insurer is a ______________________ corporation regulated by the Office of the Commissioner of Insurance of the State of ____________ and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The Certificate Insurer primarily insures ___________________ obligations. The Certificate Insurer is a wholly-owned subsidiary of _____________, a ___________ company. Moody's, Standard & Poor's and Fitch have each assigned a __________ financial strength rating to the Certificate Insurer.

   The consolidated financial statements of the Certificate Insurer and its subsidiaries as of December 31, 199_ and December 31, 199_ and for the three years ended December 31, 199_ prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of ________________ (which was filed with the Securities and Exchange Commission (the "COMMISSION") on March 31, 199_; Commission File No. _________) and the unaudited consolidated financial statements of the Certificate Insurer and its subsidiaries as of March 31, 199_ and for the periods ending March 31, 199_ and March 31, 199_, included in the Quarterly Report on Form 10-Q of __________ for the period ended March 31, 199_ (which was filed with the Commission on ________, 199_) are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

   All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by _________________ with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

   The following table sets forth the capitalization of the Certificate Insurer as of December 31, 199_, December 31, 199_, December 31, 199_ and March 31, 199_, respectively, in conformity with generally accepted accounting principles.

                            --------------------------
                               CAPITALIZATION TABLE
                              (DOLLARS IN MILLIONS)


                              DECEMBER   DECEMBER 31,    DECEMBER    MARCH 31,
                              31, 199_       199_        31, 199_       199_
                              --------   ------------    --------    ----------

Unearned premium.........        $             $              $           $

Other liabilities........
                             --------   ------------    --------    ----------
Total Liabilities........        $             $              $           $
                             --------   ------------    --------    ----------
Stockholder's equity(1)

  Common stock...........        $             $              $           $
  Additional paid-in
    capital..............
  Accumulated other
    comprehensive income.
  Retained earnings......
                             --------   ------------    --------    ----------
Total stockholder's
  equity                         $             $              $           $
                             --------   ------------    --------    ----------
Total liabilities and
stockholder's equity....         $             $              $           $

                             ========   ============    =========   ============

(1) Components of stockholder's equity have been restated for all periods presented to reflect "Accumulated other comprehensive income" in accordance with the Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" adopted by the Certificate Insurer effective January 1, 1998. As this new standard only requires additional information in the financial statements, it does not affect the Certificate Insurer's financial position or results of operations.

   For additional financial information concerning the Certificate Insurer, see the audited and unaudited financial statements of the Certificate Insurer incorporated by reference herein. Copies of the financial statements of the Certificate Insurer incorporated by reference and copies of the Certificate
Insurer's annual statement for the year ended December 31, 199_ prepared in accordance with statutory accounting standards are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer's administrative offices and its telephone number are _________ _______________________ and (___) ___-____.

   The Certificate Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by the Certificate Insurer and presented under the headings "The Certificate Insurance Policy" and "The Certificate Insurer" in the Prospectus Supplement and in the financial statements incorporated herein by reference.]

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   For federal income tax purposes, we will make elections to treat designated portions of the Trust Fund as one or more "real estate mortgage investment conduits" ("REMICS"). The Class A Certificates will represent the "regular interests" in a REMIC and in the right to receive such basis risk payments. The beneficial owner of a Principal Balance Certificate will be required to allocate its basis between such regular interest and the right to receive such basis risk payments. The Class R Certificates will represent the "residual interest" in each of the Trust REMICs. Upon issuance of the Offered Certificates, Cadwalader, Wickersham & Taft, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each portion of the Trust Fund as to which a REMIC election is made will qualify as a REMIC under the Code and the portion of the Trust Fund not so designated will be treated as a grantor trust. See "Certain Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

   The REMIC regular interests represented by the Principal Balance Certificates each bear interest at the lesser of their respective Pass-Through Rates and Weighted Average Net Loan Rate less ___%. Because the interest rate of the regular interests may be lower than the Pass-Through Rates, some or all of such regular interests may be treated or issued with original issue discount or at a lesser premium based on the portion of the investor's purchase price for the Principal Balance Certificate allocable to such regular interest. See "--Discount and Premium" below.

DISCOUNT AND PREMIUM

   The regular interests represented by the Principal Balance Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. The Class A-6IO Certificates will be treated as issued with original issue discount in an amount equal to all distributions expected to be received thereon over their issue price. It is anticipated that the regular interests represented by the Class __ and Class __ Certificates will be issued with original issue discount and that the regular interests represented by the Class __ and Class __ Certificates will be issued at a premium, for federal income tax purposes. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" and "--Premium" in the accompanying Prospectus.

   For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be ___% CPR. See "Yield and Maturity Considerations--Weighted Average Lives" herein. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

   Generally, except to the extent noted below, the regular interests represented by the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. The Offered Certificates will also generally be considered loans secured by an interest in real property which is residential real property as described in Section 7701(a)(19)(C) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(4)(A) or
Section  7701(a)(19)(C)  of the Code,  the regular  interest  represented by the
Offered Certificates will be treated as such assets in their entirety. Furthermore, notwithstanding the foregoing, a Principal Balance Certificate will not be treated as meeting the foregoing real estate asset and income tests to the extent of an investor's basis, if any, allocable to, or amounts received under, a Basis Risk Arrangement. As a result of the Basis Risk Arrangements, the Offered Certificates may not be treated as "qualified mortgages" for another
REMIC under Section 860G(a)(3)(C) of the Code, but should be treated as "permitted assets" for a financial asset securitization investment trust under
Section 860L(c) of the Code. See "Certain Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying Prospectus.

   For further  information  regarding the federal  income tax  consequences  of
investing  in  the  Offered  Certificates,   see  "Certain  Federal  Income  Tax
Consequences--REMICs" in the accompanying Prospectus.

                               ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each, a "PLAN") and (d) persons who have certain specified relationships to such Plans ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plans. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an investment by an ERISA Plan in the Certificates, including Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"). For further discussion of PTE 83-1, including the necessary conditions to its applicability and other important factors to be considered by an ERISA Plan contemplating investing in the Certificates, see "ERISA Considerations" in the Prospectus.

   The U.S. Department of Labor has granted an individual administrative exemption to PaineWebber Incorporated (Prohibited Transaction Exemption 90-36, Exemption Application No. D-8069, 55 Fed. Reg. 25903 (1990) (the "PWI EXEMPTION") and on April 3, 1996[, the DOL issued to ___________ an individual administrative exemption, Prohibited Transaction Exemption ______, __ Fed. Reg. ______ (the "_________ EXEMPTION" and together with the PWI Exemption, the "EXEMPTIONS")], from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of either of the Exemptions. Among the conditions that must be satisfied for the Exemption[s] to apply are the following:

      1.  The  Acquisition  of the  Class A  Certificates  by a Plan is on terms
   (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      2. The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

      3. The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either S&P, Moody's, Fitch IBCA, Inc. or Duff & Phelps Credit Rating Co.

      4. The sum of all payments made to the Underwriter[s] in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

      5. The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

      6. The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as amended.

   The Trust Fund also must meet the following requirements:

      a. The corpus of the Trust Fund must consist solely of assets of the type which have been included in other investment pools;

      b. certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch IBCA, Inc. or Duff & Phelps, Credit Rating Co. for at least one year prior to the Plan's acquisition of certificates; and

      c. certificates evidencing interests in such other investment pools must have been purchased by investors other than plans for at least one year prior to any Plan's acquisition of Class A Certificates.

   In order for an Exemption to apply to certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes the Plan to acquire Class A Certificates, the Exemption requires, among other matters, that: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group (as defined below); (ii) such fiduciary (or its affiliate) is an obligor with respect to 5 percent or less of the fair market value of the obligations contained in the Trust; (iii) the Plan's investment in Class A Certificates does not exceed twenty-five percent (25%) of all of the certificates outstanding at the time of the acquisition and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

   The Exemption[s] do[es] not apply to certain prohibited transactions in the case of Plans sponsored by an Underwriter, the Trustee, the Servicer, any obligor with respect to the Loans included in the Trust, any entity deemed to be a "sponsor" of the Trust Fund as such term is defined in the exemption, or any affiliate of any such party (the "RESTRICTED GROUP").

   Subject to the foregoing, the Depositor believes that the Exemption[s] will apply to the acquisition and holding of the Class A Certificates by Plans and that all conditions of such exemption other than those within the control of the investors have been met.

   Before purchasing a Class A Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions (including PTE 83-1), and whether the conditions of any such exemption will be applicable to the Class A Certificates. Any fiduciary of an ERISA Plan considering whether to purchase a Class A Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

   A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("SIMILAR LAW"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

   The sale of Class A Certificates to an ERISA Plan is in no respect a representation by the Depositor or the Underwriter, that this investment meets all relevant legal requirements with respect to investments by ERISA Plans generally or any particular ERISA Plan, or that this investment is appropriate for ERISA Plans generally or any particular ERISA Plan.

                                 LEGAL INVESTMENT

   The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), as amended.

   Institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the Offered Certificates, since such Offered Certificates may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to such investments. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                                   UNDERWRITING

   Subject to the terms and conditions set forth in the Underwriting Agreement among the Depositor[, and] PaineWebber Incorporated ("PWI") (an affiliate of the Depositor) [and ________________ ("_________" and together with PWI, the "UNDERWRITERS")], the Depositor has agreed to sell to the Underwriter[s], and the Underwriter[s] ha[ve] agreed to purchase from the Depositor, the Certificate Principal Balance or Notional Amount of Offered Certificates set forth opposite its name in the tables below:

                                PRINCIPAL AMOUNT OR NOTIONAL AMOUNT OF:
                        --------------------------------------------------------
                        CLASS A-1      CLASS A-2      CLASS A-3     CLASS A-4
UNDERWRITER             CERTIFICATES   CERTIFICATES   CERTIFICATES  CERTIFICATES
--------------------    ------------   ------------   ------------  ------------
PaineWebber
Incorporated.........
------------.........   ------------   ------------   ------------  ------------
     Total...........
                        ============   ============   ============  ============




                        CLASS A-5      CLASS A-6      CLASS A-6IO
UNDERWRITER             CERTIFICATES   CERTIFICATES   CERTIFICATES
--------------------    ------------   ------------   ------------
PaineWebber
Incorporated.........
------------.........   ------------   ------------   ------------
     Total...........
                        ============   ============   ============



   The Depositor has been advised by the Underwriter[s] that [it/they] propose[s] initially to offer the Offered Certificates to the public at the prices set forth on the cover of this Prospectus Supplement, and to certain dealers at such prices less the initial concession set forth below for each Class. The Underwriter[s] may allow, and such dealers may reallow, a concession not in excess of that set forth below for each Class. After the initial public offering of the Offered Certificates, the public offering price and such concessions and reallowances may be changed.


                        CLASS A-1      CLASS A-2      CLASS A-3     CLASS A-4
UNDERWRITER             CERTIFICATES   CERTIFICATES   CERTIFICATES  CERTIFICATES
--------------------    ------------   ------------   ------------  ------------
Concessions...........
Reallowances..........




                        CLASS A-5      CLASS A-6      CLASS A-6IO
UNDERWRITER             CERTIFICATES   CERTIFICATES   CERTIFICATES
--------------------    ------------   ------------   ------------
Concessions...........
Reallowances..........




   Until the distribution of the Offered Certificates is completed, rules of the Commission may limit the ability of the Underwriter[s] and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriter[s] [is/are] permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

   If the Underwriter[s] create[s] a short position in the Offered Certificates in connection with the offering, i.e., if they sell more Offered Certificates than are set forth on the cover page of this Prospectus Supplement, the Underwriter[s] may reduce that short position by purchasing Offered Certificates in the open market.

   In general, purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

   Neither the Depositor nor the Underwriter[s] make[s] any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Offered Certificates. In addition, neither the Depositor nor the Underwriter[s] make[s] any representation that the Underwriter[s] will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

   There is currently no secondary market for the Offered Certificates. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

   The Depositor has agreed to indemnify the Underwriter[s] against, or make contributions to the Underwriter[s] with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

   In addition to the purchase of the Offered Certificates pursuant to the Underwriting Agreement, PWI and certain of its affiliates have certain financing relationships with the Transferor.

                                     [EXPERTS

   The consolidated financial statements of the Certificate Insurer, _______________, as of December 31, 199_ and 199_ and for each of the years in the three-year period ended December 31, 199_, are incorporated by reference into this Prospectus Supplement in reliance upon the report of _________, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.]

                                     RATINGS

   It is a condition to the original issuance of the Class A Certificates that they will receive ratings of "____" by ____________________ ("____") and "____"
____________________  ("___________",  and together with _________,  the "RATING
AGENCIES"). [The ratings assigned to the Class A Certificates will be based on the financial strength rating of the Certificate Insurer.] Explanations of the significance of such ratings may be obtained from
________________________________________                                     and
________________________________________________. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Offered Certificates. A securities rating addresses the likelihood of the receipt by the Certificateholders of distributions on the Offered Certificates. The ratings on the Offered Certificates do not constitute statements regarding the possibility that the Certificateholders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                  LEGAL MATTERS

   The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor and the Underwriters by Cadwalader, Wickersham & Taft, New York, New York.

                                      INDEX



Accrual Period
Administrative Fee Rate
ALTA
Available Distribution Amount
Base Principal Distribution Amount
Beneficial Owner
Book-Entry Certificates
Business Day
Cedelbank
Certificate Account
Certificate Insurance Agreement
Certificate Insurance Policy
Certificate Insurer
Certificate Interest Remittance Amount
Certificate Principal Balance
Certificateholders
Certificates
Class
Class A Certificates
Class A-1 LIBOR Rate
Class A-6 Lockout Distribution Amount
Class A-6 Lockout Percentage
Class A-6 Lockout Pro Rata Distribution Amount
Closing Date
CLTA
CLTV
Code
Collection Account
Combined Loan-to-Value Ratio
Commission
Compensating Interest
CPR
Cut-Off Date
Cut-Off Date Principal Balance
Debt Service Reduction
Deficient Valuation
Depositor
Determination Date
Distributable Certificate Interest
Distribution Date
DOL
DTC
Due Period
Eligible Account
ERISA
Euroclear
Exemptions
Extra Principal Distribution Amount
FDIC
Guidelines
Holder
Insured Payment
Interest Remittance Amount
LIBOR
LIBOR Business Day
LIBOR Determination Date
Liquidated Loan
Loan Interest Rate
Loan Schedule
Loans
Manufactured Homes
Manufactured Housing Contracts
Modeling Assumptions
Mortgage Loans
Mortgage Note
Mortgaged Properties
Mortgages
Net Loan Rate
Nonrecoverable Advance
Notional Amount
Offered Certificates
Optional Termination Date
Overcollateralization Amount
Overcollateralization Deficiency Amount
Overcollateralization Target Amount
Periodic Advance
Permitted Investments
Plan
Pooling and Servicing Agreement
Preference Amount
Prepayment Assumption
Prepayment Interest Shortfall
Principal Balance
Principal Balance Certificates
Principal Distribution Amount
Private Certificates
Properties
PTE 83-1
Purchase Price
PWI
PWI Exemption
Qualified Substitute Loan
Rating Agencies
Record Date
Reduced Weighted Average Net Loan Rate
Reference Bank Rate
Reimbursement Amount
Relief Act Shortfalls
REMIC Regular Certificates
REMIC Residual Certificates
REMICs
REO Property
Restricted Group
Servicer
Servicer Remittance Amount
Servicer Remittance Date
Servicing Advances
Servicing Fee
Servicing Fee Rate
Similar Law
SMMEA
Subordination Deficit
Subservicer
Substitution Adjustment
Successor Servicer
Telerate Page 3750
Total Available Funds
Transferor
Trust
Trust Fund
Trustee
Trustee Collection Account
Trustee Fee
Trustee's Loan File
Turbo Amount
Underwriters
Weighted average life
Weighted Average Net Loan Rate

=======================================



YOU  SHOULD  RELY  ON  THE  INFORMATION
CONTAINED OR  INCORPORATED BY REFERENCE
IN THIS  PROSPECTUS  SUPPLEMENT AND THE
ATTACHED   PROSPECTUS.   WE  HAVE   NOT
AUTHORIZED  ANYONE TO PROVIDE  YOU WITH
DIFFERENT INFORMATION.

WE ARE NOT OFFERING THESE  CERTIFICATES
IN ANY  STATE  WHERE  THE  OFFER IS NOT
PERMITTED.

     ------------------------------

           TABLE OF CONTENTS

         PROSPECTUS SUPPLEMENT

SUMMARY................................
RISK FACTORS...........................
DESCRIPTION OF THE LOANS...............
DESCRIPTION OF THE OFFERED CERTIFICATES
SERVICING OF THE LOANS.................
THE TRUSTEE............................
THE CERTIFICATE INSURANCE POLICY.......
THE CERTIFICATE INSURER................  =======================================
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS...................
LEGAL INVESTMENT.......................        $___________ (APPROXIMATE)
UNDERWRITING...........................
EXPERTS...............................             ______________ HOME
RATINGS................................            EQUITY TRUST 199_-_
LEGAL MATTERS..........................             HOME EQUITY ASSET
INDEX..................................           BACKED CERTIFICATES,
                                                      SERIES 199_-_

               PROSPECTUS                    PAINEWEBBER MORTGAGE ACCEPTANCE
                                    PAGE             CORPORATION IV
Available Information..................                (DEPOSITOR)
Reports to Securityholders.............
Incorporation of Certain Information by          ______________________
Reference..............................         (TRANSFEROR AND SERVICER)
Prospectus Supplement or Current Report
on Form 8-K............................  ---------------------------------------
Summary of Terms.......................           PROSPECTUS SUPPLEMENT
Risk Factors...........................  ---------------------------------------
The Trust Funds........................
Use of Proceeds........................         PAINEWEBBER INCORPORATED
Yield Considerations...................
Maturity and Prepayment Considerations.
The Depositor..........................
Residential Loan Program...............
Description of the Securities..........            _____________, 199_
Description of Primary Insurance
Coverage...............................
Description of Credit Support..........
Certain Legal Aspects of Residential     =======================================
Loans..................................
Certain Federal Income Tax Consequences
State and Other Tax Consequences.......
ERISA Considerations...................
Legal Investment.......................
Plans of Distribution..................
Legal Matters..........................
Financial Information..................
Rating.................................
Index of Defined Terms.................

    ------------------------------

DEALERS  WILL BE  REQUIRED TO DELIVER A
PROSPECTUS  SUPPLEMENT  AND  PROSPECTUS
WHEN  ACTING AS  UNDERWRITERS  OF THESE
CERTIFICATES  AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.  IN
ADDITION,  ALL  DEALERS  SELLING  THESE
CERTIFICATES  WILL DELIVER A PROSPECTUS
SUPPLEMENT   AND    PROSPECTUS    UNTIL
____________, 199_.


========================================

PROSPECTUS SUPPLEMENT DATED _________, 199_
(To Prospectus dated ____________, 199_)


                                   $
                                  (APPROXIMATE)
                   HOME LOAN ASSET BACKED NOTES, SERIES 199_-_
                     __________ HOME LOAN OWNER TRUST 199_-_
                                     ISSUER
                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
                                    DEPOSITOR

                         TRANSFEROR AND MASTER SERVICER

                                    SERVICER

                    ----------------------------------------

     o The issuer, an owner trust, is issuing notes that have an approximate original principal balance of $ , subject to permitted variance of plus or minus % and a per annum interest rate of one-month LIBOR plus %, which will increase by % per annum after the call option date, in each case subject to a cap of the available amount of interest on the loans, net of expenses, expressed as an annualized percentage of the outstanding principal balance of the notes.

     o Interest and principal is payable monthly on the notes on the th day of each month, beginning in , 199 .

     o The notes are backed by a pool of [first lien mortgage loans on one-to-four family residences] and other properties as described in this prospectus supplement.

     o [Credit enhancement consisting of an unconditional and irrevocable guarantee of timely payment of interest and ultimate payment of principal on the notes is provided by a financial guaranty insurance policy issued by ____________________.]

--------------------------------------------------------------------------------
     You should consider carefully the risk factors beginning on page s-[ ] of this prospectus supplement and page [ ] in the prospectus.

     The notes will represent obligations of the issuer only and will not represent obligations of PaineWebber Mortgage Acceptance Corporation IV or any other person or entity. No governmental agency or any other person will insure the notes or the collateral securing the notes[, except that __________________ will insure the notes]. The notes are not obligations of a bank and are not insured or guaranteed by the FDIC.

     You should consult with your own advisors to determine if the notes are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the notes.
--------------------------------------------------------------------------------

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The notes will not be listed on any securities exchange or on any automated quotation system.

     PaineWebber Incorporated [and _______________________], as the underwriter[s], will purchase the notes from PaineWebber Mortgage Acceptance Corporation IV and will offer them to the public at a price equal to ___% of the initial principal amount of the notes. The underwriter[s] will receive an underwriting discount equal to % of the initial principal amount of the notes. The underwriter[s] expect[s] to deliver the notes to purchasers on or about _________, 199_ in book-entry form through The Depository Trust Company, Cedelbank and The Euroclear System. PaineWebber Mortgage Acceptance Corporation IV expects to receive from this offering approximately % of the original principal balance of the notes, before deducting expenses payable by PaineWebber Acceptance Corporation IV.


                            PAINEWEBBER INCORPORATED

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

     Information about the Series 199 - notes is provided in two separate documents that progressively include more detail:

     o the accompanying prospectus dated __________, 199_, which provides general information, some of which may not apply to the Series 199_-_ notes; and

     o this prospectus supplement, which describes the specific terms of the Series 199_-_ notes.

     Sales of the notes may not be completed unless you have received both this prospectus supplement and the prospectus. Please read this prospectus supplement and the prospectus in full.

     If the terms of the notes vary between this prospectus supplement and the accompanying prospectus, then you should rely on the information in this prospectus supplement.

     Cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the notes and this offering. A listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined is included under the caption "Index of Defined Terms" beginning on page S-__ in this prospectus supplement and under the caption "Index of Defined Terms" beginning on page ___ in the accompanying prospectus.

     All statistical data with respect to the loans are approximate, and are based on the scheduled principal balances of the loans as of the close of business on ___________, 199_, except where otherwise noted.


                           FORWARD-LOOKING STATEMENTS

     In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements. Such forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Prepayment and Yield Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. Such statements are intended to convey our projections or expectations as of the date of this prospectus supplement. Such statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

     o economic conditions and industry competition,

     o political and/or social conditions, and

     o the law and government regulatory initiatives.

     We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which such statements were originally based.

                                TABLE OF CONTENTS


                                                                            PAGE

Summary
Risk Factors
   Yield, Prepayment and Maturity Considerations
   Limited Liquidity
   Adequacy of Credit Enhancement
   Limitations on Rights of Noteholders
   Underwriting Guidelines
   Servicing Risk
   Realization Upon Defaulted Loans
   [Geographic Concentration
   Non-Recordation of Assignments
   Legal Considerations
   Limitations on the Transferor and Servicer
The Pool
   General
   Payments on the Loans
   Characteristics of the Loans
   Loan Statistics
Master Servicer
   Master Servicer Duties
Servicer
   General
   Servicing Procedures
   Delinquency and Loss Experience May Not Be Applicable to the Pool Underwriting Criteria
   General
Prepayment and Yield Considerations
   General
   Excess Spread and Reduction of Overcollateralization Amount
   Reinvestment Risk
   Maturity Date
   Yield Considerations Relating to Adjustable-Rate Loans
   Weighted Average Lives of the Notes
The Owner Trust and Indenture
   General
   The Owner Trustee
   The Indenture Trustee
Description of the Notes
   General
   Payments on the Notes
   Priority of Payments
   Related Definitions
   [Securities Insurer Reimbursement Amount]
   Optional Redemption
[Description of Credit Enhancement]
   [Insurance Policy]
   [The Securities Insurer]
   [Overcollateralization]
   Subordination
Description of the Transfer and Servicing Agreements
   Sale and Assignment of the Loans
   Representations and Warranties
   Repurchase of Loans
   Fees and Expenses
   Servicing
   Collection Account, Note Payment Account and Certificate Distribution Account Income From Accounts
   Collection and Other Servicing Procedures For Loans
   Insurance
   Realization Upon Defaulted Loans
   Evidence as to Compliance
   Certain Matters Regarding the Master Servicer
   Master Servicer Events of Default
   Certain Matters Regarding the Servicer
   Servicer Determinations and Events of Default
   Rights of Noteholders Upon Occurrence of Event of Default
   Restrictions on Noteholders' Rights
   The Owner Trustee and Indenture Trustee
   Duties of the Owner Trustee And Indenture Trustee
   Reports to Noteholders
Federal Income Tax Consequences
   Classification of Investment Arrangement
   Taxation of Holders
   Backup Withholding and Information Reporting
ERISA Considerations
   General
   Prohibited Transactions
   Review by Plan Fiduciaries
Legal Investment
Use of Proceeds
Underwriting
Experts
Legal Matters
Ratings
Index of Defined Terms

                                     SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. To understand all of the terms of the offering of the notes, you should read carefully this entire document and the accompanying prospectus.


RELEVANT PARTIES

  Issuer..................... ________________ Home Loan Owner Trust 199_-_, a
                              Delaware business trust, will be established pursuant to a trust agreement among the Depositor, the Paying Agent, the Owner Trustee and ______________. You may contact the issuer at the owner trust's offices. See "The Owner Trust and Indenture" in this prospectus supplement.

  Depositor.................. PaineWebber Mortgage Acceptance Corporation IV, a
                              Delaware corporation. The depositor's address is 1285 Avenue of the Americas, New York, New York 10019, telephone number (212) 713-2000. See "The Depositor" in the accompanying prospectus.

  Transferor and Master
    Servicer................. _________________________________________________.
                              _______________'s address is _____________________
                              ______________________. See "________________" and
                              "Master Servicer" in this prospectus supplement. _________ will also act as the initial servicer.

  Servicer................... _________________________________________________.
                              _______________s' address is _____________________
                              ______________________. See "Servicer" in this
                              prospectus supplement. __________________ will begin servicing the loans on or before _____________, 199_.

  [Securities Insurer........

                              _________________________________________________.
                              _______________'s address is _____________________
                              ______________________. See "Description of Credit
                              Enhancement--The Securities Insurer" in this prospectus supplement.]

  Indenture Trustee, Paying
    Agent and Custodian......._________________________________________________.
                              _______________'s address is _____________________
                              ______________________. See "The Owner Trust and
                              Indenture--The Indenture Trustee" in this prospectus supplement.

  Owner Trustee.............. _________________________________________________.
                              _______________'s address is _____________________
                              ______________________. See "The Owner Trust and
                              Indenture--The Owner Trustee" in this prospectus supplement.

RELEVANT DATES

  Closing Date............... On or about __________, 199_.

  Cut-Off Date............... The close of business on __________, 199_.

  Payment Date............... The ____ day of each month or, if such day is not a business day, the next business day, commencing in ____________ 199_.

  Due Period................. The ___ day of the calendar month preceding the month in which the relevant payment date occurs, and ending on the 1st day of the month in which the relevant payment date occurs.

  Determination Date......... The ___ calendar day of each month or, if such day is not a business day, then the preceding business day.

OFFERED SECURITIES........... The issuer is offering the Series 199_-_ notes with an approximate original principal balance of $__________ (subject to a permitted variance of plus or minus __%) bearing interest at a per annum rate equal to one-month LIBOR plus a margin. The notes represent obligations of the issuer only, and will be secured by the assets of the issuer pursuant to the indenture. See "Description of the Notes" in this prospectus supplement.

  Interest Payments.......... On each payment date, interest accrued during the preceding Accrual Period will be due on the notes. The notes will accrue interest for each Accrual Period on their unpaid principal balance at a per annum rate equal to the lesser of (i) one-month LIBOR plus ____% (or on any payment date after the call option date, one-month LIBOR plus ____%) and
                              (ii) the amount of interest due on the loans for such Due Period, net of the sum of (a) the fees of the master servicer, the servicer and the indenture trustee and the premium payable to the Securities Insurer and (b) on and after the payment date in ______________, ____% of the outstanding principal balance of the loans, expressed as an annualized percentage of the outstanding principal balance of the notes. The maximum rate referred to in clause (ii) is sometimes referred to as the "NET FUNDS CAP". Any resulting shortfall together with interest thereon will be carried forward and will be paid on the next payment date to the extent there are funds available.

                              The ratings assigned to the notes do not address the likelihood of your receipt of interest carried forward to later payment dates due to the Net Funds Cap. Interest on the notes will be calculated on the basis of the actual number of days elapsed in the Accrual Period and a 360-day year.

                              Each "ACCRUAL PERIOD" is the period from and including the closing date, in respect of the first payment date, or the period from and including the immediately preceding payment date, in respect of all other payment dates, through but excluding the related payment date.

                              See "Description of the Notes--Payments on the Notes" in this prospectus supplement.

  Principal Payments......... On each payment date, the notes will be due payments of principal. See "Description of the Notes--Payments on the Notes" in this prospectus supplement for a detailed discussion of the amount and timing of principal payments.

                              The final payment of principal is scheduled to occur on the payment date occurring in ___________ (the "MATURITY Date"). The notes are expected to have received payments of principal in full by no later than the Maturity Date. However, the actual final payment date, on which the notes receive payment of principal in full, may occur significantly earlier than the Maturity Date. See "Prepayment and Yield Considerations--Maturity Date" in this prospectus supplement.

OTHER SECURITIES ISSUED...... In addition to the notes, the issuer is also issuing residual interest certificates that evidence the residual interest in the assets of the issuer. The residual interest certificates are subordinate to the notes.

                              The residual interest certificates are not being offered through this prospectus supplement or the accompanying prospectus.

ASSETS OF THE ISSUER

  Loans...................... The assets of the issuer will consist primarily of a pool of mortgage loans, which will have an aggregate principal balance of approximately $__________ as of __________, 199_. The loans will be secured by first liens on one- to four-unit single family residences, condominium units and townhouses.

                              Approximately _____% of the loans, by Cut-Off Date aggregate principal balance, will bear interest at a fixed rate for the term of the loan. Approximately ______% of the loans, by original aggregate principal balance, will bear interest at an adjustable rate.

                              The interest rate on each adjustable-rate loan will be subject to adjustment after an initial period. Approximately _____% of the loans, by Cut-Off Date principal balance, known as "____ loans" will bear interest at a fixed rate for approximately two years after origination. Approximately _____% of the loans, by Cut-Off Date aggregate principal balance, known as "____ loans" will bear interest at a fixed rate for three years after origination. Approximately ____% of the loans, by Cut-Off Date aggregate principal balance, will bear interest at a fixed rate for six months after origination. At the end of the six month, two year or three year period and every six months after that date, each of these adjustable-rate loans will be subject to an interest rate adjustment.

                              The loans have been originated using underwriting standards that are less stringent than FHLMC or FNMA guidelines concerning first-lien mortgage loans. See "The Pool" in this prospectus supplement and "The Trust Funds--Residential Loans" in the accompanying prospectus.

SERVICING OF THE LOANS....... _____________, as the servicer, will perform the loan servicing and receive a monthly servicing fee and other servicing compensation. The servicer also will make reasonable and customary expense advances with respect to the loans, in accordance with reasonable and customary servicing procedures. See "Description of the Transfer and Servicing Agreements--Servicing" in this prospectus supplement.

                              ________________ will be the master servicer. The master servicer will advance certain delinquent payments of interest and principal on the loans, will pay compensating interest to cover prepayment interest shortfalls to the extent described in this prospectus supplement, will monitor the servicing activities of the servicer and will be available to assume the servicing upon a termination of the servicer. See "Master Servicer" in this prospectus supplement.

                              ___________ has agreed to service the loans beginning on or before __________, 199_. The master servicer will service the loans for an interim period beginning on the closing date until _______ has assumed its duties as servicer.

CREDIT ENHANCEMENT........... Credit enhancement for the notes will be provided by and utilized in the following order of priority:

                              o FIRST, the subordination of the residual
                                interest certificates;

                              o SECOND, the overcollateralization that results
                                from the cash flow structure; and

                              o THIRD, the Guaranty Policy as described below.

                              Each of these sources of credit enhancement is intended to increase the likelihood that you will receive the full and timely amount of interest payments and full amount of principal payments due on the notes and to provide protection against losses on the loans. The credit enhancement for the notes is for the benefit of the Series 199_-_ notes only and the Series 199_-_ notes will not be entitled to the benefits of any other credit enhancement. See "Risk Factors--Adequacy of Credit Enhancement" in this prospectus supplement.

  Subordination.............. The rights of the holders of the residual interest certificates to receive payments from any remaining amounts available on each payment date are subordinate to your rights. See "Description of Credit Enhancement--Subordination" in this prospectus supplement.

  [Overcollateralization;
    Application of Excess
    Spread.............       The "OVERCOLLATERALIZATION AMOUNT" with respect to
                              any payment date, will equal the excess of the aggregate principal balance of the loans over the unpaid principal balance of the notes, after giving effect to regular principal and interest payments on the notes on such payment date. On the closing date, the Overcollateralization Amount will be equal to $__________. The
                              Overcollateralization Amount is expected to increase through the application of Excess Spread to reduce the unpaid principal balance of the notes. This application of Excess Spread is intended to create and maintain the Overcollateralization Amount at a level equal to a certain target amount.

                              The overcollateralization target amount may increase or decrease over time, subject to certain minimum and maximum amounts and trigger events that are based on excess spread requirements and the delinquency and loss experience of the loans and the outstanding principal balance of the loans. See "Description of Credit Enhancement--Overcollateralization" in this prospectus supplement.

                              An increase in the overcollateralization target amount will occur if, among other things, the delinquency or loss experience of the loans exceeds certain levels established by the Securities Insurer. These levels can be changed by the Securities Insurer. If an increase in the overcollateralization target amount occurs, then the principal amortization of the notes would be accelerated by the payment of any available Excess Spread to the notes, until the Overcollateralization Amount equals the increased overcollateralization target amount.

                              If the delinquency or loss experience of the loans does not exceed the levels established by the Securities Insurer, then a decrease or stepdown in the overcollateralization target amount may initially occur when the outstanding principal balance of the loans is reduced to an amount established by the Securities Insurer. A decrease or stepdown will likely result in the current Overcollateralization Amount exceeding the decreased overcollateralization target amount. If the Overcollateralization Amount exceeds the overcollateralization target amount, then (i) all or a portion of the principal payments that would otherwise be paid to the notes will instead be paid to the residual interest certificates and
                              (ii) the principal amortization of the notes would be reduced in relation to the principal amortization of the loans. The Securities Insurer may lower the overcollateralization target amount at any time to certain minimum amounts.

                              See "Description of Credit Enhancement--
                              Overcollateralization" in this prospectus supplement.]

  [Guaranty Policy........... A financial guaranty insurance policy (the
                              "GUARANTY Policy") from ___________________ (the
                              "SECURITIES Insurer"), will irrevocably and unconditionally guaranty to the indenture trustee timely payment of interest and ultimate payment of principal due on the notes. The Guaranty Policy may not be canceled for any reason. The Guaranty Policy does not guaranty any specified rate of prepayments or any interest payments carried forward to subsequent payment dates due to the Net Funds Cap, nor does the Guaranty Policy provide funds to redeem any of the notes, unless such redemption is at the option of the Securities Insurer. See "Description of Credit Enhancement--Financial Guaranty Insurance Policy" and "--The Securities Insurer" in this prospectus supplement.

                              The insurance provided by the Guaranty Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.]

ALLOCATION AND PAYMENTS TO
  THE NOTES.................. Interest and principal payments due on the notes will be paid from the Available Payment Amount and any Insured Payment made under the Guaranty Policy. On each payment date, the priority of payments from the Available Payment Amount will be as follows:

                              o FIRST, to pay the Regular Payment Amount; and

                              o SECOND, to pay the Excess Spread, if any.

                              The "AVAILABLE PAYMENT AMOUNT" with respect to any payment date, will generally equal the sum of interest and scheduled principal payments collected from the loans during the related Due Period or advanced by the master servicer and any prepayments or other unscheduled principal payments collected during the related Due Period, minus the payment of the issuer's fees and expenses including the fees owed to the master servicer, the servicer, the Securities Insurer and the indenture trustee.

                              [The Securities Insurer will be required to make an Insured Payment to the indenture trustee upon receipt of a claim under the Guaranty Policy. See "Description of Credit Enhancement--Financial Guaranty Insurance Policy" in this prospectus supplement.

                              An "INSURED PAYMENT" with respect to any payment date, generally will be made under the Guaranty Policy to cover any deficiency attributable to the sum of (i) any deficiency resulting from the Available Payment Amount being less than the accrued and unpaid interest due on the notes and
                              (ii) any deficiency resulting from the aggregate unpaid principal balances of the loans being less than the aggregate unpaid principal balances of the notes. Insured Payments will not be available to cover interest shortfalls on the Notes resulting from the Relief Act or interest payments carried forward from prior payment dates due to the application of the Net Funds Cap.]

                              The "REGULAR PAYMENT AMOUNT" with respect to any payment date, will generally equal the lesser of:

                              o the Available Payment Amount; and

                              o the sum of the following amounts:

                              o the accrued and unpaid interest due on the notes
                                for the related Accrual Period; and

                              o the amount of principal collected on the loans,
                                but not in excess of the amount sufficient for the overcollateralization amount to reach or maintain the target overcollateralization amount.

                              The "EXCESS SPREAD" with respect to any payment date, will equal the excess, if any, of the Available Payment Amount, over the Regular Payment Amount.

                              See "Description of the Notes" in this prospectus supplement for a further discussion of the payments of interest and principal on the notes.

  Application of the
    Regular Payment
    Amount................... The Regular Payment Amount and any Insured Payment
                              will be paid on each payment date in the following order of priority:

                              o FIRST, to pay the holders of the notes accrued
                                and unpaid interest;

                              o SECOND, to pay to the holders of the notes
                                principal in an amount equal to scheduled principal amounts collected on the loans during the preceding Due Period, and any principal prepayments or other unscheduled principal payments collected during such Due Period, subject to certain adjustments resulting from the notes being either overcollateralized or undercollateralized in certain circumstances, until the notes have been paid their principal balance in full; and

                              o THIRD, any remaining amount to be applied
                                together with Excess Spread for payment as specified in "--Application of Excess Spread" below.

                              See "Description of the Notes" in this prospectus supplement.

  Application of Excess
    Spread................... The Excess Spread, if any, will be paid on each payment date in the following order of priority (after giving effect to all payments specified above under "--Application of the Regular Payment Amount"):

                              o [FIRST, to pay the Securities Insurer in the
                                amount that is needed to reimburse the
                                Securities Insurer for any Insured Payments previously made under the Guaranty Policy and any other amounts owed under the Insurance Agreement, in each case, together with interest at a rate specified in the insurance agreement;]

                              o SECOND, to pay the holders of the notes as
                                principal any Excess Spread, in an amount up to the Overcollateralization Deficiency Amount, if any, until the notes have been paid their principal in full;

                              o THIRD, to pay the holders of the notes interest
                                carried forward from prior payment dates due to the Net Funds Cap, together with accrued interest thereon, if any; and

                              o FOURTH, to pay any remaining Excess Spread,
                                first to the servicer and the master servicer in an amount needed to reimburse any non-recoverable servicing advances and monthly advances, and then to the holders of the residual interest certificates.

                              The "OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any payment date, will equal the excess, if any, of the overcollateralization target amount over the Overcollateralization Amount. See "Description of the Notes" in this prospectus supplement.

OPTIONAL REDEMPTION.......... The holders of residual interest certificates have the option to cause the issuer to effect an early redemption of the notes on or after any payment date on which the outstanding aggregate principal balance of the loans declines to __% or less of the aggregate principal balance of the loans as of the Cut-Off Date (the first such payment date, the "CALL OPTION DATE"), by purchasing all of the loans at a price that will at least pay in full accrued interest, interest carried forward due to the Net Funds Cap, together with accrued interest thereon, unreimbursed servicing advances and monthly advances and principal of the notes. On or after any payment date on which the outstanding aggregate principal balance of the loans declines to __% or less of the aggregate principal balance of the loans as of the Cut-Off Date, the Securities Insurer or the servicer will have the option to cause the issuer to effect the same early redemption of the notes if the holders of the residual interest certificates fail to exercise this early redemption option.

                              [In addition, whether or not the Call Option Date has occurred, if certain events of default occur with respect to the issuer, the Securities Insurer may, at its option, cause an early redemption of the notes.] See "Description of the Notes--Optional Redemption" in this prospectus supplement.

CLEARANCE, SETTLEMENT AND
  DENOMINATIONS OF THE
  NOTES...................... The Series 199_-_ notes will be issued only in book-entry form through DTC in the United States, or Cedel or Euroclear in Europe. Transfers will be in accordance with the usual rules and operating procedures of The Depository Trust Company ("DTC"), Cedelbank ("CEDEL") and The Euroclear System ("EUROCLEAR"). You will not receive a definitive certificate representing your note, except in limited circumstances described in the accompanying prospectus. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration of Securities" in the accompanying prospectus.

                              Beneficial interests in the notes will be offered in minimum denominations of $25,000 and integral multiples of $1,000 in excess of that amount.

TAX STATUS................... Special counsel to the depositor and the underwriters is of the opinion that under existing law the notes will be characterized as debt for federal income tax purposes and that the issuer will not be characterized as an association or a publicly traded partnership taxable as a corporation or a taxable mortgage pool for federal income tax purposes.

                              By acceptance of a note, you are deemed to agree to treat your notes as debt for Federal, state and local income tax purposes and franchise tax purposes. See "Federal Income Tax Consequences" in this prospectus supplement and "Certain Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS......... Subject to important considerations described in this prospectus supplement and in the accompanying prospectus, the notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. You should carefully review with your legal advisors whether the purchase or holding of the notes could give rise to a prohibited transaction. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT............. Your notes will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") for as long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and, as such, will be legal investments for certain entities to the extent provided in SMMEA and applicable state laws. You should consult your own legal advisors to determine whether the notes constitute legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

NOTE RATINGS................. On the closing date, the notes are required to be rated "___" by _________________________ and
                              "____" by_________________________________ (the
                              "RATING Agencies"). See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the primary factors upon which the ratings are based.

IMPORTANT COVENANTS OF
  NOTEHOLDERS................ By accepting your note, you agree not to institute or join in any bankruptcy, reorganization or other insolvency or similar proceeding against the transferor, the servicer, the master servicer or the issuer. You also agree to allow the Securities Insurer to exercise all of your voting rights with respect to your notes. See "Risk Factors--Limitations on Rights of Noteholders" and "Description of the Transfer and Servicing Agreements--Restrictions on Noteholders' Rights" in this prospectus supplement.

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, payments on your notes will depend on payments received on and other recoveries with respect to the loans.

     Therefore, you should carefully consider the risk factors relating to the loans. The risks and uncertainties described below are not the only ones relating to your notes. Additional risks and uncertainties not presently known to _____________________ or PaineWebber Mortgage Acceptance Corporation IV, or that they currently consider immaterial may also impair your investment.

     If any of the following risks are realized, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.


YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

     BASIS RISK. The yield on your notes will be sensitive to fluctuations in the level of One-Month LIBOR and may be adversely affected by the application of the Net Funds Cap. The prepayment of the mortgage loans with higher mortgage rates may result in a lower Net Funds Cap. If on any payment date the application of the Net Funds Cap results in an interest payment lower than the interest rate on the notes during the related Accrual Period, the value of your notes may decline.

     The mortgage pool will contain adjustable-rate mortgage loans that, after a period of six months, two years or three years following the date of origination, adjust semi-annually based upon the London interbank offered rate for six-month United States dollar deposits (the "SIX-MONTH LIBOR"). Consequently, the interest due on such mortgage loans during any Due Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable margin on your notes during the related Accrual Period. In particular, because the interest rate on your notes adjusts monthly, while the interest rates on the mortgage loans adjust semi-annually, and in some cases, only after the expiration of the related fixed-rate period, or with respect to fixed-rate loans, not at all, subject to any applicable periodic cap, maximum mortgage rate and minimum mortgage rate, in a rising interest rate environment, the amount of interest paid on the notes on any payment date may be less than One-Month LIBOR plus the applicable margin.

     Although you will be entitled to receive on subsequent payment dates the amount of any interest shortfall resulting from the application of the Net Funds Cap on the notes, in light of the payment priorities on such payment dates, there is no assurance that funds will be available. The failure to pay such amount carried forward on subsequent payment dates due to a lack of funds will not be an event of default under the indenture. In addition, [the Guaranty Policy does not cover,] and the ratings of the notes do not address, the likelihood of the payment of such amounts carried forward.

     The yield to maturity on the notes may be affected by the resetting of the mortgage rates on the adjustable-rate mortgage loans. In addition, because the mortgage rate for most mortgage loans is based on Six-Month LIBOR plus the related margin, such rate could be higher than prevailing market interest rates, which may result in an increase in the rate of prepayments on the mortgage loans after the adjustment. Also, while a substantial majority of the "2/28" and "3/27" loans impose prepayment penalties if a loan is prepaid during the initial one to five years of the loan, these penalties are typically suspended during the sixty-day period following the initial adjustment date. The suspension of the prepayment penalties may also result in increased prepayments on the mortgage loans during such sixty-day period.

     See "Certain Legal Aspects of Residential Loans--Prepayment Charges and Prepayments" in the prospectus.

     VARIATIONS IN YIELD TO MATURITY. The degree to which the actual yield of your notes may vary from the anticipated yield will depend upon:

     o the price of your notes, including the amount of any premium or discount;

     o the degree to which the timing of payments on your notes is sensitive to the prepayment experience of loans and the application of Excess Spread as principal on the notes;

     o the timing of delinquencies, defaults and losses on the loans to the extent not covered by the credit enhancement[, including the Guaranty Policy]; and

     o a change in the overcollateralization target amount or a change in the delinquency or loss levels with respect to the loans or excess spread requirements used to determine an increase or decrease in the overcollateralization target amount.

The allocation of Excess Spread as an additional payment of principal on the notes until the Overcollateralization Amount equals the overcollateralization target amount will accelerate the principal amortization of the notes relative to the speed at which principal is paid on the loans. However, any reduction in the Overcollateralization Amount will slow the principal amortization of the notes. See "Prepayment and Yield Considerations" in this prospectus supplement.

     PREPAYMENT EXPERIENCE OF THE LOANS. The rate and timing of payments of principal on the loans, among other factors, will affect the rates of principal payments on the notes and the aggregate amount of payments and the yield to maturity of your notes. Because the prepayment experience of the loans will depend on future events and a variety of factors, the prepayment experience of the loans is uncertain and in all likelihood will not conform to any projected rates of prepayments. See "Prepayment and Yield Considerations" in this prospectus supplement.


LIMITED LIQUIDITY

     A secondary market for the notes may not develop or, if it does develop, it may not provide you with liquidity of investment or continue while your notes are outstanding. See "Risk Factors--Limited Liquidity" in the accompanying prospectus.


[ADEQUACY OF CREDIT ENHANCEMENT

     RATINGS OF SECURITIES INSURER. Any reduction in a rating assigned to the claims-paying ability of the Securities Insurer may result in a reduction in the rating of the notes. Future events may reduce the rating of the Securities Insurer or impair the ability of the Securities Insurer to pay claims for Insured Payments under the Guaranty Policy. In that event, the Securities Insurer might not have the ability to cover delays or shortfalls in payments of interest or ultimate principal due on the notes. See "Description of Credit Enhancement--Financial Guaranty Insurance Policy" in this prospectus supplement.

     LOAN DELINQUENCIES, DEFAULTS AND LOSSES. Delinquencies, if not advanced by the master servicer, defaults and losses on the loans will reduce the credit enhancement available from the overcollateralization feature. If amounts available from this credit enhancement are not adequate to protect against the delinquencies, defaults and losses experienced on the loans, then delays or shortfalls in payments of interest or principal due on the notes will occur, unless such delays or shortfalls are covered under the Guaranty Policy. See "Description of Credit Enhancement" in this prospectus supplement.

     AVAILABILITY OF EXCESS SPREAD FOR OVERCOLLATERALIZATION. Excess Spread may not be generated in sufficient amounts to create and maintain the Overcollateralization Amount at the overcollateralization target amount at all times. In particular, delinquencies, if not advanced by the master servicer, defaults and principal prepayments on the loans will reduce the Excess Spread that otherwise would be available on a payment date. The reduction of the available Excess Spread will result in a slower principal amortization of the notes in relation to the loans, which in turn will result in a lower level of Overcollateralization Amount. See "Description of Credit Enhancement--Overcollateralization" in this prospectus supplement.

     LIMITATIONS ON SUBORDINATION. The holders of the Residual Interest Certificates are never obligated to refund payments previously distributed to them to holders of the notes, including payments of Excess Spread, even if on a subsequent payment date insufficient funds are available to pay interest or principal due on the notes. See "Description of Credit
Enhancement--Subordination" in this prospectus supplement.]


LIMITATIONS ON RIGHTS OF NOTEHOLDERS

     [Generally, the Securities Insurer may exercise all of your voting rights with respect to your notes (the "NOTEHOLDER RIGHTS") without your consent. The exercise, or a refusal to consent to the exercise, by the Securities Insurer of certain Noteholder Rights could be adverse to your interest. For example, such an event could cause an unanticipated prepayment of principal on your notes. See "Description of the Transfer and Servicing Agreements--Restrictions on Noteholder Rights" in this prospectus supplement.]


UNDERWRITING GUIDELINES

     The originator's underwriting standards are intended to assess the creditworthiness of the borrower and the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the loan. In comparison to first lien mortgage loans that conform to the underwriting guidelines of FNMA or FHLMC the loans have generally been underwritten or reunderwritten with more lenient underwriting criteria. For example, the loans may have been made to borrowers having imperfect credit histories, ranging from minor delinquencies to bankruptcies, or borrowers with higher ratios of monthly mortgage payments to income or higher ratios of total monthly credit payments to income. Accordingly, the loans will likely experience higher, and possibly substantially higher, rates of delinquencies, defaults and losses than the rates experienced by loans underwritten according to FNMA or FHLMC guidelines. Furthermore, changes in the values of the mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the loans than on mortgage loans originated according to FNMA or FHLMC guidelines. No assurance can be given that the values of the mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related loans. See "--Adequacy of Credit Enhancement" above, and "Underwriting Criteria" in this prospectus supplement.


SERVICING RISK

     The servicing of loans such as those originated pursuant to the underwriting guidelines described above (as compared to the servicing of prime mortgage loans) requires special skill and diligence. The servicing of these types of loans generally requires more attention to each account, earlier and more frequent contact with borrowers in default and commencing the foreclosure process at an earlier stage of default. The loans are not currently being serviced by the servicer. On or before _________, 199_, the servicing of such loans will be transferred from __________ to ______________. Following such time, _____________ will directly service all of the loans. Interruptions in servicing may occur during the transfer of servicing to the servicer.

     Pursuant to the servicing agreement, the term of the servicer shall be extendable for successive 90 day terms until the notes are paid in full, provided that prior to the expiration of each term the Securities Insurer delivers written notice of renewal to the servicer. In the event that such renewal notice is not delivered and a successor servicer is appointed, the servicing of the loans will be transferred. During such period, interruptions in servicing may occur potentially resulting in the loans suffering a higher default rate.


REALIZATION UPON DEFAULTED LOANS

     ADEQUACY OF SECURITY AND SEVERITY OF LOSSES. Assuming that the mortgaged properties provide adequate security for the loans, substantial delays in recoveries may occur from the foreclosure or liquidation of defaulted loans. No assurance can be given that the values of the mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related loans. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable on the mortgage notes and thereby reduce the security for the loans. In the event any of the mortgaged properties fail to provide adequate security for the related loan[, you may experience a loss if the Securities Insurer were unable to perform its obligations under the Guaranty Policy]. See "Description of the Transfer and Servicing Agreements--Realization Upon Defaulted Loans" in this prospectus supplement, and "Certain Legal Aspects of Residential Mortgage Loans--Foreclosure on Mortgages" in the prospectus.

     APPLICATION OF BANKRUPTCY LAWS. The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize upon the mortgaged properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans, and such loans will likely experience more severe losses, which may be total losses. See "--Adequacy of Credit Enhancement" above and "--Legal Considerations--Legal Compliance and Regulation" below.


GEOGRAPHIC CONCENTRATION

     _________________ CONCENTRATION. Because of the geographic concentration of mortgaged properties within ______________, an economic downturn or recession in ___________ may affect the ability of the borrowers to timely pay their loans, and accordingly the loans may experience higher rates of delinquencies, defaults and losses than the rates experienced by loans having greater geographical diversification. In addition, mortgaged properties located in ___________ may experience special hazards that are not covered by any available casualty insurance, including earthquakes, mudslides and other disasters. Accordingly, these loans may experience higher rates of delinquencies, defaults and losses than rates experienced for similar loans secured by residential properties located in other states. See "--Adequacy of Credit Enhancement" above.


NON-RECORDATION OF ASSIGNMENTS

     The transferor will not be required to record assignments of the mortgages to the indenture trustee in the real property records of _____________ and certain other states. The master servicer will retain record title to such mortgages on behalf of the issuer, the indenture trustee and the holders of the notes. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Loans" in this prospectus supplement.

     The recordation of the assignments of the mortgages in favor of the indenture trustee is not necessary to effect a pledge of the loans to the indenture trustee. However, if the transferor or the depositor were to sell, assign, satisfy or discharge any loan prior to recording the related assignment in favor of the indenture trustee, the other parties to such sale, assignment, satisfaction or discharge may have rights superior to those of the indenture trustee. In some states, in the absence of such recordation of the assignments of the mortgages, the pledge to the indenture trustee of the loans may not be effective against certain creditors or purchasers from the transferor or a trustee in bankruptcy of the transferor. If such other parties, creditors or purchasers have rights to the loans that are superior to those of the indenture trustee, you could lose the right to future payments of principal and interest from such loans and could suffer a loss of principal and interest to the extent that such loss is not otherwise covered by the applicable credit enhancement.


LEGAL CONSIDERATIONS

     INSOLVENCY OF TRANSFEROR. If the FDIC is appointed receiver or conservator of the transferor, the FDIC's administrative expenses may have priority over the interest of the issuer and/or the indenture trustee in the loans. In addition, the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, gives the FDIC certain powers in its capacity as a receiver or conservator of the transferor that if exercised could result in delays or reductions in payments of principal and interest on the notes[, unless such payments are covered under the Guaranty Policy.]

     Salient among the FDIC's powers as receiver or conservator is the power to disaffirm or repudiate any of the transferor's contracts or leases the performance of which would be burdensome and the disaffirmance or repudiation of which would promote the orderly administration of the transferor's affairs. It is unclear whether the FDIC can utilize this power to repudiate the transfer of the loans to the depositor and administer the loans as part of any receivership or conservatorship of the transferor. Any attempt by the FDIC to repudiate the transfer of the loans to the depositor in a receivership or conservatorship of the transferor, even if unsuccessful, could result in delays or reductions in payments of principal and interest on the notes[, unless such payments are covered under the Guaranty Policy.]

     The FDIC recently proposed a statement of policy outlining the circumstances under which the FDIC will not seek to repudiate transfers made as part of a securitization, such as the transfer of the loans to the depositor. Although that statement of policy is not yet final, much of it merely reiterates pre-existing law, and substantive changes are not expected. The transfer of the loans to PaineWebber Mortgage Acceptance Corporation IV has been structured with the specific intent to satisfy the requirements of the proposed statement of policy.

     See "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Loans" in this prospectus supplement.

     BANKRUPTCY OF OTHER PARTIES. The depositor intends to treat the transfer of the loans to the issuer as an absolute transfer and not as a secured lending arrangement. In such event, the loans would not be part of the depositor's bankruptcy estate in the event of its bankruptcy and would not be available to the depositor's creditors. In the event of the insolvency of the depositor, it is possible that the bankruptcy trustee or a creditor of the depositor may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. This position, if accepted by a court, could prevent timely payments of amounts due on the notes and result in a reduction of payments on the notes.

     In the event a bankruptcy or insolvency of the master servicer or servicer, the bankruptcy trustee or receiver may have the power to prevent [the Securities Insurer,] the indenture trustee or the issuer from appointing a successor master servicer or servicer.

     In the event of the insolvency of the servicer, if cash collections are commingled with such person's own funds for at least ten days, the issuer will likely not have a perfected interest in such collections since such collections would not have been deposited in a segregated account within ten days after the collection thereof, and the inclusion thereof in the bankruptcy estate of such person may result in delays in payment and failure to pay amounts due on the notes.

     In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. See "Certain Legal Aspects of Residential Loans" in the prospectus.

     LEGAL COMPLIANCE AND REGULATION. Federal and state laws regulate the underwriting, origination, servicing and collection of the loans. These laws will likely change over time and may become more restrictive or stringent with respect to certain of these activities of the servicer, master servicer and transferor. Violations of these Federal and state laws may limit the ability of the servicer or master servicer to collect principal or interest on the loans, may entitle the borrowers to a refund of amounts previously paid, and may subject the issuer, the servicer, master servicer or transferor to damages and administrative sanctions. The inability to collect principal or interest on the loans because of violations of federal or state laws will likely cause the loans to experience higher rates of delinquencies, defaults and losses. An assessment of damages or sanctions against the issuer could result in the issuer's assets being insufficient to pay all interest and principal due on the notes, and against the servicer, master servicer or the transferor may adversely affect the ability of the servicer or master servicer to service the loans or the transferor to repurchase or replace defective loans. See "Risk Factors--Certain Other Legal Considerations Regarding Residential Loans" in the prospectus. The transferor will be required to repurchase or replace any loan that did not materially comply with applicable Federal and state laws. See "--Limitations on the Transferor and Servicer" below.

     POTENTIAL LAWSUITS AGAINST THE TRANSFEROR. Because the nature of the transferor's business involves the collection of numerous accounts, the validity of liens and compliance with state and Federal lending laws, the transferor is subject to numerous claims and legal actions in the ordinary course of its business. Several class-action lawsuits have been filed against a number of consumer finance companies alleging that the compensation of mortgage brokers through the payment of yield spread premiums violates various Federal and state consumer protection laws. While the transferor is not a party to any suit of this nature, lawsuits could be filed against the transferor in the future, and the results of any such lawsuits are uncertain.


LIMITATIONS ON THE TRANSFEROR AND SERVICER

     DEPENDENCE ON SERVICER. The amount and timing of payments on the notes generally will be dependent upon ________________ as the servicer to perform its servicing obligations in an adequate and timely manner. See "Servicer--Servicing Procedures" in this prospectus supplement. [The failure of the Securities Insurer to renew the term of the servicer every ninety days or the occurrence of certain events of default may result in the termination of the servicer.] For example, an event that causes a material adverse effect, may result in the termination of the servicer. See "Description of the Transfer and Servicing Agreements--Servicer Determinations and Events of Default" in this prospectus supplement. The master servicer or such other successor appointed by the Master Servicer [and approved by the Securities Insurer] will assume the loan servicing functions upon a termination of the servicer. Such termination with its transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the loans.

     ABILITY TO REPURCHASE OR REPLACE DEFECTIVE LOANS. If the transferor fails to cure a material breach of its loan representations and warranties with respect to any loan in a timely manner, then the transferor is required to repurchase or replace such defective loan. See "Description of the Transfer and Servicing Agreements--Representations and Warranties" in this prospectus supplement. The transferor may not be capable of repurchasing or replacing any defective loans, for financial or other reasons. The transferor's inability to repurchase or replace defective loans would likely cause the loans to experience higher rates of delinquencies, defaults and losses. See "--Adequacy of Credit Enhancement" above, and "______________________" and "Description of Credit Enhancement" in this prospectus supplement.

     RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE. The transferor and the depositor are aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The "year 2000 problem" is pervasive and complex; substantially all computer operations will be affected in some way by the rollover of the two-digit year value to 00. The issue is whether the computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

     The master servicer, the servicer and the indenture trustee will certify that they are committed either to implement modifications to their respective existing systems to the extent required to cause them to be year 2000 ready or acquire computer systems that are year 2000 ready, in each case prior to January 1, 2000. However, the depositor has not made any independent investigation of the computer systems of the master servicer, the servicer or the indenture trustee. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the master servicer, the servicer or the indenture trustee are not fully year 2000 ready, the resulting disruptions in the collection or distribution of receipts on the loans could materially and adversely affect your investment.

     With respect to the year 2000 problem, DTC has informed members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions, including principal and interest payments, to security holders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, its participating organizations, through which you will hold your notes, as well as the computer systems of third party service providers. DTC has informed the financial community that it is contacting and will continue to contact third party vendors from whom DTC acquires services to:

     o impress upon them the importance of such services being year 2000 compliant; and

     o determine the extent of their efforts for year 2000 remediation, and, as appropriate, testing, of their services.

In addition, DTC has stated that it is in the process of developing such contingency plans as it deems appropriate.

     If problems associated with the year 2000 problem were to occur with respect to DTC and the services described above, payments to you could be delayed or otherwise adversely affected.


                                    THE POOL

GENERAL

     On or about ____________, 199_ (the "CLOSING DATE"), the Depositor will acquire from the Transferor a pool (the "POOL") of loans (the "LOANS") having an aggregate unpaid principal balance as of the close of business on ______________, 199_ (the "CUT-OFF Date"), of approximately $__________ (the
"CUT-OFF DATE POOL PRINCIPAL BALANCE"). The Depositor will then transfer the Loans to the Issuer pursuant to the Owner Trust Agreement in exchange for the Notes and the Residual Interest Certificates. The Owner Trust will be entitled to all payments of principal and interest in respect of the Loans due after the Cut-Off Date. The Loans will be secured by first lien mortgages, deeds of trust and security deeds of trust and security deeds on residences (the "MORTGAGED PROPERTIES").

     Approximately ____% of the Loans, by Cut-Off Date Pool Principal Balance, will be closed-end, fully amortizing, adjustable-rate home loans (the "ADJUSTABLE-RATE LOANS"), and approximately ____% of the Loans will be fully amortizing fixed-rate home loans (the "FIXED-RATE LOANS") none of which are insured or guaranteed by any governmental agency. The Loans have been originated for the purpose of purchasing, and refinancing single-family residences, consolidating debt, financing property improvements, providing cash to the borrower for unspecified purposes or a combination of the foregoing. The majority of the Loans will have been originated or acquired by the Transferor on a flow basis, through a network of small independent mortgage brokers ("BROKER ORIGINATIONS"), and a small number of the Loans were acquired by the Transferor either through a network of correspondents or direct origination. No Loans were purchased by the Transferor in bulk.

     The Loans have been underwritten in compliance with the underwriting standards of the Transferor. See "Underwriting Criteria" in this prospectus supplement.


PAYMENTS ON THE LOANS

     Interest on each Loan is payable monthly on its outstanding principal balance at a per annum rate (the "LOAN RATE"). The Loan Rate on each Adjustable-Rate Loan will be subject to adjustment based on Six-Month LIBOR after an initial period. Approximately _____% of the Loans, by Cut-Off Date Pool Principal Balance, known as "____ loans" will bear interest at a fixed rate for approximately two years after origination. Approximately ____% of the Loans, by Cut-Off Date Pool Principal Balance, known as "____ loans" will bear interest at a fixed rate for three years after origination. Approximately ____% of the Loans, by Cut-Off Date Pool Principal Balance, will bear interest at a fixed rate for six months after origination. Approximately ____% of the Loans, by Cut-Off Date Pool Principal Balance, will bear interest at a fixed rate for the life of the Loans.

     At the end of such six month, two year or three year period and at six month intervals thereafter (each, a "CHANGE DATE"), the Loan Rate on each Adjustable-Rate Loan will be adjusted to a rate equal to the sum of (1) the London interbank offered rate for six-month United States dollar deposits ("SIX-MONTH LIBOR"), as published in The Wall Street Journal, and (2) the number of basis points stated in the mortgage note (the "GROSS MARGIN"). The new Loan Rate will be rounded and may be subject to Periodic Rate Caps, Lifetime Caps and Lifetime Floors. A "PERIODIC RATE CAP" limits changes in the Loan Rate for each Loan on a particular Change Date. The "LIFETIME CAP" for a Loan is the maximum Loan Rate that may be charged on a Loan, and the "LIFETIME FLOOR" is the minimum Loan Rate that may be charged on a Loan. The Loans do not provide for negative amortization or limits on changes in monthly payments.

     Six-Month LIBOR. Listed below are monthly Six-Month LIBOR rates on the first business day of the related calendar month beginning in 199_, as published by _____________ ("_________"). Such Six-Month LIBOR rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern. There can be no assurance that levels of Six-Month LIBOR published in ____________ on a different LIBOR reference date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR (as published by __________). No assurance can be given as to the level of Six-Month LIBOR on any Change Date or during the life of any Loan based on Six-Month LIBOR.

                                 SIX-MONTH LIBOR

                                           1999    1998    1997    1996    1995
January................................   _____%  _____%  _____%  _____%  _____%
February...............................   _____%  _____%  _____%  _____%  _____%
March..................................   _____%  _____%  _____%  _____%  _____%
April..................................           _____%  _____%  _____%  _____%
May....................................           _____%  _____%  _____%  _____%
June...................................           _____%  _____%  _____%  _____%
July...................................           _____%  _____%  _____%  _____%
August.................................           _____%  _____%  _____%  _____%
September..............................           _____%  _____%  _____%  _____%
October................................           _____%  _____%  _____%  _____%
November...............................           _____%  _____%  _____%  _____%
December...............................           _____%  _____%  _____%  _____%


     The initial Loan Rate in effect on an Adjustable-Rate Loan generally will be lower, and may be significantly lower, than the Loan Rate that would have been in effect based on the rate of Six-Month LIBOR and the Gross Margin at the origination of the Loan. Therefore, unless Six-Month LIBOR declines after origination of a Loan, the related Loan Rate will generally increase on the first Change Date following origination of the Loan, subject to the Periodic Rate Cap. The repayment of the Loans will be dependent on the ability of the borrowers to make larger monthly payments following adjustments of the Loan Rate. Loans that have the same initial Loan Rate at the Cut-Off Date may not always bear interest at the same Loan Rate because the Loans may have different Change Dates (and the Loan Rates therefore may reflect different levels of Six-Month LIBOR), Gross Margins, Lifetime Caps and Lifetime Floors.

     The "PRINCIPAL BALANCE" of a Loan on any day is equal to its unpaid principal as of the Cut-Off Date after giving effect to scheduled principal payments due on the Loan on or prior to the Cut-Off Date, whether or not received, minus all principal reductions credited against the Principal Balance of such Loan since the Cut-Off Date, including any principal losses recorded by the Servicer on account of a short pay-off, short sale or other modification of such Loan affecting the Principal Balance thereof; provided, however, that any Liquidated Home Loan will have a Principal Balance of zero. With respect to any date, the "POOL PRINCIPAL BALANCE" will be equal to the aggregate Principal Balances of all Loans as of such date.

     Although the Loans may be prepaid at any time, prepayment may subject the borrower to a prepayment penalty, subject to state regulation. Generally, approximately ____% of the Loans, by Cut-Off Date Pool Principal Balance, provide for a prepayment penalty for certain partial prepayments and any prepayments in full made during the first, second, third and fifth years of the Loan, except for a short prepayment window at the time of the first adjustment of the Loan Rate. The prepayment penalty would equal, generally, a certain amount of advance interest on the amount of the prepayment of the Loan. Because the Master Servicer is entitled to keep the prepayment penalties as additional compensation, it will not be available to make payments on the Notes.

     The Loans will be serviced under an "ACTUARIAL INTEREST" method in which interest is charged to the related borrowers, and payments are due from such borrowers as of a scheduled day each month that is fixed at the time of origination. Payments received after a grace period following such scheduled day are subject to a late charge. Each regular scheduled payment made by the borrower is, therefore, treated as containing a predetermined amount of interest and principal. Scheduled monthly payments made by the borrowers on the Loans either earlier or later than their scheduled due dates will not affect the amortization schedule or the relative application of such payments to principal and interest. Interest accrued on each Loan will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     In connection with a partial prepayment, the Servicer, at the request of the borrower, may recalculate the amortization schedule of the related Loan to reduce the scheduled monthly payment over the remaining term to maturity.


CHARACTERISTICS OF THE LOANS

     Set forth below is certain statistical information regarding characteristics of the Loans included in the Pool as of the Cut-Off Date. As of the Cut-Off Date, the Loans had an approximate aggregate principal balance of $_________ (the "CUT-OFF DATE POOL PRINCIPAL BALANCE"). Unless the context indicates otherwise, any numerical or statistical information presented in this prospectus supplement is based upon the characteristics of such pool of Loans that will be included in the Owner Trust and that comprise the Cut-Off Date Pool Principal Balance.

     Before the Closing Date, the Transferor may remove any of the Loans identified as of the date of this prospectus supplement or may substitute comparable loans for any of the Loans identified as of the date of this prospectus supplement; provided, however, that the aggregate Principal Balance of such Loans will not exceed __% of the Cut-Off Date Pool Principal Balance. As a result, the statistical information presented below regarding the characteristics of the Loans included in the Pool may vary in certain respects from comparable information based on the actual composition of the Loans included in the Pool on the Closing Date. In addition, after the Cut-Off Date, the characteristics of the actual Loans may materially vary from the information below due to a number of factors, including prepayments after the Cut-Off Date or the substitution or repurchase of Loans after the Closing Date.

LOAN STATISTICS

     As of the Cut-Off Date, the Loans had the following characteristics:


                                      LOANS

Number of Loans.........................................

Principal Balance
  Aggregate............................................. $
  Average............................................... $
  Range................................................. $         to $

Current Loan Rate
  Weighted Average......................................     %
  Range.................................................     % to     %

Current Loan Rate-(Fixed-Rate Loans)
  Weighted Average......................................     %
  Range.................................................     % to     %

Current Loan Rate-(Adjustable-Rate Loans)
  Weighted Average......................................     %
  Range.................................................     % to     %

Gross Margin-(Adjustable-Rate Loans)
  Weighted Average......................................     %
  Range.................................................     % to     %

Lifetime Caps-(Adjustable-Rate Loans)
  Weighted Average......................................     %
  Range.................................................     % to     %

Lifetime Floors-(Adjustable-Rate Loans)
  Weighted Average......................................     %
  Range.................................................     % to     %

Months to Next Change Date-(Adjustable-Rate Loans)
  Weighted Average......................................     months
  Range.................................................     months to    months

Remaining Term to Maturity (months)
  Weighted Average......................................     months
  Range.................................................     months to    months

Seasoning (months)
  Weighted Average......................................     months
  Range.................................................     months to    months

Loan-to-Value Ratio
  Weighted Average......................................     %
  Range.................................................     % to     %

     As of the Cut-Off Date, all of the Loans had original stated maturities of not more than years, and no Loan was scheduled to mature later than
____________.

     As of the Cut-Off Date, all of the Loans were secured by Mortgaged Properties located in __ states.

     The following tables are based on certain statistical characteristics with respect to the Loans as of the Cut-Off Date. The sum of the dollar amounts and percentages in the following tables may not equal the totals due to rounding.

                             GEOGRAPHIC DISTRIBUTION

                                                                         % OF
                                                                        CUT-OFF
                                                           AGGREGATE     DATE
                                                 NUMBER    PRINCIPAL   PRINCIPAL
                JURISDICTION                    OF LOANS    BALANCE     BALANCE
                ------------                    --------   ---------   ---------










                                                --------   ---------   ---------
   Total.....................................                           100.00%
                                                ========   =========   =========


                               PRINCIPAL BALANCES

                                                                         % OF
                                                                        CUT-OFF
                                                           AGGREGATE     DATE
                                                 NUMBER    PRINCIPAL   PRINCIPAL
         RANGE OF PRINCIPAL BALANCES            OF LOANS    BALANCE     BALANCE
         ---------------------------            --------   ---------   ---------
                                                           $









                                                --------   ---------   ---------
   Total.....................................              $            100.00%
                                                ========   =========   =========

*  Less than 0.01%.

     As of the Cut-Off Date, the average Cut-Off Date Principal Balance of the Loans was approximately $ .

                               CURRENT LOAN RATES

                                                                         % OF
                                                                        CUT-OFF
                                                           AGGREGATE     DATE
                                                 NUMBER    PRINCIPAL   PRINCIPAL
             RANGE OF LOAN RATES                OF LOANS    BALANCE     BALANCE
             -------------------                --------   ---------   ---------
                                                           $                  %









                                                --------   ---------   ---------
   Total.....................................              $                  %
                                                ========   =========   =========

     As of the Cut-Off Date, the weighted average Loan Rate of the Loans was approximately _____% per annum.


                      CURRENT LOAN RATES--FIXED-RATE LOANS

                                                                        % OF
                                                                    CUT-OFF DATE
                                                                     PRINCIPAL
                                                        AGGREGATE    BALANCE OF
                                            NUMBER OF   PRINCIPAL    FIXED-RATE
           RANGE OF LOAN RATES                LOANS      BALANCE       LOANS
           -------------------              ---------   ---------   ------------
                                                                            %








           -------------------              ---------   ---------   ------------
   Total.................................               $                   %
                                            =========   =========   ============

     As of the Cut-Off Date, the weighted average Loan Rate of the Fixed-Rate Loans was approximately _______% per annum.

                    CURRENT LOAN RATES--ADJUSTABLE-RATE LOANS

                                                                      % OF
                                                                  CUT-OFF DATE
                                                                   PRINCIPAL
                                                     AGGREGATE     BALANCE OF
                                         NUMBER OF   PRINCIPAL   ADJUSTABLE-RATE
           RANGE OF LOAN RATES             LOANS      BALANCE         LOANS
           -------------------           ---------   ---------   ---------------
                                                     $                     %









                                         ---------   ---------   ---------------
   Total..............................                  $                     %
                                         =========   =========   ===============

     As of the Cut-Off Date, the weighted average Loan Rate of the Adjustable-Rate Loans was approximately _____% per annum.


              DISTRIBUTION OF GROSS MARGINS--ADJUSTABLE-RATE LOANS

                                                                      % OF
                                                                  CUT-OFF DATE
                                                                   PRINCIPAL
                                                     AGGREGATE     BALANCE OF
                                            NUMBER   PRINCIPAL   ADJUSTABLE-RATE
         RANGE OF GROSS MARGINS             LOANS     BALANCE         LOANS
         ----------------------             ------   ---------   ---------------
                                                     $                     %









                                            ------   ---------   ---------------
   Total.................................            $               100.00%
                                            ======   =========   ===============

     As of the Cut-Off Date, the weighted average Gross Margin of the Adjustable-Rate Loans was approximately ____% per annum.

              DISTRIBUTION OF LIFETIME CAPS--ADJUSTABLE-RATE LOANS

                                                                      % OF
                                                                  CUT-OFF DATE
                                                                   PRINCIPAL
                                                     AGGREGATE     BALANCE OF
                                            NUMBER   PRINCIPAL   ADJUSTABLE-RATE
         RANGE OF LIFETIME CAPS             LOANS     BALANCE         LOANS
         ----------------------             ------   ---------   ---------------
                                                     $                     %









                                            ------   ---------   ---------------
   Total.................................            $               100.00%
                                            ======   =========   ===============

     As of the Cut-Off Date, the weighted average Lifetime Cap on the Adjustable-Rate Loans was approximately ______% per annum.


             DISTRIBUTION OF LIFETIME FLOORS--ADJUSTABLE-RATE LOANs

                                                                      % OF
                                                                  CUT-OFF DATE
                                                                   PRINCIPAL
                                                     AGGREGATE     BALANCE OF
                                            NUMBER   PRINCIPAL   ADJUSTABLE-RATE
        RANGE OF LIFETIME FLOORS            LOANS     BALANCE         LOANS
        ------------------------            ------   ---------   ---------------
                                                     $                     %









                                            ------   ---------   ---------------
   Total.................................            $               100.00%
                                            ======   =========   ===============

     As of the Cut-Off Date, the weighted average Lifetime Floor of the Adjustable-Rate Loans was approximately ______% per annum.

                MONTH OF NEXT CHANGE DATE--ADJUSTABLE-RATE LOANs

                                                                      % OF
                                                                  CUT-OFF DATE
                                                                   PRINCIPAL
                                                     AGGREGATE     BALANCE OF
                                            NUMBER   PRINCIPAL   ADJUSTABLE-RATE
        RANGE OF LIFETIME FLOORS            LOANS     BALANCE         LOANS
        ------------------------            ------   ---------   ---------------
                                                     $                     %









                                            ------   ---------   ---------------
   Total.................................            $               100.00%
                                            ======   =========   ===============

     As of the Cut-Off Date, the weighted average next Change Date of the Adjustable-Rate Loans was approximately ___________, 200_.


                              LOAN-TO-VALUE RATIOS

                                                                         % OF
                                                                        CUT-OFF
                                                           AGGREGATE     DATE
                                                 NUMBER    PRINCIPAL   PRINCIPAL
        RANGE OF LOAN-TO-VALUE RATIO            OF LOANS    BALANCE     BALANCE
        ----------------------------            --------   ---------   ---------
                                                           $                  %









                                                --------   ---------   ---------
   Total.....................................              $            100.00%
                                                ========   =========   =========

     As of the Cut-Off Date, the weighted average Loan-to-Value Ratio of the Loans was approximately %.

                                OCCUPANCY STATUS

                                                                         % OF
                                                                        CUT-OFF
                                                           AGGREGATE     DATE
                                                 NUMBER    PRINCIPAL   PRINCIPAL
                  OCCUPANCY                     OF LOANS    BALANCE     BALANCE
                  ---------                     --------   ---------   ---------
Owner Occupied...............................              $                  %
Non-Owner Occupied...........................
Second Home..................................
                                                --------   ---------   ---------
   Total.....................................              $            100.00%
                                                ========   =========   =========


                            MORTGAGED PROPERTY TYPES

                                                                         % OF
                                                                        CUT-OFF
                                                           AGGREGATE     DATE
                                                 NUMBER    PRINCIPAL   PRINCIPAL
                PROPERTY TYPE                   OF LOANS    BALANCE     BALANCE
                -------------                   --------   ---------   ---------
                                                           $                  %









                                                --------   ---------   ---------
   Total.....................................              $            100.00%
                                                ========   =========   =========


                            MONTHS SINCE ORIGINATION

                                                                         % OF
                                                                        CUT-OFF
                                                           AGGREGATE     DATE
                                                 NUMBER    PRINCIPAL   PRINCIPAL
        RANGE OF LOAN AGE (IN MONTHS)           OF LOANS    BALANCE     BALANCE
        -----------------------------           --------   ---------   ---------
                                                           $                  %









                                                --------   ---------   ---------
   Total.....................................              $            100.00%
                                                ========   =========   =========

     As of the Cut-Off Date, the weighted average number of months since origination of the Loans was approximately __ months.

                           REMAINING TERMS TO MATURITY

                                                                         % OF
                                                                        CUT-OFF
                                                           AGGREGATE     DATE
    RANGE OF REMAINING TERMS TO MATURITY         NUMBER    PRINCIPAL   PRINCIPAL
                (IN MONTHS)                     OF LOANS    BALANCE     BALANCE
    ------------------------------------        --------   ---------   ---------
                                                           $                  %









                                                --------   ---------   ---------
   Total.....................................              $            100.00%
                                                ========   =========   =========

     As of the Cut-Off Date, the weighted average remaining term to maturity of the Loans was approximately ___ months.


                       TRANSFEROR ASSIGNED RISK CATEGORIES

                                                                         % OF
                                                                        CUT-OFF
                                                           AGGREGATE     DATE
                                                 NUMBER    PRINCIPAL   PRINCIPAL
     TRANSFEROR ASSIGNED RISK CATEGORIES        OF LOANS    BALANCE     BALANCE
     -----------------------------------        --------   ---------   ---------
                                                           $                  %









                                                --------   ---------   ---------
   Total.....................................              $            100.00%
                                                ========   =========   =========

                                 MASTER SERVICER

MASTER SERVICER DUTIES

     __________, as Master Servicer, will be responsible for performing the loan master servicing functions for the Loans pursuant to the Sale and Master Servicing Agreement among the Issuer, the Master Servicer, the Transferor, the Depositor and the Indenture Trustee (the "SALE AND MASTER SERVICING AGREEMENT"). All references in the accompanying prospectus to "Master Servicer" shall mean the "Servicer" with respect to this prospectus supplement. In consideration for the performance of the master servicing functions for the Loans, the Master Servicer is entitled to receive a monthly servicing fee (the "MASTER SERVICER FEE") as to each Loan in the amount equal to one-twelfth of the product of ___% (the "MASTER SERVICER FEE RATE") and the Principal Balance of such Loan as of the first day of the immediately preceding Due Period (or as of the Cut-Off Date, with respect to the first Due Period). In addition, the Master Servicer is entitled to receive on a monthly basis additional compensation attributable to investment earnings from amounts on deposit in the Collection Account, the Note Payment Account, a portion of late payment charges, and prepayment penalties which, together with the Master Servicer Fee, are referred to as the "MASTER SERVICER COMPENSATION".

     The Master Servicer will service the Loans for an interim period beginning on the Closing Date and ending on or before May 1, 1999. During this time the Master Servicer shall be entitled to all Servicing Compensation, and shall be vested with all of the rights and obligations of the Servicer. The Master Servicer will transfer the servicing of the Loans to the Servicer on or before ________, 199_ and thereafter the Servicer will perform the servicing functions with respect to the Loans.

     Under the Sale and Master Servicing Agreement, the Master Servicer will perform the following master servicing functions:

     o The Master Servicer will advance delinquent payments of interest and principal on the Loans in order to maintain a regular flow of scheduled payments to holders of the Notes ("NOTEHOLDERS"). Prior to each Payment Date, the Master Servicer will cause to be remitted an advance (a "MONTHLY ADVANCE"), if necessary, to the Indenture Trustee for deposit into the Note Payment Account to be paid on the related Payment Date. The Monthly Advance will equal interest and principal due on the Loans (net of the Servicing Fee and Master Servicer Fee) during the related Due Period but delinquent. The Master Servicer may recover Monthly Advances, first from the borrower on whose behalf such Monthly Advance was made, then from subsequent collections on the related Loan. The Master Servicer is not required to make any Monthly Advance it deems not recoverable from subsequent collections on the related Loan;

     o If a Loan prepays in full or in part in any month other than on the date the related monthly payment was due, the borrower is only required to pay interest to the date of prepayment. In such event, the Master Servicer and the Servicer are obligated to pay any shortfall in interest ("COMPENSATING INTEREST") up to an amount equal to the sum of the Master Servicer Fee and the Servicing Fee for such Payment Date. Such Compensating Interest will first be paid by the Master Servicer out of its Master Servicer Compensation on any Payment Date and any required Compensating Interest in excess of the Master Servicer Compensation will be paid by the Servicer out of its Servicing Fee. The Servicer will be reimbursed for all amounts paid by it in respect of Compensating Interest first, on the related Payment Date, from amounts that would otherwise be paid to the Residual Certificateholder and second, on subsequent Payment Dates, by the Master Servicer out of amounts otherwise payable in respect of the Master Servicer Compensation and amounts that would otherwise be payable to the Residual Certificateholder;

     o The Master Servicer will periodically review the servicing reports, loan level information and other relevant information as may be reasonably required by the Master Servicer to ascertain whether the Servicer is in compliance with the Servicing Agreement;

     o If the reports submitted by the Servicer are inaccurate or incomplete, then the Master Servicer will prepare and submit exception reports to the Indenture Trustee[, the Securities Insurer] and the Rating Agencies and notify the Indenture Trustee[, the Securities Insurer] and the Rating Agencies of any event of default with respect to the Servicer under the Servicing Agreement;

     o If the Servicer is terminated as Servicer under the Servicing Agreement, then the Master Servicer will accept appointment as, or cause another entity [as directed by the Securities Insurer] to act as, the successor servicer thereunder; and

     o The Master Servicer will either maintain computer systems and software compatible with the computer systems of the Servicer or will obtain computer systems allowing it to assume the servicing of the Loans, if necessary.

     Under the Servicing Agreement, the Servicer will facilitate the master servicing functions of the Master Servicer as follows:

     o the Servicer will comply with the terms of the various agreements it is entering into in connection with the Loans, including but not limited to, the Transfer and Servicing Agreements;

     o the Servicer will provide to the Master Servicer certain information regarding the Loans and its servicing activities of such Loans;

     o the Servicer will permit the Master Servicer to inspect the Servicer's books and records; and

     o the Servicer will reimburse and indemnify the Master Servicer, the Issuer and the Indenture Trustee for certain losses, liabilities and expenses incurred by any of them.

     o In certain limited circumstances and conditions, the Master Servicer may resign [or be removed by the Securities Insurer,] in which event another third-party master servicer will be sought to become the successor master servicer. The Master Servicer has the right to resign under the Sale and Master Servicing Agreement upon 60 days' notice any time on or after one year from the Closing Date. No removal or resignation of the Master Servicer will become effective until the Indenture Trustee, the Owner Trustee or a successor master servicer[, acceptable to the Securities Insurer,] has assumed the Master Servicer's responsibilities and obligations under the Sale and Master Servicing Agreement.

     See "Description of the Transfer and Servicing Agreements" in this prospectus supplement.


                                    SERVICER

GENERAL

     _____________________ (the "SERVICER"), will service the Loans in accordance with the Servicing Agreement between the Master Servicer and the Servicer (the "SERVICING Agreement"). _________________________________________
_________________________. The Servicer's corporate offices are located at
_______________________________________________________________________________.

     The Master Servicer will service the Loans for an interim period beginning on the Closing Date and ending on or before __________, 199_. During this time the Master Servicer shall be entitled to all Servicing Compensation, and shall be vested with all of the rights and obligations of the Servicer. The Master Servicer will transfer the servicing of the Loans to the Servicer on or before _______, 199_ and thereafter the Servicer will perform the servicing functions with respect to the Loans.

     The information contained herein with regard to the Servicer has been provided to the Depositor, or compiled from information provided to the Depositor, by the Servicer. None of the Depositor, the Indenture Trustee, the Master Servicer, the Transferor, the Securities Insurer or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.


SERVICING PROCEDURES

     The following is a general description of the Servicer's servicing policies and procedures currently employed by the Servicer with respect to its conventional loan portfolio. All references in this prospectus supplement to the "SERVICER" shall mean "MASTER SERVICER" for purposes of the accompanying prospectus. For a description of certain other servicing procedures applicable to the Loans, see "Description of the Transfer and Servicing Agreements" in this prospectus supplement. In response to changes and developments in the consumer finance area (including economic, legal and technological developments), as well as the refinement of the Servicer's servicing and collection procedures, the Servicer's servicing policies and procedures for certain types of loans, including the Loans, may change from time to time. The manner in which the Servicer performs its servicing obligations will affect the amount and timing of principal and interest payments on the Loans, which in turn will affect payments to the holders of the Notes.

     The Servicer's loan servicing activities include responding to borrower inquiries, processing and administering loan payments, reporting and remitting principal and interest to trustees, investors and other interested parties, collecting delinquent loan payments, evaluating and conducting loss mitigation efforts, charging off uncollectible loans, and otherwise administering the loans. The Servicer has developed loss mitigation methodologies for conventional loans, which includes short sales with repayment plans, short pay-offs, substitutions of collateral and modifications that use borrower-specific repayment schedules. Servicing operations also include customer complaint monitoring, maintenance of daily delinquency information, analysis and monitoring of legal remedies (including collection litigation, and foreclosure proceedings and dispositions), accounting for principal and interest, contacting delinquent borrowers, handling borrower defaults, recording mortgages and assignments, investor and securitization reporting, and management portfolio reporting.

     The Servicer utilizes a computer-based loan servicing system. It provides payment processing and cashier functions, automated payoff statements, on-line collection, statement and notice mailing, along with a full range of investor reporting information. The Servicer has installed a predictive automated dialing system and computerized telephone loan inquiry system to increase the productivity of its collections staff.

     Collection activity usually begins once a loan is 5 days delinquent (without regard to any grace period). At this time, if payment has not been received the "5-DAY NOTICE" is sent. The focus of collection activity is understanding the cause of, and finding a solution for, the delinquency. Throughout the entire process there is a continual effort to contact the borrower and make acceptable payment arrangements. Late notices are sent to borrowers whose payment has not been received by the 11th day after the due date. Borrowers whose loans are 16 days delinquent will receive written notice that late fees have been imposed. If payment has not been received by the 21st day, the "21-DAY LATE NOTICE" is sent. If the borrower cannot be contacted within 15 days after the first attempted phone call, or at 20 days of delinquency, a third party property inspection company may be engaged to visit the borrower's home to complete an exterior inspection of the property securing the loan, if applicable. The inspection provides specific details about the property, including whether the property is vacant or occupied, and a notice is left to call the Servicer's servicing department.

     If payment is not received by the 26th day of delinquency a notice advising of the pending "NOTICE OF DEFAULT" is sent via Western Union. The demand is sent via either Western Union or certified mail, return receipt requested, AND regular first class mail. The demand requires the borrower to pay the full amount due within 30 days to avoid further legal action. If the demand for payment has expired with no plan for reinstatement, the loan will be submitted to a default review committee. If the committee approves the foreclosure, the loan is referred to the legal department to commence foreclosure proceedings in accordance with applicable servicing agreement requirements. Between 15 and 30 days after the expiration of the demand, if the Servicer and the borrower have not agreed on a plan to cure the default, the legal department will refer the loan to local counsel for foreclosure. Again, continuous effort will be made by telephone to remain in contact with the borrower while the loan is being approved for foreclosure and even during the foreclosure process in an effort to exhaust all avenues to cure the default.

     Under the Servicing Agreement, the Servicer may resign from its duties only in accordance with the terms of the agreement. No removal or resignation will become effective until the Master Servicer or a successor servicer has assumed the Servicer's responsibilities and obligations under the Servicing Agreement.

     The Servicer may not assign its obligations under the Servicing Agreement. Notwithstanding anything in the preceding sentence to the contrary, the Servicer may delegate certain of its obligations to a sub-servicer pursuant to a sub-servicing agreement. A sub-servicer must meet certain eligibility requirements, as set forth in the Servicing Agreement, and each sub-servicing agreement shall require that the Loans be serviced in a manner that is consistent with the terms of the Servicing Agreement. The Servicer will not be released of its servicing obligations and duties with respect to any subserviced Loans. As of the Closing Date, the Servicer will not have subcontracted its servicing obligations and duties to a sub-servicer with respect to the Loans.

     Delinquency and Loss Experience. The following tables set forth certain information relating to:

     o the delinquency experience (including foreclosures in progress and bankruptcies) as of the end of indicated period, and

     o the loan loss experience for the indicated period

of those portfolios of one- to four- family residential mortgage loans that consisted primarily of performing loans at the time the Servicer began servicing such loans. The Servicer did not service any such portfolios prior to 1998. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

DELINQUENCY AND LOSS EXPERIENCE MAY NOT BE APPLICABLE TO THE POOL

     It is unlikely that the delinquency experience of the Loans will correspond to the delinquency experience of the Servicer's mortgage portfolios set forth in the following tables. The statistics shown below represent the delinquency experience of the Servicers' mortgage servicing portfolios only for the periods presented, whereas the aggregate delinquency experience on the Loans will depend on the results obtained over the life of the Loans. There can be no assurance that the Loans will perform in a manner consistent with the delinquency or foreclosure experience of the Servicer's mortgage servicing portfolios described in this prospectus supplement. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions or other factors may affect the timely payment by borrowers of scheduled payments of principal and interest on the Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Loans.


                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)

                                               AT _______________, 199_
                                       -----------------------------------------
                                                                         PERCENT
                                                              PERCENT      BY
                                        BY NO.    BY DOLLAR    BY NO.    DOLLAR
                                       OF LOANS    AMOUNT     OF LOANS   AMOUNT
                                       --------   ---------   --------   -------

Total portfolio(1)..................              $                        N/A
                                       --------   ---------   --------   -------
Period of delinquency
31-59 days..........................              $                 %          %
60-89 days..........................
90 days or more.....................
                                       --------   ---------   --------   -------
Total delinquent loans(2)...........              $                 %          %
                                       ========   =========   ========   =======
Loans in foreclosure................              $                 %          %
                                       ========   =========   ========   =======

(1) The information presented represents only the Servicer's one-to-four family residential mortgage loan portfolios that consisted primarily of performing loans at the time the Servicer began servicing such loans.

(2)  Includes loans in foreclosure.

                                REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)

                                                         AT ______________, 199_
                                                         -----------------------
                                                          BY NO.       BY DOLLAR
                                                         OF LOANS       AMOUNT
                                                         --------      ---------

Total portfolio(1).................................                    $
Foreclosed loans(2)................................
Foreclosure ratio(3)...............................            %              %

(1) The information presented represents only the Servicer's one-to-four family residential mortgage loan portfolios that consisted primarily of performing loans at the time the Servicer began servicing such loans.

(2) For the purposes of these tables, foreclosed loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by the Servicer, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(3) The foreclosure ratio is equal to the aggregate principal balance or number of foreclosed loans divided by the aggregate principal balance or number, as applicable, of mortgage loans in the total portfolio at the end of the indicated period.


                     LOAN LOSS EXPERIENCE ON THE SERVICER'S
                      SERVICING PORTFOLIO OF MORTGAGE LOANS
                             (DOLLARS IN THOUSANDS)

                                                                 YEAR ENDED
                                                              ____________, 199_
                                                              ------------------

Total portfolio(1)(2)......................................       $

Gross losses(3)............................................
Recoveries(4)..............................................
                                                              ------------------
Net losses(5)..............................................       $
                                                              ==================
Annualized net losses as a percentage of total portfolio...              %
                                                              ------------------

(1) The information presented represents only the Servicer's one-to-four family residential mortgage loan portfolios that consisted primarily of performing loans at the time the Servicer began servicing such loans.

(2) Aggregate principal balance of the mortgage loans outstanding on the last day of the period.

(3) Actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs and accrued interest to the date of liquidation.

(4)  Recoveries from liquidation proceeds and deficiency judgments.

(5)  Gross losses minus recoveries.

                              UNDERWRITING CRITERIA

GENERAL

     The Loans were underwritten or reunderwritten in accordance with ________'s underwriting standards (the "__________GUIDELINES"), which are designed to permit mortgage lending to borrowers whose creditworthiness and repayment ability do not satisfy the more stringent underwriting requirements used as standards for FNMA and FHLMC. __________ has established risk categories by which it aggregates acceptable loans into groupings considered to have progressively greater risk characteristics. A more detailed description of those risk categories applicable to the Loans is set forth below.

     ______________'s underwriting of the Loans generally consisted of analyzing the following as standards applicable to the Loans: the creditworthiness of a borrower; the income sufficiency of a borrower's projected family income relative to the mortgage payment and to other fixed obligations (including in certain instances rental income from investment property); and the adequacy of the mortgaged property (expressed in terms of Loan-to-Value Ratio) to serve as the collateral for a mortgage loan.

     The Transferor has implemented a credit policy that provides a number of guidelines to assist underwriters in the credit decision process. The creditworthiness characteristics emphasized by the Transferor are the borrower's Debt-to-Income Ratio, credit history and employment stability. The "DEBT-TO-INCOME RATIO" for a borrower is calculated by dividing (x) the borrower's total monthly payment obligations (including payments due under the loan with the Transferor, but after any debt consolidation from the proceeds of such loan), by (y) such borrower's monthly gross income.

     A credit bureau report that reflects the applicant's credit history is obtained by the Transferor from an independent, nationally recognized credit-reporting agency. The credit report typically contains information reflecting delinquencies, repossessions, judgments, foreclosures, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. A loan applicant's credit report must be current (generally less than 90 days old) at the time of application and is used to evaluate the borrower's payment record and tendency to repay debts in a timely manner. A lack of credit payment history will not necessarily preclude a loan if other favorable borrower characteristics exist, including sufficient equity in the property or an adequate Debt-to-Income Ratio.

     The calculation of the borrower's Debt-to-Income Ratio involves a careful review of all debts listed on the credit report and the loan application, as well as the verification of gross income. Other than with respect to "Stated Income Applications" described below, a borrower's income is verified through various means, including applicant interviews, written verifications with employers, and the review of pay stubs, bank statements, tax returns, W-2's or other acceptable forms of documentation. The Debt-to-Income Ratio is calculated to determine if a borrower demonstrates sufficient income levels to cover or satisfy all debt repayment requirements.

     Generally, each borrower would have been required to complete an application designed to provide to the original lender pertinent credit information concerning the borrower. As part of the description of the borrower's financial condition, each borrower furnished information (which may have been supplied solely in such application) with respect to its assets, liabilities, income, credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarized the borrower's credit history with local merchants and lenders and any record of past or present bankruptcy or foreclosure proceedings. The borrower may have also been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties, income derived from the mortgaged property may have been considered for underwriting purposes. With respect to mortgaged property consisting of vacation or second homes, generally no income derived from the property was considered for underwriting purposes, but could be considered as a compensating factor.

     Based on the data provided in the application, certain verifications (which are not required with respect to "Stated Income Applications" or "Easy Documentation" program as described below), and the appraisal or other valuation of the mortgaged property, a determination was made by ___________ that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property (such as property taxes, utility costs, standard hazard insurance and other, fixed obligations other than housing expenses). In certain circumstances, ___________ may also have considered the amount of liquid assets available to the borrower after origination.

     Prospective borrowers may submit loan applications under one of three programs, which differ from each other with respect to the requirements for the verification of the income of the borrower and the source of funds required to be deposited by the applicant in order to close the loan. Certain of the Loans have been originated under "Easy Documentation" programs that require less documentation and verification than do traditional "Full Documentation" programs. Generally, under such a program, minimal investigation into a borrower's income profile would have been undertaken by the originator and the underwriting for such mortgage loans will place a greater emphasis on the value of the mortgaged property and credit history. Under the "Easy Documentation" program, applicants must have income evidenced by six months of personal bank statements. Under the "Full Documentation" program, borrowers are generally required to submit documentation verifying at least two years of income and employment history. Under the "Stated Income Application" program, no verification of the applicant's income is required; rather, the applicant may be qualified based on monthly income as stated in the mortgage loan application, if that income is supported by the general information included in the loan application package.

     As used herein, "LOAN-TO-VALUE RATIO" shall generally mean that ratio, expressed as a percentage of, (a) the principal amount of the Loan at origination, over (b) the lesser of the sales price or the appraised value of the related mortgaged property at origination, or in the case of a refinanced or modified Loan, either the appraised valued determined at origination or, if applicable, at the time of the refinancing or modification.

     The adequacy of a mortgaged property as security for repayment of the related mortgage loan generally has been determined by an appraisal in accordance with preestablished appraisal procedure Guidelines for appraisals established by __________. Appraisers were typically licensed independent appraisers selected in accordance with the _________ Guidelines. The appraisal procedure guidelines generally required the appraiser or an agent on its behalf to inspect the property personally and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal would have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property. The Loan-to-Value Ratio has been supported by a review appraisal conducted by ________ or an independent review company.

     Pursuant to the ___________Guidelines, each Loan was assigned a risk grade and categorized in a "Loan Class," denominated by a letter. ___________'s risk classification system is designed to assess the likelihood that each borrower will satisfy the repayment obligations associated with the related mortgage loan and to establish the maximum permissible Loan-to-Value Ratio for the mortgage loan. Time frames referred to below (e.g., "within the last 12 months") are measured from the time of underwriting of a borrower's credit.

     [Loan Class A: For a Loan to have been assigned to a Loan Class A, the prospective borrower must have overall "good" to "excellent" consumer credit. No 30-day, 60-day or 90-day late payments within the last 12 months are acceptable on an existing mortgage loan, any existing mortgage loan must be current at the time of the application and no notices of default within the last three years on an existing mortgage loan are permitted. Minor derogatory items are allowed as to non-mortgage credit (provided, open collections and charge-offs in excess of $500 must be paid down to zero at closing unless they are three years old or older and not reflected in the title report or are medical related). No Chapter 7 bankruptcies with respect to the borrower may have been discharged during the previous three years, and no Chapter 13 bankruptcy filings may have been made by the borrower during the previous three years. No foreclosures may have been filed within the last three years with respect to borrower property or no foreclosure sales with respect to borrower property may have been conducted within the last three years. The mortgaged property must be in average to good condition. A maximum Loan-to-Value Ratio of 90% is permitted for a mortgage loan secured by a single family owner-occupied property (or 80% for a mortgage loan originated under an "Easy Documentation" program and 80% for a mortgage loan originated under a "Stated Income" application program). A maximum Loan-to-Value Ratio of 80% (or 75% for mortgage loans originated under the "Easy Documentation" program and 65% for mortgage loans originated under the "Stated Income" application program) is permitted for a mortgage loan secured by a non-owner occupied property. The maximum permissible Loan-to-Value Ratio is lower for mortgage loans with initial principal amounts in excess of $300,000 secured by owner-occupied properties (or lower dollar amounts for loans secured by non-owner-occupied properties), and for mortgage loans made in connection with a borrower refinancing in which the borrower borrows more than is needed to refinance his old mortgage loan. The borrower's debt service-to-income ratio generally is 45% or less.

     Loan Class A-: For a Loan to have been assigned to Loan Class A-, the prospective borrower is required to have overall "good" to "excellent" consumer credit. A maximum of two 30-day late payments, and no 60-day or 90-day late payments within the last 12 months is acceptable on an existing mortgage loan. Any existing mortgage loan must be current at the time of the application and no notices of default within the last three years on an existing mortgage loan are permitted. As to non-mortgage credit, some prior defaults may have occurred (provided, open collections and charge-offs in excess of $500 must be paid down to zero at closing unless they are three years old or older and not reflected in the title report or are medical related). No Chapter 7 bankruptcies with respect to the borrower may have been discharged during the two years, and no Chapter 13 bankruptcy filings may have been made by the borrower during the previous two years. No foreclosures may have been filed within the last three years with respect to borrower property or no foreclosure sales with respect to the borrower property may have been conducted within the last two years. The mortgaged property must be in average to good condition. A maximum Loan-to-Value Ratio of 90% (or 80% for a loan originated under an "Easy Documentation" program and 80% for a mortgage loan originated under a "Stated Income" application program) is permitted for a mortgage loan secured by an owner-occupied property. A maximum Loan-to-Value Ratio of 80% (or 75% for mortgage loans originated under an "Easy Documentation" program and 65% for mortgage loans originated under a Stated Income Application program) is permitted for a mortgage loan secured by non-owner-occupied property. The maximum permissible Loan-to-Value Ratio is lower for mortgage loans with initial principal amounts in excess of $300,000 secured by owner-occupied properties (or lower dollar amounts for loans secured by non-owner-occupied properties), and for mortgage loans made in connection with a borrower refinancing in which the borrower borrows more than is needed to refinance his old mortgage loan. The debt service-to-income ratio generally is 50% or less.

     Loan Class B: For a Loan to have been assigned to Loan Class B, the prospective borrower may not have paid all previous or existing installment or revolving debt according to its terms and may have some charge-offs, and is required to have overall "satisfactory" consumer credit. A maximum of four 30-day late payments, or two 30-day late payments and one 60-day late payment, but no 90-day late payments, within the last 12 months is acceptable on an existing mortgage loan and no notices of default within the last two years on an existing mortgage loan are permitted. As to non-mortgage credit, some prior defaults may have occurred (provided, open collections and chargeoffs must be paid down to an amount not in excess of $500 at closing unless they are three years old or older and not reflected in the title report or are medical related). No Chapter 7 bankruptcies with respect to the borrower may have been discharged during the previous two years, and no Chapter 13 bankruptcy filings may have been made by the borrower during the previous two years. No foreclosures may have been filed within the last two years with respect to borrower property. A maximum Loan-to-Value Ratio of 85% (or 75% for a mortgage loan originated under an "Easy Documentation" program and 75% for a mortgage loan originated under a "Stated Income" application program) is permitted for a mortgage loan secured by an owner-occupied property. A maximum Loan-to-Value Ratio of 75% (or 70% for mortgage loans originated under an "Easy Documentation" program and 65% for mortgage loans originated under a "Stated Income" application program) is permitted for a mortgage loan secured by a non-owner-occupied property. The maximum permissible Loan-to-Value Ratio is lower for mortgage loans with initial principal amounts in excess of $300,000 secured by owner-occupied properties (or lower dollar amounts for loans secured by non-owner-occupied properties), and for mortgage loans made in connection with a borrower refinancing in which the borrower borrows more than is needed to refinance his old mortgage loan. The debt service-to-income ratio generally is 50% or less.

     Loan Class C: For a Loan to have been assigned to Loan Class C, the prospective borrower may have experienced significant credit problems in the past, with overall "fair" consumer credit and a majority of credit not currently delinquent. As to mortgage credit, the borrower may have had a history of being generally 30 days delinquent, and a maximum of two 60-day late payments and one 90-day late payment within the last 12 months is acceptable on an existing mortgage loan and no notices of default within the last twelve months (or eighteen months if the Loan-to-Value Ratio is 75% or higher) or on an existing mortgage loan are permitted. As to non-mortgage credit, significant prior defaults may have occurred (provided, open collections and charge-offs must be paid down to an amount not in excess of $1,500 at closing unless they are three years old or older and not reflected in the title report or are medical related). No bankruptcies may have been filed or discharged during the 12-month period prior to the date the mortgage loan was made. No foreclosures may have been filed within the last year with respect to borrower property. The mortgaged property must be in average to good condition. A maximum Loan-to-Value Ratio of 80% (or 70% for a mortgage loan originated under an "Easy Documentation" program and 70% for a mortgage loan originated under a "Stated Income" application program) is permitted for a mortgage loan secured by an owner-occupied property. A maximum Loan-to-Value Ratio of 70% (or 65% for mortgage loans originated under an "Easy Documentation" program and 65% for mortgage loans originated under a "Stated Income" application program) is permitted for a mortgage loan secured by a non-owner-occupied property. The maximum permissible Loan-to-Value Ratio is lower for mortgage loans with initial principal amounts in excess of $300,000 secured by owner-occupied properties (or lower dollar amounts for loans secured by non-owner occupied properties), and for mortgage loans made in connection with a borrower refinancing in which the borrower borrows more than is needed to refinance his old mortgage loan. The debt service-to-income ratio generally is 55% or less.

     Loan Class C-: For a Loan to have been assigned to Loan Class C-, the prospective borrower may have experienced significant credit problems in the past, with overall "poor" consumer credit. As to mortgage credit, the borrower may have had a history of being generally 30 days delinquent, is not more than 120-days delinquent on an existing mortgage loan and there may not be a current notice of default outstanding on an existing mortgage loan. As to non-mortgage credit, significant prior defaults may have occurred (provided, open collections and charge-offs must be paid down to an amount not in excess of $1,500 at closing unless they are three years old or older and not reflected in the title report or are medical related). The mortgaged property must be in average to good condition. A maximum Loan-to-Value Ratio of 70% (or 70% for a mortgage loan originated under an "Easy Documentation" program and 65% for a mortgage loan originated under a "Stated Income" application program) is permitted for a mortgage loan secured by an owner-occupied property. A maximum Loan-to-Value Ratio of 65% for all programs is permitted for a mortgage loan secured by a non-owner-occupied property. The maximum permissible Loan-to-Value Ratio is lower for mortgage loans with initial principal amounts in excess of $300,000 secured by owner-occupied properties (or lower dollar amounts for loans secured by non-owner occupied properties), and for mortgage loans made in connection with a borrower refinancing in which the borrower borrows more than is needed to refinance his old mortgage loan. The debt service-to-income ratio generally is 55% or less.

     Loan Class D: For a Loan to have been assigned to Loan Class D, the prospective borrower will have experienced substantial credit problems in the past, and generally will have overall poor credit. The prospective borrower's credit history is poor and a notice of default on an existing mortgage loan may have been filed against the borrower. As to non-mortgage credit, significant prior defaults may have occurred (provided, open collections and charge-offs must be paid down to an amount not in excess of $2,500 at closing unless they are three years old or older and not reflected in the title report or are medical related). A bankruptcy filing by the borrower is permitted if it is discharged at closing. Also, on a case-by-case basis, ___________ may make a loan on a mortgage that takes a borrower out of foreclosure. ____________ will make a mortgage loan to a borrower to take him out of bankruptcy or foreclosure only if it improves the borrower's financial situation. The mortgaged property must be in average to good condition. A maximum Loan-to-Value Ratio of 65% is permitted for mortgage loans originated under a full documentation program, "Easy Documentation" program or "Stated Income" application program. A maximum Loan-to-Value Ratio of 60% for mortgage loans originated under a full documentation program, "Easy Documentation" program or "Stated Income" application program is permitted for a mortgage loan secured by a non-owner-occupied property. The maximum permissible Loan-to-Value Ratio is lower for mortgage loans with initial principal amounts in excess of $300,000 secured by owner-occupied properties (or lower dollar amounts for loans secured by non-owner-occupied properties), and for mortgage loans made in connection with a borrower refinancing in which the borrower borrows more than is needed to refinance his old mortgage loan. The debt service-to-income ratio generally is 65% or less.

     As described above, the indicated underwriting standards applicable to the Loans include the foregoing categories and characteristics as guidelines only. On a case-by-case basis, __________ may have determined in the course of its underwriting process that a prospective borrower warrants a Loan-to-Value Ratio upgrade based on compensating factors. For example, a borrower may be able to get a loan in a particular Loan Class with a Loan-to-Value Ratio __% higher than the ratio that would otherwise be permitted for such Loan Class if certain compensating factors exist.

     Based on the indicated underwriting standards applicable for mortgage loans with risk features originated thereunder, and in particular Loans in Loan Classes C- and D as described herein,] such Loans are likely to experience greater rates of delinquency, foreclosure and loss, and may experience substantially greater rates of delinquency, foreclosure and loss, than mortgage loans underwritten under more stringent underwriting standards.


                       PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     The yield on the Notes will be sensitive to fluctuations in the level of One-Month LIBOR and the Net Funds Cap. In addition, because the rate and timing of principal payments on the Notes depends primarily on the rate and timing of principal payments (i.e., the prepayment experience) of the Loans and the availability and amount of Excess Spread, the final payment of principal on the Notes could occur significantly earlier than the Maturity Date. If significant principal payments are made on the Notes, the holders of the Notes may not be able to reinvest such payments in a comparable alternative investment having a comparable yield. No prediction can be made as to the rate of prepayments on the Loans in either stable or changing interest rate environments. Any reinvestment risk resulting from the rate of prepayments on the Loans will be borne entirely by the holders of such Notes.

     The rate of principal payments on the Notes, the aggregate amount of each interest payment on the Notes and the yield to maturity on the Notes will be directly related to and affected by: (i) the prepayment experience of the Loans;
(ii) the application of Excess Spread to reduce the Note Principal Balance of the Notes to the extent described in this prospectus supplement under "Description of Credit Enhancement--Overcollateralization," and (iii) under certain circumstances, the rates of delinquencies, defaults or losses experienced on the Loans. The prepayment experience of the Loans will be affected by: (1) the scheduled amortization of the Loans; and (2) any unscheduled principal prepayments or reductions of the Loans, which may include
(a) borrower prepayments and refinancings, (b) liquidations, write-offs and certain modifications of the Loans due to defaults, casualties, condemnations or other dispositions, and (c) repurchases of defective and defaulted Loans pursuant to the Transfer and Servicing Agreements. Certain modifications of defaulted Loans by the Servicer may have the effect of delaying or decreasing principal reductions that would have otherwise occurred on such defaulted Loans. On or after any Payment Date on which the Pool Principal Balance declines to __% or less of the Cut-Off Date Pool Principal Balance, the Majority Residual Interest Certificateholders may purchase all of the Loans from the Issuer at a price equal to or greater than the Termination Price, thereby resulting in a redemption of the Notes. Furthermore, to the extent that the Majority Residual Interest Certificateholders fail to exercise such optional redemption rights, the Securities Insurer and the Servicer may be entitled to exercise a similar right to effect an optional redemption of the Notes if the Pool Principal Balance declines to __% or less of the Cut-Off Date Pool Principal Balance. See "Description of the Notes--Optional Redemption" in this prospectus supplement.

     The "WEIGHTED AVERAGE LIFE" of a Note refers to the average amount of time that will elapse from the Closing Date to the date each dollar in respect of principal of such Note is repaid. The weighted average life of a Note will be influenced by, among other factors, the following: (1) the prepayment experience of the Loans; (2) the rate at which Excess Spread is paid to holders of such Notes; (3) the extent to which any reduction of the Overcollateralization Amount is paid to the holders of the Residual Interest Certificates; and (4) under certain circumstances, the rates of delinquencies, defaults or losses experienced on the Loans. If substantial principal prepayments on the Loans are received from unscheduled prepayments, liquidations or repurchases, then the payments to the holders of the Notes resulting from such prepayments may significantly shorten the actual average lives of such Notes. If the Loans experience delinquencies and certain defaults in the payment of principal, then the holders of the Notes may similarly experience a delay in the receipt of principal payments attributable to such delinquencies and defaults which in certain instances may result in longer actual average lives of such Notes than would otherwise be the case. However, to the extent that the Principal Balances of Liquidated Home Loans are included in the principal payments on the Notes then the holders of such Notes will experience an acceleration in the receipt of principal payments which in certain instances may result in shorter actual average lives of such Notes than would otherwise be the case. See "Risk Factors--Adequacy of Credit Enhancement" in this prospectus supplement.

     The prepayment experience of the Loans will be influenced by a variety of general economic and social factors, as well as other factors and characteristics that relate specifically to each Loan. Factors that relate specifically to the Loans and that may affect the prepayment rate of the Loans include the following: (1) the outstanding principal balances of the Loans; (2) the interest rates on the Loans; (3) changes in the value of the related Mortgaged Properties and the related Loan-to-Value Ratios; (4) changes in the creditworthiness of the borrowers; (5) changes in the availability of comparable financing to the borrowers on either more or less favorable terms; and (6) changes in the borrowers' housing needs or employment status. Additional factors that relate to the Loans on a specific basis include the seasoning of the Loans, the existence and enforceability of "due-on-sale" clauses, and the existence and enforceability of prepayment penalties. For example, certain of the Loans contain due-on-sale provisions and the Servicer intends to enforce such provisions, unless (i) the Servicer, in a manner consistent with the accepted servicing procedures, permits the purchaser of the related Mortgaged Property to assume the Loan, or (ii) such enforcement is not permitted by applicable law. See "Certain Legal Aspects of Residential Loans--Enforceability of Certain Provisions" in the accompanying prospectus. In certain cases, if the borrower is selling its Mortgaged Property, the Servicer, in a manner consistent with the accepted servicing procedures, may permit a substitution of collateral, short sales, short pay-offs or other modifications. See "Description of the Transfer and Servicing Agreements--Realization Upon Defaulted Loans" in this prospectus supplement. Certain of the Loans contain prepayment penalties, which generally obligate the related borrower to pay penalties in connection with a prepayment of the borrower's Loan. The Servicer will enforce prepayment penalties unless doing so would be unlawful or the Master Servicer consents to waiver. The Master Servicer has no obligation to enforce prepayment penalties and will exercise its rights to enforce them to the extent it deems appropriate. In addition, the prepayment penalties are typically suspended during the 60-day period that coincides with the initial adjustment date for a Loan, where applicable. The Master Servicer is entitled to retain all prepayment penalties to the extent the Servicer collects such from borrowers. The existence of prepayment penalties and any enforcement by the Master Servicer of the prepayment penalties contained in the Loans may have an effect on the decisions of borrowers to prepay their Loans and thus may affect the weighted average lives of the Notes.

     Other general economic and social factors that may affect the prepayment rate of the Loans, include, among other matters, the rate of inflation, unemployment levels, personal bankruptcy levels, prevailing interest rates, consumer spending and saving habits, competition within the mortgage and consumer finance industries, and consumer, bankruptcy and tax law developments. For example, any further limitations on the rights of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may result in a higher rate of prepayments on the Loans. In addition, the rate of prepayment on a pool of mortgage loans is generally affected by prevailing market interest rates for similar types of loans of a comparable term and risk level. If prevailing interest rates were to fall significantly below the respective Loan Rates on the Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing interest rates were to rise significantly above the respective Loan Rates on the Loans, the rate of prepayment on the Loans would be expected to decrease. Depending on prevailing market interest rates, the outlook for market interest rates, and economic conditions generally, some borrowers may sell or refinance their mortgaged properties to realize their equity in order to meet cash flow needs or to make other investments.

     As a result of the foregoing general economic and social factors, as well as the loan specific factors and characteristics, the prepayment experience of the Loans (1) cannot be predicted with certainty, (2) will be likely to fluctuate over the life of the Loans and (3) may differ significantly from the prepayment rates of other similar loans. None of the Transferor, the Servicer, the Master Servicer, the Securities Insurer, the Depositor, nor the Underwriters makes any representation as to the particular factors that will affect the prepayment of the Loans, as to the relative importance of such factors, or as to the percentage of the principal balances of the Loans that will be paid as of any date.

     Payments of principal to holders of the Notes at a faster rate than anticipated will increase the yields on such Notes purchased at discounts but will decrease the yields on such Notes purchased at premiums, which payments of principal may be attributable to scheduled payments and prepayments of principal on the Loans and to the application of Excess Spread. The effect on an investor's yield due to payments of principal to the holders of such Notes (including, without limitation, prepayments on the Loans) occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of such Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of such payments of principal during any subsequent period.

     The rate of delinquencies and defaults on the Loans, and the recoveries, if any, on defaulted Loans and foreclosed properties, will also affect the prepayment experience of the Loans and, accordingly, the weighted average lives of the Notes. To the extent that such delinquencies, defaults and losses cause a reduction in the amount of Excess Spread, then payments of principal to the holders of the Notes could be delayed and result in a slower rate of principal amortization of the Notes. See "Description of Credit Enhancement--Overcollateralization" in this prospectus supplement. However, to the extent that such delinquencies, defaults and losses cause an increase in the Overcollateralization Deficiency Amount, then an increasing amount of Excess Spread may be applied to the payment of principal to the holders of the Notes and result in a faster rate of principal amortization of the Notes. If the Overcollateralization Amount is reduced to zero, then such defaults and losses would cause an increase in the payment of principal to the holders of the Notes to the extent that such defaults or losses are covered by the credit enhancement available for the Notes[, including the Guaranty Policy]. Several factors may influence such delinquencies, defaults and losses: the outstanding Loan principal balances; the related Loan-to-Value Ratios; and other underwriting standards for such Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, although few data are available with respect to the rate of default on home loans similar to the Loans. See "Risk Factors--Realization Upon Defaulted Loans" and "Underwriting Criteria" in this prospectus supplement. Furthermore, the rate and timing of prepayments, delinquencies, defaults, liquidations and losses on the Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located or the related borrowers are residing. See "Risk Factors--Geographic Concentration" and "The Pool" in this prospectus supplement. The risk of delinquencies, defaults and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.


EXCESS SPREAD AND REDUCTION OF OVERCOLLATERALIZATION AMOUNT

     [The overcollateralization feature has been designed to accelerate the principal amortization of the Notes relative to the principal amortization of the Loans. If on any Payment Date, the Overcollateralization Target Amount exceeds the Overcollateralization Amount, Excess Spread, if any, will be paid as principal to the holders of the Notes in the amounts described under "Description of the Notes--Priority of Payments" in this prospectus supplement. If the Overcollateralization Amount equals or exceeds the Overcollateralization Target Amount for such Payment Date, Excess Spread otherwise payable to the holders of the Notes will instead be paid to the holders of the Residual Interest Certificates. On any Payment Date after the Stepdown Date as to which the Overcollateralization Amount is, or after taking into account all other payments to be made on such Payment Date, would be at least equal to the Overcollateralization Target Amount, principal collections on the Loans otherwise payable as principal to the holders of the Notes on such Payment Date in reduction of their Note Principal Balance may instead be paid to the holders of the Residual Interest Certificates, thereby reducing the rate of, and under certain circumstances delaying, the principal amortization of such Notes, until the Overcollateralization Amount is reduced to the Overcollateralization Target Amount.

     The yield to maturity on Notes purchased at a premium or discount will be affected by the extent to which any Excess Spread is paid to holders of the Notes or is paid to the holders of the Residual Interest Certificates, in lieu of payment to such holders of the Notes. If such Excess Spread payments to the holders of the Residual Interest Certificates occur sooner than anticipated by an investor who purchases Notes at a discount, the actual yield to such investor may be lower than anticipated. If such Excess Spread payments to the holders of the Residual Interest Certificates occur later than anticipated by an investor who purchases Notes at a premium, the actual yield to such investor may be lower than anticipated. In particular, high rates of delinquencies on the Loans during any Due Period will cause the Excess Spread available on the related Payment Date to be reduced. Such an occurrence may cause the Note Principal Balance of the Notes to amortize at a slower rate relative to the Pool Principal Balance, resulting in a possible reduction of the Overcollateralization Amount.

     If the Securities Insurer changes the Overcollateralization Target Amount or the delinquency or loss levels or excess spread requirements that determine whether the Overcollateralization Target Amount will increase or decrease, your principal on the Notes may be paid more slowly or quickly than otherwise would be the case. This could adversely affect the yield to maturity of your Notes. See "--Reinvestment Risk" and "Description of Credit Enhancement--Overcollateralization" in this prospectus supplement.]


REINVESTMENT RISK

     The reinvestment risk with respect to an investment in the Notes will be affected by the rate and timing of principal payments (including prepayments) in relation to the prevailing interest rates at the time of receipt of such principal payments. For example, during periods of falling interest rates, holders of the Notes may receive an increased amount of principal payments from the Loans at a time when such holders may be unable to reinvest such payments in investments having a yield and rating comparable to their respective Notes. Conversely, during periods of rising interest rates, holders of the Notes may receive a decreased amount of principal prepayments from the Loans at a time when such holders may have an opportunity to reinvest such payments in investments having a higher yield than, and a comparable rating to, their respective Notes. If the Securities Insurer changes the Overcollateralization Target Amount or the delinquency or loss levels or excess spread requirements that determine whether the Overcollateralization Target Amount will increase or decrease, your principal on the Notes may be paid more slowly or quickly than may otherwise be the case. This could adversely affect your reinvestment risk.


MATURITY DATE

     The Maturity Date of the Notes was determined by adding one year to the Payment Date which occurs in the month following the maturity date of the latest maturing Loan. The actual maturity of the Notes may be significantly earlier than the Maturity Date.


YIELD CONSIDERATIONS RELATING TO ADJUSTABLE-RATE LOANS

     During the initial period following origination, substantially all of the Adjustable-Rate Loans bore interest at Loan Rates which were set independently of the Six-Month LIBOR applicable at the time of origination. See "The Pool--Payments on the Loans" in this prospectus supplement.

     At the initial Change Date for each Adjustable-Rate Loan, the Loan Rate was or will be adjusted to a rate based on the applicable Six-Month LIBOR plus the related Gross Margin, subject to the applicable Periodic Rate Cap and applicable Lifetime Cap and Lifetime Floor. On a Change Date, increases in Six-Month LIBOR will increase the Loan Rates of the Adjustable-Rate Loans, subject to the applicable Periodic Rate Cap and the applicable Lifetime Cap. Resulting increases in the amount of the required monthly payments on the Adjustable-Rate Loans in excess of those assumed in underwriting such Adjustable-Rate Loans may result in a default rate higher than that on mortgage loans with fixed mortgage rates.

     Notwithstanding prevailing market interest rates, in the event the Loan Rate on any Adjustable-Rate Loan cannot increase above a certain level due to the applicable Periodic Rate Cap or the applicable Lifetime Cap, the yield on the Notes could be adversely affected. In addition, should the Loan Rate on any Adjustable-Rate Loan not be able to decrease below a certain level due to the applicable Lifetime Floor or Periodic Rate Cap, the related borrower may be more likely to prepay such Adjustable-Rate Loan in full in order to refinance at a lower rate.

     The Loan Rates on the Adjustable-Rate Loans adjust periodically based upon Six-Month LIBOR, whereas the Note Interest Rate adjusts monthly based upon One-Month LIBOR as described under "Description of the Notes" herein, subject to a Net Funds Cap. The interest due on the Adjustable-Rate Loans during any Due Period may not equal the amount of interest that would accrue on the Notes during the related Accrual Period, and, to the extent any shortfall is created as a result, any such shortfall will only be paid to Noteholders to the extent and in the priority described under "Description of the Notes--Payments on the Notes" herein. In addition, Six-Month LIBOR and One-Month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which Six-Month LIBOR is stable or is falling or that, even if both One-Month LIBOR and Six-Month LIBOR rise during the same period, One-Month LIBOR may rise more rapidly than Six-Month LIBOR.

     The Transferor is not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of adjustable-rate mortgage loans over an extended period of time, and its experience with respect to such loans is insufficient to draw any conclusions with respect to the expected prepayment rates on the Adjustable-Rate Loans. The rate of principal prepayments with respect to adjustable-rate mortgage loans has fluctuated in recent years. In addition, the features of adjustable-rate mortgage loan programs in the past have varied significantly in response to market conditions such as interest rates, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of such adjustable-rate mortgage loan programs has made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, there can be no certainty as to the rate of prepayments on the Adjustable-Rate Loans in stable or changing interest rate environments. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayment in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may cause borrowers to refinance their adjustable-rate mortgage loans in order to obtain lower fixed interest rates.


WEIGHTED AVERAGE LIVES OF THE NOTES

     The following information is given solely to illustrate the effect of prepayments of the Loans on the weighted average lives of the Notes under certain stated assumptions and is not a prediction of the prepayment rate that may actually be experienced by the Loans. Weighted average lives of the Notes, refers to the average amount of time that will elapse from the date of delivery of the Notes until each dollar of principal of the Notes will be repaid to the investor on the Notes. The weighted average lives of the Notes will be influenced by the rate at which principal of the Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "PREPAYMENT" includes reductions of principal, including, without limitation, those resulting from unscheduled full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions and substitutions and repurchases by or on behalf of the Transferor), the rate at which Excess Spread is paid to holders of the Notes, the extent to which any reduction in Overcollateralization Amount is paid to the Residual Interest Certificates and the rate of delinquencies and losses on the Loans from time to time. See "Description of Credit Enhancement--Overcollateralization" in this prospectus supplement.

     The model used in this prospectus supplement is the constant prepayment rate ("CPR") which represents an assumed rate of prepayment each month to the then outstanding principal balance of a pool of loans for the life of such loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans. The Transferor believes that no existing statistics of which it is aware provide a reliable basis for the holders of the Notes to predict the amount or the timing of receipt of prepayments on the Loans.

     Modeling assumptions. For purposes of preparing the tables below, the following assumptions (the "MODELING ASSUMPTIONS") have been made:

          (1) all scheduled principal payments on the Loans are timely received on the first day of each Due Period, with the first Due Period for the Loans commencing on _______, 199_, and no delinquencies or losses occur on the Loans;

          (2) the scheduled payments on the Loans have been calculated on the outstanding Principal Balance (before giving effect to prepayments), the Loan Rate and the remaining term to stated maturity such that the Loans will fully amortize by their remaining term to stated maturity;

          (3) all scheduled payments of interest and principal in respect of the Loans have been made through the Cut-Off Date;

          (4) the Loan Rate on each Adjustable-Rate Loan is adjusted on its next Change Date (and subsequent Change Dates, if necessary) to equal the sum of
     (a) an assumed level of Six-Month LIBOR (equal to ___%) and (b) the Gross Margin (subject to the Periodic Rate Caps, the Lifetime Cap and the Lifetime Floor);

          (5) LIBOR remains constant at ______% per annum;

          (6) all Loans prepay monthly at the specified percentage of CPR, no optional or other early termination of the Notes occurs (except with respect to the calculation of the "Weighted Average Life-to-Call (Years)" figures in the following tables) and no substitutions or repurchases of the Loans occur;

          (7) all prepayments in respect of the Loans include 30 days' accrued interest;

          (8) the Closing Date for the Notes is ________, 199_;

          (9) each year will consist of twelve 30-day months;

          (10) cash payments in full are received by the holders of the Notes on the ____ day of each month, commencing in _______ 199_;

          (11) the Overcollateralization Target Amount will be _____% of the Cut-Off Date Pool Principal Balance with respect to any Payment Date prior to the Stepdown Date and the greater of (a) ___% of the Pool Principal Balance and (b) ___% of the Cut-Off Date Pool Principal Balance thereafter;

          (12) the Note Interest Rate for the Notes is a per annum rate equal to One-Month LIBOR plus ____%; provided, however, that the Note Interest Rate on the Notes will be increased commencing on the Call Option Date, as described herein;

          (13) all Servicing Fees and Master Servicer Fees assumed to be deducted from the interest collections in respect of the Loans equal ____% of the Pool Principal Balance;

          (14) other fees and expenses assumed to be deducted from the interest collections in respect of the Loans equal ___% of the principal balance of the Notes;

          (15) no reinvestment income from any Account is earned and available for payment; and

          (16) the Pool consists of Loans having the following characteristics:

                          ASSUMED LOAN CHARACTERISTICS

                                                 REMAINING   ORIGINAL              GROSS       GROSS
                                                  TERM TO    TERM TO              INITIAL    SUBSEQUENT    GROSS      GROSS
                    CUT-OFF DATE        LOAN     MATURITY    MATURITY   GROSS     PERIODIC    PERIODIC    LIFETIME   LIFETIME
SUB-POOL   TYPE   PRINCIPAL BALANCE     RATE     (MONTHS)    (MONTHS)   MARGIN      CAP         CAP         CAP       FLOOR
--------   ----   -----------------   --------   ---------   --------   ------    --------   ----------   --------   --------
   1                  $                     %                                 %         %           %           %    ______%
   2                  $                     %                                 %         %           %           %    ______%
   3                  $                     %                                 %         %           %           %    ______%
   4                  $                     %                                 %         %           %           %    ______%
   5                  $                     %                                 %         %           %           %    ______%
   6                  $                     %                                 %         %           %           %    ______%
   7                  $                     %                                 %         %           %           %    ______%
   8                  $                     %                                 %         %           %           %    ______%
   9                  $                     %                                 %         %           %           %    ______%
   10                 $                     %                                 %         %           %           %

     The following table indicates the percentages of the initial principal balance of the Notes that would be outstanding, based on the specified percentages of the CPR.


                PERCENTAGE OF ORIGINAL NOTE PRINCIPAL BALANCE(1)

DATE                                            0%   15%   25%   30%   35%   45%
----                                            --   ---   ---   ---   ---   ---










Weighted Average Life-to-Maturity (Years)(2)
Weighted Average Life-to-Call (Years)(2)

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date, (b) summing the results and (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to two decimal places.

     This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

     The pay-down scenarios for the Notes set forth in the foregoing table is subject to significant uncertainties and contingencies (including those discussed above under this caption "Prepayment and Yield Considerations"). As a result, neither the foregoing pay-down scenarios nor the Modeling Assumptions on which they were made will likely prove to be accurate. Indeed, the actual weighted average lives of the Notes will likely vary from those set forth in the foregoing table, which variations may be shorter or longer, and which variations may be greater with respect to later years. Furthermore, the Loans in all likelihood will not prepay at a constant rate or at the same rate. Moreover, the payment experience of the Loans and certain other factors affecting the payments on the Notes will not conform to the Modeling Assumptions. In fact, the characteristics and payment experience of the Loans will differ in many respects from the Modeling Assumptions. See "The Pool" in this prospectus supplement. To the extent that the Loans actually included in the Pool have characteristics and a payment experience that differ from those assumed in preparing the foregoing tables, the Notes are likely to have weighted average lives that are shorter or longer than those set forth in the foregoing tables. See "Risk Factors--Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

     In light of the uncertainties inherent in the foregoing pay-down scenarios, the inclusion of the weighted average lives of the Notes in the foregoing table should not be regarded as a representation by the Transferor, the Depositor, the Underwriters or any other person that any of the above pay-down scenarios will be experienced.


                          THE OWNER TRUST AND INDENTURE

GENERAL

     _________ Home Loan Owner Trust 199_-_ (the "OWNER TRUST" or the "ISSUER") is a business trust to be formed under the laws of the State of Delaware pursuant to the Owner Trust Agreement (the "OWNER TRUST AGREEMENT") among the Depositor, the Paying Agent, the Owner Trustee and _________. On the Closing Date, the Depositor will sell the Loans to the Issuer pursuant to a Sale and Master Servicing Agreement. After its formation, the Issuer, as an Owner Trust, will not engage in any activity other than the activities related to the Notes, which will include:

     o acquiring and holding the Loans and the other assets of the Issuer and proceeds therefrom,

     o issuing the Notes and the Residual Interest Certificates,

     o making payments on the Notes and distributions on the Residual Interest Certificates, and

     o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or in connection therewith.

     The Residual Interest Certificates represent the residual interest in the assets of the Issuer. The Issuer will initially be capitalized with equity equal to the value of the Residual Interest Certificates. The Residual Interest Certificates, together with the Notes, will be transferred by the Issuer to the Depositor as consideration for the Loans pursuant to the Sale and Master Servicing Agreement. The Residual Interest Certificates will thereupon be transferred by the Depositor to the Transferor as partial consideration for the Loans.

     The assets of the Issuer will consist primarily of the Loans and all amounts distributable thereon. The assets of the Issuer also will include

          (1) amounts on deposit in the Collection Account, Note Payment Account and the Certificate Distribution Account;

          (2) payments of principal and interest in respect of the Loans received after the Cut-Off Date;

          (3) an assignment of the Depositor's rights under the Home Loan Purchase Agreement;

          (4) an assignment of the Transferor's rights under the Servicing Agreement; and

          (5) certain other ancillary or incidental funds, rights and properties related to the foregoing. The Issuer's principal offices will be located in ___________________________, in care of ________________, (the "OWNER
     TRUSTEE"), at the address set forth below under "--The Owner Trustee."


THE OWNER TRUSTEE

     _________________, a __________________, will act as the Owner Trustee under the Owner Trust Agreement. ________________ is a ______________________
and its principal offices are located at ________________________________.

     Certain functions of the Owner Trustee under the Owner Trust Agreement and the Sale and Master Servicing Agreement will be performed by the Indenture Trustee, including maintaining the Certificate Distribution Account and making distributions to the Residual Interest Certificates.


THE INDENTURE TRUSTEE

     On the Closing Date, the Issuer will pledge the Loans and its other assets under an Indenture (the "INDENTURE") between the Issuer and ________________, a national banking association (" "), as the indenture trustee (in such capacity, the "INDENTURE TRUSTEE"). __________ also will act:

     o as the paying agent under the Owner Trust Agreement (in such capacity, the "PAYING AGENT"

     o as the custodian (in such capacity, the "CUSTODIAN") under the Custodial Agreement (the "CUSTODIAL AGREEMENT") between the Custodian, the Issuer and the Indenture Trustee, and

     o as the administrator (in such capacity, the "ADMINISTRATOR") under the Administration Agreement (the "ADMINISTRATION AGREEMENT") among the Issuer, the Administrator and the Master Servicer.


                            DESCRIPTION OF THE NOTES

GENERAL

     The Issuer will issue one class of notes (the "NOTES") pursuant to the Indenture. The assets of the Issuer will secure the Notes under the Indenture. The Notes will have an approximate aggregate original principal balance (the "ORIGINAL NOTE PRINCIPAL BALANCE") of $__________ and will bear interest at a per annum rate (the "NOTE INTEREST RATE") equal to the lesser of (i) One-Month LIBOR plus _____%, provided that on any Payment Date on or after the Call Option Date, this rate shall be One-Month LIBOR plus ___%; and (ii) the Net Interest Rate.

     The "NET INTEREST RATE" for any Payment Date will be equal to the annualized percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the positive difference, if any, between the amount of all interest due on the Loans during the related Due Period and the Interest Reduction Amount and the denominator of which is the aggregate principal amount of the Notes immediately prior to such Payment Date. The "INTEREST REDUCTION AMOUNT" for any Payment Date will be equal to the sum of the Servicing Fee, the Master Servicer Fee, the Indenture Trustee Fee and the Guaranty Insurance Premium; provided that on any Payment Date on or after the Payment Date occurring in ________, 200_, the Interest Reduction Amount will be increased by an amount equal to one-twelfth of the product of ____% and the aggregate Principal Balance of the Loans as of the first day of the related Due Period.

     The Issuer will also issue certificates (the "RESIDUAL INTEREST CERTIFICATES") evidencing the ownership interest in the Issuer pursuant to the Owner Trust Agreement. The Residual Interest Certificates are not being offered through this prospectus supplement or the accompanying prospectus.

     On each Payment Date the Indenture Trustee or its designee will be required to pay to the persons in whose names the Notes are registered on the last Business Day of the month immediately preceding the month of the related Payment Date (each such date, a "RECORD DATE"), the portion of the aggregate payment to be made to each holder of a Note as described below. Before any termination of the book-entry provisions, payments on the Notes will be made to persons with beneficial ownership interests in the Notes (the "SECURITY OWNERS") only through The Depository Trust Company ("DTC") and Participants in the United States, or Cedelbank or The Euroclear System, or indirectly through Participants in such systems in Europe. See "Description of the Securities--Book-Entry Registration of Securities" in the accompanying prospectus.

     Beneficial ownership interests in the Notes may only be held in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof; provided, however, that one Note may be issued in such denomination as may be necessary to represent the remainder of the aggregate amount of Notes.

     "ONE-MONTH LIBOR" shall mean the London interbank offered rate for one-month United States dollar deposits. One-Month LIBOR for each Accrual Period shall be determined on the second business day preceding the first day of any such Accrual Period (each, a "LIBOR DETERMINATION DATE"), on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used in this paragraph, "BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "REFERENCE BANKS" means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the LIBOR Determination Date in question, (iii) which have been designated as such by the Indenture Trustee and (iv) which are not controlling, controlled by or under common control with the Issuer, the Depositor or the Transferor.

     On each LIBOR Determination Date, One-Month LIBOR will be established by the Indenture Trustee as follows:

          (a) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR shall be the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of _______%) of such offered quotations.

          (b) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR shall be the greater of
     (x) One-Month LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The "RESERVE INTEREST RATE" shall be the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of _____%) of the one-month U.S. dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Indenture Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such LIBOR Determination Date to leading European banks.

     Listed below are monthly One-Month LIBOR rates on the last day of the related calendar month beginning in 1995, as published by _____________. The following does not purport to be a prediction of the performance of One-Month LIBOR in the future.

MONTH
-----

January.................................       %       %       %       %       %
February................................       %       %       %       %       %
March...................................               %       %       %       %
April...................................               %       %       %       %
May.....................................               %       %       %       %
June....................................               %       %       %       %
July....................................               %       %       %       %
August..................................               %       %       %       %
September...............................               %       %       %       %
October.................................               %       %       %       %
November................................               %       %       %       %
December................................               %       %       %       %


     The establishment of One-Month LIBOR on each LIBOR Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the Note Interest Rate for the related Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Indenture Trustee at ________________.


PAYMENTS ON THE NOTES

     For the definitions of certain of the defined terms used in the following subsections, see "--Related Definitions" below.

     Available Collection Amount. Payments on the Notes on each Payment Date will be made from the Available Collection Amount. The Servicer will calculate the Available Collection Amount on the ___ calendar day of each month or, if such day is not a Business Day, then the immediately preceding Business Day (each such day, a "DETERMINATION Date"). With respect to each Payment Date, the "AVAILABLE COLLECTION AMOUNT" is the sum of (1) all amounts received on the Loans or required to be paid by the Master Servicer, the Servicer or the Transferor during the related Due Period; or with respect to prepayments and other unscheduled principal payments during the related Due Period (exclusive of amounts not required to be deposited by the Servicer in the Collection Account and amounts permitted to be withdrawn by the Indenture Trustee from the Collection Account); (2) the Purchase Price paid for any Loans required to be repurchased and the Substitution Adjustment to be deposited in the Collection Account in connection with any substitution, in each case before the related Determination Date; and (3) upon the exercise of an optional redemption by the Majority Residual Interest Certificateholders, the Servicer [or the Securities Insurer,] the Termination Price.

     On each Payment Date, the "AVAILABLE PAYMENT AMOUNT" will equal the related Available Collection Amount deposited into the Note Payment Account and remaining after providing for the payment of all Issuer Fees and Expenses for such Payment Date. On each Payment Date, interest and principal payments on the Notes will be made from the Available Payment Amount and any Insured Payments for such Payment Date. [If for any Payment Date the Securities Insurer is required to make an Insured Payment, the Indenture Trustee must make a claim for such Insured Payment under the Guaranty Policy by submitting the required notice no later than 12:00 noon, New York time, on the second Business Day preceding such date.] See "Description of Credit Enhancement--Financial Guaranty Insurance Policy" in this prospectus supplement.

     Payments of Interest. Interest on the Note Principal Balance will accrue thereon during each Accrual Period at the Note Interest Rate, and will be payable to the holders of the Notes monthly on each Payment Date, commencing in
________.

     On each Payment Date, interest payments on the Notes will be made from the Available Payment Amount [and any Insured Payments for such Payment Date]. Under certain circumstances, [and in the event of a Securities Insurer Default], the amount available for interest payments could be less than the amount of interest payable on the Notes on any Payment Date. In such event, each Note will receive its ratable share (based upon the aggregate amount of interest due to the Notes) of the remaining amount available to be paid as interest. In addition, any such interest deficiency will be carried forward as a Noteholders' Interest Shortfall Amount, and will be paid to holders of the Notes on subsequent Payment Dates to the extent that sufficient funds are available. Any such interest deficiency could occur, for example, if delinquencies or losses realized on the Loans were exceptionally high or were concentrated in a particular month [and Insured Payments were not timely received under the Guaranty Policy.] No interest will accrue on any Noteholders' Interest Shortfall Amount.

     Payments of Principal. Principal payments will be made to the holders of the Notes on each Payment Date in an amount described under "--Priority of Payments" below. The aggregate payments of principal to the Notes will not exceed the Original Note Principal Balance.


PRIORITY OF PAYMENTS

     A. On each Payment Date, the Regular Payment Amount [and any Insured Payments] will be paid in the following order of priority:

          FIRST, to the holders of the Notes, the applicable portion of the Noteholders' Interest Payment Amount required to be paid in respect of the Notes;

          SECOND, to pay principal of the Notes, until the Note Principal Balance is reduced to zero, in an amount up to the sum of the Regular Principal Payment Amount and the Noteholders' Principal Deficiency Amount, if any; and

          THIRD, any remaining amount to be applied together with Excess Spread in the manner specified in paragraph B below.

     B. On each Payment Date, the Excess Spread, if any, will be applied in the following order of priority:

          [FIRST, to pay the Securities Insurer the Securities Insurer Reimbursement Amount, if any;]

          [SECOND, in an amount up to the Overcollateralization Deficiency Amount, if any, to pay principal of the Notes, until the Note Principal Balance is reduced to zero;]

          THIRD, to the holders of the Notes, pro rata, Noteholders' Interest Carry-Forward Amount due and unpaid, if any; and

          FOURTH, any remaining amount (A) first, concurrently, to the Servicer in an amount needed to reimburse any non-recoverable Servicing Advances, and to the Master Servicer in an amount needed to reimburse any non-recoverable Monthly Advances, and (B) then to the Residual Interest Certificates.


RELATED DEFINITIONS

For purposes hereof, the following terms shall have the following meanings:

     ACCRUAL PERIOD: The period from and including the immediately preceding Payment Date (or, in the case of the first Payment Date, from the Closing Date) through but excluding the related Payment Date. Interest on the Notes will be calculated on the basis of the actual number of days elapsed in the Accrual Period in a 360-day year.

     BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the City of New York or in the city in which the corporate trust office of the Indenture Trustee is located or in the city in which the Servicer's servicing operations or the Master Servicer's master servicing operations are primarily located and are authorized or obligated by law or executive order to be closed.

     EXCESS SPREAD: With respect to any Payment Date, the excess, if any, of (1) the Available Payment Amount, over (2) the Regular Payment Amount.

     INSURANCE PROCEEDS: With respect to any Payment Date, the proceeds paid to the Servicer by any insurer pursuant to any insurance policy covering a Loan, Mortgaged Property or REO Property or any other insurance policy that relates to a Loan, net of any expenses which are incurred by the Servicer in connection with the collection of such proceeds and not otherwise reimbursed the Servicer, but excluding Insured Payments, the proceeds of any insurance policy that are to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the accepted servicing procedures.

     LIQUIDATED LOAN: Any Loan in respect of which a monthly payment is in excess of 30 days past due and as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received, which will be deemed to occur upon the earliest of: (1) the liquidation of the related Mortgaged Property acquired through foreclosure or similar proceedings or (2) the Servicer's determination in accordance with the accepted servicing procedures that there is not a reasonable likelihood of an economically significant recovery from the borrower or the related Mortgaged Property in excess of the costs and expenses in obtaining such recovery and in relation to the expected timing of such recovery.

     NET LIQUIDATION PROCEEDS: With respect to any Payment Date, any cash amounts received from Liquidated Home Loans, whether through trustee's sale, foreclosure sale, disposition of Mortgaged Properties or otherwise (other than Insurance Proceeds and Released Mortgaged Property Proceeds), and any other cash amounts received in connection with the management of the Mortgaged Properties from defaulted Loans, in each case, net of any reimbursements to the Servicer or the Master Servicer, as applicable, made from such amounts for any unreimbursed Servicing Compensation, Master Servicer Compensation, Servicing Advances and Monthly Advances, as applicable, and any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Liquidated Home Loans or Mortgaged Properties.

     NOTE PRINCIPAL BALANCE: With respect to the Notes and as of any date of determination, the Original Note Principal Balance of the Notes reduced by all amounts paid in respect of principal of the Notes on all Payment Dates prior to such date of determination.

     NOTEHOLDERS' INTEREST CARRY-FORWARD AMOUNT: With respect to any Payment Date, (A) if on such Payment Date the Note Interest Rate is limited pursuant to clause (ii) of the definition of "Note Interest Rate," the excess, if any, of the amount of interest that would have accrued on the Notes for the immediately preceding Payment Date pursuant to clause (i) of the definition of "Note Interest Rate," over the amount of interest that is due on the Notes for such Payment Date pursuant to clause (ii) of the definition of "Note Interest Rate," plus (B) any outstanding Noteholders' Interest Carry-Forward Amount remaining unpaid from prior Payment Dates, together with interest thereon at the Note Interest Rate (without regard to clause (ii) thereof).

     NOTEHOLDERS' INTEREST SHORTFALL AMOUNT: With respect to any Payment Date, the excess, if any, of the Noteholders' Monthly Interest Payment Amount for the preceding Payment Date over the amount in respect of interest that is actually paid on such preceding Payment Date.

     NOTEHOLDERS' INTEREST PAYMENT AMOUNT: With respect to any Payment Date, the sum of the Noteholders' Monthly Interest Payment Amount and the Noteholders' Interest Shortfall Amount on such date.

     NOTEHOLDERS' MONTHLY INTEREST PAYMENT AMOUNT: With respect to any Payment Date, interest accrued for the related Accrual Period on the Notes at the Note Interest Rate on the Note Principal Balance thereof immediately preceding such Payment Date (or, in the case of the first Payment Date, on the Closing Date), after giving effect to all payments of principal to the holders of the Notes on or before such preceding Payment Date.

     [OVERCOLLATERALIZATION AMOUNT: With respect to any Payment Date, the amount equal to the excess, if any, of (i) the Pool Principal Balance as of the end of the preceding Due Period, over (ii) the Note Principal Balance (after giving effect to payments on the Notes on such Payment Date).]

     [OVERCOLLATERALIZATION DEFICIENCY AMOUNT: With respect to any date of determination, the excess, if any, of the Overcollateralization Target Amount over the Overcollateralization Amount.]

     [OVERCOLLATERALIZATION REDUCTION AMOUNT: With respect to any Payment Date that occurs on or after the Stepdown Date, the lesser of (1) the excess, if any, of (a) the Overcollateralization Amount (assuming principal payments of the Notes on such Payment Date are equal to the Regular Principal Payment Amount, without regard to this Overcollateralization Reduction Amount), over (b) the Overcollateralization Target Amount and (2) the Regular Principal Payment Amount (as determined without the deduction of this Overcollateralization Reduction Amount therefrom) on such Payment Date. Prior to the occurrence of a Stepdown Date, the Overcollateralization Reduction Amount will be zero.]

     [OVERCOLLATERALIZATION TARGET AMOUNT: As defined under the heading "Description of Credit Enhancement--Overcollateralization" in this prospectus supplement.]

     REGULAR PAYMENT AMOUNT: With respect to any Payment Date, the lesser of (1) the Available Payment Amount and (2) the sum of (a) the Noteholders' Interest Payment Amount and (b) the Regular Principal Payment Amount.

     REGULAR PRINCIPAL PAYMENT AMOUNT: On each Payment Date, an amount (but not in excess of the Note Principal Balance immediately before such Payment Date) equal to the sum of (i) each scheduled payment of principal collected by the Servicer in the related Due Period, (ii) all full and partial principal prepayments received by the Servicer during such related Due Period, (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received during the related Due Period,
(iv) that portion of the Purchase Price of any repurchased Loan which represents principal received before the related Determination Date, (v) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account as of the related Determination Date, and (vi) on the Payment Date on which the Issuer is to be terminated pursuant to the Sale and Master Servicing Agreement, the Termination Price (net of any accrued and unpaid interest, due and unpaid Issuer Fees and Expenses[, amounts due and owing the Securities Insurer under the Insurance Agreement] and unreimbursed Servicing Advances and Monthly Advances owing to the Servicer and the Master Servicer, as applicable). Notwithstanding the foregoing, if such Payment Date occurs on or after a Stepdown Date, then the Regular Principal Payment Amount will be reduced (but not less than zero) by the Overcollateralization Reduction Amount, if any, for such Payment Date.

     RELEASED MORTGAGED PROPERTY PROCEEDS: With respect to any Loan, the proceeds received by the Servicer in connection with (i) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or
(ii) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which proceeds are not released to the borrower in accordance with applicable law, accepted servicing procedures and the Sale and Master Servicing Agreement.

     STEPDOWN DATE: The first Payment Date occurring on the later of: (a) _________; or (b) the Payment Date on which the Pool Principal Balance as of the end of the related Due Period has been reduced to __% of the Cut-Off Date Pool Principal Balance.


[SECURITIES INSURER REIMBURSEMENT AMOUNT

     On each Payment Date, after the holders of the Notes have been paid all amounts, other than the Overcollateralization Deficiency Amount and the Noteholders' Interest Carry-Forward Amount, to which they are entitled and prior to any distributions to the holders of the Residual Interest Certificates, the Securities Insurer will be entitled to be reimbursed for any unreimbursed Insured Payments in respect of the Notes not previously reimbursed and any other amounts owed to the Securities Insurer under the Insurance Agreement (including legal fees and other expenses incurred by the Securities Insurer) together with interest thereon at the rate specified in the Insurance Agreement (the "SECURITIES INSURER REIMBURSEMENT AMOUNT") and any accrued and unpaid Guaranty Insurance Premiums. The "INSURANCE AGREEMENT" means the Insurance and Indemnity Agreement among the Securities Insurer, the Depositor, ________ and the Issuer. In connection with each Insured Payment, the Indenture Trustee, as attorney-in-fact for the holder thereof, will be required to assign to the Securities Insurer the rights of the holders of the Notes with respect to the Notes, to the extent of such Insured Payments, including, without limitation, in respect of any amounts due to the holders of the Notes as a result of a securities law violation arising from the offer and sale of the Notes. In the event that any Securities Insurer Reimbursement Amount is outstanding, the holders of the Residual Interest Certificates will not be entitled to receive distributions of any amounts of Excess Spread until the Securities Insurer has been distributed such Securities Insurer Reimbursement Amount in full.]


OPTIONAL REDEMPTION

     The holders of an aggregate percentage interest in the Residual Interest Certificates in excess of 50% (the "MAJORITY RESIDUAL INTEREST CERTIFICATEHOLDERS") may, at their option, cause the Issuer to effect an early redemption of the Notes on or after any Payment Date on which the Pool Principal Balance declines to __% or less of the Cut-Off Date Pool Principal Balance, by purchasing all of the Loans from the Owner Trust at a price equal to or greater than the Termination Price. The "TERMINATION PRICE" shall be an amount equal to the greater of (a) the sum of (i) the then outstanding Note Principal Balance and all accrued and unpaid interest thereon at the Note Interest Rate determined pursuant to clause (i) of the definition thereof and all unpaid Noteholders' Interest Carry-Forward Amounts through the last day of the Accrual Period relating to such Payment Date; (ii) any Issuer Fees and Expenses due and unpaid on such date; (iii) any unreimbursed Servicing Advances and unreimbursed Monthly Advances including such advances deemed to be nonrecoverable[; and (iv) any unpaid Securities Insurer Reimbursement Amount and (b) the sum of (i) the Principal Balance of each Loan included in the Owner Trust as of the close of business on the first day of the month of such Payment Date; (ii) all unpaid interest accrued on the Principal Balance of each such Loan at the related interest rate to such date; (iii) the aggregate fair market value of each foreclosure property included in the Owner Trust on such date, as determined by an independent appraiser acceptable to the Indenture Trustee as of a date not more than 30 days before such date; and (iv) any unpaid Securities Insurer Reimbursement Amount]. The proceeds from such sale will be paid (1) first, to the outstanding Issuer Fees and Expenses, (2) second, to the Servicer for unreimbursed Servicing Advances and to the Master Servicer for unreimbursed Monthly Advances, including such advances deemed to be nonrecoverable, (3) third, to the holders of Notes in an amount equal to the then outstanding Note Principal Balance of the Notes plus all accrued and unpaid interest thereon at the Note Interest Rate determined pursuant to clause (i) of the definition of
Note Interest Rate and all unpaid Noteholder's Interest Carry-Forward Amounts, [(4) fourth, to the Securities Insurer the Securities Insurer Reimbursement Amount, if any,] and (5) fifth, to the holders of the Residual Interest Certificates, in an amount equal to the amount of proceeds remaining, if any, after the payments specified in clauses (1) through (4) above.

     On or after any Payment Date the Pool Principal Balance declines to 5% or less of the Cut-Off Date Pool Principal Balance, [the Securities Insurer or] the Servicer may, at each one's option, cause the Issuer to effect an early redemption of the Notes if the Majority Residual Interest Certificateholders fail to exercise their option to cause to the Issuer to effect an early redemption.

     In addition, if certain events of default of the Issuer occur as set forth in the Indenture, including (a) a default in payment of any interest or principal amounts due the holders of the Notes, (b) the failure by the Issuer to observe or perform in any material respect any of its covenants or agreements in the Indenture, which failure continues unremedied for 30 days, and (c) certain events of bankruptcy, insolvency or other similar proceedings relating to the Issuer, [then the Securities Insurer may, at its option, effect an early redemption of the Notes, by purchasing all of the Loans from the Owner Trustee at a price equal to the Termination Price.]


                        DESCRIPTION OF CREDIT ENHANCEMENT

     [Credit enhancement with respect to the Notes will be provided by the Guaranty Policy. Additional credit enhancement with respect to the Notes that will be utilized before the Guaranty Policy will be provided by (i) the overcollateralization feature described below under "--Overcollateralization," and (ii) the subordination of the right of the Residual Interest Certificates to receive payments of any remaining amounts as described below under "--Subordination."]


[FINANCIAL GUARANTY INSURANCE POLICY

     The following summary of the terms of the________________________________ (the "GUARANTY POLICY") does not purport to be complete and is qualified in its entirety by reference to the Policy, which will be filed under cover of Form 8-K shortly after the Closing Date.

     Simultaneously with the issuance of the Notes, the Securities Insurer will deliver the Guaranty Policy to the Indenture Trustee for the benefit of each Noteholder. Under the Guaranty Policy, the Securities Insurer unconditionally and irrevocably guarantees to the Indenture Trustee for the benefit of each holder of the Notes the full and complete payment of (i) Insured Payments (as defined below) on the Notes; and (ii) the amount of any Insured Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

     "INSURED PAYMENTS" means, on any Payment Date the sum of any insufficiency resulting from the Available Payment Amount being less than the accrued and unpaid interest due on the Notes (less Noteholders' Interest Carry-Forward Amounts and Relief Act shortfalls), and any Noteholders' Principal Deficiency Amount.

     "NOTEHOLDERS' PRINCIPAL DEFICIENCY AMOUNT" means (1) with respect to any Payment Date (other than as set forth in clause (2) below), the excess, if any, of (a) the Note Principal Balance as of such Payment Date (after giving effect to all payments of principal on the Notes on such Payment Date, but without giving effect to payments in respect of the Noteholders' Principal Deficiency Amount to be made on such Payment Date), over (b) the Pool Principal Balance as of the end of the related Due Period and (2) with respect to the Maturity Date of the Notes, the excess of (a) the Note Principal Balance (after giving effect to all payments of principal on the Notes on such date, but without giving effect to payments in respect of this Noteholders' Principal Deficiency Amount to be made on such date) over (b) the Available Payment Amount remaining after the payment of the Noteholders' Interest Payment Amount and Regular Principal Payment Amount for such date.

     Payment of claims on the Guaranty Policy made in respect of Insured Payments will be made by the Securities Insurer following Receipt by the Securities Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the Notes.

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Guaranty Policy, the Securities Insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the ______ Business Day following Receipt by the Securities Insurer from the Indenture Trustee of (A) a certified copy of the order (the "ORDER") of the court or other governmental body which exercised jurisdiction to the effect that the Noteholder is required to return principal or interest paid on the Notes during the term of the Guaranty Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the Noteholder that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the Noteholder, in such form as is reasonably required by the Securities Insurer and provided to the Noteholder by the Securities Insurer, irrevocably assigning to the Securities Insurer all rights and claims of the Noteholder relating to or arising under the Notes against the Issuer or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Securities Insurer from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Securities Insurer shall have received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Noteholder directly (unless a Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Securities Insurer). In connection with the foregoing, the Securities Insurer shall have the rights provided pursuant to the Indenture.

     The terms "RECEIPT" and "RECEIVED", with respect to the Guaranty Policy, shall mean actual delivery to the Securities Insurer or its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Guaranty Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Securities Insurer, or its fiscal agent, if any, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

     Under the Guaranty Policy, "BUSINESS DAY" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York, the city in which the corporate trust office of the Indenture Trustee is located or in the city in which the Servicer's servicing operations or the Master Servicer's master servicing operations are primarily located and are authorized or obligated by law or executive order to be closed.

     The Securities Insurer's obligations under the Guaranty Policy in respect of Insured Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Guaranty Policy whether or not such funds are properly applied by the Indenture Trustee.

     The Securities Insurer shall be subrogated to the rights of each Noteholder to receive payments of principal and interest under the Notes to the extent of any payment by the Securities Insurer under the Guaranty Policy. For a discussion of the rights and powers of the Securities Insurer upon an event of default under the Transfer and Servicing Agreements, see "Description of the Transfer and Servicing Agreements" in this prospectus supplement.

     To the fullest extent permitted by applicable law, the Securities Insurer agrees under the Guaranty Policy not to assert, and waives, for the benefit of each Noteholder, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Securities Insurer to avoid payment of its obligations under the Guaranty Policy in accordance with the express provisions of the Guaranty Policy.

     Claims under the Guaranty Policy constitute direct, unsecured and unsubordinated obligations of the Securities Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Securities Insurer for borrowed money. Claims against the Securities Insurer under the Guaranty Policy and claims against the Securities Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Securities Insurer. The terms of the Guaranty Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Issuer. The Guaranty Policy may not be cancelled or revoked prior to payment in full of the Notes. The Guaranty Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.]


THE SECURITIES INSURER

     [The information set forth below under "The Securities Insurer" has been supplied by as the Securities Insurer, for inclusion in this prospectus supplement and has not been reviewed or verified by _________, the Servicer, the Depositor, the Indenture Trustee, the Owner Trustee, the Underwriters or any of their respective affiliates.]

     GENERAL. The principal executive offices of the Securities Insurer are located at _____________________________________________________________________
______________________________________________________.

     REINSURANCE. Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Securities Insurer or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Securities Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Securities Insurer as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit the Securities Insurer's obligations under any financial guaranty insurance policy.

     RATINGS. The Securities Insurer's insurance financial strength is rated "____"by _______________. The Securities Insurer's insurer financial strength is rated "_________" by _____________. The Securities Insurer's claims-paying ability is rated "____" by _____________. Investment Information, Inc. Such ratings reflect only the views of the respective rating agencies, and are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

     CAPITALIZATION. The following table sets forth the capitalization of the Securities Insurer and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of ________________, as well as such capitalization as adjusted to give effect to certain transactions entered into during ___________:

                                                         ____________, 199_
                                                    ----------------------------
                                                      ACTUAL      AS ADJUSTED(1)
                                                    -----------   -----------
                                                             (UNAUDITED)
                                                            (IN THOUSANDS)

Deferred Premium Revenue (net of prepaid
  reinsurance premiums)...........................
                                                    -----------   -----------
Surplus Notes.....................................
                                                    -----------   -----------
Minority Interest.................................
                                                    -----------   -----------
Shareholder's Equity:
    Common Stock..................................
    Additional Paid-In Capital....................
    Accumulated Other Comprehensive Income
      (net of deferred income taxes)..............
    Accumulated Earnings..........................
                                                    -----------   -----------
Total Shareholder's Equity........................
                                                    -----------   -----------
Total Deferred Premium Revenue, Surplus Notes,
  Minority Interest and Shareholder's Equity......
                                                    ===========   ===========


     For further information concerning the Securities Insurer, see the Consolidated Financial Statement of the Securities Insurer and Subsidiaries, and the notes thereto, incorporated by reference herein. The Securities Insurer's financial statements are included as exhibits to the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission and at the Holdings web site, http://www.fsa.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by the Securities Insurer are available upon request to the State of New York Insurance Department.

     The consolidated financial statements of the Securities Insurer are included in, or as exhibits to, the following documents, which have been filed with the Securities and Exchange Commission by Holdings and which are hereby incorporated by reference in this prospectus supplement:

          (a) Annual Report on Form 10-K of Holdings for the year ended __________, which Report includes as an exhibit the Securities Insurer's audited consolidated financial statements for the year ended ___________; and

          (b) Quarterly Report on Form 10-Q for the period ended ____________, which report includes as an exhibit the Securities Insurer's unaudited financial statements for the nine month period ended ________________.

     All financial statements of the Securities Insurer included in documents filed by Holdings pursuant to Section 13(a) 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

     The Depositor will provide without charge to any person to whom this prospectus supplement is delivered, upon the oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated herein by reference. Requests for such copies should be directed to the Depositor at 1285 Avenue of the Americas, New York, New York 10019.

     The Depositor hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the financial statements of the Securities Insurer included in or as an exhibit to the annual report of Holdings filed pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement (as defined in the accompanying Prospectus) shall be deemed to be a new registration statement relating to the Notes offered hereby, and the offering of such Notes at that time shall be deemed to be the initial bona fide offering thereof.

     The Securities Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the Securities Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Securities Insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policy holders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Securities Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.]


OVERCOLLATERALIZATION

     A limited acceleration of the principal amortization of the Notes relative to the principal amortization of the Loans has been designed to increase the Overcollateralization Amount over time by making additional payments of principal to the holders of the Notes from the payment of Excess Spread until the Overcollateralization Amount is equal to the Overcollateralization Target Amount.

     If on any Payment Date there exists an Overcollateralization Deficiency Amount, payments of Excess Spread, if any, will be made as an additional payment of principal to the holders of the Notes as set forth under "Description of the Notes--Priority of Payments" in this prospectus supplement. Such payments of Excess Spread are intended to accelerate the amortization of the Note Principal Balance relative to the amortization of the Loans, thereby increasing the Overcollateralization Amount. The relative percentage of the Note Principal Balance to the Pool Principal Balance will decrease as a result of the application of Excess Spread to reduce the Note Principal Balance.

     On any Payment Date with respect to which the Overcollateralization Deficiency Amount is equal to zero, all or a portion of the Excess Spread may be distributed to the holders of the Residual Interest Certificates as described in this prospectus supplement rather than being paid as principal to the holders of the applicable Notes. This would have the effect of ceasing the acceleration of principal amortization of such Notes in relation to the principal amortization of the Pool until such time as the Overcollateralization Deficiency Amount is greater than zero (i.e., due to a reduction in the Overcollateralization Amount as a result of Realized Losses or delinquencies or due to an increase in the Overcollateralization Target Amount as a result of the failure to satisfy certain delinquency or loss criteria).

     On any Payment Date occurring on or after a Stepdown Date or the date on which the Securities Insurer has reduced the Overcollateralization Target Amount, the holders of the Residual Interest Certificates may receive payments, to the extent of the Overcollateralization Reduction Amount, attributable to all or a portion of the Regular Principal Payment Amount that would otherwise be paid to the holders of the Notes.

     The Overcollateralization Target Amount may decrease or "stepdown" (1) as a result of the performance of the Loans with respect to the principal amortization of the Loans declining to certain levels and the delinquency and default experience of the Loans staying lower than certain levels established by the Securities Insurer, and (2) if following an increase in the rates of delinquencies and defaults on the Loans, such rates improve in relation to the levels established by the Securities Insurer. Pursuant to the Sale and Master Servicing Agreement, the Securities Insurer may modify, without the requirement of an amendment to the Sale and Master Servicing Agreement, the manner in which the Overcollateralization Target Amount is determined such that the Overcollateralization Target Amount is decreased at any time in the discretion of the Securities Insurer, but not below the amounts set forth below.

     While the application of Excess Spread in the manner specified above has been designed to produce and maintain a given level of overcollateralization, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. In particular, a high rate of delinquencies on the Loans during any Due Period could cause the amount of interest received on the Loans during such Due Period to be less than the amount of interest payable on the Notes on the related Payment Date. In such a case, the Note Principal Balance could decrease at a slower rate relative to the Pool Principal Balance, resulting in a possible reduction of the Overcollateralization Amount. In addition, Realized Losses from Liquidated Loans and Defaulted Loans will reduce the Pool Principal Balance, which in turn will reduce the Overcollateralization Amount. See "Risk Factors--Adequacy of Credit Enhancement" in this prospectus supplement.

     RELATED DEFINITIONS. For purposes of this prospectus supplement, the following terms shall have the following meanings:

     "OVERCOLLATERALIZATION TARGET AMOUNT": With respect to any Payment Date, an amount determined as follows:

          (1) with respect to any Payment Date occurring prior to the Stepdown Date, the amount equal to ________of the Cut-Off Date Pool Principal Balance;

          (2) with respect to any other Payment Date occurring on or after the Stepdown Date, an amount equal to the greatest of (a) an amount that may stepdown over a period generally equal to six months to not less than ____% of the Pool Principal Balance as of the end of the related Due Period based on the formula set forth in the Transfer and Servicing Agreements, (b) _____ of the Cut-Off Date Pool Principal Balance and (c) an amount equal to the aggregate Principal Balance of the three largest Loans then outstanding; and

          (3) with respect to any Payment Date occurring on or after an OC Trigger Increase Event, notwithstanding any of the preceding clauses (1) through (2), an amount equal to 100% of the Cut-Off Date Pool Principal Balance; provided, however, that with respect to any Payment Date occurring on or after an OC Trigger Reversal Event, an amount determined pursuant to clause (1) or (2) above, as applicable;

     provided, however, with respect to any Payment Date, notwithstanding the preceding clauses (1) through (3), the Overcollateralization Target Amount shall not exceed the Note Principal Balance. The Overcollateralization Target Amount will be subject to certain stepups and stepdowns based on certain delinquency and loss tests and excess spread requirements with respect to the Loans. The Securities Insurer may reduce the Overcollateralization Target Amount, at any time to, but not below, (1) with respect to any Payment Date occurring prior to the Stepdown Date, _____% of the Cut-Off Date Pool Principal Balance or (2) with respect to any Payment Date occurring on or after the Stepdown Date, an amount equal to the greater of (a) _____% of the Pool Principal Balance as of the end of the related Due Period, (b) _____% of the Cut-Off Date Pool Principal Balance or (c) an amount equal to the aggregate Principal Balance of the three largest Loans then outstanding.

     "OC TRIGGER INCREASE EVENT" and "OC TRIGGER REVERSAL EVENT" are defined in the Transfer and Servicing Agreements and are based on excess spread requirements and delinquency and loss levels established by the Securities Insurer. The Securities Insurer may change these delinquency and loss levels at any time._


SUBORDINATION

     Payments of interest will be made first to the Notes. The rights of the holders of the Residual Interest Certificate to receive any payments on any Payment Date will be subordinated to the rights of the holders of the Notes. This subordination of the Residual Interest Certificates is intended to enhance the likelihood of the regular receipt of interest and principal due to the holders of the Notes and to afford such holders protection against losses on the Loans. See "Risk Factors--Adequacy of Credit Enhancement" in this prospectus supplement.


              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of the Indenture, Sale and Master Servicing Agreement, the Servicing Agreement, the Administration Agreement and the Owner Trust Agreement (collectively, the "TRANSFER AND SERVICING AGREEMENTS"). Copies of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the heading "Description of the Securities" in the accompanying prospectus, to which description reference is hereby made.


SALE AND ASSIGNMENT OF THE LOANS

     On the Closing Date, all of the Transferor's right, title and interest in and to the Loans will be sold, conveyed, transferred and assigned from the Transferor to the Depositor and then from the Depositor to the Issuer. The Issuer, concurrently with the sale, conveyance, transfer and assignment of the Loans, will cause the Notes and the Residual Interest Certificates to be delivered to the Depositor in exchange for the Loans. The Issuer will pledge and assign the Loans to the Indenture Trustee in exchange for the Notes.

     In addition, the Transferor will, as to each Loan, deliver or cause to be delivered, to the Custodian, the related note endorsed in blank or to the order of the Indenture Trustee without recourse, any assumption and modification agreements and the mortgage, deed of trust, or other similar security instruments (the "MORTGAGE"), with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage, if any, in the name of the Indenture Trustee in recordable form, a title insurance policy and any intervening assignments of the Mortgage (collectively, as to each Loan, the "INDENTURE TRUSTEE'S LOAN FILE"). Subject to the confirmation by the Rating Agencies and to the approval of the Securities Insurer, with respect to the Loans secured by Mortgaged Properties located in certain states, the Transferor will not be required to record assignments of the Mortgages to the Indenture Trustee in the real property records of such states. In such circumstances, the Transferor will deliver to the Custodian the assignments of the Mortgages in the name of the Indenture Trustee and in recordable form, and the Transferor, in its capacity as the Master Servicer, will retain the record title to such Mortgages under the applicable real property records, on behalf of the Issuer, the Indenture Trustee and the Security Owners. In all other circumstances, pursuant to the direction of the Rating Agencies or the Securities Insurer, assignments of the Mortgages to the Indenture Trustee will be recorded in the real property records for those states in which such recording is deemed necessary to protect the Indenture Trustee's interest in the Loans against the claims of certain creditors of the Transferor or subsequent purchasers. In these circumstances, the Transferor will deliver to the Custodian after recordation the assignments of the Mortgages in the name of the Indenture Trustee. The Custodian will agree, for the benefit of the holders of the Notes, to review (or cause to be reviewed) each Indenture Trustee's Loan File delivered to it within __ days after the pledge of the related Loan to the Indenture Trustee to ascertain that all required documents have been executed and received. Subject to certain cure provisions set forth in the Transfer and Servicing Agreements, the Transferor will be required to repurchase or replace Loans as to which a material document deficiency exists.

     Although the recordation of the assignments of the Mortgages in favor of the Indenture Trustee is not necessary to effect a pledge of the Loans to the Indenture Trustee, if the Transferor or the Depositor were to sell, assign, satisfy or discharge any Loan prior to recording the related assignment in favor of the Indenture Trustee, the other parties to such sale, assignment, satisfaction or discharge may have rights superior to those of the Indenture Trustee. In some states, in the absence of such recordation of the assignments of the Mortgages, the transfer to the Indenture Trustee of the Loans may not be effective against certain creditors or purchasers from the Transferor or a trustee in bankruptcy of the Transferor. If such other parties, creditors or purchasers have rights to the Loans that are superior to those of the Indenture Trustee, the holders of the Notes could lose the right to future payments of principal and interest from such Loans and could suffer a loss of principal and interest to the extent that such loss is not otherwise covered by the applicable credit enhancement. See "Risk Factors--Adequacy of Credit Enhancement" in this prospectus supplement.


REPRESENTATIONS AND WARRANTIES

     In the Sale and Master Servicing Agreement, the Transferor will represent and warrant to the Issuer and Indenture Trustee, among other things, that: (i) the information with respect to each Loan set forth in the schedule appearing as an exhibit to the Sale and Master Servicing Agreement delivered to the Issuer (the "LOAN SCHEDULE" is true and correct in all material respects; (ii) upon the sale to the Depositor of each Loan, the Depositor will have good and indefeasible legal title to each Loan, the related note and any related mortgage, free of all liens, pledges, charges, mortgages, encumbrances or rights of others; (iii) as of the Cut-Off Date, no more than approximately ____% of the Loans were 30 days or more past due; no more than approximately _____% of the Loans were 60 or more days past due; and ____of the Loans were more than 89 days past due; and (iv) at origination, each Loan complied in all material respects with applicable state and federal laws.


REPURCHASE OF LOANS

     The Transferor will have a limited option after the Closing Date to repurchase any Loan incident to foreclosure (a "DEFAULTED LOAN"). Each purchase of a Defaulted Loan will be conducted in the same manner as a repurchase of a Defective Loan as described below. The Transferor will also be obligated either to repurchase any Defective Loan or to remove such Defective Loan and substitute a Qualified Substitute Loan. The repurchase of any Loan (rather than the replacement of the Loan through substitution) will result in accelerated principal payments on the Notes.

     Unless waived by the Securities Insurer, the Transferor is required (a) within 60 days after discovery or notice thereof to cure in all material respects any breach of the representations or warranties which materially and adversely affects the value of a Loan or the interests of the Owner Trustee, the Securities Insurer or the Indenture Trustee or as to which a material document deficiency exists (each, a "DEFECTIVE LOAN") or (b) on or before the Determination Date next succeeding the end of such 60 day period, to repurchase such Defective Loan at a price (the "PURCHASE PRICE") equal to the Principal Balance of such Defective Loan as of the date of repurchase, plus all accrued and unpaid interest on such Defective Loan from the Closing Date to but not including the date of repurchase computed at the Loan Rate, plus the amount of any unreimbursed Servicing Advances and Monthly Advances made by the Servicer and Master Servicer, respectively, with respect to such Defective Loan. In lieu of repurchasing a Defective Loan, the Transferor may replace such Defective Loan with one or more Qualified Substitute Loans within two years of the Closing Date. If the aggregate outstanding principal balance plus all accrued and unpaid interest of the Qualified Substitute Loan(s) is less than the outstanding Principal Balance of the Defective Loan(s) plus all accrued and unpaid interest, the Transferor will also remit for payment to the holders of the Notes an amount (a "SUBSTITUTION ADJUSTMENT") equal to such shortfall which will result in a prepayment of principal on the Notes for the amount of such shortfall. As used in this prospectus supplement, a "QUALIFIED SUBSTITUTE LOAN" means a loan that
(1) has an interest rate which differs from the Loan Rate for the Defective Loan which it replaces (each a "DELETED LOAN") by no more than two percentage points in excess of such Loan Rate and no lower than the interest rate of the Deleted Loan, and pays interest in the same manner as the Deleted Loan (i.e., fixed-rate or adjustable-rate), (2) matures not more than one year later than, and not more than one year earlier than, the maturity date of the Deleted Loan, and in any case not later than ___________, (3) has a principal balance (after application of all payments received on or before the date of such substitution) equal to or less than the principal balance of the Deleted Loan as of such date, (4) has a lien priority no lower than the Deleted Loan, (5) complies as of the date of substitution with each representation and warranty set forth in the Sale and Master Servicing Agreement with respect to the Loans and is not more than 89 days delinquent as of the date of substitution for such Deleted Loan, (6) has a borrower with a debt-to-income ratio no higher than the debt-to-income ratio of the borrower with respect to the Deleted Loan, and (7) is otherwise acceptable to the Securities Insurer provided that with respect to a substitution of multiple loans, items (1), (2) and (3) above may be considered on an aggregate or weighted average basis.__

     At any particular time, the Transferor may not be capable, financially or otherwise, of repurchasing Defective Loans or substituting Qualified Substitute Loans for Defective Loans in the manner described above. Events relating to the Transferor and its operations may occur that would adversely affect the ability of the Transferor to repurchase or replace Defective Loans, or the sale or other disposition of all or any significant portion of its assets. If the Transferor is unable to repurchase or replace a Defective Loan, the Servicer will utilize other accepted servicing procedures to realize any reasonable recovery of net proceeds from such Defective Loan.


FEES AND EXPENSES

     The fees and expenses for the Series ______ (the "ISSUER FEES AND EXPENSES") consist of the following:

          (a) as compensation for its services pursuant to the Sale and Master Servicing Agreement and the Servicing Agreement, (1) the Servicer is entitled to the Servicing Compensation and reimbursement as described under "--Servicing" below, and (2) the Master Servicer is entitled to the Master Servicer Compensation as described under the "Master Servicer" in this prospectus supplement;

          (b) as compensation for its services pursuant to the applicable Transfer and Servicing Agreements, the Indenture Trustee is entitled to a monthly fee in an amount equal to one twelfth of the product of ______% and the Principal Balance of the Loans as of the first day of the immediately preceding Due Period (or as of the Cut-Off Date, with respect to the first Due Period) (the "INDENTURE TRUSTEE FEE") and reimbursement of expenses;

          (c) [as compensation for issuing the Guaranty Policy, the Security Insurer is entitled to a premium (the "GUARANTY INSURANCE PREMIUM") to be determined based on the outstanding Note Principal Balance.]


SERVICING

     In consideration for the performance of the daily loan servicing functions for the Loans, the Servicer is entitled to receive a monthly servicing fee (the "SERVICING FEE") as to each Loan in the amount equal to one-twelfth of the product of _____% (the "SERVICING FEE RATE") and the Principal Balance of such Loan as of the first day of the immediately preceding Due Period (or as of the Cut-Off Date, with respect to the first Due Period). See "--Servicer Determinations and Events of Defaults" below. The Servicer may subcontract its servicing obligations pursuant to a subservicing agreement (each such servicer, in this capacity, a "subservicer"; provided, however, the Servicer will not be relieved of its servicing obligations and duties with respect to any subserviced Loans. The Servicer will pay the fees of any Subservicer out of the amounts it receives as the Servicing Fee. In addition to the Servicing Fee, the Servicer is entitled to retain additional servicing compensation in the form of assumption, modification and other administrative fees, insufficient funds charges, and certain other servicing-related penalties and fees (such additional compensation and the Servicing Fee, collectively, the "SERVICING COMPENSATION").

     In the event of a delinquency or default with respect to a Loan, the Servicer will have no obligation to advance scheduled monthly payments of principal or interest with respect to such Loan. However, the Master Servicer will advance Monthly Advances. The Servicer will make reasonable and customary expense advances with respect to the Loans (each, a "SERVICING ADVANCE") in accordance with accepted servicing procedures. For example, such Servicing Advances with respect to a Loan may include costs and expenses advanced for the preservation, restoration and protection of the related Mortgaged Property, including advances to pay delinquent real estate taxes and assessments, or for any collection, enforcement or judicial proceedings. The Servicer need not make such advance if it determines there is no reasonable likelihood of (i) recovering such Servicing Advance, together with any prior or expected future Servicing Advances for such Loan, and (ii) recovering an economically significant amount from the interest and principal owing on such Loan in excess of the costs and expenses to obtain such recovery. The Servicer will be entitled to receive reimbursement for such Servicing Advances from the related borrower or any proceeds realized from the liquidation of the related Loan or Mortgaged Property. Any Servicing Advances previously made and determined by the Servicer in accordance with accepted servicing procedures to be nonrecoverable will be reimbursable from amounts in the Note Payment Account after payments are made to the holders of the Notes.


COLLECTION ACCOUNT, NOTE PAYMENT ACCOUNT AND CERTIFICATE DISTRIBUTION ACCOUNT

     The Servicer is required to use its best efforts to deposit in an Eligible Account (as defined in the Sale and Master Servicing Agreement) (the "COLLECTION ACCOUNT"), within one Business Day after receipt, all payments on the related Loans received after the Cut-Off Date on account of principal and interest, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Loan, interest and gains on funds held in the Collection Account and any amount required to be deposited in the Collection Account in connection with the termination of the Notes. The foregoing requirements for deposit in the Collection Account will be exclusive of payments on account of principal and interest collected on the Loans on or before the Cut-Off Date. Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Master Servicing Agreement. The Collection Account may be maintained at any depository institution, which satisfies the requirements set forth in the definition of Eligible Account in the Sale and Master Servicing Agreement.

     The Indenture Trustee will establish and maintain an account, in the name of the Indenture Trustee on behalf of the holders of the Notes, into which amounts released from the Collection Account in respect of distributions on the Loans [and any proceeds from the Guaranty Policy] for payment to the holders of Notes will be deposited and from which all payments to the holders of the Notes will be made (the "NOTE PAYMENT ACCOUNT"). The Indenture Trustee will also establish and maintain an account in the name of the Owner Trustee on behalf of the holders of the Residual Interest Certificates, into which amounts released from the Collection Account or Note Payment Account for distribution to the Residual Interest Certificates will be deposited and from which all distributions to the Residual Interest Certificates will be made (the "CERTIFICATE DISTRIBUTION ACCOUNT" and, together with the Note Payment Account, the "PAYMENT ACCOUNTS").

     On the_____ Business Day before each Payment Date, the Servicer will remit to the Indenture Trustee for deposit into the Note Payment Account the applicable portions of the Available Collection Amount by making the appropriate withdrawals from the Collection Account in respect of payments on the Loans. On each Payment Date, the Indenture Trustee will make withdrawals from the Note Payment Account for application of the amounts specified under "Description of the Notes--Payments on the Notes" in this prospectus supplement and for deposit to the Certificate Distribution Account.


INCOME FROM ACCOUNTS

     So long as no Event of Default will have occurred and is continuing, amounts on deposit in the Payment Accounts and the Collection Account (collectively, the "ACCOUNTS") will be invested by the Indenture Trustee, as directed by the Master Servicer in the case of the Collection Account and the Note Payment Account, in one or more investments permitted under the Sale and Master Servicing Agreement bearing interest or sold at a discount. No such investment in any Account will mature later than the Business Day immediately preceding the next Payment Date. All income or other gain from investments in the Collection Account and the Note Payment Account will be paid to the Master Servicer as part of the Master Servicer Compensation. The Master Servicer will be obligated to reimburse the Collection Account and the Note Payment Account for any realized investment losses that are incurred in respect of investments of amounts therein.


COLLECTION AND OTHER SERVICING PROCEDURES FOR LOANS

     The Servicer has agreed to manage, service, administer and make collections on the Loans and perform the other actions required by the Servicer under the Servicing Agreement. In performing such obligations, the Servicer is required to act in good faith in a commercially reasonable manner and in accordance with the terms of the Servicing Agreement. The Servicer has full power and authority, subject only to the specific requirements and prohibitions of the Servicing Agreement and the respective Loans, to do any and all things in connection with such servicing and administration which are consistent with its accepted servicing procedures. Under the Servicing Agreement, the Servicer's "ACCEPTED SERVICING PROCEDURES" shall mean those servicing procedures that (1) meet at least the same standards the Servicer would follow in exercising reasonable care in servicing mortgage and consumer loans such as the Loans held for its own account, (2) comply with applicable state and federal law, (3) comply with the provisions of the related notes and Mortgages, and (4) give due consideration to the accepted standards of practice of prudent consumer loan servicers that service comparable loans and the reliance placed by the holders of the Notes, the holders of the Residual Interest Certificates and the Securities Insurer on the Servicer for the servicing of the Loans.

     If any payment due under any Loan is not paid when the same becomes due and payable, or if the related borrower fails to perform any other covenant or obligation under the Loan and such failure continues beyond any applicable grace period, the Servicer, in accordance with the accepted servicing procedures, must take such action as it shall deem to be in the best interest of the Security Owners. In determining whether to undertake certain servicing actions with respect to one or more delinquent or defaulted Loans, the Servicer is expected to consider the reasonable likelihood of (A) recovering an economically significant amount attributable to the unpaid principal and interest owing on such Loan as a result of such actions, in excess of (B) the costs and expenses to obtain such recovery (including without limitation any Servicing Advances, and in relation to (C) the expected timing of such recovery therefrom.


INSURANCE

     The Servicer is required to cause to be maintained any fire and hazard insurance with respect to any Mortgaged Property acquired by the Owner Trustee in foreclosure.


REALIZATION UPON DEFAULTED LOANS

     Subject to certain limitations in the Sale and Master Servicing Agreement, the Servicer may modify any provision of any Loan if, in the Servicer's good faith judgment, such modification would minimize the loss that might otherwise be experienced with respect to such Loan, only in the event of a payment default with respect to such Loan or if a payment default with respect to such Loan is reasonably foreseeable by the Servicer. For example, the Servicer must obtain the prior consent of the Securities Insurer to effect modifications, substitutions of collateral, or dispositions of Loans through short sales or short pay-offs, if the aggregate of the principal balances of such modified Loans exceeds ____% of the Cut-Off Date Principal Balance of the Loans.

     With respect to any Loan in default and subject to the prior written consent of the Securities Insurer and the Master Servicer, the Servicer may, among other things, accept short pay-offs or short sales, enter into assumptions and modifications, refer to a collection agency or attorney, pursue collection litigation or alternative court proceedings to foreclosure actions, sell such Loan to another person, institute foreclosure proceedings, exercise any power of sale to the extent permitted by law, obtain a deed in lieu of foreclosure, or otherwise acquire possession of or title to any Mortgaged Property, by operation of law or otherwise. The Servicer will be acting in the best interests of the holders of the Notes, when the Servicer, in accordance with the accepted servicing procedures, undertakes actions to collect a defaulted Loan that have a higher likelihood of a reasonable recovery within a shorter time period, and foregoes taking actions that have a lower likelihood of a larger recovery over a longer time period. See "Risk Factors--Realization Upon Defaulted Loans" in this prospectus supplement. Subject to the prior consent of the Securities Insurer, the Servicer may, in a manner consistent with the accepted servicing procedures, permit a borrower who is selling his principal residence and relocating to another location, to substitute as collateral for the related Loan the borrower's new single family residence in place of the Mortgaged Property being sold or any other real or personal property of the borrower, which may include an interim substitution of personal property pending the borrower's acquisition of a new residence. Under certain circumstances, if such borrower has received net proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence, then the Servicer, in its discretion, may require that such borrower either (i) make a partial prepayment in reduction of the principal balance of the Loan, or (ii) place such funds into a depository account or certificate of deposit as collateral for the related Loan. If a borrower is selling its Mortgaged Property in a distressed situation or a situation involving compensating factors, then the Servicer, in a manner consistent with the accepted servicing procedures, may (i) accept a partial payment for the release of the lien on the Mortgaged Property, which will leave the related Loan unsecured (i.e., a short sale), or (ii) accept a settlement involving a partial payment for the release of the lien on the Mortgaged Property and the cancellation of the Loan, which will result in a net loan loss from any unpaid principal shortfall (i.e., a short payoff).

     In connection with any such foreclosure proceeding, power of sale, deed in lieu of foreclosure or other acquisition of a Mortgaged Property and any sale or liquidation of the Loan or related Mortgaged Property, the Servicer shall comply with the requirements of the Sale and Master Servicing Agreement, including the requirement that the Servicer follow the accepted servicing procedures for foreclosure and operation of foreclosed property.


EVIDENCE AS TO COMPLIANCE

     The Servicing Agreement provides that the Servicer shall deliver to the Master Servicer, and the Sale and Master Servicing Agreement provides that the Master Servicer shall provide to the Indenture Trustee, the Issuer, the Depositor, the Securities Insurer and the Rating Agencies an annual statement signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Servicing Agreement throughout the preceding year, except as specified in such statement.

     Each year (within 90 days following the end of the Servicer's fiscal year), beginning in _____, the Servicer will furnish to the Master Servicer, and the Master Servicer shall provide to the Indenture Trustee, the Issuer, the Rating Agencies, the Securities Insurer and the Depositor a report prepared by a firm of nationally recognized independent public accountants (which may also render other services to the Servicer) to the effect that such firm has examined certain documents and the records relating to servicing of the Loans as specified in the Sale and Master Servicing Agreement and the Servicing Agreement and such firm's conclusion that the Servicer is in compliance with respect thereto.

     The Servicer's fiscal year begins on _____- and ends on ______.


CERTAIN MATTERS REGARDING THE MASTER SERVICER

     The Sale and Master Servicing Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder except (i) with the consent of the Owner Trustee, the Securities Insurer and Indenture Trustee or
(ii) upon determination that the performance of its duties under the Sale and Master Servicing Agreement are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer pursuant to clause (ii) of the immediately preceding sentence shall be evidenced by an opinion of counsel to such effect delivered and acceptable to the Owner Trustee, the Securities Insurer and the Indenture Trustee. No resignation of the Master Servicer shall become effective until a successor master servicer acceptable to the Securities Insurer, the Rating Agencies and the Indenture Trustee shall have assumed the Master Servicer's responsibilities and obligations.

     The Master Servicer has agreed not to merge or consolidate with any other company or permit any other company to become the successor to the Master Servicer's business unless, after the merger or consolidation, the successor or surviving entity shall be an Eligible Servicer (as defined in the Sale and Master Servicing Agreement) acceptable to the Securities Insurer, and shall be capable of fulfilling the duties of the Master Servicer contained in the Sale and Master Servicing Agreement. Any company into which the Master Servicer may be merged or consolidated shall be the successor to the Master Servicer under the Sale and Master Servicing Agreement without the execution or filing of any paper or any further act.

     The Sale and Master Servicing Agreement provides that neither the Master Servicer nor any of its directors, officers, employees or agents shall have any liability to the Issuer or to the Security Owners for any action taken, or for refraining from taking any action, in good faith pursuant to the Sale and Master Servicing Agreement or for errors in judgment, unless liability would otherwise be imposed by reason of willful misfeasance, bad faith, negligence or reckless disregard in performing the Master Servicer's duties or failure to perform its duties.


MASTER SERVICER EVENTS OF DEFAULT

     "MASTER SERVICER EVENTS OF DEFAULT" will consist of, among other things:
(i) (1) any failure of the Servicer to deposit in the Collection Account any amount required to be deposited under the Servicing Agreement or the Sale and Master Servicing Agreement, which failure continues unremedied for two Business Days, (2) any failure of the Servicer to pay when due any amount required under the Servicing Agreement or the Sale and Master Servicing Agreement and such failure results in a draw under the Guaranty Policy and (3) the occurrence and continuance of a Servicer Event of Default that continues unremedied for 30 days after certain notices have been given; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Sale and Master Servicing Agreement or Servicing Agreement, which failure continues unremedied for 30 days after notice; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations (an "INSOLVENCY EVENT" or the Master Servicer shall dissolve or liquidate, in whole or in part, in any material respect; or
(iv) events established by the Securities Insurer, such as (1) the occurrence of certain events which have a material adverse effect on the Master Servicer's business, financial condition, operations or prospects; (2) a default by the Master Servicer or any of its affiliates on a material obligation; (3) the Master Servicer is no longer able to discharge its duties under the Sale and Master Servicing Agreement; (4) the Master Servicer has ceased to conduct its business in the ordinary course; and (5) certain other events of default established by the Securities Insurer as further described in the Sale and Master Servicing Agreement. Certain events of default may be eliminated with the consent of the Securities Insurer.

     If a Master Servicer Event of Default shall occur and be continuing, the Securities Insurer, or the Indenture Trustee with the prior written consent of the Securities Insurer, or the holders of Notes representing more than 50% of the aggregate voting interests of the Note with prior written consent of the Securities Insurer, by notice given in writing to the Master Servicer (and to the Indenture Trustee, if given by such holders of Notes) may terminate all of the rights and obligations of the Master Servicer under the Sale and Master Servicing Agreement, in which event another entity acceptable to the Securities Insurer will become the successor Master Servicer. Upon the termination of the Master Servicer, the Indenture Trustee is obligated to fulfill the duties of master servicer until a successor is appointed. On or after the receipt by the Master Servicer of such written notice, and the appointment of and acceptance of appointment by a successor Master Servicer, all authority, power, obligations and responsibilities of the Master Servicer under the Sale and Master Servicing Agreement shall become obligations and responsibilities of the successor Master Servicer.

     Upon the termination of the Master Servicer, the Master Servicer shall at its own expense execute and deliver the documents reasonably requested in order to orderly transfer the master servicing of the Loans. Any successor Master Servicer shall be entitled to such compensation as the Master Servicer would have been entitled to under the Sale and Master Servicing Agreement if the Master Servicer had not resigned or been terminated thereunder.


CERTAIN MATTERS REGARDING THE SERVICER

     The Servicing Agreement provides that the Servicer shall not resign from its obligations and duties thereunder except upon the determination that its duties thereunder are no longer permissible under applicable law and that such incapacity cannot be cured by the Servicer. Any determination permitting the resignation of Servicer under the Servicing Agreement shall be evidenced by an opinion of counsel, at the Servicer's expense, to the effect delivered to the Master Servicer and the Securities Insurer in form and substance reasonably acceptable to the Master Servicer and the Securities Insurer. The Servicer's resignation shall not become effective until the Master Servicer or another successor acceptable to the Securities Insurer has assumed the Servicer's responsibilities and obligations under the Servicing Agreement.

     The Servicer has agreed not to merge or consolidate with any other company or permit any other company to become the successor to the Servicer's business unless, after the merger or consolidation, the successor or surviving entity shall meet the qualifications of the Servicer set forth in the Servicing Agreement, shall be approved in advance by the Master Servicer and the Securities Insurer in their sole discretion, and shall expressly assume the obligations of the Servicer under the Servicing Agreement.


SERVICER DETERMINATIONS AND EVENTS OF DEFAULT

     Under the Sale and Master Servicing Agreement and the Servicing Agreement, the term of the Servicer shall be extendable for successive 90 day terms until the Notes are paid in full, provided that prior to the expiration of each term the Securities Insurer delivers written notice of renewal to the Servicer (each such notice a "SERVICER EXTENSION Notice"). If a Servicer Extension Notice is not delivered on or before the last day of the servicing term, the Servicer's term will be terminated.

     "SERVICER EVENT OF DEFAULT" will consist of, among other things: (i) a failure by the Servicer to make any deposit or payment, or to remit any payment, required to be made under the terms of the Servicing Agreement and the Sale and Master Servicing Agreement which continues unremedied for a period of two Business Days; (ii) any failure on the part of the Servicer to remit certain reports and certificates required under the terms of the Servicing Agreement, and such failure continues for two Business Days after the date on which either the Securities Insurer or the Master Servicer shall have given the Servicer written notice of such failure and demanding that such failure be cured; (iii) any failure on the part of the Servicer duly to observe or perform in any material respect certain covenants and agreements in the Servicing Agreement, or any breach of certain representations or warranties, which continues uncured for a period of 10 days after the date on which either the Securities Insurer or the Master Servicer shall have given to the Servicer written notice of such failure or breach and demanding that such default be cured; (iv) any involuntary petition in bankruptcy or any other similar petition shall be filed against the Servicer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal, state or other statute, law, or regulation, and shall remain in force undischarged or unstayed for 45 days, or if any custodian, trustee, receiver or liquidator of all or any substantial part of the assets of the Servicer shall be appointed or take possession of such assets without the consent or acquiescence of the Servicer and such appointment remains unvacated for 45 days; (v) the Servicer shall consent to the appointment of a trustee, conservator, or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of, or relating to, the Servicer, or all or substantially all of the Servicer's property; (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; (vii) the Servicer assigns or attempts to assign its rights to the Servicing Compensation hereunder or attempts to assign the Servicing Agreement or the servicing responsibilities thereunder or in the Sale and Master Servicing Agreement without the consent of the Master Servicer and the Securities Insurer except as otherwise expressly permitted by the terms of the Servicing Agreement; or (viii) the Servicer fails to remain qualified as a mortgage servicer for FHLMC loans and/or the Servicer disposes of substantially all of its assets.

     In case of any Servicer Event of Default, the Securities Insurer (or in certain instances, the Master Servicer) may provide the Servicer with written notice of the termination of all of the Servicer's authority, powers, and rights under the Servicing Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under the Servicing Agreement and the Sale and Master Servicing Agreement shall terminate. The Servicing Agreement provides that in such case either of the Securities Insurer or the Master Servicer may execute and deliver on behalf of the Servicer, as the Servicer's attorney-in-fact, all documents, and to do or accomplish all acts that in the Securities Insurer's judgment may be necessary or appropriate to effect termination (with or without cause). The Master Servicer is obligated to perform the duties of servicer under the Servicing Agreement upon the termination of the Servicer until a successor is appointed. The Servicer will continue to provide services in accordance with the Servicing Agreement and the Sale and Master Servicing Agreement until terminated, and shall in good faith cooperate fully to transfer the servicing and the management of the Loans. The Servicing Agreement requires that the Servicer cooperate with the Master Servicer to effect the termination of its responsibilities, rights, and powers thereunder, including providing to the Master Servicer all documents and records reasonably requested to enable the Master Servicer or its designee to assume and carry out the duties and obligations of the Servicer.


RIGHTS OF NOTEHOLDERS UPON OCCURRENCE OF EVENT OF DEFAULT

     Under the Indenture, a failure to pay the full amount of the portion of the Noteholders' Interest Payment Amount payable to the Notes within five days of the Payment Date on which such payment is due or the full amount of principal thereon on the related Maturity Date (without regard to the amount of the Available Collection Amount) will constitute an Event of Default (an "EVENT OF DEFAULT"), as will certain material breaches under the Insurance Agreement. See also "Description of the Securities--Events of Default--Indenture" in the accompanying prospectus for a description of certain other Events of Default.

     Upon the occurrence of an Event of Default, the Securities Insurer or holders of Notes representing more than 50% of the aggregate of the voting interests of the Notes then outstanding, with the prior written consent of the Securities Insurer, may exercise their remedies under the Indenture.


RESTRICTIONS ON NOTEHOLDERS' RIGHTS

     So long as (i) there does not exist a continuing failure by the Securities Insurer to make a required payment under the Guaranty Policy and (ii) certain bankruptcy-related events specified in the Sale and Master Servicing Agreement have not occurred with respect to the Securities Insurer (any of the events described in (i) and (ii), a "SECURITIES INSURER DEFAULT"), the Securities Insurer will have the right to exercise all rights, including voting rights, which the Security Owners are entitled to exercise pursuant to the Indenture and Owner Trust Agreement ("SECURITY OWNER RIGHTS"), without any consent of such Security Owners; provided however, that without the consent of each holder of the Notes affected thereby, the Securities Insurer shall not exercise such Security Owner Rights to amend the indenture in any manner that would (i) reduce the amount of, or delay the timing of, collections of payments on the Loans or distributions which are required to be made on any Note, (ii) adversely affect in any material respect the interests of the holders of the Notes or (iii) alter the rights of any Security Owner to consent to any such amendment.


THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     The Owner Trustee and the Indenture Trustee (together, the "TRUSTEES") and any of their respective affiliates may hold Notes in their own names or as pledgees.

     For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Issuer. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Master Servicing Agreement and the Owner Trust Agreement and upon the Indenture Trustee by the Sale and Servicing Agreement and the Indenture will be conferred or imposed jointly upon the Owner Trustee and the Indenture Trustee, respectively, and in each such case such separate trustee or co-trustee, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee which will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, respectively.

     The Owner Trustee may resign at any time, in which event the Administrator will be obligated to appoint a successor thereto acceptable to the Securities Insurer. The Administrator may remove the Owner Trustee if it ceases to be eligible to continue as such under the Owner Trust Agreement, or becomes legally unable to act or becomes insolvent. In such circumstances, the Administrator will be obligated to appoint a successor Owner Trustee acceptable to the Securities Insurer. Any resignation or removal of the Owner Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

     The Indenture Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor thereto acceptable to the Securities Insurer. The holders of a majority in outstanding amount of the Notes with the prior written consent of the Securities Insurer, may remove the Indenture Trustee and may appoint a successor thereto acceptable to the Securities Insurer. The Master Servicer, with the prior written consent of the Securities Insurer, will be obligated to remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or becomes legally unable to act or becomes insolvent. In such circumstances, the Master Servicer will be obligated to appoint a successor acceptable to the Securities Insurer. Any such resignation or removal and appointment of a successor will not become effective until acceptance of the appointment by such successor and approval by the Securities Insurer.

     The Owner Trust Agreement and Indenture will provide that the applicable Trustee will be entitled to indemnification by the Transferor, and will be held harmless against, any loss, liability or expense incurred by them not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Owner Trust Agreement or Indenture, as the case may be).


DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     The Owner Trustee will make no representations as to the validity or sufficiency of the Owner Trust Agreement, the Securities (other than the execution and authentication thereof) or of any Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes or the Loans, or the investment of any monies by the Servicer before such monies are deposited into the Accounts. So long as no Event of Default will have occurred and be continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Owner Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Owner Trust Agreement, in which case they will only be required to examine such certificates, reports or other instruments to determine whether they conform to the requirements of the Owner Trust Agreement. The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Owner Trust Agreement or the Sale and Master Servicing Agreement which failure constitutes a Servicer Event of Default, unless the Owner Trustee obtains such actual knowledge of such failure as specified in the Owner Trust Agreement.

     The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Owner Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Residual Interest Certificates, unless such holders have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. Subject to the rights or consent of the holders of Notes, the Securities Insurer and the Indenture Trustee, no holder of a Residual Interest Certificate will have any right under the Owner Trust Agreement to institute any proceeding with respect to the Owner Trust Agreement, unless such holder previously has given to the Owner Trustee written notice of the occurrence of a Servicer Event of Default and the Servicer Event of Default arises from the Servicer's failure to remit payments when due.

     The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Notes (other than the authentication thereof) or of any Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes or the Loans, or the investment of any monies by the Servicer before such monies are deposited into the Accounts. So long as no Event of Default under the Indenture will have occurred and be continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture and to the making of monthly distributions to the Security Owners and the filing of claims under the Guaranty Policy. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer or the Master Servicer to perform its duties under the Transfer and Sale Agreements which failure constitutes an Event of Default under the Indenture, unless the Indenture Trustee obtains such actual knowledge of such failure as specified in the Indenture.

     The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Notes, unless such holders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No holder of Notes will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless such holder has obtained the prior written consent of the Securities Insurer and such holder will previously have given to the Indenture Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) holders of Notes representing more than 25% of the aggregate voting interests of the Notes then outstanding have made written request upon the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee has for 30 days neglected or refused to institute any such proceedings.


REPORTS TO NOTEHOLDERS

     On each Payment Date, the Indenture Trustee is required to distribute, based on information provided by the Servicer, a monthly statement (the "DISTRIBUTION STATEMENT") to the Depositor, the holders of Notes[, the Securities Insurer,] and the Rating Agencies, stating the date of original issuance of the Notes and such other information, including the following:

          (1) the Available Collection Amount and Available Payment Amount, the Regular Payment Amount, the Insured Payment and the Excess Spread for the related Payment Date;

          (2) the Note Principal Balance, as applicable, of the Notes before and after giving effect to payments made to the holders of such Notes on such Payment Date, and the Pool Principal Balance as of the first and last day of the related Due Period;

          (3) the Note Factor with respect to the Notes then outstanding ("NOTE FACTOR") means with respect to the Notes and any date of determination, the then applicable Note Principal Balance divided by the Original Note Principal Balance thereof;

          (4) the amount of principal, if any, and interest to be paid to the Notes on the related Payment Date;

          (5) as of such Payment Date, the Overcollateralization Amount, the Overcollateralization Target Amount and any Overcollateralization Deficiency Amount, or any Overcollateralization Reduction Amount,] and any such amount to be paid to the holders of the Notes or paid to the holders of the Residual Interest Certificates on such Payment Date;

          (6) the Servicing Compensation, the Master Servicer Compensation and the Indenture Trustee Fee, if any, for such Payment Date and the Guaranty Insurance Premium;

          (7) the Overcollateralization Amount on such Payment Date and the Overcollateralization Target Amount as of such Payment Date;]

          (8) the weighted average maturity of the Loans and the weighted average Loan Rate of the Loans;

          (9) certain performance information with respect to the related Due Period, including, without limitation, delinquency and foreclosure information with respect to the Loans;

          (10) the number of and aggregate Principal Balance of all Loans in foreclosure proceedings and the percent of the aggregate Principal Balances of such Loans to the aggregate Principal Balances of all Loans, all as of the close of business on the last day of the related Due Period;

          (11) the number of and the aggregate Principal Balance of the Loans in bankruptcy proceedings and the percent of the aggregate Principal Balances of such Loans to the aggregate Principal Balances of all Loans, all as of the close of business on the last day of the related Due Period;

          (12) the number of foreclosure properties, the aggregate Principal Balance of the related Loans, the book value of such foreclosure properties and the percent of the aggregate Principal Balances of such Loans to the aggregate Principal Balances of all Loans, all as of the close of business on the last day of the related Due Period;

          (13) during the related Due Period (and cumulatively, from the Closing Date through the most current Due Period), the number and aggregate Principal Balance of Loans for each of the following: (a) that became defaulted Loans, (b) that became Liquidated Loans, (c) that became Deleted Loans as a result of such Deleted Loans being Defective Loans, and (d) that became Deleted Loans as a result of such Deleted Loans being a Loan in default or imminent default;

          (14) the scheduled principal payments and the principal prepayments received with respect to the Loans during the Due Period; and

          (15) the number and aggregate Principal Balance of Loans that were 30, 60 or 90 days delinquent as of the close of business on the last day of the related Due Period.


                         FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a summary of certain United States federal income tax considerations relevant to the beneficial owner of a Note that holds the Note as a capital asset and, unless otherwise indicated below, is a United States person (as defined in the accompanying prospectus). This summary does not address special tax rules that may apply to certain types of investors (such as banks, insurance companies and securities dealers), and investors that hold Notes as part of an integrated investment. This summary supplements the discussion contained in the accompanying prospectus under the heading "Certain Federal Income Tax Consequences," and supersedes that discussion to the extent that it is inconsistent therewith. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.


CLASSIFICATION OF INVESTMENT ARRANGEMENT

     In the opinion of Cadwalader, Wickersham & Taft, special counsel to the Depositor, the Issuer will not be treated as an association or a publicly traded partnership taxable as a corporation or a taxable mortgage pool for federal income tax purposes, but rather the Issuer will be ignored and treated as a mere security device when there is a single beneficial owner of the Issuer, or will be treated as a domestic partnership when there are two or more beneficial owners of the Issuer.


TAXATION OF HOLDERS

     Characterization of the Notes. There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the Notes. A basic premise of United States federal income tax law is that the economic substance of a transaction generally will determine the United States federal income tax consequences of such transaction. The determination of whether the economic substance of a loan secured by an interest in property is instead a sale of a beneficial ownership interest in such property has been made by the Internal Revenue Service and the courts on the basis of numerous factors designed to determine whether the issuer has relinquished (and the investor has obtained) substantial incidents of ownership in such property. Among those factors, the primary factors examined are whether the investor has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on an assessment of these factors, in the opinion of Cadwalader, Wickersham & Taft, special counsel to the Depositor, the Notes will be treated as indebtedness for federal income tax purposes and not as an ownership interest in the Loans or an equity interest in the Issuer.

     Interest and Original Issue Discount. Interest on the Notes will be treated as income to beneficial owners as such amounts are paid or accrue in accordance with the holder's method of accounting. It is anticipated that the Notes will not be issued with original issue discount for federal income tax purposes. Any premium or de minimis original issue discount with respect to the Notes will be determined in the same manner as described under "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Securities--Premium" and "--Original Issue Discount" in the accompanying prospectus. The prepayment assumption that will be used for accruing original issue discount, for determining if original issue discount is de minimis or for amortizing premium for federal income tax purposes is 30% CPR.

     Sale, Exchange, Retirement or Other Disposition. Upon the sale, exchange, retirement or other disposition of a Note, a beneficial owner who holds the Note as a capital asset generally will recognize capital gain or loss equal to the difference, if any, between the amount realized (adjusted for accrued stated interest) on the sale or other disposition of the owner's Note and the owner's cost for such Note, increased by any original issue discount or accrued market discount reported as income or decreased by any amortized bond premium. Long-term capital gains of non-corporate investors (generally, gains on notes held for more than one year) would be subject to a lower maximum tax rate than ordinary income or short-term capital gains of such holders. Corporations are subject to the same tax rate on ordinary income and capital gains.

     Taxation of Certain Foreign Investors. Interest, including original issue discount, payable to beneficial owners of Notes who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (i.e., any person who is not a "U.S. Person," as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Depositor or the Issuer and (ii) provides the Owner Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Note is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Note is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning an Offered Certificate. The term "U.S. PERSON" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     The IRS recently issued final regulations (the "NEW REGULATIONS" which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999, remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Notes held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.


BACKUP WITHHOLDING AND INFORMATION REPORTING

     Payments made on the Notes and proceeds from the sale of Notes to or through certain brokers may be subject to a "backup" withholding tax of 31% of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, payments in respect of principal amount) unless, in general, the beneficial owner complies with certain procedures or is an exempt recipient. Any amounts so withheld from payments on the Notes would be refunded by the Internal Revenue Service or allowed as a credit against the beneficial owner's federal income tax. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

     Reports of interest, original issue discount and certain information needed to compute accrued market discount will be made annually to the Internal Revenue Service and to beneficial owners that are not excepted from the reporting requirements.

     See "Certain Federal Income Tax Consequences--Partnership Trust Funds--Treatment of the Debt Securities as Indebtedness" in the accompanying prospectus.


                              ERISA CONSIDERATIONS

GENERAL

     Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), impose certain restrictions on retirement plans and other employee benefits plans or arrangements subject thereto ("PLANS") and on persons who are parties in interest or disqualified persons ("PARTIES IN INTEREST") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code) are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Notes without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Notes. See "ERISA Considerations" in the accompanying prospectus. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.


PROHIBITED TRANSACTIONS

     General. Section 406 of ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

     Plan Asset Regulation. The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "PLAN ASSET REGULATION"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "PLAN ASSETS" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions not applicable here apply.

     Under the Plan Asset Regulation, the term "EQUITY INTEREST" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the Notes are not treated as equity interests in the Issuer for purposes of the Plan Asset Regulation, a Plan's investment in such Notes would not cause the assets of the Issuer to be deemed Plan assets. However, the Depositor, the Servicer, the Indenture Trustee, and the Owner Trustee may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Notes, the purchase of Notes using Plan assets over which any such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Notes may not be purchased using the assets of any Plan if the Depositor, the Servicer, the Indenture Trustee, or the Owner Trustee has investment authority with respect to such assets.

     In addition, certain affiliates of the Issuer might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Residual Interest Certificates, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Notes by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers." Each purchaser or transferee of a Note that is a Plan or is investing assets of a Plan shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

     If the Notes are deemed to be equity interests in the Issuer, the Issuer could be considered to hold Plan assets by reason of a Plan's investment in the Notes. In such an event, the Servicer and other persons exercising management or discretionary control over the assets of the Issuer may be deemed to be fiduciaries with respect to investing Plans and thus subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of section 406 of ERISA, and section 4975 of the Code with respect to transactions involving the Issuer's assets. There can be no assurance that any statutory or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the Issuer by a Plan.


REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment and the availability of any prohibited transaction exemptions. The sale of Notes to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant requirements with respect to investments by Plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.


                                LEGAL INVESTMENT

     The Notes will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") for as long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and, as such, will be legal investments for certain entities to the extent provided in SMMEA and applicable state laws.

     Except as noted above, no representation is made as to the proper characterization of the Notes for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Notes constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.


                                 USE OF PROCEEDS

     The Depositor intends to use the net proceeds to be received from the sale of the Notes to acquire the Loans and to pay other expenses associated with the pooling of the Loans and the issuance of the Notes.


                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and PaineWebber Incorporated, ____________________________ and _____________________(collectively), the "UNDERWRITERS"), the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Depositor, the Notes. The Depositor has been advised by the Underwriters that the Underwriters propose initially to offer the Notes to the public at a price equal to ______% of the initial Note Principal Balance and to certain dealers at such prices less a concession not in excess of ____% (expressed as a percentage of the Note Principal Balance). The Underwriters may allow and such dealers may allow a discount not in excess of ____%. The Depositor estimates that its aggregate expenses in connection with the issuance and offering of the Notes, excluding underwriting discounts and commissions, will be approximately $__________. The Underwriters will receive an underwriting discount equal to _____% of the initial principal amount of the Notes. In connection with the sale of the Notes, the Underwriters will be deemed to have received compensation from the Depositor in the form of underwriting discounts equal to _____% of the initial Note Principal Balance.

     Until the distribution of the Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

     If the Underwriters create a short position in the Notes in connection with the offering, i.e., if they sell more Notes than are set forth on the cover page of this prospectus supplement, the Underwriters may reduce that short position by purchasing Notes in the open market.

     In general, purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Depositor nor the Underwriters make any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     There is currently no secondary market for the Notes. There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue.

     The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     In addition to the purchase of the Notes pursuant to the Underwriting Agreement, the Underwriters and certain of their affiliates may have certain financing relationships with the Transferor.

     The Depositor is an affiliate of PaineWebber Incorporated. Any obligations of PaineWebber Incorporated are the sole responsibility of PaineWebber Incorporated and do not create any obligations on the part of any of its affiliates.


                                     EXPERTS




                                  LEGAL MATTERS

     The validity of the Notes and certain federal income tax matters will be passed upon for the Depositor and for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York.


                                     RATINGS

     It is a condition to the issuance of the Notes that the Notes be rated
________________________________________________________________________________
_______________________ by _____________________________________________________
_____________________________________________ and ______________________________
_______________________ ___________________________ by _________________________
______________. The ratings on the Notes also address the structural, legal and issuer-related aspects of the Notes, including the nature of the Loans. In general, the ratings on the Notes address credit risk and not prepayment risk. The ratings on the Notes do not represent any assessment of the likelihood that principal prepayments of the Loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the initial ratings assigned to the Notes do not address the possibility that holders of the Notes might suffer a lower than anticipated yield in the event of principal payments on the Notes resulting from rapid prepayments of the Loans, the payment of any Noteholders' Interest Carry-Forward Amount, or the application of Excess Spread as described in this prospectus supplement, or if the Owner Trust is terminated before the final Maturity Date of the Notes.

     The Depositor has not solicited ratings on the Notes with any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by the Rating Agencies.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. If the ratings initially assigned to any of the Notes by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Notes.

                             INDEX OF DEFINED TERMS

                                                                            PAGE

__________
____________ Guidelines
21-Day Late Notice
5-Day Notice
accepted servicing procedures
Accounts
Accrual Period
actuarial interest
Adjustable-Rate Loans
Available Collection Amount
Available Payment Amount
broker originations
Business Day
Call Option Date
Cedel
Certificate Distribution Account
Change Date
Closing Date
Code
Collection Account
Compensating Interest
CPR
Custodial Agreement
Custodian
Cut-Off Date
Cut-Off Date Pool Principal Balance
Debt-to-Income Ratio
Defaulted Loan
Defective Loan
Deleted Loan
Depositor
Determination Date
Distribution Statement
DOL
DTC
Due Period
equity interest
ERISA
Euroclear
Event of Default
Excess Spread
Exchange Act
Fixed-Rate Loans
Gross Margin
Guaranty Insurance Premium
Guaranty Policy
Indenture
Indenture Trustee
Indenture Trustee Fee
Indenture Trustee's Loan File
Insolvency Event
Insurance Agreement
Insurance Proceeds
Insured Payment
Interest Reduction Amount
Issuer
Issuer Fees and Expenses
LIBOR Determination Date
Lifetime Cap
Lifetime Floor
Liquidated Loan
Loan Rate
Loan Schedule
Loans
Loan-to-Value Ratio
Majority Residual Interest Certificateholders
Master Servicer
Master Servicer Compensation
Master Servicer Events of Default
Master Servicer Fee
Master Servicer Fee Rate
Maturity Date
Modeling Assumptions
Monthly Advance
Mortgage
Mortgaged Properties
Net Funds Cap
Net Interest Rate
Net Liquidation Proceeds
New Regulations
Note Factor
Note Interest Rate
Note Payment Account
Note Principal Balance
Noteholder Rights
Noteholders
Noteholders' Interest Carry-Forward Amount
Noteholders' Interest Payment Amount
Noteholders' Interest Shortfall Amount
Noteholders' Monthly Interest Payment Amount
Noteholders' Principal Deficiency Amount
Notes
Notice of Default
OC Trigger Increase Event
OC Trigger Reversal Event
One-Month LIBOR
Order
Original Note Principal Balance
Overcollateralization Amount
Overcollateralization Deficiency Amount
Overcollateralization Reduction Amount
Overcollateralization Target Amount
Owner Trust
Owner Trust Agreement
Owner Trustee
Parties in Interest
Paying Agent
Payment Accounts
Payment Date
Periodic Rate Cap
Plan Asset Regulation
plan assets
Plans
Pool
Pool Principal Balance
prepayment
Principal Balance
PTCE
Purchase Price
Qualified Substitute Loan
Rating Agencies
Receipt
Received
Record Date
Reference Banks
Regular Payment Amount
Regular Principal Payment Amount
Released Mortgaged Property Proceeds
Reserve Interest Rate
Sale and Master Servicing Agreement
Securities Insurer
Securities Insurer Default
Securities Insurer Reimbursement Amount
Security Owner Rights
Servicer
Servicer Event of Default
Servicer Extension Notice
Servicing Advance
Servicing Agreement
Servicing Compensation
Servicing Fee
Servicing Fee Rate
Six-Month LIBOR
SMMEA
Stepdown Date
Substitution Adjustment
Termination Price
Transfer and Servicing Agreements
Transferor
Trustees
U.S. Person
Underwriters
weighted average life

================================================================================

WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN OR ANY OTHER PERSON TO GIVE ANY INFORMATION OF REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT DOES NOT OFFER FOR SALE ANY NOTES IN ANY JURISDICTION WHERE IT WOULD BE UNLAWFUL TO DO SO. THE INFORMATION IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS CURRENT AS OF __________. 199_.

                            -------------------------

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT



Summary
Risk Factors
The Pool
Master Servicer
Servicer
Underwriting Criteria
Prepayment and Yield Considerations
The Owner Trust and Indenture
Description of the Notes
Description of Credit Enhancement
Description of the Transfer and Servicing Agreements
Federal Income Tax Consequences
ERISA Considerations
Legal Investment Matters
Use of Proceeds
Underwriting
Experts
Legal Matters
Ratings
Index of Defined Terms


                                   PROSPECTUS

Available Information
Reports to Securityholders
Incorporation of Certain Information by Reference
Prespectus Supplement or Current Report on Form 8-K
Summary of Terms
Risk Factors
The Trust Funds
Use of Proceeds
Yield Considerations
Maturity and Prepayment Considerations
The Depositor
Residential Loan Program
Description of the Securities
Description of Primary Insurance Coverage
Description of Credit Support
Certain Legal Aspects of Residential Loans
Certain Federal Income Tax Consequences
State and Other Tax Consequences
ERISA Considerations
Legal Investment
Plans of Distribution
Legal Matters
Financial Information
Rating
Index of Defined Terms

UNTIL _______, 199_, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS REQUIREMENT IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================

                                  $___________


                                 [COMPANY LOGO]


                                 HOME LOAN ASSET
                                  BACKED NOTES
                                  SERIES 199_-_


                            -------------------------


                                    HOME LOAN
                               OWNER TRUST 199_-_
                                     Issuer

                              PAINEWEBBER MORTGAGE
                            ACCEPTANCE CORPORATION IV
                                    Depositor

                              _____________________
                         Transferor and Master Servicer

                              _____________________
                                    Servicer


                            -------------------------
                              PROSPECTUS SUPPLEMENT
                            -------------------------


                            PAINEWEBBER INCORPORATED


                            -------------------------


                                ___________, 199_

================================================================================

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until we deliver a final prospectus supplement and prospectus. This prospectus supplement and prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                    SUBJECT TO COMPLETION, DATED MAY 25, 1999

PROSPECTUS
MAY [__], 1999


                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
                                    Depositor

                            ASSET-BACKED CERTIFICATES

                               ASSET-BACKED NOTES
                              (Issuable in Series)

     PaineWebber Mortgage Acceptance Corporation IV from time to time will offer asset-backed pass-through certificates or asset-backed notes. We will offer the certificates or notes through this prospectus and a separate prospectus supplement for each series.

     For each series we will establish a trust fund consisting primarily of

     o a segregated pool of various types of single-family and multifamily residential mortgage loans, home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements or beneficial interests in them; or

     o pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.-

     The certificates of a series will evidence beneficial ownership interests in the trust fund. The notes of a series will evidence indebtedness of the trust fund. The certificates or notes of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest.

--------------------------------------------------------------------------------
     YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 13 IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

     The securities will not represent obligations of PaineWebber Mortgage Acceptance Corporation IV or any of its affiliates. No governmental agency will insure the certificates or the collateral securing the securities.

     You should consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.
--------------------------------------------------------------------------------

                           ---------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ---------------------------

     No secondary market will exist for a series of certificates or notes prior to its offering. We cannot assure you that a secondary market will develop for the certificates or notes, as applicable, of any series, or, if it does develop, that it will continue.

                          ----------------------------

                            PAINEWEBBER INCORPORATED

     The certificates or notes, as applicable, may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Plans of Distribution" in this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates or notes, as applicable. We may retain or hold for sale, from time to time, one or more classes of a series of certificates or notes, as applicable. Offerings of certain classes of the certificates or notes, as applicable, if so specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to this prospectus or the related registration statement.

                           ---------------------------

     This prospectus may not be used to consummate sales of the offered certificates or notes, as applicable, unless accompanied by a prospectus supplement.

                                TABLE OF CONTENTS


                                                                            PAGE

IMPORTANT NOTICE about INFORMATION PRESENTED in this PROSPECTUS and each ACCOMPANYING PROSPECTUS SUPPLEMENT
SUMMARY OF TERMS
RISK FACTORS
      Limited Liquidity
      Limited Assets
      Credit Enhancement is Limited in Amount and Coverage
      Yield is Sensitive to Rate of Principal Prepayment
      Borrower May Be Unable to Make Balloon Payment
      Nature of Mortgages Could Adversely Affect Value of Properties Environmental Risks
      Certain Other Legal Considerations Regarding Residential Loans Rating of the Securities
      Book-Entry System for Certain Classes May Decrease Liquidity and
         Delay Payment
      Certain Home Improvement Contracts May Experience Relatively
         Higher Losses
      Mortgage Loans Underwritten as Non-Conforming Credits May
         Experience Relatively Higher Losses
      Assets of the Trust Fund May Include Delinquent and Sub-
         Performing Residential Loans
      Other Considerations
      Risks Associated With Year 2000 Compliance
THE TRUST FUNDS
      Residential Loans
      Agency Securities
      Stripped Agency Securities
      Additional Information Concerning the Trust Funds
USE OF PROCEEDS
YIELD CONSIDERATIONS
MATURITY AND PREPAYMENT CONSIDERATIONS
THE DEPOSITOR
RESIDENTIAL LOAN PROGRAM
      Underwriting Standards
      Representations by Unaffiliated Sellers; Repurchases
      Sub-Servicing
DESCRIPTION OF THE SECURITIES
      General
      Assignment of Assets of the Trust Fund
      Deposits to the Trust Account
      Pre-Funding Account
      Payments on Residential Loans
      Payments on Agency Securities
      Distributions
      Principal and Interest on the Securities
      Available Distribution Amount
      Subordination
      Advances
      Statements to Holders of Securities
      Book-Entry Registration of Securities
      Collection and Other Servicing Procedures
      Realization Upon Defaulted Residential Loans
      Retained Interest, Administration Compensation and Payment of
         Expenses
      Evidence as to Compliance
      Certain Matters Regarding the Master Servicer, the Depositor and
         the Trustee
      Deficiency Events
      Events of Default
      Amendment
      Termination
      Voting Rights
DESCRIPTION OF PRIMARY INSURANCE COVERAGE
      Primary Credit Insurance Policies
      FHA Insurance and VA Guarantees
      Primary Hazard Insurance Policies
DESCRIPTION OF CREDIT SUPPORT
      Pool Insurance Policies
      Special Hazard Insurance Policies
      Bankruptcy Bonds
      Reserve Funds
      Cross-Support Provisions
      Letter of Credit
      Insurance Policies and Surety Bonds
      Excess Spread
      Overcollateralization
CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS
      General
      Mortgage Loans
      Cooperative Loans
      Tax Aspects of Cooperative Ownership
      Manufactured Housing Contracts Other Than Land Contracts Foreclosure on Mortgages
      Foreclosure on Cooperative Shares
      Repossession with respect to Manufactured Housing Contracts that are not Land Contracts
      Rights of Redemption with respect to Residential Properties Notice of Sale; Redemption Rights with respect to Manufactured
         Homes
      Anti-Deficiency Legislation, Bankruptcy Laws and Other
         Limitations on Lenders
      Junior Mortgages
      Consumer Protection Laws
      Enforceability of Certain Provisions
      Prepayment Charges and Prepayments
      Subordinate Financing
      Applicability of Usury Laws
      Alternative Mortgage Instruments
      Environmental Legislation
      Soldiers' and Sailors' Civil Relief Act of 1940
FEDERAL INCOME TAX CONSEQUENCES
      General
      REMICS
      Taxation of Owners of Regular Securities
      Taxation of Owners of Residual Securities
      Taxes That May Be Imposed on the REMIC Pool
      Taxation of Certain Foreign Investors
      Grantor Trust Funds
      Standard Securities
      Stripped Securities
      Partnership Trust Funds
      Taxation of Owners of Partnership Securities
STATE AND OTHER TAX CONSEQUENCES
ERISA CONSIDERATIONS
LEGAL INVESTMENT
PLANS OF DISTRIBUTION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
LEGAL MATTERS
FINANCIAL INFORMATION
RATING
INDEX OF DEFINED TERMS

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates or notes, as applicable, is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered securities; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered securities. IF THE TERMS OF THE OFFERED SECURITIES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered securities and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "INDEX OF DEFINED TERMS" in this prospectus.

      In this prospectus, the terms "Depositor," "we," "us" and "our" refer to PaineWebber Mortgage Acceptance Corporation IV.

                        --------------------------------

      If you require additional information, the mailing address of our principal executive offices is PaineWebber Mortgage Acceptance Corporation IV, 1285 Avenue of the Americas, New York, NY 10019 and the telephone number is
(212) 713-2000. For other means of acquiring additional information about us or a series of securities, see "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" in this prospectus.

                        --------------------------------

                                SUMMARY OF TERMS

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AS WELL AS THE TERMS AND PROVISIONS OF THE RELATED POOLING AND SERVICING AGREEMENT OR TRUST AGREEMENT CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF SECURITIES.


RELEVANT PARTIES

   Depositor..................PaineWebber Mortgage Acceptance Corporation IV,
                              the depositor (the "DEPOSITOR"), is a corporation organized under the laws of the State of Delaware. The Depositor is a wholly-owned limited purpose finance subsidiary of PaineWebber Group Inc.

   Master Servicer............The entity or entities named as master servicer in the related prospectus supplement.

   Trustees...................The trustee or indenture trustee named as trustee in the related prospectus supplement. The owner trustee named as owner trustee in the related prospectus supplement.

   Issuer of Notes............Each series of notes will be issued by a separate trust (the "ISSUER") which will be the Depositor or an owner trust established for the purpose of issuing such series of notes. Each such owner trust will be formed pursuant to a trust agreement between the Depositor, acting as depositor, and the owner trustee.


SECURITIES

   Description of
   Securities.................The Depositor will offer asset-backed pass-through certificates ("CERTIFICATES") or asset-backed notes ("Notes" and together with the Certificates, "SECURITIES") from time to time. The Securities will be offered in one or more series. Each series of Securities will include one or more classes representing either a beneficial ownership interest in, or indebtedness secured by, a segregated pool of residential loans or agency securities, or beneficial interests in them, and certain other assets described below (together, all such assets and other assets with respect to a series of Securities shall constitute a "TRUST FUND").

                              A series of Securities may include one or more classes of Securities that may be entitled to:

                              o principal distributions, with disproportionate,
                                nominal or no interest distributions;

                              o interest distributions, with disproportionate,
                                nominal or no principal distributions ("STRIP SECURITIES");

                              o distributions only of prepayments of principal
                                throughout the lives of the Securities or during specified periods;

                              o subordinated distributions of scheduled payments
                                of principal, prepayments of principal, interest or any combination of such payments;

                              o distributions only after the occurrence of
                                events specified in the related prospectus supplement;

                              o distributions in accordance with a schedule or
                                formula or on the basis of collections from designated portions of the assets in the related Trust Fund;

                              o interest at a fixed rate or a rate that is
                                subject to change from time to time;

                              o distributions allocable to interest only after
                                the occurrence of events specified in the related prospectus supplement and may accrue interest until such events occur.

                              These entitlements will be specified in the related prospectus supplement.

                              The timing and amounts of such distributions may vary among classes, over time, or otherwise as specified in the related prospectus supplement. In addition, a series may include two or more classes of Securities which differ as to timing, sequential order or amount of distributions of principal or interest, or both.

                              If so specified in the related prospectus supplement, each class of Securities may

                              o have a stated principal amount (a "SECURITY
                                PRINCIPAL BALANCE"); and

                              o be entitled to distributions of interest on the
                                Security Principal Balance based on a specified interest rate (the "SECURITY INTEREST RATE").

   Interest...................Interest on each class of Securities for a series other than certain classes of Strip Securities or Securities as to which accrued interest will not be distributed but rather will be added to the Security Principal Balance ("ACCRUAL SECURITIES") (prior to the time when accrued interest becomes payable thereon) of each series

                              o will accrue at the applicable Security Interest
                                Rate on their outstanding Security Principal
                                Balances;

                              o will be distributed to holders of the Securities
                                as provided in the related prospectus supplement (each of the specified dates on which distributions are to be made, a "DISTRIBUTION DATE"); and

                              o may be reduced to the extent of certain
                                delinquencies or other contingencies described in this prospectus and in the related prospectus supplement.

                              Distributions with respect to interest on Strip Securities with no or, in certain cases, a nominal Security Principal Balance will be made on each Distribution Date on the basis of a notional amount as described in this prospectus and in the related prospectus supplement. Interest that has accrued but is not yet payable on any Accrual Securities will be added to the Security Principal Balance of such Accrual Securities on each Distribution Date.

                              See "Yield Considerations," "Maturity and
                              Prepayment Considerations" and "Description of the Securities" in this prospectus.

   Principal..................The Security Principal Balance of a Security
                              represents the maximum dollar amount (exclusive of interest) which you are entitled to receive as principal from future cash flow on the assets in the related Trust Fund. The initial Security Principal Balance of each class of Securities will be set forth in the related prospectus supplement.

                              Distributions of principal will be payable on a pro rata basis among all of the Securities of the same class, in proportion to their respective outstanding Security Principal Balances, or in such other manner as may be specified in the related prospectus supplement.

                              If a Strip Security does not have a Security
                              Principal Balance, it will not receive
                              distributions of principal. See "The Trust Funds," "Maturity and Prepayment Considerations" and "Description of the Securities" in this prospectus.


ASSETS

   The Trust Funds............Each Trust Fund will consist of

                              o a segregated pool of Residential Loans, Agency
                                Securities and/or Mortgage Securities; and

                              o certain other assets as described in this
                                prospectus and in the related prospectus supplement.

                              The Depositor will purchase all assets of the Trust Fund, either directly or through an affiliate, from unaffiliated sellers and will deposit them into the related Trust Fund as of the first day of the month in which the Securities evidencing interests in the Trust Fund are initially issued. See "Description of the Securities-Pre-Funding Account" in this Prospectus.

      A.  Residential
          Loans...............The Residential Loans will consist of any combination of

                              o mortgage loans (the "MORTGAGE LOANS") secured by
                                first or junior liens on one- to four-family residential properties (each, a "MORTGAGED PROPERTY," collectively, "MORTGAGED
                                PROPERTIES");

                              o mortgage loans (the "MULTIFAMILY LOANS") secured
                                by first or junior liens on multifamily
                                residential properties consisting of five or more dwelling units (also, "MORTGAGED PROPERTIES");

                              o home improvement installment sales contracts and
                                installment loan agreements (the "HOME
                                IMPROVEMENT CONTRACTS") which may be unsecured or secured by a lien on the related Mortgaged Property; or

                              o a manufactured home, which may have a
                                subordinate lien on the related Mortgaged
                                Property, as described in the related prospectus supplement;

                              o one- to four-family first or junior lien closed
                                end home equity loans for property improvement, debt consolidation or home equity purposes (the "HOME EQUITY LOANS");

                              o cooperative loans (the "COOPERATIVE LOANS")
                                secured primarily by shares in a private cooperative housing corporation (a "COOPERATIVE") which with the related proprietary lease or occupancy agreement give the owner thereof the right to occupy a particular dwelling unit in the Cooperative; or

                              o manufactured housing conditional sales contracts
                                and installment loan agreements (the
                                "MANUFACTURED HOUSING CONTRACTS"), which may be secured by either liens on

                                   o new or used manufactured homes; or

                                   o the real property and any improvements
                                     thereon (the "MORTGAGED PROPERTY") which may include the related manufactured home if deemed to be part of the real property under applicable state law) relating to a Manufactured Housing Contract; and

                                   o in certain cases, new or used manufactured
                                     home which is not deemed to be a part of the related real property under applicable state law (such Manufactured Housing Contracts that are secured by Mortgaged Property are referred to as "LAND CONTRACTS").

                              The Mortgaged Properties, Cooperative shares
                              (together with the right to occupy a particular dwelling unit) and manufactured homes may be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. Each Trust Fund may contain any combination of the following types of residential loans:

                              o fully amortizing loans with a fixed rate of
                                interest and level monthly payments to maturity;

                              o fully amortizing loans with a fixed interest
                                rate providing for level monthly payments, or for payments of interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

                              o fully amortizing loans with a fixed interest
                                rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

                              o fixed interest rate loans providing for level
                                payments of principal and interest on the basis of an assumed amortization schedule and a balloon payment of principal at the end of a specified term;

                              o fully amortizing loans with an interest rate
                                adjusted periodically (with corresponding adjustments in the amount of monthly payments) to equal the sum (which may be rounded) of a fixed margin and an index as described in the related prospectus supplement, which may provide for an election, at the borrower's option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

                              o fully amortizing loans with an adjustable
                                interest rate providing for monthly payments less than the amount of interest accruing on such loan and for such amount of interest accrued but not paid currently to be added to the principal balance of such loan;

                              o adjustable interest rate loans providing for an
                                election at the borrower's option, in the event of an adjustment to the interest rate resulting in an interest rate in excess of the interest rate at origination of the loan, to extend the term to maturity for such period as will result in level monthly payments to maturity; or

                              o such other types of Residential Loans as may be
                                described in the related prospectus supplement.

                              If specified in the related prospectus supplement, the Residential Loans may be covered by

                              o primary mortgage insurance policies;

                              o insurance issued by the Federal Housing
                                Administration (the "FHA"); or

                              o partial guarantees of the Veterans
                                Administration (the "VA").

                              See "Description of Primary Insurance Coverage" in this prospectus.

      B.  Agency
          Securities..........The "AGENCY SECURITIES" may consist of any combination of

                              o "fully modified pass-through" mortgage-backed
                                certificates guaranteed by the Government
                                National Mortgage Association;

                              o guaranteed mortgage pass-through securities
                                issued by the Federal National Mortgage
                                Association; and

                              o mortgage participation certificates issued by
                                the Federal Home Loan Mortgage Corporation.

      C.  Mortgage
          Securities..........A Trust Fund may include previously issued

                              o asset-backed certificates;

                              o collateralized mortgage obligations; or

                              o participation certificates

                              (each, and collectively, "MORTGAGE SECURITIES") evidencing interests in, or collateralized by, Residential Loans or Agency Securities.

      D.  Trust Account.......Each Trust Fund will include one or more accounts
                              (collectively, the "TRUST ACCOUNT") established and maintained on behalf of the holders of Securities into which the master servicer or the trustee will be required to, to the extent described in this prospectus and in the related prospectus supplement, deposit all payments and collections received or advanced with respect to assets of the related Trust Fund. A Trust Account may be maintained as an interest bearing or a non-interest bearing account, or funds held in the Trust Account may be invested in certain short-term high-quality obligations. See "Description of the Securities -- Deposits to the Trust Account" in this prospectus.

      E.  Credit Support......One or more classes of Securities within any series may be covered by any combination of

                              o a surety bond;

                              o a guarantee;

                              o letter of credit;

                              o an insurance policy;

                              o a bankruptcy bond;

                              o a reserve fund;

                              o a cash account;

                              o reinvestment income;

                              o overcollateralization;

                              o subordination of one or more classes of
                                Securities in a series (or, with respect to any series of Notes, the related Equity Certificates) to the extent provided in the related prospectus supplement;

                              o cross-support between Securities backed by
                                different asset groups within the same Trust
                                Fund; or

                              o another type of credit support to provide
                                partial or full coverage for certain defaults and losses relating to the Residential Loans.

                              If the related prospectus supplement so provides, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds. If applicable, the related prospectus supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided by them and the application of such coverage to the identified Trust Funds. See "Description of Credit Support" and "Description of the Securities -- Subordination" in this prospectus.

PRE-FUNDING ACCOUNT...........If specified in the related prospectus supplement, funds on deposit in an account a pre-funding account which will be used to purchase additional Residential Loans during the period specified in the related prospectus supplement.

SERVICING AND ADVANCES........The master servicer, directly or through sub-servicers,

                              o will service and administer the Residential
                                Loans included in a Trust Fund; and

                              o if and to the extent the related prospectus
                                supplement so provides, will be obligated to make certain cash advances with respect to delinquent scheduled payments on the Residential Loans (only to the extent that the master servicer determines that such advances will be recoverable).

                              Advances made by the master servicer will be reimbursable to the extent described in this prospectus and in the related prospectus supplement. The prospectus supplement with respect to any series may provide that the master servicer will obtain a cash advance surety bond, or maintain a cash advance reserve fund, to cover any obligation of the master servicer to make advances. The borrower on any such surety bond will be named, and the terms applicable to any such cash advance reserve fund will be described in the related prospectus supplement. See "Description of the Securities -- Advance." in this prospectus.

OPTIONAL TERMINATION..........If so specified in the related prospectus supplement, the assets in the related Trust Fund may be sold, causing an early termination of a series of Securities (any such termination, an "OPTIONAL TERMINATION"), in the manner set forth in the related prospectus supplement. See "Description of the Securities -- Termination" in this prospectus and the related section in the related prospectus supplement.

TAX STATUS....................The treatment of the Securities for federal income tax purposes will depend on:

                              o whether a REMIC election is made with respect to
                                a series of Certificates; and

                              o if a REMIC election is made, by whether the
                                Certificates are Regular Interest Securities
                                ("REMIC REGULAR SECURITIES") or Residual
                                Interest Securities ("REMIC RESIDUAL
                                SECURITIES").

                              Notes will represent indebtedness of the related Trust Fund. You are advised to consult your tax advisors.

                              See "Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

ERISA CONSIDERATIONS..........If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), you should carefully review with your own legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code.

                              See "ERISA Considerations" in this prospectus and in the related prospectus supplement.

LEGAL INVESTMENT..............The applicable prospectus supplement will specify whether the Securities offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). If your investment activities are subject to review by federal or state authorities, you should consult with your counsel or the applicable authorities to determine whether and to what extent a class of Securities constitutes a legal investment for you.

                              See "Legal Investment" in this prospectus and in the related prospectus supplement.

USE OF PROCEEDS...............The Depositor will use the net proceeds from the sale of each series for one or more of the following purposes:

                              o to purchase the related assets of the Trust
                                Fund;

                              o to repay indebtedness which has been incurred to
                                obtain funds to acquire such assets of the Trust Fund;

                              o to establish any Reserve Funds described in the
                                related prospectus supplement; and

                              o to pay costs of structuring, guaranteeing and
                                issuing such Securities.

                              See "Use of Proceeds" in this prospectus and in the related prospectus supplement.

RATINGS.......................Securities will not be offered pursuant to this prospectus and the related prospectus supplement unless each offered class will be rated upon issuance in one of the four highest applicable rating categories of at least one nationally recognized statistical rating organization (a "RATING AGENCY"). The rating or ratings applicable to the Securities of each series offered by this prospectus and by the related prospectus supplement will be set forth in the related prospectus supplement.

                              o A security rating is not a recommendation to
                                buy, sell or hold the Securities of any series and is subject to revision or withdrawal at any time by the assigning rating agency.

                              o A security rating does not address the effect of
                                prepayments on the yield you may anticipate when you purchase your Securities.

                                  RISK FACTORS

     You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of securities before making an investment decision. In particular, distributions on your securities will depend on payments received on and other recoveries with respect to the loans. Therefore, you should carefully consider the risk factors relating to the loans and the properties.


LIMITED LIQUIDITY

     We cannot assure you that a secondary market for the Securities of any series will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your Securities. The market value of your Securities will fluctuate with changes in prevailing rates of interest. Consequently, if you sell your security in any secondary market that develops, you may sell it for less than par value or for less than your purchase price. You will have no optional redemption rights, unless the related prospectus supplement specifies otherwise. The prospectus supplement for any series may indicate that an underwriter intends to establish a secondary market in the Securities, but no underwriter will be obligated to do so.


LIMITED ASSETS

     The Trust Fund for your series constitute the sole source of payment for your Securities. The Trust Fund will consist of, among other things:

     o payments with respect to the assets of the Trust Fund; and

     o any amounts available pursuant to any credit enhancement for such series, for the payment of principal of and interest on the Securities of such series.

     You will have no recourse to the Depositor or any other person if you do not receive distributions on your Securities. Furthermore, certain assets of the Trust Fund and/or any balance remaining in the Trust Account immediately after making

     o all payments due on the Securities of such series;

     o adequate provision for future payments on certain classes of Securities; and

     o any other payments specified in the related prospectus supplement may be promptly released or remitted to the Depositor, the master servicer, any credit enhancement provider or any other person entitled to such amounts and will no longer be available for making payments to you.

     The Securities will not represent an interest in or obligation of the Depositor, the master servicer or any of their respective affiliates.


CREDIT ENHANCEMENT IS LIMITED IN AMOUNT AND COVERAGE

     Credit enhancement reduces your risk of delinquent payments or losses. However, the amount of credit enhancement will be limited, as set forth in the related prospectus supplement, and may decline and could be depleted under certain circumstances before payment in full of your Securities. As a result, you may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, it may or may not cover, or may only partially cover, fraud or negligence by a loan originator or other parties. See "Description of Credit Support" in this prospectus.


YIELD IS SENSITIVE TO RATE OF PRINCIPAL PREPAYMENT

     The yield on the Securities of each series will depend in part on the rate of principal payment on the assets of the Trust Fund. In particular, including:

     o the extent of prepayments of the Residential Loans and, in the case of Agency Securities, the underlying loans, comprising the Trust Fund;

     o the allocation of principal and/or payment among the classes of Securities of a series as specified in the related prospectus supplement;

     o the exercise of any right of optional termination; and

     o the rate and timing of payment defaults and losses incurred with respect to the assets of the Trust Fund.

     Material breaches of representations and warranties by sellers not affiliated with the Depositor (any such sellers of Residential Loans, the "UNAFFILIATED SELLERS"), the originator, the Depositor or the master servicer may result in repurchases of assets of the Trust Fund which may lead to prepayments of principal. The rate of prepayment of the Residential Loans comprising or underlying the assets of the Trust Fund may affect the yield to maturity on your Securities. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

     The rate of prepayments is influenced by a number of factors, including:

     o prevailing mortgage market interest rates;

     o local and national interest rates;

     o homeowner mobility; and

     o the ability of the borrower to obtain refinancing.

     Interest payable on the Securities of a series on a Distribution Date will include all interest accrued during the period specified in the related prospectus supplement. If interest accrues over a period ending two or more days before a Distribution Date, your effective yield will be reduced from the yield you would have obtained if interest payable on the Securities accrued through the day immediately before each Distribution Date, and your effective yield (at par) will be less than the indicated coupon rate. See "Description of the Securities -- Distributions" and "-- Principal Interest on the Securities" in this prospectus.


BORROWER MAY BE UNABLE TO MAKE BALLOON PAYMENT

     Certain of the Residential Loans may not fully amortize over their terms to maturity and, thus, may require principal payments (i.e., balloon payments) at their stated maturity. Residential Loans with balloon payments involve greater risk because a borrower's ability to make a balloon payment typically will depend on its ability to:

     o timely refinance the loan; or

     o timely sell the related Residential Property.

     A borrower's ability to accomplish either of these goals will be affected by a number of factors, including:

     o the level of available mortgage rates at the time of sale or refinancing;

     o the borrower's equity in the related Residential Property;

     o the financial condition of the borrower; and

     o the tax laws.


NATURE OF MORTGAGES COULD ADVERSELY AFFECT VALUE OF PROPERTIES

     Several factors could adversely affect the value of the Residential Properties such that the outstanding balance of the related Residential Loans, together with any senior financing on the Residential Properties, if applicable, would equal or exceed the value of the Residential Properties. Among these are:

     o an overall decline in the residential real estate market in the areas in which the Residential Properties are located;

     o a decline in the general condition of the Residential Properties as a result of failure of borrowers to adequately maintain the Residential Properties; or

     o a decline in the general condition of the Residential Properties as a result of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods.

A decline that affects Residential Loans secured by junior liens, could extinguish the value of the interest of a junior mortgagee in the Residential Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Residential Loans could be higher than those currently experienced in the mortgage lending industry in general.

     Even if the Residential Properties provide adequate security for the Residential Loans, the master servicer could encounter substantial delays in liquidating the defaulted Residential Loans leading to delays in receiving your proceeds because:

     o foreclosure on a Residential Property securing a Residential Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete; and

     o in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Residential Property.

Therefore, if a borrower defaults, the master servicer may be unable to foreclose on or sell the Residential Property or obtain liquidation proceeds sufficient to repay all amounts due on the related Residential Loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Residential Loans and not yet reimbursed, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan that would be the case with the defaulted loan having a large remaining principal balance. Since the mortgages and deeds of trust securing certain Mortgage Loans, Multifamily Loans and Home Improvement Contracts may be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs.

     In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage, in which case it must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the borrower is in default under such senior mortgage. The Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees, although the master servicer or sub-servicer may, at its option, advance such amounts to the extent deemed recoverable and prudent.

If proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all senior liens and the Mortgage Loan, Multifamily Loan or Home Improvement Contract in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Securities, to the extent not covered by credit enhancement, are likely to

     o incur losses in jurisdictions in which a deficiency judgment against the borrower is not available; and

     o incur losses if any deficiency judgment obtained is not realized upon.

In addition, the rate of default of junior mortgage loans, multifamily loans and home improvement contracts may be greater than that of mortgage loans secured by first liens on comparable properties.

     Applicable state laws generally

     o regulate interest rates and other charges;

     o require certain disclosures; and

     o require licensing of certain originators and servicers of Residential Loans.

In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Residential Loans. Violations of these laws, policies and principles

     o may limit the ability of the master servicer to collect all or part of the principal of or interest on the Residential Loans;

     o may entitle the borrower to a refund of amounts previously paid; and

     o could subject the master servicer to damages and administrative sanctions.

     See "Certain Legal Aspects of Residential Loans" in this prospectus.


ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may result in a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the related property. See "Risk Factors -- Environmental Risks" and "Certain Legal Aspects of Residential Loans -- Environmental Legislation" in this prospectus.


CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING RESIDENTIAL LOANS

     The Residential Loans may also be subject to federal laws, including:

     o the Federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the Residential Loans;

     o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

     o for Residential Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     The Riegle Act. Certain mortgage loans are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "RIEGLE ACT") which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions

     o impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

     o apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995;

     o can impose specific statutory liabilities upon creditors who fail to comply with their provisions; and

     o may affect the enforceability of the related loans.

In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations. These laws

     o protect the homeowner from defective craftsmanship or incomplete work by a contractor;

     o permit the obligated party to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor; and

     o subject any person to whom the seller assigns its consumer credit transaction to all claims and defenses which the obligated party in a credit sale transaction could assert against the seller of the goods.

     Violations of certain provisions of these federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the Residential Loans and in addition could subject the Trust Fund to damages and administrative enforcement. See "Certain Legal Aspects of Residential Loans" in this prospectus.


RATING OF THE SECURITIES

     Each class of Securities offered by this prospectus and the related prospectus supplement must be rated upon issuance in one of the four highest rating categories by one or more Rating Agencies. Such rating will be based on, among other things:

     o the adequacy of the value of the assets of the Trust Fund;

     o any credit enhancement with respect to such class; and

     o the likelihood that you will receive payments to which you are entitled under the terms of your Securities.

     Such rating will not be based on:

     o the likelihood that principal prepayments on the related Residential Loans will be made;

     o the degree to which prepayments might differ from those originally anticipated; or

     o the likelihood of early optional termination of the series of Securities.

     You should not interpret such rating as a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address:

     o the possibility that prepayment at higher or lower rates than you anticipate may cause you to experience a lower than anticipated yield; or

     o the possibility that if you purchase your Security at a significant premium, then you might fail to recoup your initial investment under certain prepayment scenarios.

     We cannot assure you that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by a Rating Agency in the future due to, among other reasons:

     o if in the judgment of the Rating Agency, circumstances in the future so warrant;

     o any erosion in the adequacy of the value of the assets of the Trust Fund or any credit enhancement with respect to a series; or

     o an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     Each Rating Agency rating such Securities will establish criteria to determine the amount, type and nature of credit enhancement, if any, established with respect to a class of Securities. Rating agencies often determine the amount of credit enhancement required with respect to each class based upon an actuarial analysis of the behavior of similar loans in a larger group. With respect to such rating, we cannot assure you:

     o that the historical data supporting any such actuarial analysis will accurately reflect future experience;

     o that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Residential Loans; or

     o that the values of any Residential Properties have remained or will remain at their levels on the respective dates of origination of the related Residential Loans.

     The residential real estate markets may experience an overall decline in property values. Such a decline could lead to a number of adverse results:

     o the outstanding principal balances of the Residential Loans in a particular Trust Fund are equal to or greater than the value of the Residential Properties;

     o any secondary financing on the related Residential Properties are equal to or greater than the value of the Residential Properties; and

     o the rate of delinquencies, foreclosures and losses are higher than those now generally experienced in the mortgage lending industry.

In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Residential Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses may be borne, at least in part, by you. See "Rating" in this prospectus.


BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     Since transactions in the classes of book-entry securities of any series generally can be effected only through Depository Trust Company ("DTC"), participating organizations ("PARTICIPANTS"), Financial Intermediaries and certain banks:

     o the liquidity of book-entry securities in secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

     o your ability to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of such Securities, may be limited due to lack of a physical security representing the Securities; and

     o you may experience some delay in receiving distributions of interest and principal on your Securities because distributions will be made by the trustee to DTC and DTC will then be required to credit such distributions to the accounts of Participants and only then will they be credited to your account either directly or indirectly through Financial Intermediaries.

     See "Description of the Securities -- Book-Entry Registration of Securities" in this prospectus.


CERTAIN HOME IMPROVEMENT CONTRACTS MAY EXPERIENCE RELATIVELY HIGHER LOSSES

     Contracts Unsecured. A borrower's obligations under an unsecured Home Improvement Contract will not be secured by an interest in the related real estate or otherwise. As a result,

     o the related Trust Fund, as the owner of such unsecured Home Improvement Contract, will be a general unsecured creditor as to such obligations;

     o in the event of a default under an unsecured Home Improvement Contract, the related Trust Fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower;

     o in a bankruptcy or insolvency proceeding relating to a borrower on an unsecured Home Improvement Contract, the borrower's obligations under such unsecured Home Improvement Contract may be discharged in their entirety, even if the portion of such borrower's assets made available to pay the amount due and owing to the related Trust Fund as a general unsecured creditor are sufficient to pay such amounts in whole or part; and

     o since the borrower's obligations are unsecured, the borrower may not demonstrate the same degree of concern over performance of the borrower's obligations as if such obligations were secured by the real estate owned by such borrower.


MORTGAGE LOANS UNDERWRITTEN AS NON-CONFORMING CREDITS MAY EXPERIENCE RELATIVELY HIGHER LOSSES

     The single family Mortgage Loans assigned and transferred to a Trust Fund may include Mortgage Loans underwritten in accordance with the underwriting standards for "non-conforming credits," which include borrowers whose creditworthiness and repayment ability do not satisfy FNMA or FHLMC underwriting guidelines.

     A Mortgage Loan made to a "non-conforming credit" means a residential loan that is

     o ineligible for purchase by FNMA or FHLMC due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet FNMA or FHLMC underwriting guidelines;

     o made to a borrower whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines; or

     o made to a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies.

     Mortgage Loans made to borrowers who are characterized as "non-conforming credit" may experience greater delinquency and foreclosure rates than loans originated in accordance with the FNMA or FHLMC underwriting guidelines, since the borrowers are less creditworthy than borrowers who meet the FNMA or FHLMC underwriting guidelines. As a result, if the values of the Mortgaged Properties decline, then the rates of loss on Mortgage Loans made to "non-conforming credit" are more likely to increase than the rates of loss on Mortgage Loans made in accordance with the FNMA or FHLMC guidelines and such increase may be substantial. See "Residential Loan Program -- Underwriting Standards" in this prospectus.


ASSETS OF THE TRUST FUND MAY INCLUDE DELINQUENT AND SUB-PERFORMING RESIDENTIAL LOANS

     The assets of the Trust Fund in the related Trust Fund may include Residential Loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of Securities may not cover all losses related to such delinquent or sub-performing Residential Loans. You should consider the risk that including such Residential Loans in the Trust Fund for a series may cause:

     o the rate of defaults and prepayments on the Residential Loans to increase; and

     o in turn, losses may exceed the available credit enhancement for such series and affect the yield on your Securities.

     See "The Trust Funds -- Residential Loans" in this prospectus.


OTHER CONSIDERATIONS

     We cannot assure you that the market value of the assets of the Trust Fund or any other assets of a Trust Fund will at any time be equal to or greater than the principal amount of the Securities of the related series then outstanding, plus accrued interest thereon. In the event the assets in the Trust Fund have to be sold for any reason--for example, upon an event of default under the agreement for a series leading to a sale of the assets in the Trust Fund--the net proceeds from such sale, after paying expenses of sale and unpaid fees and other amounts owing to the master servicer and the trustee, may be insufficient to pay in full the principal of and interest on your Securities.


RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE

     The Depositor is aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches, the "year 2000 problem" is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. You could be adversely affected if the computer systems of the master servicer or any Special Servicer are not fully year 2000 compliant and such non-compliance disrupts the collection or distribution of receipts on the related Mortgage Loans.

     With respect to the year 2000 problem, DTC has informed members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions, including principal and interest payments, to holders of Securities, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, its participating organizations, through which you will hold your Certificates, as well as the computer systems of third party service providers. DTC has informed the financial community that it is contacting and will continue to contact third party vendors from whom DTC acquires services to:

     o impress upon them the importance of such services being year 2000 compliant; and

     o determine the extent of their efforts for year 2000 remediation, and, as appropriate, testing, of their services.

     In addition, DTC has stated that it is in the process of developing such contingency plans as it deems appropriate.

     If problems associated with the year 2000 problem were to occur with respect to DTC and the services described above, you could experience delays or shortfalls in the payments due on your Securities.


                                 THE TRUST FUNDS

     The Depositor will select each asset of the Trust Fund to include in a Trust Fund from among those purchased, either directly or through affiliates, from Unaffiliated Sellers, or, if provided in the related prospectus supplement, from sellers affiliated with the Depositor.


RESIDENTIAL LOANS

     The Residential Loans may consist of any combination of:

     o Mortgage Loans secured by first or junior liens on one- to four-family residential properties (each, a "MORTGAGED PROPERTY," collectively, "MORTGAGED PROPERTIES");

     o Mortgage Securities or mortgage loans (the "MULTIFAMILY LOANS") secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units (also, Mortgaged Properties);

     o home improvement installment sales contracts and installment loan agreements (the "HOME IMPROVEMENT CONTRACTS") which may be unsecured or secured by a lien on the related Mortgaged Property or a manufactured home, which lien may be subordinated to one or more senior liens on the related Mortgaged Property;

     o one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes (the "HOME EQUITY LOANS");

     o cooperative loans (the "COOPERATIVE LOANS") secured primarily by shares in the related private cooperative housing corporation (a "COOPERATIVE") that, with the related proprietary lease or occupancy agreement, give the owner thereof the right to occupy a particular dwelling unit (each, a "COOPERATIVE UNIT") in the Cooperative; or

     o manufactured housing conditional sales contracts and installment loan agreements (the "MANUFACTURED HOUSING CONTRACTS"), which may be secured by either liens on

          o new or used manufactured homes; or

          o the real property and any improvements thereon which may include the related manufactured home if deemed to be part of the real property under applicable state law) relating to a Manufactured Housing Contract; as well as

          o in certain cases, a lien on a new or used manufactured home which is not deemed to be a part of the related real property under applicable state law (such Manufactured Housing Contracts that are secured by Mortgaged Property are referred to as "LAND CONTRACTS").

     The Mortgaged Properties, Cooperative shares (together with the right to occupy a particular Cooperative Unit evidenced thereby) and manufactured homes (collectively, the "RESIDENTIAL PROPERTIES") may be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. Each Trust Fund may contain (and any participation interest in any of the foregoing will relate to) any combination of the following types of Residential Loans:

          (1) Fully amortizing loans with a fixed rate of interest and level monthly payments to maturity;

          (2) Fully amortizing loans with a fixed interest rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

          (3) Fully amortizing loans with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

          (4) Fixed interest rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule and a balloon payment of principal at the end of a specified term;

          (5) Fully amortizing loans with an interest rate adjusted periodically ("ARM Loans") (with corresponding adjustments in the amount of monthly payments), to equal the sum (which may be rounded) of a fixed margin and an index as described in the related prospectus supplement, which may provide for an election, at the borrower's option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

          (6) Fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on such loan and for such amount of interest accrued but not paid currently to be added to the principal balance of such loan;

          (7) ARM Loans providing for an election at the borrower's option, in the event of an adjustment to the interest rate resulting in an interest rate in excess of the interest rate at origination of the loan, to extend the term to maturity for such period as will result in level monthly payments to maturity; or

          (8) Such other types of Residential Loans as may be described in the related prospectus supplement.

     If specified in the related prospectus supplement, the Trust Fund underlying a series of Securities may include previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, "MORTGAGE SECURITIES"). Such Mortgage Securities may:

     o evidence interests in, or be collateralized by, Residential Loans or Agency Securities as described in this prospectus and in the related prospectus supplement; or

     o have been issued previously by:

          o the Depositor or an affiliate thereof;

          o a financial institution; or

          o other entity engaged generally in the business of lending or a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into such trusts, and selling beneficial interests in such trusts.

     If the Mortgage Securities have been issued by an entity other than the Depositor or its affiliates, such Mortgage Securities will have been:

     o acquired in bona fide secondary market transactions from persons other than the issuer thereof or its affiliates; and

     o offered and distributed to the public pursuant to an effective registration statement or purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the preceding three months); provided, a period of two years elapsed since the later of the date the securities were acquired from such issuer or from an affiliate of the issuer.

     Except as otherwise set forth in the related prospectus supplement, such Mortgage Securities will be generally similar to Securities offered by this prospectus. As to any such series of Securities, the related prospectus supplement will include a description of:

     o the Mortgage Securities;

     o any related credit enhancement;

     o the Residential Loans underlying such Mortgage Securities; and

     o any other Residential Loans included in the Trust Fund relating to such series.

"RESIDENTIAL LOANS" includes the Residential Loans underlying such Mortgage Securities.

References to advances to be made and other actions to be taken by the master servicer in connection with the Residential Loans may include such advances made and other actions taken pursuant to the terms of such Mortgage Securities.

     If so specified in the related prospectus supplement, certain Residential Loans may contain provisions prohibiting prepayments for a specified period after their origination date (a "LOCKOUT PERIOD"), prohibiting prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part.

     If so specified in the related prospectus supplement, the assets of the Trust Fund in the related Trust Fund may include Residential Loans that are delinquent or sub-performing. The inclusion of such Residential Loans in the Trust Fund for a series may cause the rate of defaults and prepayments on the Residential Loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such series and affect the yield on the Securities of such series.

     Mortgage Loans. The Mortgage Loans will be evidenced by promissory notes (the "MORTGAGE NOTES") secured by mortgages or deeds of trust (the "MORTGAGES") creating first or junior liens on the Mortgaged Properties. The Mortgage Loans will be secured by one- to four-family residences, including:

     o detached and attached dwellings;

     o townhouses;

     o rowhouses;

     o individual condominium units;

     o individual units in planned-unit developments; and

     o individual units in de minimus planned-unit developments.

If so provided in the related prospectus supplement, the Mortgage Loans will be insured by the FHA ("FHA LOANS") or partially guaranteed by the VA ("VA LOANS"). See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     Certain of the Mortgage Loans may be secured by junior liens, and the related senior liens ("SENIOR LIENS") may not be included in the mortgage pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. Such a possibility could arise under any of a number of different circumstances:

     o In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied:

          o first, to the payment of court costs and fees in connection with the foreclosure;

          o second, to real estate taxes; and

          o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens.

The claims of the holders of Senior Liens will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan.

     o If the master servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens.

          o In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens.

          o In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Securities bear

               o the risk of delay in distributions while a deficiency judgment against the borrower is obtained;

               o the risk of loss if the deficiency judgment is not realized upon; and

               o the risk that deficiency judgments may not be available in certain jurisdictions.

     o In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the Mortgage Loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of conventional first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a Mortgage Loan than would be the case in a typical pool of conventional first priority mortgage loans.

     Multifamily Loans. The Multifamily Loans will be evidenced by Mortgage Notes secured by Mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units. Unless otherwise specified in the related prospectus supplement, Multifamily Loans will have had original terms to stated maturity of not more than 30 years. If so provided in the related prospectus supplement, the Multifamily Loans will be FHA Loans. Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" anD "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     If so provided in the related prospectus supplement, the Multifamily Loans may contain provisions

     o containing a Lockout Period;

     o prohibiting prepayments entirely; or

     o requiring the payment of a prepayment penalty upon prepayment in full or in part.

In the event that you will be entitled to all or a portion of any prepayment penalties collected in respect of the related Multifamily Loans, the related prospectus supplement will specify the method or methods by which the prepayment penalties are calculated.

     Home Equity Loans and Home Improvement Contracts. The Home Equity Loans will be secured by first or junior liens on the related Mortgaged Properties for property improvement, debt consolidation or home equity purposes. The Home Improvement Contracts will either be unsecured or secured by Mortgages on one- to four-family, multifamily properties or manufactured housing which Mortgages are generally subordinate to other mortgages on the same property. The Home Improvement Contracts may be fully amortizing or may have substantial balloon payments due at maturity. They may also have fixed or adjustable rates of interest and may provide for other payment characteristics. If so provided in the related prospectus supplement certain of the Home Improvement Contracts may be FHA Loans. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     Cooperative Loans. The Cooperative Loans will be evidenced by promissory notes (the "COOPERATIVE NOTES") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Units in the related buildings.

     Manufactured Housing Contracts. The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a manufactured home, or in the case of a Land Contract, by a lien on the real estate to which the manufactured home is deemed permanently affixed and, in some cases, the related manufactured home which is not real property under the applicable state law. The manufactured homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in such manufactured home; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

     If so provided in the related prospectus supplement, the Manufactured Housing Contracts may be FHA Loans or VA Loans. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     Buydown Loans. If provided in the related prospectus supplement, certain of the Residential Loans may be subject to temporary buydown plans ("BUYDOWN LOANS"). The monthly payments made by the borrower in the early years of the Buydown Loan (the "BUYDOWN PERIOD") will be less than the scheduled payments on the Buydown Loan. The resulting difference will be recovered from:

     o an amount contributed by the borrower, the seller of the Residential Property or another source and placed in a custodial account; and

     o if so specified in the related prospectus supplement, investment earnings on the buydown funds.

Generally, the borrower under each Buydown Loan will be eligible for at a reduced interest rate. Accordingly, the repayment of a Buydown Loan is dependent on the ability of the borrower to make larger monthly payments after the buydown funds have been depleted and, for certain Buydown Loans, during the Buydown Period. See "Residential Loan Program -- Underwriting Standards" in this prospectus.

     FHA Loans and VA Loans. FHA Loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended (the "HOUSING ACT"), and the United States Housing Act of 1937, as amended. One- to four-family FHA Loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. Such FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of such FHA Loan. See "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     Home Improvement Contracts and Manufactured Housing Contracts that are FHA Loans are insured by the FHA (as described in the related prospectus supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA Loan, a portion of the unpaid interest and certain other liquidation costs) pursuant to Title I of the Housing Act.

     There are two primary FHA insurance programs that are available for Multifamily Loans:

     o Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such loans made under Sections 221(d)(3) and
       (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

     o Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "SERVICEMEN'S READJUSTMENT ACT"). The Servicemen's Readjustment Act permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related prospectus supplement. See "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     Loan-to-Value Ratio. The prospectus supplement for a series backed by Residential Loans will describe the Loan-to-Value Ratios of such loans. The "LOAN-TO-VALUE RATIO" of a Residential Loan for any series is generally at any given time the ratio, expressed as a percentage, of the then outstanding principal balance of the Residential Loan, plus, in the case of a Mortgage Loan secured by a junior lien, the outstanding principal balance of the related Senior Liens, to the Collateral Value of the related Residential Property. Except as otherwise specified in the prospectus supplement, thE "COLLATERAL VALUE" of a Residential Property or Cooperative Unit, other than with respect to Refinance Loans, is the lesser of:

     o the appraised value determined in an appraisal obtained by the originator at origination of such loan; and

     o the sales price for such property.

"REFINANCE LOANS " are loans made to refinance existing loans or loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership.

"COLLATERAL VALUE" of the Residential Property securing a Refinance Loan is generally the appraised value of the Residential Property determined in an appraisal obtained at the time of origination of the Refinance Loan.

     o Generally, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new manufactured home, the Collateral Value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "MANUFACTURER'S INVOICE Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.

     o Generally, with respect to used manufactured homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     Residential Properties may be subject to subordinate financing at the time of origination. As is customary in residential lending, subordinate financing may be obtained with respect to a Residential Property after the origination of the Residential Loan without the lender's consent.

     We cannot assure you that values of the Residential Properties have remained or will remain at their historic levels on the respective dates of origination of the related Residential Loans. If the residential real estate market were to experience an overall decline in property values such that the outstanding principal balances of the Residential Loans, and any other financing on the related Residential Properties, become equal to or greater than the value of the Residential Properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Residential Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. To the extent that such losses are not covered by the applicable insurance policies and other forms of credit support described in this prospectus and in the related prospectus supplement, such losses will be borne, at least in part, by you. See "Description of the Securities" and "Description of Credit Support" in this prospectus.


AGENCY SECURITIES

     The Agency Securities will consist of any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by the GNMA ("GNMA CERTIFICATES"), guaranteed mortgage pass-through securities issued by the FNMA ("FNMA CERTIFICATES") and mortgage participation certificates issued by the FHLMC ("FHLMC CERTIFICATES").

     GNMA. Government National Mortgage Association ("GNMA") is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA Loans, VA Loans or by pools of other eligible residential loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under such guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA Certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by GNMA or FNMA as a seller-servicer of FHA Loans or VA Loans, except as described below with respect to Stripped Agency Securities (as defined below). The loans underlying GNMA Certificates may consist of FHA Loans, VA Loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates. GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related prospectus supplement. The prospectus supplement for Certificates of each series evidencing interests in a Trust Fund including GNMA Certificates will set forth additional information regarding

     o the GNMA guaranty program;

     o the characteristics of the pool underlying such GNMA Certificates;

     o the servicing of the related pool;

     o the payment of principal and interest on GNMA Certificates to the extent not described in this prospectus; and

     o other relevant matters with respect to the GNMA Certificates.

     Generally, with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of such GNMA Certificate. Generally, such payment shall be in an amount of monthly payments of principal and interest equal to the holder's proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA Loan or VA Loan, less servicing and guaranty fees aggregating the excess of the interest on such FHA Loan or VA Loan over the GNMA Certificates pass-through rate. In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to such holder of any prepayments of principal of the FHA Loans or VA Loans underlying the GNMA Certificate and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such FHA Loan or VA Loan.

     The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the Depositor or any affiliates thereof. The only recourse of a registered holder, such as the trustee, is to enforce the guaranty of GNMA.

     GNMA will have approved the issuance of each of the GNMA Certificates included in a Trust Fund in accordance with a guaranty agreement or contract between GNMA and the issuer of such GNMA Certificates. Pursuant to such agreement, such issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA Loans and VA Loans, including:

     o collecting payments from borrowers and remitting such collections to the registered holder;

     o maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower;

     o maintaining primary hazard insurance;

     o and advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by such issuer on the loans backing the GNMA Certificate are less than the amounts due on such loans.

If the issuer is unable to make payments on a GNMA Certificate as they become due, it must promptly notify GNMA and request GNMA to make such payment. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by the issuer and the issuer fails to notify and request GNMA to make such payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA Certificates included in a Trust Fund, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to such GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

     The GNMA Certificates included in a Trust Fund may have other characteristics and terms, different from those described above so long as such GNMA Certificates and underlying residential loans meet the criteria of the Rating Agency or Agencies. Such GNMA Certificates and underlying residential loans will be described in the related prospectus supplement.

     FNMA. The Federal National Mortgage Association ("FNMA") is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "CHARTER ACT"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market by purchasing mortgage loans from lenders. FNMA acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. FNMA receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

     FNMA Certificates. FNMA Certificates are guaranteed mortgage pass-through certificates typically issued pursuant to a prospectus which is periodically revised by FNMA. FNMA Certificates represent fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan:

     o must meet the applicable standards of the FNMA purchase program;

     o is either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program; and

     o is either a conventional mortgage loan, an FHA Loan or a VA Loan.

The prospectus supplement for Securities of each series evidencing interests in a Trust Fund including FNMA Certificates will set forth additional information regarding:

     o the FNMA program;

     o the characteristics of the pool underlying such FNMA Certificates;

     o the servicing of the related pool;

     o payment of principal and interest on the FNMA Certificates to the extent not described in this prospectus; and

     o other relevant matters with respect to the FNMA Certificates.

     Except as described below with respect to Stripped Agency Securities, FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received. In addition, FNMA will distribute such holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered.

     The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. If FNMA were unable to satisfy such obligations, distributions to the holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of FNMA Certificates would be affected by delinquent payments and defaults on such loans. FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. With respect to a FNMA Certificate issued in book-entry form, distributions thereon will be made by wire, and with respect to a fully registered FNMA Certificate, distributions thereon will be made by check.

     The FNMA Certificates included in a Trust Fund may have other characteristics and terms, different from those described above, so long as such FNMA Certificates and underlying mortgage loans meet the criteria of the Rating Agency or Rating Agencies rating the Certificates of such series. Such FNMA Certificates and underlying mortgage loans will be described in the related prospectus supplement.

     FHLMC. The Federal Home Loan Mortgage Corporation ("FHLMC") is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC ACT"). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of purchasing first lien, conventional residential mortgage loans or participation interests in such mortgage loans and reselling the mortgage loans so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans and participation interests in such mortgage loans which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA Loans or VA Loans ("FHLMC CERTIFICATE GROUP"). Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate Group. The prospectus supplement for Securities of each series evidencing interests in a Trust Fund including FHLMC Certificates will set forth additional information regarding:

     o the FHLMC guaranty program;

     o the characteristics of the pool underlying such FHLMC Certificate;

     o the servicing of the related pool;

     o payment of principal and interest on the FHLMC Certificate to the extent not described in this prospectus; and

     o other relevant matters with respect to the FHLMC Certificates.

     Except as described below with respect to Stripped Agency Securities:

     o FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable pass-through rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate Group represented by such FHLMC Certificate, whether or not received.

     o FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share, but does not, except if and to the extent specified in the related prospectus supplement, guarantee the timely payment of scheduled principal.

     o FHLMC also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of:

          o foreclosure sale;

          o payment of the claim by any mortgage insurer; and

          o the expiration of any right of redemption; but

          o in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its servicing judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and FHLMC has not adopted servicing standards that require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

     The FHLMC Certificates included in a Trust Fund may have other characteristics and terms, different from those described above, so long as such FHLMC Certificates and underlying mortgage loans meet the criteria of the Rating Agency or Rating Agencies rating the Securities of such series. Such FHLMC Certificates and underlying mortgage loans will be described in the related prospectus supplement.


STRIPPED AGENCY SECURITIES

     The GNMA Certificates, FNMA Certificates or FHLMC Certificates may be issued in the form of certificates ("STRIPPED AGENCY SECURITIES") which represent

     o an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions); or

     o in some specified portion of the principal or interest distributions (but not all of such distributions), on an underlying pool of mortgage loans or certain other GNMA Certificates, FNMA Certificates or FHLMC Certificates.

     GNMA, FNMA or FHLMC, as applicable, will guarantee each Stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the related prospectus supplement. The prospectus supplement for Securities of each series evidencing interests in a Trust Fund including Stripped Agency Securities will set forth additional information regarding the characteristics of the assets underlying such Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters with respect to the Stripped Agency Securities.


ADDITIONAL INFORMATION CONCERNING THE TRUST FUNDS

     Each prospectus supplement relating to a series of Securities will contain information, as of the date of such prospectus supplement, if applicable and to the extent specifically known to the Depositor, with respect to the Residential Loans or Agency Securities contained in the related Trust Fund, including, but not limited to:

     o the aggregate outstanding principal balance and the average outstanding principal balance of the assets of the Trust Fund as of the applicable Cut-Off Date;

     o the types of related Residential Properties (e.g., one- to four-family dwellings, multifamily residential properties, shares in Cooperatives and the related proprietary leases or occupancy agreements, condominiums and planned-unit development units, vacation and second homes and new or used manufactured homes);

     o the original terms to maturity;

     o the outstanding principal balances;

     o the years in which the loans were originated;

     o with respect to Multifamily Loans, the Lockout Periods and prepayment penalties

     o the loan-to-value ratios or, with respect to Residential Loans secured by a junior lien, the combined loan-to-value ratios at origination;

     o the interest rates or range of interest rates borne by the Residential Loans or residential loans underlying the Agency Securities;

     o the geographical distribution of the Residential Properties on a state-by-state basis;

     o with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variations at the time of adjustments and over the lives of the ARM Loans; and

     o information as to the payment characteristics of the Residential Loans.

     If specific information respecting the assets of the Trust Fund is not known to the Depositor at the time a series of Securities is initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report made available at or before the issuance of such Securities, which information will be included in a report on Form 8-K which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed with the Commission within fifteen days after the initial issuance of such Securities.

     The Depositor will cause the Residential Loans comprising each Trust Fund (or Mortgage Securities evidencing interests in such Residential Loans) to be assigned to the trustee for the benefit of the holders of the Securities of the related series. The master servicer will service the Residential Loans comprising any Trust Fund, either directly or through other servicing institutions, each a sub-servicer, pursuant to a pooling and servicing agreement or servicing agreement among itself, the Depositor , the trustee and such other parties specified in the related prospectus supplement, and will receive a fee for such services. See "Residential Loan Program" and "Description of the Securities" in this prospectus. With respect to Residential Loans serviced through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing such Residential Loans, unless the related prospectus supplement provides otherwise.

     The Depositor will assign the Residential Loans to the related trustee on a non-recourse basis. The obligations of the Depositor with respect to the Residential Loans will be limited to certain representations and warranties made by it, unless the related prospectus supplement provides that another party will make such representations and warranties. See "Description of the Securities -- Assignment of Assets of the Trust Fund" in this prospectus. The obligations of the master servicer with respect to the Residential Loans will consist principally of its contractual servicing obligations under the related servicing agreement (including its obligation to enforce certain purchase and other obligations of sub-servicers or Unaffiliated Sellers, or both, as more fully described in this prospectus under "Residential Loan Program -- Representations by Unaffiliated Sellers; Repurchases"; "-- Sub-Servicing" and "Description of the Securities -- Assignment of Assets of the Trust Fund") and, unless otherwise provided in the related prospectus supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Residential Loans in amounts described in this prospectus under "Description of the Securities -- Advances" or pursuant to the terms of any Mortgage Securities. Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

     The Depositor will cause the Agency Securities comprising each Trust Fund to be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Agency Securities issued only in book-entry form, through the Federal Reserve System. The Depositor will register the Agency Securities in accordance with the procedures established by the issuer or guarantor for registration of such securities with a member of the Federal Reserve System, and distributions on such securities to which the Trust Fund is entitled will be made directly to the trustee.

     The trustee will administer the assets comprising any Trust Fund including Agency Securities pursuant to a trust agreement between the Depositor and the trustee, and will receive a fee for such services. The Agency Securities and any moneys attributable to distributions on such Agency Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the trustee or any person claiming through it. The trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any Trust Fund to any person, except to a successor trustee, to the Depositor or the holders of the Securities to the extent they are entitled to such assets of the Trust Fund or to such other persons as may be specified in the related prospectus supplement and except for its power and authority to invest assets of the Trust Fund in certain permitted instruments in compliance with the trust agreement. The trustee will have no responsibility for distributions on the Securities, other than to pass through all distributions received with respect to the Agency Securities to the holders of the related Securities without deduction, other than for any applicable trust administration fee payable to the trustee, certain expenses of the trustee, if any, in connection with legal actions relating to the Agency Securities, any applicable withholding tax required to be withheld by the trustee and as otherwise described in the related prospectus supplement.


                                 USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each series of Securities for one or more of the following purposes:

     o to purchase the related assets of the Trust Fund;

     o to repay indebtedness which has been incurred to obtain funds to acquire such assets of the Trust Fund;

     o to establish any Reserve Funds or other funds described in the related prospectus supplement; and

     o to pay costs of structuring, guaranteeing and issuing such Securities, including the costs of obtaining credit support, if any.

The purchase of the assets of the Trust Fund for a series may be effected by an exchange of Securities with the seller of such assets of the Trust Fund.


                              YIELD CONSIDERATIONS

     Unless otherwise specified in the related prospectus supplement, each monthly or other periodic interest payment on an asset of the Trust Fund is calculated as one-twelfth of the applicable interest rate multiplied by the unpaid principal balance thereof. The amount of such interest payment distributed (or accrued in the case of Accrual Securities) to holders of the Securities (other than holders of Strip Securities) with respect to each asset of the Trust Fund will be similarly calculated for the applicable period, based on the applicable Security Interest Rate, unless the prospectus supplement indicates otherwise. In the case of Strip Securities, except as otherwise described in the related prospectus supplement, such distributions of Stripped Interest will be made in the manner and amount described in the related prospectus supplement. The Securities of each series may bear a fixed, variable or adjustable Security Interest Rate.

     The effective yield to holders of the Securities will be below the yield otherwise produced by the applicable Security Interest Rate (or as to a Strip Security, the distributions of interest thereon ("STRIPPED INTEREST")) and purchase price paid by the investors, because while interest will accrue on each asset of the Trust Fund from the first day of each month (unless otherwise provided in the related prospectus supplement), the distribution of such interest (or the accrual thereof in the case of Accrual Securities) will not be made until the Distribution Date occurring in the month or other periodic interval (as specified in the related prospectus supplement) following the month or other period of accrual in the case of Residential Loans, and in later months in the case of Agency Securities and in the case of a series of Securities having Distribution Dates occurring at intervals less frequently than monthly.

     Unless otherwise provided in the related prospectus supplement, when a full prepayment is made on a Residential Loan, the borrower is charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, instead of for a full month and accordingly, the effect of such prepayments is to reduce the aggregate amount of interest collected that is available for distribution to holders of the Securities. However, if so provided in the related prospectus supplement, certain of the Residential Loans may contain provisions limiting prepayments thereof or requiring the payment of a prepayment penalty upon prepayment in full or in part. Unless otherwise provided in the prospectus supplement, the prepayment penalty collected with respect to the Residential Loans will be applied to offset such shortfalls in interest collections on the related Distribution Date. Holders of Agency Securities are entitled to a full month's interest in connection with prepayments in full of the underlying residential loans. Unless otherwise specified in the related prospectus supplement, partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made. Unless provided otherwise in the related prospectus supplement, neither the trustee, the master servicer nor the Depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments. Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to holders of the Securities on the related Distribution Date. Unless otherwise provided in the related prospectus supplement, a "PREPAYMENT PERIOD" in respect of any Distribution Date will commence in the case of Distribution Dates that occur monthly, on the first day of the preceding calendar month and, in the case of Distribution Dates that occur less frequently than monthly, on the first day of the month in which the immediately preceding Distribution Date occurred (or, with respect to the first Prepayment Period, the Cut-Off Date) and will end in both cases on the last day of the preceding calendar month. See "Maturity and Prepayment Considerations" and "Description of the Securities" in this prospectus.

     Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgaged Loans and corresponding delays in the receipt of related proceeds by holders of the Securities could occur. An action to foreclose on a Mortgaged Property securing a Mortgaged Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Mortgaged Loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Mortgaged Loans and not yet reimbursed, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Residential Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Residential Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the Residential Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trustee or master servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the Securities.

     The prospectus supplement for each series of Securities may set forth additional information regarding yield considerations.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The original terms to maturity of the assets of the Trust Fund in a given Trust Fund may vary depending upon the type of Residential Loans or the residential loans underlying the Agency Securities included in the Trust Fund. Each prospectus supplement will contain information with respect to the type and maturities of the assets of the Trust Fund in the related Trust Fund. Unless otherwise specified in the related prospectus supplement, the Residential Loans or residential loans underlying the Agency Securities may be prepaid in full or in part at any time without penalty. The prepayment experience on the Residential Loans or residential loans underlying the Agency Securities will affect the life of the related Securities.

     The average life of a Security refers to the average amount of time that will elapse from the date of issuance of a Security until the principal amount of such Security has been reduced to zero. The average life of the Securities will be affected by, among other things, the rate at which principal on the related Residential Loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources. If substantial principal prepayments on the Residential Loans are received, the actual average life of the Securities may be significantly shorter than would otherwise be the case. As to any series of Securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related Residential Loans will be paid in full prior to stated maturity.

     Prepayments on residential loans are commonly measured relative to a prepayment standard or model. For certain series of Securities comprised of more than one class, or as to other types of series where applicable, the prospectus supplement will describe the prepayment standard or model used in connection with the offering of such series and, if applicable, will contain tables setting forth the projected weighted average life of the Securities of such series and the percentage of the initial Security Principal Balance that would be outstanding on specified Distribution Dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the related Residential Loans or residential loans underlying the Agency Securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

     It is unlikely that prepayment of the assets of the Trust Fund will conform to any model specified in the related prospectus supplement. The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including:

     o homeowner mobility;

     o economic conditions;

     o enforceability of due-on-sale clauses;

     o market interest rates and the availability of funds;

     o the existence of lockout provisions and prepayment penalties;

     o the inclusion of delinquent or sub-performing Residential Loans in the assets of the Trust Fund;

     o the relative tax benefits associated with the ownership of property; and

     o in the case of Multifamily Loans, the quality of management of the property.

The rate of prepayments of conventional residential loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the assets of the Trust Fund, such assets of the Trust Fund are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by such assets of the Trust Fund.

     Other factors that might be expected to affect the prepayment rate of Securities backed by junior lien mortgage loans or Home Improvement Contracts include:

     o the amounts of the underlying senior mortgage loans;

     o the interest rates on the underlying senior mortgage loans;

     o the use of first mortgage loans as long-term financing for home purchase; and

     o the use of subordinate mortgage loans as shorter-term financing for a variety of purposes, including:

          o home improvement;

          o education expenses; and

          o purchases of consumer durables such as automobiles.

In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on such Residential Loans.

     In addition, acceleration of payments on the Residential Loans or residential loans underlying the Agency Securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates. Unless otherwise provided in the related prospectus supplement, all Residential Loans, except for FHA Loans and VA Loans, will contain "due-on-sale" provisions permitting the lender to accelerate the maturity of the Residential Loan upon sale or certain transfers by the borrower with respect to the underlying Residential Property. Conventional residential loans that underlie FHLMC Certificates and FNMA Certificates may contain, and in certain cases must contain, "due-on-sale" clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower. FHA Loans and VA Loans and all residential loans underlying GNMA Certificates contain no such clause and may be assumed by the purchaser of the property.

     In addition, Multifamily Loans may contain "due-on-encumbrance" clauses permitting the lender to accelerate the maturity of the Multifamily Loan upon further encumbrance by the borrower of the underlying Residential Property. In general, where a "due-on-sale" or "due-on-encumbrance" clause is contained in a conventional residential loan under a FHLMC or the FNMA program, the lender's right to accelerate the maturity of the residential loan upon transfer or further encumbrance of the property must be exercised, so long as such acceleration is permitted under applicable law.

     With respect to a series of Securities evidencing interests in a Trust Fund including Residential Loans, unless otherwise provided in the related prospectus supplement, the master servicer generally is required to enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying Residential Property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will generally be prohibited from taking any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities -- Collection and Other Servicing Procedures" and "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments" in this prospectus for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the Residential Loans. See also "Description of the Securities -- Termination" in this prospectus for a description of the possible early termination of any series of Securities. See also "Residential Loan Program -- Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities -- Assignment of Assets of the Trust Fund" in this prospectus for a description of the obligation of the Unaffiliated Sellers, the master servicer and the Depositor to repurchase Residential Loans under certain circumstances.

     With respect to a series of Securities evidencing interests in a Trust Fund including Agency Securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related Agency Securities of any right to repurchase the underlying residential loans. The prospectus supplement relating to each series of Securities will describe the circumstances and the manner in which such optional repurchase right, if any, may be exercised.

     In addition, certain Mortgage Securities included in the Trust Fund may be backed by underlying Residential Loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related Securities will, to a certain extent, depend on the interest rates on such underlying Residential Loans.

     The prospectus supplement for each series of Securities may set forth additional information regarding related maturity and prepayment considerations.


                                  THE DEPOSITOR

     PaineWebber Mortgage Acceptance Corporation IV, the Depositor, is a Delaware corporation organized on April 23, 1987, as a wholly-owned limited purpose finance subsidiary of PaineWebber Group Inc. The Depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York. Its telephone number is (212) 713-2000.

     The Depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the Depositor will have any business operations other than acquiring and pooling residential loans and agency securities, offering Securities or other mortgage- or asset-related securities, and related activities.

     Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any series.


                            RESIDENTIAL LOAN PROGRAM

     The Residential Loans will have been purchased by the Depositor, either directly or through affiliates, from loan sellers. Unless otherwise specified in the related prospectus supplement, all Residential Loans will have been originated in general accordance with the criteria specified below. The underwriting standards applicable to Residential Loans underlying Mortgage Securities may vary substantially from the underwriting standards set forth below.


UNDERWRITING STANDARDS

     Underwriting standards are applied by or on behalf of a lender to evaluate:

     o the borrower's credit standing;

     o repayment ability; and

     o the value and adequacy of the Residential Property as collateral.

In general, a prospective borrower applying for a Residential Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any.

     A verification of the borrower's income will generally be obtained from an independent source and, as part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. An employment verification is generally obtained from an independent source (typically the borrower's employer) which verification reports:

     o the length of employment with that organization;

     o the current salary; and

     o whether it is expected that the borrower will continue such employment in the future.

If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand, savings or brokerage accounts.

     In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to:

     o inspect the property;

     o issue a report on its condition; and

     o if applicable, verify that construction, if new, has been completed.

     The appraisal is based on:

     o the market value of comparable homes;

     o the estimated rental income (if considered applicable by the appraiser); and

     o the cost of replacing the home.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available:

     o to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance); and

     o to meet monthly housing expenses and other financial obligations and monthly living expenses.

The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the borrower's income and credit history, may be varied in appropriate cases where factors such as low loan-to-value ratios, or combined-loan- to-value ratios, as applicable, or other favorable and compensating credit factors exist.

     The underwriting guidelines with respect to some Unaffiliated Sellers' loan programs may be less stringent than those of FNMA or FHLMC, primarily in that they generally may permit the borrower to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the guidelines of FNMA or FHLMC. These underwriting guidelines are intended to provide for the origination of single family mortgage loans for non-conforming credits. A mortgage loan made to a "non-conforming credit" means a mortgage loan that is ineligible for purchase by FNMA or FHLMC due to borrower credit characteristics that do not meet FNMA or FHLMC underwriting guidelines, including:

     o a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines; or

     o a loan made to a borrower who may have a record of major derogatory credit items such as:

          o default on a prior mortgage loan;

          o credit write-offs;

          o outstanding judgments; and

          o prior bankruptcies.

Accordingly, Mortgage Loans underwritten pursuant to these guidelines are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines.


REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

     Each Unaffiliated Seller will have made representations and warranties in respect of the Residential Loans sold by such Unaffiliated Seller. If specified in the related prospectus supplement, such representations and warranties may include, among other things:

     o that the Unaffiliated Seller had good title to each such Residential Loan and such Residential Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

     o if the Trust Fund includes Mortgage Loans, that each Mortgage constituted a valid lien on the Mortgaged Property (subject only to permissible title insurance exceptions and Senior Liens, if any);

     o if the Trust Fund includes Manufactured Housing Contracts, each Manufactured Housing Contract creates a valid, subsisting and enforceable first priority security interest in the manufactured home covered thereby;

     o that the Residential Property was free from damage and was in good repair;

     o that there were no delinquent tax or assessment liens against the Residential Property;

     o that each Residential Loan was current as to all required payments; and

     o that each Residential Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a Residential Loan may have been made as of the date on which such Unaffiliated Seller sold the Residential Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of Securities evidencing an interest in such Residential Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Residential Loan by such Unaffiliated Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation occurs after the date of such sale to or on behalf of the Depositor.

     The master servicer or the trustee will be required to promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a Residential Loan which materially and adversely affects the interests of the holders of the Securities in such Residential Loan. If such Unaffiliated Seller cannot cure such breach, then such Unaffiliated Seller will be obligated to repurchase such Residential Loan from the trustee at the purchase price therefor. As to any Residential Loan, unless otherwise specified in the related prospectus supplement, the purchase price is equal to the sum of:

     o the unpaid principal balance of such Residential Loans;

     o unpaid accrued interest on the unpaid principal balance (as defined below) from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the net mortgage rate minus the rate at which the sub-servicer's servicing fee is calculated if the sub-servicer is the purchaser; and

     o if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

     An Unaffiliated Seller, rather than repurchase a Residential Loan as to which a breach has occurred, may have the option, within a specified period after initial issuance of the related series of Securities, to cause the removal of such Residential Loan from the Trust Fund and substitute in its place one or more other Residential Loans, in accordance with the standards described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the trustee for a breach of representation by an Unaffiliated Seller.

     Neither the Depositor nor the master servicer (unless the master servicer is an Unaffiliated Seller) will be obligated to purchase or substitute for a Residential Loan if an Unaffiliated Seller defaults on its obligation to do so, and we cannot assure you that Unaffiliated Sellers will carry out such obligations with respect to Residential Loans. Any Residential Loan that is not repurchased or substituted for shall remain in the related Trust Fund and any losses thereon shall be borne by holders of the Securities, to the extent not covered by credit enhancement.


SUB-SERVICING

     Any master servicer may delegate its servicing obligations in respect of a Residential Loan to sub-servicers pursuant to a sub-servicing agreement, which will be consistent with the terms of the servicing agreement relating to the Trust Fund that includes such Residential Loan. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the pooling and servicing agreement pursuant to which a series of Securities is issued will provide that, if for any reason the master servicer for such series of Securities is no longer acting in such capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     The Certificates of each series evidencing interests in a Trust Fund will be issued pursuant to a separate pooling and servicing agreement or trust agreement. Each series of Notes (or, in certain instances, two or more series of Notes) will be issued pursuant to an indenture, and the Issuer of the Notes will be a trust established by the Depositor pursuant to an owner trust agreement or such other entity as may be specified in the related prospectus supplement. As to each series of Notes where the Issuer is an owner trust, the ownership of the Trust Fund will be evidenced by certificates (the "EQUITY CERTIFICATES") issued under the owner trust agreement, which, unless otherwise in the related prospectus supplement, will not be offered by such prospectus supplement.

     Forms of each of the agreements referred to above are filed as exhibits to the Registration Statement of which this prospectus is a part. The agreement relating to each series of Securities will be filed as an exhibit to a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities and a copy thereof will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. The following summaries describe certain provisions of the agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreement for each Trust Fund and the related prospectus supplement.

     As to each series, the Securities will be issued in authorized denominations evidencing a portion of all of the Securities of such series (a "PERCENTAGE INTEREST"), as set forth in the related prospectus supplement. Each Trust Fund will consist of:

     o such Residential Loans (including any Mortgage Securities) or Agency Securities (exclusive of any portion of interest payments relating thereto retained by the Depositor, any of its affiliates or its predecessor in interest (the "RETAINED Interest") and exclusive of principal and interest due on or before the Cut-Off Date) as from time to time are subject to the agreement;

     o such funds or assets as from time to time are deposited in the Trust Account described below and any other account held for the benefit of holders of the Securities;

     o with respect to Trust Funds that include Residential Loans,

          o property acquired by foreclosure or deed in lieu of foreclosure of Mortgage Loans on behalf of the holders of the Securities, or, in the case of Manufactured Housing Contracts that are not Land Contracts, by repossession;

          o any Primary Credit Insurance Policies and Primary Hazard Insurance Policies (as defined under "Description of Primary Insurance Coverage" in this prospectus);

          o any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support (as defined under "Description of Credit Support" in this prospectus); and

          o the rights of the trustee to any cash advance reserve fund or surety bond as described under "Advances" in this prospectus;

     o if specified in the related prospectus supplement, the Reserve Fund; and

     o any other assets as described in the related prospectus supplement.

The Securities will be transferable and exchangeable for Securities of the same class and series in authorized denominations at the Corporate Trust Office. No service charge will be made for any registration of exchange or transfer of Securities on the Security Register ("SECURITY REGISTER") maintained by the Security Registrar ("SECURITY Registrar"), but the Depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Each series of Securities may consist of any combination of:

     o one or more classes of Securities, one or more classes of which ("SENIOR SECURITIES") will be senior in right of payment to one or more of the other classes ("SUBORDINATE SECURITIES") to the extent described in the related prospectus supplement (any such series, a "SENIOR/SUBORDINATE SERIES");

     o one or more classes of Securities which will be entitled to

          o principal distributions, with disproportionate, nominal or no interest distributions; or

          o interest distributions, with disproportionate, nominal or no principal distributions ("STRIP SECURITIES");

     o two or more classes of Securities that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Securities ("ACCRUAL SECURITIES") with respect to which accrued interest will not be distributed but rather will be added to the Security Principal Balance thereof on each Distribution Date for the period described in the related prospectus supplement; or

     o other types of classes of Securities, as described in the related prospectus supplement.

     Each class of Securities (other than certain Strip Securities) will have a Security Principal Balance and, unless otherwise provided in the related prospectus supplement, will be entitled to payments of interest based on a specified Security Interest Rate. See "Principal and Interest on the Securities" below. The Security Interest Rates of the various classes of Securities of each series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a Trust Fund. The specific percentage ownership interests of each class of Securities and the minimum denomination per Security will be set forth in the related prospectus supplement. As to any Mortgage Loan, the "NET INTEREST RATE" will generally be equal to the interest rate minus the sum of the Administration Fee Rate and the rate at which the Retained Interest, if any is calculated (the "RETAINED INTEREST RATE").


ASSIGNMENT OF ASSETS OF THE TRUST FUND

     At the time of issuance of each series of Securities, the Depositor will cause the assets comprising the related Trust Fund or Mortgage Securities included in the related Trust Fund to be assigned to the trustee. The Residential Loan or Agency Security documents described below will be delivered to the trustee (or to the custodian). The trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the assets of the Trust Fund. Each asset of the Trust Fund will be identified in a schedule appearing as an exhibit to the related agreement. Such schedule will include, among other things:

     o information as to the outstanding principal balance of each Trust Fund asset after application of payments due on or before the Cut-Off Date;

     o the maturity of the Mortgage Note, Cooperative Note, Manufactured Housing Contract or Agency Securities;

     o any Retained Interest, with respect to a series of Securities evidencing interests in a Trust Fund including Agency Securities;

     o the pass-through rate on the Agency Securities;

     o and with respect to a series of Securities evidencing interests in Residential Loans, for each such loan;

          o information respecting its interest rate;

          o its current scheduled payment of principal and interest;

          o its Loan-to-Value Ratio; and

          o certain other information.

     Mortgage Loans and Multifamily Loans. The Depositor will be required, as to each Mortgage Loan (other than Mortgage Loans underlying any Mortgage Securities) and Multifamily Loan, to deliver or cause to be delivered to the trustee (or to the custodian) the mortgage file for each Mortgage Loan, containing legal documents relating to such Mortgage Loan, including:

     o the Mortgage Note endorsed without recourse to the order of the trustee;

     o the Mortgage with evidence of recording indicated (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of such Mortgage submitted for recording); and

     o an assignment in recordable form of the Mortgage to the trustee.

Unless otherwise provided in the related prospectus supplement, the Depositor or another party will be required to promptly cause the assignment of each related Mortgage Loan and Multifamily Loan to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in the Mortgage Loan or Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

     Home Equity Loans and Home Improvement Contracts. Unless otherwise provided in the related prospectus supplement, the Depositor will, as to each Home Equity Loan and Home Improvement Contract, cause to be delivered to the trustee (or to the custodian) the note endorsed to the order of the trustee, with respect to Home Equity Loans and secured Home Improvement Contracts, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of such Mortgage submitted for recording) and, with respect to Home Equity Loans and secured Home Improvement Contracts, an assignment in recordable form of the Mortgage to the trustee.

     Unless otherwise provided in the related prospectus supplement, the Depositor or another party will be required to promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Home Equity Loan or Home Improvement Contract.

     With respect to unsecured Home Improvement Contracts, the Depositor will cause to be transferred physical possession of the Home Improvement Contracts to the trustee or a designated custodian or, if applicable, the Unaffiliated Seller may retain possession of the Home Improvement Contracts as custodian for the trustee. In addition, the Depositor will be required to cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of or security interest in the Home Improvement Contracts . Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the Depositor, as the case may be, to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

     Cooperative Loans. The Depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the trustee (or to the custodian):

     o the related Cooperative Note;

     o the original security agreement;

     o the proprietary lease or occupancy agreement;

     o the related stock certificate and related stock powers endorsed in blank; and

     o a copy of the original filed financing statement together with an assignment thereof to the trustee in a form sufficient for filing.

The Depositor or another party will cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office, except in states where in the opinion of counsel acceptable to the trustee, such filing is not required to protect the trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Cooperative Loan.

     Manufactured Housing Contracts. Unless otherwise provided in the related prospectus supplement, the Depositor will be required, as to each Manufactured Housing Contract, to deliver or cause to be delivered to the trustee (or to the custodian):

     o the original Manufactured Housing Contract endorsed to the order of the trustee; and

     o if applicable, copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the manufactured home securing each Manufactured Housing Contract.

Unless otherwise provided in the related prospectus supplement, in order to give notice of the right, title and interest of the holders of Securities to the Manufactured Housing Contracts, the Depositor will be required to cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the Trust Fund.

     Agency Securities. Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Agency Securities issued only in book-entry form, through the Federal Reserve System, in accordance with the procedures established by the issuer or guarantor for registration of such securities with a member of the Federal Reserve System, and distributions on such securities to which the Trust Fund is entitled will be made directly to the trustee.

     Review of Residential Loans. The trustee (or the custodian) will review the Residential Loan documents after receipt, and the trustee (or such custodian) will hold such documents in trust for the benefit of the holders of Securities. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) shall immediately notify the master servicer and the Depositor, and the master servicer shall immediately notify the applicable Unaffiliated Seller. If the Unaffiliated Seller cannot cure the omission or defect, the Unaffiliated Seller will be obligated to repurchase the related Residential Loan from the trustee at the purchase price specified under "Residential Loan Program--Representations by Unaffiliated Sellers; Repurchases", or, in certain cases, substitute for such Residential Loan. We cannot assure you that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. Although the master servicer or trustee is obligated to enforce such obligation to the extent described above under "Residential Loan Program -- Representations by Unaffiliated Sellers; Repurchases" neither the master servicer nor the Depositor will be obligated to repurchase or substitute for such Residential Loan if the Unaffiliated Seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation, if applicable, will constitute the sole remedy available to the holders of Securities or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the Residential Loans as agent of the trustee.


DEPOSITS TO THE TRUST ACCOUNT

     The master servicer or the trustee shall, as to each Trust Fund, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related assets of the Trust Fund, which must be maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each Rating Agency rating the Securities of such series at the time any amounts are held on deposit in such Trust Account.

The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments ("PERMITTED INSTRUMENTS"). A Trust Account may be maintained as an interest bearing or non-interest bearing account, or the funds held in such Trust Account may be invested pending the distribution on each succeeding Distribution Date in Permitted Instruments. Unless otherwise specified in the related prospectus supplement, the trustee or the master servicer may be entitled to receive any such interest or other income earned on funds in the Trust Account as additional compensation for administration of the assets of the Trust Fund. In respect of any series of Securities having Distribution Dates occurring less frequently than monthly, the master servicer may obtain from an entity named in the related prospectus supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust Account. If permitted by each Rating Agency rating the Securities of such series, a Trust Account may contain funds relating to more than one series of Securities.


PRE-FUNDING ACCOUNT

     If so provided in the related prospectus supplement, the master servicer or the trustee will establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related holders of the securities, into which the Depositor will deposit the pre-funded amount on the related closing date. The pre-funded amount will be used by the related trustee to purchase loans from the Depositor from time to time during the funding period. The "FUNDING PERIOD", if any, for a Trust Fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is three months after the closing date. Any amounts remaining in the pre-funding account at the end of the Funding Period will be distributed to the related holders of Securities in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related Securities.


PAYMENTS ON RESIDENTIAL LOANS

     The master servicer will be required to deposit or cause to be deposited in a Trust Account for each Trust Fund including Residential Loans (or, in the case of advances on or before the applicable Distribution Date), unless otherwise provided in the related agreement, the following payments and collections received or made by or on behalf of the master servicer subsequent to the Cut-Off Date (unless otherwise specified in the related prospectus supplement, other than payments due on or before the Cut-Off Date and exclusive of any amounts representing a Retained Interest):

          (i) all payments on account of principal, including principal prepayments, on the Residential Loans;

          (ii) all payments on account of interest on the Residential Loans, exclusive of any portion thereof representing interest in excess of the Net Interest Rate (unless such excess amount is required to be deposited pursuant to the related agreement) and, if provided in the related prospectus supplement, prepayment penalties;

          (iii) all proceeds of

          o any Primary Hazard Insurance Policies and any special hazard insurance policy (to the extent such proceeds are not applied to the restoration of the property or released to the borrower in accordance with the master servicer's normal servicing procedures),

          o any Primary Credit Insurance Policy, any FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy (collectively, "INSURANCE PROCEEDS"), other than proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies, and

          o all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted Residential Loans included in the related Trust Fund ("LIQUIDATION PROCEEDS"), together with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of holders of Securities by deed in lieu of foreclosure or repossession;

          (iv) any advances made as described below under "Advances";

          (v) all amounts required to be transferred to the Trust Account from a Reserve Fund, if any, as described below under "SUBORDINATION";

          (vi) all proceeds of any Residential Loan or property in respect thereof purchased by any Unaffiliated Seller as described under "Residential Loan Program -- Representations by Unaffiliated Sellers; Repurchases," exclusive of the Retained Interest, if any, in respect of such Residential Loan, and all proceeds of any Residential Loan repurchased as described under "Termination" below;

          (vii) any payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Coverage -- Primary Hazard Insurance Policies" in this prospectus;

          (viii) any amount required to be deposited by the trustee or the master servicer in connection with losses realized on investments of funds held in the Trust Account;

          (ix) any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract; and

          (x) any distributions received on any Mortgage Securities included in the related Trust Fund.


PAYMENTS ON AGENCY SECURITIES

     The Agency Securities included in a Trust Fund will be registered in the name of the trustee so that all distributions on such Agency Securities will be made directly to the trustee. The trustee will deposit or cause to be deposited into the Trust Account for each Trust Fund including Agency Securities as and when received, unless otherwise provided in the related trust agreement, all distributions received by the trustee with respect to the related Agency Securities (other than payments due on or before the Cut-Off Date and exclusive of any trust administration fee and amounts representing the Retained Interest, if any).


DISTRIBUTIONS

     Distributions of principal and interest on the Securities of each series will be made by or on behalf of the trustee or the master servicer on the dates (each, a "DISTRIBUTION DATE") and at the intervals (which may be monthly, quarterly, semi-annual or other intervals) specified in the related prospectus supplement, to the persons in whose names the Securities are registered at the close of business on the record date ("RECORD DATE") specified in the related prospectus supplement. The amount of each distribution will be determined as of the close of business on each determination date specified in the related prospectus supplement.

     Distributions will be made either by wire transfer in immediately available funds to the account of a holder of Securities at a bank or other entity having appropriate facilities for such transfer, if such holder of Securities has so notified the trustee or the master servicer and holds Securities in any requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to such check as it appears on the Security Register. However, the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Security Registrar specified in the notice to holders of Securities of such final distribution. Unless otherwise specified in the related prospectus supplement, all distributions made to the holders of Securities of any series on each Distribution Date will be made on a pro rata basis among the holders of Securities of record on the related Record Date (other than in respect of the final distribution), based on the aggregate Percentage Interest represented by their respective Securities.

     Final Distribution Date. If specified in the prospectus supplement for any series consisting of classes having sequential priorities for distributions of principal, the "FINAL DISTRIBUTION DATE" for each such class of Securities is the latest Distribution Date on which the Security Principal Balance thereof is expected to be reduced to zero, based on certain assumptions, including the assumption that no prepayments or defaults occur with respect to the related assets of the Trust Fund. Since the rate of distribution of principal of any such class of Securities will depend upon, among other things, the rate of payment (including prepayments) of the principal of the assets of the Trust Fund, the actual last Distribution Date for any class of Securities could occur significantly earlier than its Final Distribution Date. The rate of payments on the assets of the Trust Fund for any series of Securities will depend upon their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors, and no assurance can be given as to the actual prepayment experience of the assets of the Trust Fund. See "Maturity and Prepayment Considerations" in this prospectus. In addition, substantial losses on the assets of the Trust Fund in a given period, even though within the limits of the protection afforded by the instruments described under "Description of Credit Support," in this prospectus or by the Subordinate Securities in the case of a Senior/Subordinate Series, may cause the actual last Distribution Date of certain classes of Securities to occur after their Final Distribution Date.

     Special Distributions. With respect to any series of Securities with Distribution Dates occurring at intervals less frequently than monthly, the Securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related prospectus supplement. If applicable, the master servicer will be required to make or cause to be made special distributions allocable to principal and interest on Securities of a series

     o out of, and to the extent of, the amount available for such distributions in the related Trust Account,

     o on the day specified in the related prospectus supplement,

     o in the amount described below if, as a result of substantial payments of principal on the assets of the Trust Fund, low rates then available for reinvestment of payments on such assets of the Trust Fund, substantial Realized Losses or some combination of the foregoing, and based on the assumptions specified in the related agreement, it is determined that the amount anticipated to be on deposit in the Trust Account on the next Distribution Date or on some intervening date as provided in the related prospectus supplement, together with, if applicable, the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the Securities of such series on such Distribution Date or such intervening date as may be provided in the related prospectus supplement.

The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next Distribution Date from amounts then on deposit in the Trust Account. All special distributions will include interest at the applicable Trust Interest Rate on the amount of the special distribution allocable to principal to the date specified in the related prospectus supplement.

     All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the Securities on a Distribution Date. Special distributions of principal with respect to Securities of the same class will be made on a pro rata basis. Notice of any special distributions will be given by the master servicer or trustee prior to the special distribution date.


PRINCIPAL AND INTEREST ON THE SECURITIES

     Each class of Securities (other than certain classes of Strip Securities) may have a different Security Interest Rate, which may be a fixed, variable or adjustable Security Interest Rate. The related prospectus supplement will specify the Security Interest Rate for each class, or in the case of a variable or adjustable Security Interest Rate, the method for determining the Security Interest Rate. Unless otherwise specified in the related prospectus supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Some classes of Securities will not be entitled to interest payments.

     As to each series of Securities, with respect to each Distribution Date, interest accruing with respect to each Security (the "ACCRUED SECURITY INTEREST"), other than a Strip Security, will be equal to interest on the outstanding Security Principal Balance thereof immediately prior to the Distribution Date, at the applicable Security Interest Rate, for a period of time corresponding to the intervals between the Distribution Dates for such series. As to each Strip Security, the Stripped Interest with respect to any Distribution Date will equal the amount described in the related prospectus supplement for the related period. Unless otherwise specified in the related prospectus supplement, the Accrued Security Interest on each Security of a series will be reduced, in the event of shortfalls in collections of interest resulting from prepayments of Residential Loans that are not covered by payments by the master servicer out of its servicing fees or by application of prepayment penalties, with such shortfall allocated among all of the Securities of that series in proportion to the respective amounts of Accrued Security Interest that would have been payable on such Securities absent such reductions and absent any delinquencies or losses. Unless otherwise provided in the related prospectus supplement, neither the trustee, the master servicer nor the Depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

     Distributions of Accrued Security Interest that would otherwise be payable on any class of Accrual Securities of a series will be added to the Security Principal Balance of the Accrual Securities on each Distribution Date until the time specified in the related prospectus supplement on and after which payments of interest on the Accrual Securities will be made. See "--Distributions--Final Distribution Date" in this prospectus.

     Some Securities will have a "SECURITY PRINCIPAL BALANCE" that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the assets of the Trust Fund and other assets included in the related Trust Fund. With respect to each such Security, distributions generally will be applied to accrued and currently payable interest thereon, and thereafter to principal. The outstanding Security Principal Balance of a Security will be reduced to the extent of distributions in respect of principal, and in the case of Securities evidencing interests in a Trust Fund that includes Residential Loans, by the amount of any Realized Losses, as defined below, allocated to such Securities.

     Some Securities will not have a Security Principal Balance and will not be entitled to principal payments. The initial aggregate Security Principal Balance of a series and each class of such series will be specified in the related prospectus supplement. The initial aggregate Security Principal Balance of all classes of Securities of a Series may be based on the aggregate principal balance of the assets in the related Trust Fund. Alternatively, the initial Security Principal Balance for a series of Securities may equal the initial aggregate "CASH FLOW VALUE" of the related assets of the Trust Fund as of the applicable Cut-Off Date. The aggregate Cash Flow Value of the assets of the Trust Fund will be the Security Principal Balance of the Securities of such series which, based on certain assumptions (including the assumption that no defaults occur on the assets of the Trust Fund), can be supported by either:

     o the future scheduled payments on the assets of the Trust Fund (with the interest on such assets adjusted to the Net Interest Rate); or

     o the proceeds of the prepayment of such assets of the Trust Fund, together with reinvestment earnings on such assets of the Trust Fund, if any, at the applicable Assumed Reinvestment Rate; and

     o amounts available to be withdrawn from any Reserve Fund for such series, as further or as otherwise specified in the related prospectus supplement relating to a series of Securities.

The "ASSUMED REINVESTMENT RATE" for a series of Securities will be the highest rate permitted by the Rating Agency or Agencies, or a rate insured pursuant to a guaranteed investment contract or similar arrangement satisfactory to such Rating Agency or Agencies. If the Assumed Reinvestment Rate is so insured, the related prospectus supplement relating to a series of Securities will set forth the terms of such arrangement. The aggregate of the initial Cash Flow Values of the assets of the Trust Fund included in the Trust Fund for a series of Securities will be at least equal to the aggregate Security Principal Balance of the Securities of such series at the date of initial issuance thereof.

     With respect to any series as to which the initial Security Principal Balance is calculated on the basis of Cash Flow Values of the assets of the Trust Fund, the amount of principal distributed for such series on each Distribution Date will generally be calculated on the basis of:

     o the decline in the aggregate Cash Flow Values of the assets of the Trust Fund during the related Due Period, calculated in the manner prescribed in the related agreement; minus

     o with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under "Description of Credit Support" in this prospectus, the portion of the Cash Flow Value of the assets of the Trust Fund corresponding to such Realized Loss; or as otherwise provided in the related prospectus supplement as to any such series which is a Senior/Subordinate Series.

Unless the related prospectus supplement provides otherwise, the "DUE PERIOD" applicable to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or on the day after the Cut-Off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     Unless otherwise provided in the related prospectus supplement, distributions in respect of principal will be made on each Distribution Date to the class or classes of Security entitled to distributions of principal until the Security Principal Balance of such class has been reduced to zero. In the case of a series of Securities that include two or more classes of Securities, the timing, sequential order and amount of distributions (including distributions among multiple classes of Senior Securities or Subordinate Securities) in respect of principal on each such class shall be as provided in the related prospectus supplement. Distributions in respect of principal of any class of Securities will be made on a pro rata basis among all of the Securities of such class.


AVAILABLE DISTRIBUTION AMOUNT

     As more specifically set forth in the related prospectus supplement, all distributions on the Securities of each series on each Distribution Date will generally be made from the following amounts (collectively, the "AVAILABLE DISTRIBUTION AMOUNT"):

          (i) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of certain amounts payable on future Distribution Dates and certain amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the Trust Fund;

          (ii) any principal and/or interest advances made with respect to such Distribution Date, if applicable;

          (iii) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

          (iv) all net income received in connection with the operation of any Residential Property acquired on behalf of the holders of Securities through deed in lieu of foreclosure or repossession, if applicable.

     On each Distribution Date for a series of Securities, the trustee or the master servicer will be required to withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount and distribute the same or cause the same to be distributed to the related holders of Securities in the manner set forth in this prospectus and in the related prospectus supplement.


SUBORDINATION

     A Senior/Subordinate Series will consist of one or more classes of Securities ("SENIOR SECURITIES") senior in right of payment to one or more classes of Securities ("SUBORDINATE SECURITIES"), as specified in the related prospectus supplement. Subordination of the Subordinate Securities of any series will be effected by either of the two following methods, or by any other alternative method as may be described in the related prospectus supplement.

     Shifting Interest Subordination. With respect to any series of Securities as to which credit support is provided by shifting interest subordination, in the event of any Realized Losses on Residential Loans not in excess of the limitations described below, the rights of the holders of certain classes of Subordinate Securities to receive distributions with respect to the Residential Loans will be subordinate to the rights of the holders of certain classes of Senior Securities. With respect to any defaulted Residential Loan that is finally liquidated, through foreclosure sale, disposition of the related Residential Property if acquired on behalf of the holders of Securities by deed in lieu of foreclosure, repossession, or otherwise, the amount of loss realized, if any (a "REALIZED LOSS"), will generally equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered (net of amounts reimbursable to the master servicer for related expenses). With respect to certain Residential Loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of such reduction will be treated as a Realized Loss.

     All Realized Losses will be allocated to the Subordinate Securities of the related series as described in the related prospectus supplement, until the Security Principal Balance of the Subordinate Securities has been reduced to zero. Any additional Realized Losses will be allocated to the Senior Securities (or, if such series includes more than one class of Senior Securities, either on a pro rata basis among all of the Senior Securities in proportion to their respective outstanding "SECURITY PRINCIPAL BALANCES" or as otherwise provided in the related prospectus supplement). With respect to certain Realized Losses resulting from physical damage to Residential Properties which are generally of the same type as are covered under a special hazard insurance policy ("SPECIAL HAZARD LOSSES"), the amount thereof that may be allocated to the Subordinate Securities of the related series may be limited to an amount (the "SPECIAL HAZARD SUBORDINATION AMOUNT") specified in the related prospectus supplement. See "Description of Credit Support -- Special Hazard Insurance Policies" in this prospectus. If so, any Special Hazard Losses in excess of the Special Hazard Subordination Amount may be allocated among all outstanding classes of Securities of the related series, either on a pro rata basis in proportion to their outstanding Security Principal Balances, regardless of whether any Subordinate Securities remain outstanding, or as otherwise provided in the related prospectus supplement.

     As set forth above, the rights of holders of the various classes of Securities of any series to receive distributions of principal and interest is determined by the aggregate Security Principal Balance of each such class. The Security Principal Balance of any Security will be reduced by all amounts previously distributed on such Security in respect of principal, and by any Realized Losses allocated to such Security. However, to the extent so provided in the related prospectus supplement, holders of Senior Securities may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances, which will have the effect (in the absence of offsetting losses) of accelerating the amortization of the Senior Securities and increasing the respective percentage interest evidenced by the Subordinate Securities in the related Trust Fund (with a corresponding decrease in the percentage interest evidenced by the Senior Securities), as well as preserving the availability of the subordination provided by the Subordinate Securities. In addition, as set forth above, Realized Losses will be first allocated to Subordinate Securities by reduction of their Security Principal Balance, which will have the effect of increasing the respective ownership interest evidenced by the Senior Securities in the related Trust Fund. If there were no Realized Losses or prepayments of principal on any of the Residential Loans, the respective rights of the holders of Securities of any series to future distributions would not change.

     Cash Flow Subordination. With respect to any series of Securities as to which credit support is provided by cash flow subordination, in the event of losses on the Residential Loans not in excess of the Available Subordination Amount, the rights of the holders of Subordinate Securities to receive distributions of principal and interest with respect to the Residential Loans will be subordinate to the rights of the holders of Senior Securities. The "AVAILABLE SUBORDINATION AMOUNT" at any time is equal to the difference between the then applicable Maximum Subordination Amount and the "CUMULATIVE SUBORDINATION PAYMENTS" at such time. At the time of any determination, Cumulative Subordination Payments equal the aggregate of amounts paid to the holders of Senior Securities that, but for the subordination provisions, would otherwise have been payable to the holders of Subordinate Securities. The Available Subordination Amount will decrease whenever amounts otherwise payable to the holders of Subordinate Securities are paid to the holders of Senior Securities (including amounts withdrawn from the Reserve Fund and paid to the holders of Senior Securities), and will increase whenever there is distributed to the holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the Senior Securities (which will occur only when subordination payments in respect of delinquencies and certain other deficiencies have been recovered). The "MAXIMUM SUBORDINATION AMOUNT" initially will equal a fixed percentage amount specified in the related prospectus supplement of the aggregate initial principal balance of the Residential Loans in the related Trust Fund, and will periodically be adjusted in accordance with a formula specified in the related prospectus supplement.

     The protection afforded to the holders of Senior Securities from the subordination provisions may be effected both by the preferential right of the holders of Senior Securities to receive current distributions from the Trust Fund (subject to the limitations described in this prospectus) and by the establishment and maintenance of any cash reserve fund (the "RESERVE FUND"). The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related series of Securities (the "INITIAL DEPOSIT") and by deposits of amounts otherwise due on the Subordinate Securities to the extent set forth in the related prospectus supplement.

     Amounts in the Reserve Fund, if any, (other than earnings on such Reserve Funds) will be withdrawn for distribution to holders of Senior Securities as may be necessary to make full distributions to such holders on a particular Distribution Date, as described above. If on any Distribution Date, after giving effect to the distributions to the holders of Senior Securities on such date, the amount of the Reserve Fund exceeds the amount required to be held in such Reserve Fund (the "SPECIFIED RESERVE FUND BALANCE"), such excess will be withdrawn and distributed in the manner specified in the related prospectus supplement.

     In the event any Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the holders of Senior Securities will nevertheless have a preferential right to receive current distributions from the Trust Fund to the extent of the then Available Subordination Amount. However, under these circumstances, should current distributions be insufficient, the holders of Senior Securities could suffer shortfalls of amounts due to them. The holders of Senior Securities will bear their proportionate share of any losses realized on the Trust Fund in excess of the Available Subordination Amount.

     Amounts remaining in any Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the holders of Senior Securities of such series.

     Funds in any Reserve Fund may be invested in Permitted Instruments. The earnings or losses on such investments will be applied in the manner described in the related prospectus supplement.

     The time necessary for any Reserve Fund to reach the Specified Reserve Fund Balance will be affected by the prepayment, foreclosure, and delinquency experience of the Residential Loans and therefore cannot accurately be predicted.

     Subordination and Cash Flow Values. In the event that the Security Principal Balances of the various classes of Securities comprising a Senior/Subordinate Series are based upon the Cash Flow Value of the Residential Loans, a shortfall in amounts distributable to holders of Senior Securities on any Distribution Date will occur to the extent that the senior percentage of the decline in the Cash Flow Value of the Residential Loans during the related Deposit Period exceeds all collections and, if so provided in the related prospectus supplement, advances in respect of the Residential Loans, minus Accrued Security Interest on the Security Principal Balances of the Senior Securities for such Distribution Date. The loss attributable to any liquidated Residential Loan shall generally be equal to the excess, if any, of the Cash Flow Value of such Residential Loan over all net proceeds recovered and allocable to principal. The "DEPOSIT PERIOD" with respect to any Distribution Date is generally the period commencing on the day following the determination date immediately preceding the related determination date and ending on the related determination date or as otherwise described in the related prospectus supplement.

     Because the Cash Flow Value of a Residential Loan will never exceed the outstanding principal balance of such Residential Loan, prepayments in full and liquidations of the Residential Loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline. Any excess will be applied to offset losses realized during the related Deposit Period (as such losses are described in the immediately preceding paragraph) in respect of other liquidated Residential Loans without affecting the remaining subordination, and such excess may, if so provided in the related prospectus supplement, be deposited in a Reserve Fund for future distributions.


ADVANCES

     If and to the extent specified in the related Prospectus Supplement, with respect to any series of Securities evidencing interests in a Trust Fund that includes Residential Loans, the master servicer will be obligated to advance on or before each Distribution Date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal and/or interest (adjusted to the applicable Net Interest Rate) on the Residential Loans that were due during the related Due Period and that were delinquent (and not advanced by any sub-servicer) on the applicable determination date. Any amounts held for future distribution and so used shall be replaced by the master servicer on or before any future Distribution Date to the extent that funds in the Trust Account on such Distribution Date shall be less than payments to holders of Securities required to be made on such date.

     Unless otherwise specified in a prospectus supplement relating to a series of Securities, the obligation of the master servicer to make advances will be subject to the good faith determination of the master servicer that such advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds. See "Description of Credit Support" in this prospectus. As specified in the related prospectus supplement with respect to any series of Securities as to which the Trust Fund includes Mortgage Securities, the master servicer's advancing obligations, if any, will be pursuant to the terms of such Mortgage Securities.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of Securities, rather than to guarantee or insure against losses. Unless otherwise specified in a prospectus supplement relating to a series of Securities, advances will be reimbursable to the master servicer, without interest, out of related recoveries on the Residential Loans respecting which such amounts were advanced, or, to the extent that the master servicer shall determine that any such advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds, a nonrecoverable advance, from any cash available in the Trust Account. If so specified in the related prospectus supplement, the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any borrower of, any such surety bond, will be set forth in the related prospectus supplement.


STATEMENTS TO HOLDERS OF SECURITIES

     Unless otherwise provided in the related prospectus supplement, on each Distribution Date, the master servicer or the trustee will forward or cause to be forwarded to each holder of Securities of the related series and to the Depositor a statement which may include the following information (in the case of information furnished pursuant to (i), (ii) and (iii) below, the amounts shall be expressed as a dollar amount per minimum denomination Security):

          (i) the amount of such distribution, if any, allocable to principal, separately identifying the aggregate amount of principal prepayments and, if applicable, related prepayment penalties received during the related Prepayment Period;

          (ii) the amount of such distribution, if any, allocable to interest;

          (iii) the amount of administration and servicing compensation received by or on behalf of the trustee, master servicer and any sub-servicer with respect to such Distribution Date and such other customary information as the master servicer or the trustee deems necessary or desirable to enable holders of Securities to prepare their tax returns or which a holder of Securities reasonably requests for such purpose;

          (iv) if applicable, the aggregate amount of any advances included in such distribution and the aggregate amount of any unreimbursed advances as of the close of business on such Distribution Date;

          (v) the Security Principal Balance of a minimum denomination Security, and the aggregate Security Principal Balance of all of the Securities of that series, after giving effect to the amounts distributed on such Distribution Date;

          (vi) the number and aggregate principal balance of any Residential Loans in the related Trust Fund (a) delinquent one month, (b) delinquent two or more months and (c) as to which repossession or foreclosure proceedings have been commenced;

          (vii) with respect to any Residential Property acquired through foreclosure, deed in lieu of foreclosure or repossession during the preceding calendar month, the loan number and principal balance of the related Residential Loan as of the close of business on the Distribution Date in such month and the date of acquisition thereof;

          (viii) the book value of any Residential Property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the Distribution Date;

          (ix) the aggregate unpaid principal balance of the Mortgage Loans at the close of business on such Distribution Date;

          (x) in the case of Securities with a variable Security Interest Rate, the Security Interest Rate applicable to such Distribution Date, as calculated in accordance with the method specified in the prospectus supplement relating to such series;

          (xi) in the case of Securities with an adjustable Security Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjusted Security Interest Rate applicable to the next succeeding Distribution Date;

          (xii) as to any series including one or more classes of Accrual Securities, the interest accrued on each such class with respect to such Distribution Date and added to the Security Principal Balance thereof;

          (xiii) the amount remaining in the Reserve Fund, if any, as of the close of business on such Distribution Date, after giving effect to distributions made on such Distribution Date;

          (xiv) as to any series that includes credit support, the amount of remaining coverage of each Insurance Instrument (as defined under "--Collection and Other Servicing Procedures" in this prospectus) included in such Insurance Instrument as of the close of business on such Distribution Date, or, in the case of a Senior/Subordinate Series, information as to the remaining amount of protection against losses afforded to the holders of Senior Securities by the subordination provisions and information regarding any shortfalls in payments to the holder of Senior Securities which remain outstanding; and

          (xv) with respect to any series of Securities as to which the Trust Fund includes Mortgage Securities, certain additional information as required under the related pooling and servicing agreement or trust agreement, as applicable.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will furnish or cause to be furnished a report to every person who was a holder of record of a Security at any time during such calendar year setting forth the aggregate of amounts reported pursuant to (i),
(ii) and (iii) above for such calendar year or in the event such person was a holder of record during a portion of such calendar year, for the applicable portion of such year.

     The related prospectus supplement may provide that additional information with respect to a series of Securities will be included in such statements. In addition, the master servicer or the trustee shall file with the Internal Revenue Service and furnish to holders of Securities such statements or information as may be required by the Code or applicable procedures of the Internal Revenue Service.


BOOK-ENTRY REGISTRATION OF SECURITIES

     As described in the related prospectus supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry securities (the "BOOK-ENTRY SECURITIES"). Persons acquiring beneficial ownership interests in the Securities ("SECURITY OWNERS") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or Cedelbank ("CEDEL") or The Euroclear System ("EUROCLEAR") in Europe, if they are participants ("PARTICIPANTS") of such systems, or indirectly through organizations which are Participants in such systems.

     The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no Security Owner will be entitled to receive a physical certificate representing such Security (a "DEFINITIVE SECURITY"). Unless and until Definitive Securities are issued, it is anticipated that the only "holders" of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The Security Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the Security Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Financial Intermediary is not a Participant and on the records of CEDEL or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Securities from the trustee through DTC and Participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of Securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of Securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with the Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Securities, may by limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     Unless otherwise specified in the related prospectus supplement, monthly and annual reports on the Trust Fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

     It is our understanding that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the terms of the Securities only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of Securities under the terms of the Securities on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

     Definitive Securities will be delivered to beneficial owners of Securities (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Securities, and the Depositor is unable to locate a qualified successor, (ii) the Depositor or trustee, at its sole option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default under the pooling and servicing agreement, Security owners representing a majority in principal amount of the Securities of any class then outstanding advise DTC through a Participant of DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Security owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for reregistration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of such Definitive Securities as holders of Securities under the applicable agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the master servicer, the Depositor or the trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. WE CANNOT INSURE YOU THAT CEDE & CO., DTC OR ANY FINANCIAL INTERMEDIARY WILL PROVIDE INFORMATION TO YOU OR ACT IN ACCORDANCE WITH THEIR RESPECTIVE RULES, REGULATIONS, AND PROCEDURES.


COLLECTION AND OTHER SERVICING PROCEDURES

     Residential Loans. The master servicer, directly or through sub-servicers, will be required to make reasonable efforts to collect all required payments under the Residential Loans and will be required to follow or cause to be followed such collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the Residential Loans and held for its own account, provided such procedures are consistent with any insurance policy, bond or other instrument described under "Description of Primary Insurance Coverage" or "Description of Credit Support" in this prospectus (any such instrument providing, or insofar as it provides, coverage as to losses resulting from physical damage, a "HAZARD INSURANCE INSTRUMENT," any such instrument providing, or insofar as it provides, coverage as to credit or other risks, a "CREDIT INSURANCE INSTRUMENT," and collectively, an "INSURANCE INSTRUMENT"). With respect to any series of Securities as to which the Trust Fund includes Mortgage Securities, the master servicer's servicing and administration obligations, if any, will be pursuant to the terms of such Mortgage Securities.

     In any case in which a Residential Property has been, or is about to be, conveyed, or in the case of a multifamily Residential Property, encumbered, by the borrower, the master servicer will, to the extent it has knowledge of such conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of such Residential Loan under any applicable due-on-sale or due-on-encumbrance clause, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the master servicer or sub-servicer reasonably believes it is unable under applicable law to enforce such due-on-sale or due-on-encumbrance clause, the master servicer or sub-servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been conveyed, encumbered or is proposed to be conveyed or encumbered, pursuant to which such person becomes liable under the Mortgage Note, Cooperative Note, Home Improvement Contract or Manufactured Housing Contract and, to the extent permitted by applicable law, the borrower remains liable thereon and provided that coverage under any Insurance Instrument with respect to such Residential Loan is not adversely affected.

     The master servicer will also be authorized to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as the borrower and becomes liable under the Mortgage Note, Cooperative Note or Contract ("CONTRACT"). In connection with any such assumption, the interest rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the Residential Loan may not be changed. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement may be retained by or on behalf of the master servicer as additional compensation for administering of the assets of the Trust Fund. See "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" and "-- Prepayment Charges and Prepayments" in this prospectus. The master servicer will be required to notify the trustee and any custodian that any such assumption or substitution agreement has been completed.

     Agency Securities. The trustee will be required, if it has not received a distribution with respect to any Agency Security by the fifth business day after the date on which such distribution was due and payable (or such other date as may be specified in the related prospectus supplement) pursuant to the terms of such Agency Security, to request the issuer or guarantor, if any, of such Agency Security to make such payment as promptly as possible and legally permitted and to take such legal action against such issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection with such Agency Securities. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any such legal action will be reimbursable to the trustee out of the proceeds of any such action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution to holders of Securities of the related series. In the event that the proceeds of any such legal action may be insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Trust Account an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged.


REALIZATION UPON DEFAULTED RESIDENTIAL LOANS

     As servicer of the Residential Loans, the master servicer, on behalf of itself, the trustee and the holders of Securities, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related prospectus supplement, and will be required to take such reasonable steps as are necessary to receive payment or to permit recovery under such Insurance Instrument with respect to defaulted Residential Loans. As set forth above, all collections by or on behalf of the master servicer under any Insurance Instrument, other than amounts to be applied to the restoration of a Residential Property or released to the borrower, are to be deposited in the Trust Account for the related Trust Fund, subject to withdrawal as heretofore described. Unless otherwise provided in the prospectus supplement relating to a series of Securities, the master servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted Residential Loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the master servicer may be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder.

     If any property securing a defaulted Residential Loan is damaged and proceeds, if any, from the related Hazard Insurance Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Credit Insurance Instrument, if any, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines:

          (i) that such restoration will increase the proceeds to holders of Securities on liquidation of the Residential Loan after reimbursement of the master servicer for its expenses; and

          (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Residential Loan under any related Credit Insurance Instrument is not available for the reasons set forth in the preceding paragraph, or for any other reason, the master servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary, and appropriate for the type of defaulted Residential Loan, or advisable to realize upon the defaulted Residential Loan. If the proceeds of any liquidation of the property securing the defaulted Residential Loan are less than:

     o the outstanding principal balance of the defaulted Residential Loan (or the Cash Flow Value of such Mortgage Loan in the event that Security Principal Balances are based upon Cash Flow Values);

     o the amount of any liens senior thereto plus interest accrued thereon at the Net Interest Rate; plus

     o the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the related agreement the Trust Fund will realize a loss in the amount of such difference.

     If the master servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the outstanding principal balance of the defaulted Residential Loan together with accrued interest at the Net Interest Rate, the master servicer will be entitled to withdraw or cause to be withdrawn from the Trust Account amounts representing its normal administration compensation on such Residential Loan. In the event that the master servicer has expended its own funds to restore damaged property and such funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Residential Loan together with accrued interest thereon at the Net Interest Rate. In addition, when property securing a defaulted Residential Loan can be resold for an amount exceeding the outstanding principal balance of the related Residential Loan together with accrued interest and expenses, it may be expected that, if retention of any such amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase such property and realize for itself any excess proceeds. See "Description of Primary Insurance Coverage" and "Description of Credit Support" in this prospectus.

     With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Certain Legal Aspects of Residential Loans -- Foreclosure on Cooperative Shares" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares.


RETAINED INTEREST, ADMINISTRATION COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement relating to a series of Securities will specify whether there will be any Retained Interest in any of the assets of the Trust Fund. If so, the Retained Interest may be established on a loan-by-loan or security-by-security basis and will be specified in the related agreement or in an exhibit to the related agreement. A Retained Interest in an asset of the Trust Fund represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from related payments as received and will not be part of the related Trust Fund. Unless otherwise provided in the related prospectus supplement, any partial recovery of interest on a Residential Loan, after deduction of all applicable administration fees, will be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

     As specified in the related prospectus supplement, the primary administration compensation of the master servicer (or in the case of a Trust Fund consisting of Agency Securities, the trustee) with respect to a series of Securities will generally come from the monthly payment to it, with respect to each interest payment on a Trust Fund asset, at a rate equal to one-twelfth of the difference between the interest rate on the asset and the sum of the Net Interest Rate and the Retained Interest Rate, if any (the "ADMINISTRATION FEE RATE"), times the scheduled principal balance of such Trust Fund asset. Notwithstanding the foregoing, with respect to a series of Securities as to which the Trust Fund includes Mortgage Securities, the compensation payable to the master servicer for servicing and administering such Mortgage Securities on behalf of the holders of such Securities may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of such Mortgage Securities and may be retained from distributions thereon. Any sub-servicer may receive a portion of the master servicer's primary compensation as its sub-servicing compensation. Since any Retained Interest and the primary compensation of the master servicer (or the trustee) are percentages of the outstanding principal balance of each Trust Fund asset, such amounts will decrease as the assets of the Trust Fund amortize.

     As additional compensation in connection with a series of Securities relating to Residential Loans, the master servicer or the sub-servicers, if any, may be entitled to retain all assumption fees and late payment charges, if any, to the extent collected from borrowers, and any prepayment fees collected from the borrowers and any excess recoveries realized upon liquidation of a defaulted Residential Loan. Unless otherwise provided in the related prospectus supplement, any interest or other income that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any sub-servicing account may be paid as additional compensation to the trustee, the master servicer or the sub-servicers, as the case may be.

     With respect to a series of Securities relating to Residential Loans, the master servicer will pay from its administration compensation its regular expenses incurred in connection with its servicing of the Residential Loans, other than expenses relating to foreclosures and disposition of property acquired upon foreclosure.

     We anticipate that the administration compensation will in all cases exceed such expenses. The master servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Residential Loans, including under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of Residential Properties, such right of reimbursement being prior to the rights of holders of Securities to receive any related Liquidation Proceeds. The master servicer may also be entitled to reimbursement from the Trust Account for advances, if applicable. With respect to a series of Securities relating to Agency Securities, the trustee will be required to pay all of its anticipated recurring expenses.


EVIDENCE AS TO COMPLIANCE

     Each agreement will generally provide that on or before a specified date in each year, beginning with the first such date that occurs at least six months after the Cut-Off Date, the master servicer, or, in the case of a pool of Agency Securities or Mortgage Securities, the trustee, at its expense shall cause a firm of independent public accountants (who may also render other services to the master servicer, or the trustee or any affiliate) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee to the effect that such firm as part of their examination of the financial statements of the master servicer or the trustee, as the case may be, has performed tests in accordance with generally accepted accounting principles regarding the records and documents relating to residential loans or agency securities serviced and that their examination disclosed no exceptions that, in their opinion, were material. In rendering such statement, such firm may rely, as to matters relating to direct servicing of Residential Loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with generally accepted accounting principles in the residential loan servicing industry (rendered within one year of such statement) of independent public accountants with respect to the related sub-servicer.

     Each applicable servicing agreement or trust agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer, in the case of a pool of Agency Securities or Mortgage Securities, or of the trustee, in the case of a trust agreement, to the effect that, to the best of such officer's knowledge, the master servicer or the trustee, as the case may be, has fulfilled its obligations under such agreement throughout the preceding year.


CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE

     The Master Servicer. The master servicer under each servicing agreement will be identified in the related prospectus supplement. Each such servicing agreement will generally provide that:

     o the master servicer may resign from its obligations and duties under the servicing agreement with the prior written approval of the Depositor and the trustee; and

     o shall resign upon a determination that its duties thereunder are no longer permissible under applicable law; and

     o such resignation will not become effective until a successor master servicer meeting the eligibility requirements set forth in the servicing agreement has assumed, in writing, the master servicer's obligations and responsibilities under the servicing agreement.

     Each servicing agreement will further provide that neither the master servicer nor any director, officer, employee, or agent of the master servicer shall be under any liability to the related Trust Fund or holders of Securities for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment; provided, however, that neither the master servicer nor any such person shall be protected

     o against any liability for any breach of warranties or representations made in the servicing agreement; or

     o against any specific liability imposed on the master servicer

          o by the terms of the servicing agreement; or

          o by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement; or

          o by reason of reckless disregard of obligations and duties thereunder.

The master servicer and any director, officer, employee or agent of the master servicer will be entitled to rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related servicing agreement. Each servicing agreement may further provide that the master servicer and any director, officer, employee or agent of the master servicer will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the servicing agreement or the Securities, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than any loss, liability, or expense related to any specific Residential Loan or Residential Loans (except any such loss, liability, or expense otherwise reimbursable pursuant to the servicing agreement) and any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties thereunder.

     In addition, each servicing agreement will provide that the master servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may be permitted, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to the servicing agreement and the interests of the holders of Securities under the servicing agreement. In such event, the legal expenses and costs of such action and any liability resulting from taking such actions will be expenses, costs and liabilities of the Trust Fund and the master servicer will be entitled to be reimbursed therefor out of the Trust Account, such right of reimbursement being prior to the rights of holders of Securities to receive any amount in the Trust Account.

     Any entity into which the master servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each servicing agreement, provided that the successor or surviving entity meets the qualifications specified in the related prospectus supplement.

     If the related prospectus supplement so provides, the master servicer's duties may be terminated upon payment of a termination fee, and the master servicer may be replaced with a successor meeting the qualifications specified in the related prospectus supplement.

     The Depositor. Each applicable agreement will provide that neither the Depositor nor any director, officer, employee, or agent of the Depositor shall be under any liability to the related Trust Fund or holders of Securities for any action taken or for refraining from the taking of any action in good faith pursuant to such agreement, or for errors in judgment; provided, however, that neither the Depositor nor any such person will be protected against any liability for any breach of warranties or representations made in the agreement or against any specific liability imposed on the Depositor by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Depositor and any director, officer, employee or agent of the Depositor will be entitled to rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related agreement. Each agreement will further provide that the Depositor and any director, officer, employee or agent of the Depositor will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to:

     o the agreement or the Securities;

     o any Pool Insurance Policy;

     o any special hazard insurance policy and the Bankruptcy Bond; or

     o any Agency Securities,

other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

     In addition, each agreement will provide that the Depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under such agreement and which in its opinion may involve it in any expense or liability. The Depositor may be permitted, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties to such agreement and the interests of the holders of Securities under such agreement. In such event, the legal expenses and costs of such action and any liability resulting from taking such actions will be expenses, costs and liabilities of the Trust Fund, and the Depositor will be entitled to be reimbursed therefor out of the Trust Account, such right of reimbursement being prior to the rights of holders of Securities to receive any amount in the Trust Account.

     Any entity into which the Depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the Depositor is a party, or any entity succeeding to the business of the Depositor will be the successor of the Depositor under each agreement.

     The Trustees. Each trustee for any series of Securities will be required to be an entity possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and identified in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the Depositor and its affiliates and the master servicer, if any, and its affiliates. For the purpose of meeting the legal requirements of certain local jurisdictions, the Depositor or the trustee may have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the agreement relating to such series shall be conferred or imposed upon the trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee may resign at any time, in which event the Depositor (or the other party specified in the related agreements) will be obligated to appoint a successor trustee. The Depositor (or the other party specified in the related agreements) may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement or if the trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs. In such circumstances, the Depositor (or the other party specified in the related agreements) will be obligated to appoint a successor trustee. The holders of Securities evidencing not less than a majority of the voting rights allocated to the Securities may at any time remove the trustee and appoint a successor trustee by written instrument in accordance with additional procedures set forth in the related agreement. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by a successor trustee.

     Duties of the Trustees. The trustee will make no representations as to the validity or sufficiency of any agreement, the Securities, any asset of the Trust Fund or related document other than the certificate of authentication on the forms of Securities, and will not assume any responsibility for their correctness. The trustee under any agreement will not be accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer in respect of the Securities, the assets of the Trust Fund, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the Depositor or the master servicer. If no Event of Default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it under an agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the agreement.

     Each agreement will further provide that neither the trustee nor any director, officer, employee, or agent of the trustee shall be under any liability to the related Trust Fund or holders of Securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that neither the trustee nor any such person shall be protected against specific liability imposed on the trustee by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under such agreement or by reason of reckless disregard of obligations and duties thereunder. The trustee and any director, officer, employee or agent of the trustee may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related agreement. Each agreement will further provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the agreement, the Securities or the Agency Securities, if any other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under such agreement or by reason of reckless disregard of obligations and duties under any such agreement.


DEFICIENCY EVENTS

     With respect to each series of Securities with Distribution Dates occurring at intervals less frequently than monthly, and with respect to each series of Securities including two or more classes with sequential priorities for distribution of principal, the following provisions may apply if specified in the related prospectus supplement.

     A deficiency event (a "DEFICIENCY EVENT") with respect to the Securities of any such series is the inability to distribute to holders of one or more classes of Securities of such series, in accordance with the terms thereof and the related agreement, any distribution of principal or interest on such Securities when and as distributable, in each case because of the insufficiency for such purpose of the funds then held in the related Trust Fund.

     Upon the occurrence of a Deficiency Event, the trustee or master servicer, as set forth in the related prospectus supplement, will be required to determine whether or not the application on a monthly basis (regardless of frequency of regular Distribution Dates) of all future scheduled payments on the Residential Loans included in the related Trust Fund and other amounts receivable with respect to such Trust Fund towards payments on such Securities in accordance with the priorities as to distributions of principal and interest set forth in such Securities will be sufficient to make distributions of interest at the applicable Security Interest Rates and to distribute in full the principal balance of each such Security on or before the latest Final Distribution Date of any outstanding Securities of such series.

     The trustee or master servicer will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to such Trust Fund to make such distributions on the Securities, which opinion or report will be conclusive evidence as to such sufficiency. Prior to making any such determination, distributions on the Securities shall continue to be made in accordance with their terms.

     In the event that the trustee or master servicer makes a positive determination, the trustee or master servicer will apply all amounts received in respect of the related Trust Fund (after payment of expenses of the Trust Fund) to distributions on the Securities of such series in accordance with their terms, except that such distributions shall be made monthly and without regard to the amount of principal that would otherwise be distributable on any Distribution Date. Under certain circumstances following such positive determination, the trustee or master servicer may resume making distributions on such Securities expressly in accordance with their terms.

     If the trustee or master servicer is unable to make the positive determination described above, the trustee or master servicer will apply all amounts received in respect of the related Trust Fund (after payment of expenses) to monthly distributions on the Securities of such series pro rata, without regard to the priorities as to distribution of principal set forth in such Securities, and such Securities will, to the extent permitted by applicable law, accrue interest at the highest Security Interest Rate borne by any Security of such series, or in the event any class of such series shall have an adjustable or variable Security Interest Rate, at the weighted average Security Interest Rate, calculated on the basis of the maximum Security Interest Rate applicable to the class having the initial Security Principal Balance of the Securities of that class. In such event, the holders of Securities evidencing a majority of the voting rights allocated to the Securities may direct the trustee to sell the related Trust Fund, any such direction being irrevocable and binding upon the holders of all Securities of such series and upon the owners of any residual interests in such Trust Fund. In the absence of such a direction, the trustee may not sell all or any portion of the Trust Fund.


EVENTS OF DEFAULT

     Pooling and Servicing Agreements. Events of default ("EVENTS OF DEFAULT") under each pooling and servicing agreement will generally consist of:

     o any failure by the master servicer to distribute or cause to be distributed to holders of the Certificates of the related series, or if the trustee is required to make such distributions, the failure of the master servicer to remit funds to the trustee for such distribution, any required payment which continues unremedied for five days or other period as described in the servicing agreement after the giving of written notice of such failure in accordance with the procedures described in the agreement;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for sixty days or such period as specified in the pooling and servicing agreement after the giving of written notice of such failure in accordance with the procedures described in the agreement;

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

     o any other Event of Default specified in the pooling and servicing agreement.

A default pursuant to the terms of any Mortgage Securities included in any Trust Fund will not constitute an Event of Default under the related pooling and servicing agreement.

     So long as an Event of Default under a pooling and servicing agreement remains unremedied, the Depositor or the trustee may, and at the direction of holders of Certificates evidencing not less than 50% of the voting rights allocated to the Certificates (or such other percentage as may be specified in the pooling and servicing agreement) shall, by notice in writing to the master servicer terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the Residential Loans and the proceeds of such Residential Loans. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

In the event that the trustee would be obligated to succeed the master servicer but is unwilling to act as master servicer, it may (or if it is unable so to act, it shall) appoint, or petition a court of competent jurisdiction for the appointment of, an approved mortgage servicing institution with a net worth of at least $10,000,000, or such other amount as may be specified in the related agreement, to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee is obligated to act in such capacity. The trustee and such successor may agree upon the administration compensation to be paid, which in no event may be greater than the compensation to the master servicer under the pooling and servicing agreement.

     No holder of the Certificate will have the right under any pooling and servicing agreement to institute any proceeding with respect to its Certificates unless permitted in the related agreement and:

     o such holder previously has given to the trustee written notice of an Event of Default or of a default by the Depositor or the trustee in the performance of any obligation under the pooling and servicing agreement, and of the continuance of such Event of Default;

     o the holders of Certificates evidencing not less than 25% of the voting rights allocated to the Certificates (or such other percentages specified in such agreement) have made written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by instituting such proceedings; and

     o the trustee for sixty days after receipt of such notice, request and offer of indemnity has neglected or refused to institute any such proceeding.

The trustee, however, is generally under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such pooling and servicing agreement, unless such holders of the Certificates have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in such undertaking.

     Servicing Agreement. Unless otherwise provided in the related prospectus supplement for a series of Notes, a "SERVICING DEFAULT" under the related servicing agreement generally will include:

     o any failure by the master servicer to pay or cause to be paid to holders of the Notes of the related series, or if the trustee is required to make such payments, the failure of the master servicer to remit funds to the trustee for such payment, any required payment which continues unremedied for five days or other period as described in the servicing agreement after the giving of written notice of such failure in accordance with the procedures described in the agreement;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for sixty days or such period as specified in the pooling and servicing agreement after the giving of written notice of such failure in accordance with the procedures described in the agreement;

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

     o any other Servicing Default specified in the servicing agreement.

     So long as a Servicing Default remains unremedied, either the Depositor or the trustee may, by written notification to the master servicer and to the Issuer or the trustee or Trust Fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as Noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for servicing the Mortgage Loans during any period prior to the date of such termination). The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

     In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000, or such other amount as may be specified in the related agreement, to act as successor to the master servicer under the servicing agreement. Pending such appointment, the trustee is obligated to act in such capacity. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

     Indenture. Unless otherwise provided in the related prospectus supplement for a series of Notes, an Event of Default under the indenture generally will include:

     o a default for five days or more (or other period of time described in the related indenture) in the payment of any principal of or interest on any Note of such series;

     o failure to perform any other covenant of the Issuer or the Trust Fund in the indenture which continues for a period of thirty days, or such other period as set forth in the related indenture, after notice of such Event of Default is given in accordance with the procedures described in the related indenture;

     o any representation or warranty made by the Issuer or the Trust Fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty days, or such other period as set forth in the related indenture, after notice of such breach is given in accordance with the procedures described in the related indenture;

     o certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer or the Trust Fund; and

     o any other Event of Default provided with respect to Notes of that series.

     If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the voting rights allocable to the Notes (or such other percentage specified in the indenture) may declare the principal amount of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Notes.

     If following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, unless

     o the holders of 100% of the voting rights allocated to the Notes of such series consent to such sale,

     o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale, or

     o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3 % of the then aggregate outstanding amount of the Notes of such series, or

     o the trustee satisfies such other requirements as may be set forth in the related indenture.

     In the event that the trustee liquidates the collateral in connection with an Event of Default, the indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the trustee will not be permitted to institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of such Note less the amount of such discount that is unamortized.

     No Noteholder generally will have any right under an indenture to institute any proceeding with respect to such agreement unless permitted by the indenture and

     o such holder previously has given to the trustee written notice of default and the continuance of such default;

     o the holders of Notes or Equity Certificates of any class evidencing not less than 25% of the voting rights allocated to the Notes (or such other percentage specified in the indenture):

          o have made written request upon the trustee to institute such proceeding in its own name as trustee; and

          o have offered to the trustee reasonable indemnity;

     o the trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity; and

     o no direction inconsistent with such written request has been given to the trustee during such 60 day period by the holders of a majority of the Note Balances of such class.

However, the trustee will generally be under no obligation to exercise any of the trusts or powers vested in it by the indenture or to institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of Notes covered by such agreement, unless such holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in such undertaking.


AMENDMENT

     With respect to each series of Securities, each agreement governing the rights of the holders of the Securities may generally be amended by the parties to such agreement:

     (i)   to cure any ambiguity;

     (ii) to correct or supplement any provision in any such agreement which may be inconsistent with any other provision in any such agreement;

     (iii) to make any other provisions with respect to matters or questions arising under the agreement; and

     (iv) if such amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code (or any successor or mandatory statutes) or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed such action which, if made effective, would apply retroactively to the Trust Fund at least from the effective date of such amendment, each without the consent of any of the holders of Securities of the related series, provided that such action (other than an amendment described in clause
(iv) above) will not adversely affect in any material respect the interests of any holder of the Securities covered by the agreement. Each agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the parties to such agreement, with the consent of the holders of Securities evidencing not less than 51% of the voting rights allocated to the Securities (or such other percentage specified in the indenture) for any purpose; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, payments received on assets of the Trust Fund which are required to be distributed on any Security without the consent of the holder of such Security; or (b) reduce the aforesaid percentage of voting rights required for the consent to any such amendment without the consent of the holders of all Securities of the related series then outstanding, or as otherwise provided in the related agreement.


TERMINATION

     The obligations created by the agreement for each series of Securities will generally terminate upon payment to the holders of Securities of that series of all amounts held in the Trust Account and required to be paid to the holders of Securities pursuant to such agreement, following the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last Trust Fund asset remaining in the related Trust Fund or, the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related prospectus supplement, whichever occurs first. In no event, however, will the trust created by the agreement continue beyond the period specified in the related prospectus supplement. Written notice of termination of the agreement will be given to each holder of Securities, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

The exercise of the right to purchase the assets of the Trust Fund as set forth in the preceding paragraph will effect early retirement of the Securities of that series.


VOTING RIGHTS

     Voting rights allocated to Securities of a series will generally be based on Security Principal Balances. Any other method of allocation will be specified in the related prospectus supplement. If so provided in the prospectus supplement, a provider of credit support may be entitled to direct certain actions of the master servicer and the trustee or to exercise certain rights of the master servicer, the trustee or the holders of Securities.


                    DESCRIPTION OF PRIMARY INSURANCE COVERAGE

     If provided in the related prospectus supplement, each Residential Loan may be covered by a Primary Hazard Insurance Policy and, if required as described in the related prospectus supplement, a Primary Credit Insurance Policy. In addition, if provided in the related prospectus supplement, a Trust Fund may include any combination of a Pool Insurance Policy, a special hazard insurance policy, a Bankruptcy Bond or another form of credit support, as described under "Description of Credit Support."

     The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Residential Loans by the respective insurers.


PRIMARY CREDIT INSURANCE POLICIES

     If provided in the related prospectus supplement and as set forth under "Description of the Securities -- Realization Upon Defaulted Residential Loans" in this prospectus, the master servicer will be required to maintain or cause to be maintained in accordance with the underwriting standards adopted by the Depositor a Primary Credit Insurance Policy ("PRIMARY CREDIT INSURANCE POLICY") with respect to each Residential Loan (other than Multifamily Loans, FHA Loans, and VA Loans) for which such insurance is required. While the terms and conditions of Primary Credit Insurance Policies differ, each Primary Credit Insurance Policy generally will cover losses up to an amount equal to the excess of the outstanding principal balance of a defaulted Residential Loan (plus accrued and unpaid interest thereon and certain approved expenses) over a specified percentage of the Collateral Value of the related Residential Property.

     The master servicer will be required to cause to be paid the premium for each Primary Credit Insurance Policy to be paid on a timely basis. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy. The ability to assure that insurance proceeds are appropriately applied may be dependent upon its being so named, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any such policy will be required to be deposited in the Trust Account. The master servicer will not be permitted to cancel or refuse to renew any such Primary Credit Insurance Policy in effect at the time of the initial issuance of the Securities that is required to be kept in force under the related agreement unless the master servicer uses its best efforts to obtain a replacement Primary Credit Insurance Policy for such canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the Rating Agency or Agencies for pass-through certificates or notes having the same rating as the Securities on their date of issuance.

     As conditions precedent to the filing or payment of a claim under a Primary Credit Insurance Policy, the insured typically will be required, in the event of default by the borrower, among other things, to:

     o advance or discharge

          o hazard insurance premiums; and

          o as necessary and approved in advance by the insurer, real estate taxes (if applicable), protection and preservation expenses and foreclosure and related costs;

     o in the event of any physical loss or damage to the Residential Property, have the Residential Property restored to at least its condition at the effective date of the Primary Credit Insurance Policy (ordinary wear and tear excepted); and

     o tender to the insurer good and merchantable title to, and possession of, the Residential Property.


FHA INSURANCE AND VA GUARANTEES

     Residential Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA ("FHA INSURANCE") as authorized under the United States Housing Act of 1934, as amended. Certain Residential Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement relating to Securities of each series evidencing interests in a Trust Fund including FHA Loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the related prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect with respect to FHA Loans.

     The insurance premiums for FHA Loans are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the master servicer or any sub-servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted Loan to the United States of America. With respect to a defaulted FHA-insured Residential Loan, the master servicer or any sub-servicer will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the borrower's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than Residential Loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the Residential Loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA Loan, and HUD must have rejected any request for relief from the borrower before the master servicer or any sub-servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer or any sub-servicer of each FHA-insured single family Loan will generally be obligated to purchase any such debenture issued in satisfaction of such Residential Loan upon default for an amount equal to the principal amount of any such debenture.

     Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Residential Loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer will be compensated for no more than two-thirds of its foreclosure costs, and will be compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Residential Loan to HUD, the insurance payment will include full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Residential Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Residential Loans designated in the related prospectus supplement as guaranteed by the VA ("VA INSURANCE") will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA GUARANTY POLICY"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Residential Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Residential Loan. The prospectus supplement relating to Securities of each series evidencing interests in a Trust Fund including VA Loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

     With respect to a defaulted VA guaranteed Residential Loan, the master servicer or sub-servicer will be, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee will be submitted after liquidation of the Residential Property.

     The amount payable under the guarantee will be the percentage of the VA-insured Residential Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will generally be equal to the unpaid principal amount of the Residential Loan, interest accrued on the unpaid balance of the Residential Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Residential Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.


PRIMARY HAZARD INSURANCE POLICIES

     Unless otherwise provided in the related prospectus supplement in respect of a series, the related servicing agreement will require the master servicer to cause the borrower on each Residential Loan to maintain a hazard insurance policy (a "PRIMARY HAZARD INSURANCE POLICY") providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Residential Property is located. Unless otherwise specified in the related prospectus supplement, such coverage in general will equal the lesser of the principal balance owing on such Residential Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Residential Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the policy. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below. The ability to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being so named, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the Residential Property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Trust Account.

     Each servicing agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the Residential Loans. If such blanket policy contains a deductible clause, the master servicer will generally be required to deposit in the Trust Account all sums which would have been deposited in such Trust Account but for such clause. The master servicer will also generally be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Residential Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft, and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     When a Residential Property is located at origination in a federally designated flood area, each servicing agreement may require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the Residential Property on a replacement cost basis; and (ii) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

     The hazard insurance policies covering the Residential Properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation; and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     The related agreement will generally not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative, and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's Cooperative apartment or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note.

     Since the amount of hazard insurance the master servicer will be required to cause to be maintained on the improvements securing the Residential Loans will decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, the effect of co-insurance in the event of partial loss may be that hazard insurance proceeds may be insufficient to restore fully the damaged property. Under the terms of the Residential Loans, borrowers are generally required to present claims to insurers under hazard insurance policies maintained on the Residential Properties. The master servicer, on behalf of the trustee and holders of Securities, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Residential Properties. The ability of the master servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers. However, if provided in the related prospectus supplement, to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a series, holders of Securities may not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.


                          DESCRIPTION OF CREDIT SUPPORT

     If so provided in the related prospectus supplement, the Trust Fund that includes Residential Loans for a series of Securities may include credit support for such series or for one or more classes of Securities comprising such series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the Residential Loans covered by such credit support or a specified dollar amount:

     o a Pool Insurance Policy;

     o a special hazard insurance policy;

     o a Bankruptcy Bond;

     o a reserve fund;

     o or a similar credit support instrument.

Alternatively, if so specified in the prospectus supplement relating to a series of Securities, credit support may be provided by subordination of one or more classes of Securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above. See "Description of the Securities -- Subordination" and "Description of Credit Support--Overcollateralization" in this prospectus. The amount and type of credit support with respect to a series of Securities or with respect to one or more classes of Securities comprising such series, and the borrowers on such credit support, will be set forth in the related prospectus supplement.

     To the extent provided in the related prospectus supplement and the agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the Residential Loans covered by such credit support.


POOL INSURANCE POLICIES

     If so specified in the prospectus supplement relating to a series of Securities, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy ("POOL INSURANCE POLICY") in full force and effect, unless coverage under such Pool Insurance Policy has been exhausted through payment of claims. The Pool Insurance Policy for any series of Securities will be issued by the Pool Insurer named in the related prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, provide coverage in an amount equal to a percentage (specified in the related prospectus supplement) of the aggregate principal balance of the Residential Loans on the Cut-Off Date. The master servicer will be required to pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related prospectus supplement, the payment of such fees is otherwise provided. The master servicer will be required to present or cause to be presented claims under each Pool Insurance Policy to the Pool Insurer on behalf of itself, the trustee and the holders of Securities. Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only upon satisfaction of certain conditions, as described below and, if applicable, in the related prospectus supplement.

     Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason therefor.

     Pool Insurance Policies in general provide that no claim may be validly presented under such Pool Insurance Policies with respect to a residential loan unless

     o an acceptable Primary Credit Insurance Policy, in the event that the initial Collateral Value of the Residential Loan exceeded 80%, has been kept in force until such Collateral Value is reduced to 80%;

     o premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the Pool Insurer;

     o if there has been physical loss or damage to the Residential Property, it has been restored to its physical condition at the time the Residential Loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and

     o the insured has acquired good and merchantable title to the Residential Property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the Pool Insurer, has sold the property with the approval of the Pool Insurer.

     Assuming the satisfaction of these conditions, the Pool Insurer typically has the option to either

     (i) acquire the property securing the defaulted Residential Loan for a payment equal to the principal balance thereof plus accrued and unpaid interest at its interest rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured, on condition that the Pool Insurer must be provided with good and merchantable title to the Residential Property (unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy); or

     (ii) pay the amount by which the sum of the principal balance of the defaulted Residential Loan and accrued and unpaid interest at its interest rate to the date of the payment of the claim and such expenses exceeds the proceeds received from a sale of the Residential Property that the Pool Insurer has approved.

In both (i) and (ii), the amount of payment under a Pool Insurance Policy will generally be reduced by the amount of such loss paid under any Primary Credit Insurance Policy.

     Unless earlier directed by the Pool Insurer, a claim under a Pool Insurance Policy generally must be filed

     (i) in the case when a Primary Credit Insurance Policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid under such Primary Credit Insurance Policy, or after acquisition by the insured or a sale of the property approved by the Pool Insurer, whichever is later; or

     (ii) in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the Pool Insurer.

A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

     Unless otherwise specified in the prospectus supplement relating to a series of Securities, the amount of coverage under each Pool Insurance Policy will be reduced over the life of the Securities of such series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all acquired properties. The amount of claims paid will generally include certain expenses incurred by the master servicer as well as accrued interest on delinquent Residential Loans to the date of payment of the claim. However, holders of Securities may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy, because the Pool Insurer will be required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which such claim is paid.

     In addition, holders of Securities may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the master servicer expends funds for the purpose of enabling it to make a claim under such Pool Insurance Policy. Such expenditures could include amounts necessary to cover real estate taxes and to repair the related Residential Property. The master servicer will be reimbursed for such expenditures from amounts that otherwise would be distributed to holders of Securities, and such expenditures will not be covered by payments made under the related Pool Insurance Policy. See "Certain Legal Aspects of Residential Loans -- Foreclosure on Mortgages" and "-- Repossession with respect to Manufactured Housing Contracts" in this prospectus. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by holders of Securities of the related series.

     In the event that a Pool Insurer ceases to be a Qualified Insurer (such term being defined to mean a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by FHLMC, FNMA, or any successor entity, and having a claims-paying ability acceptable to the Rating Agency or Agencies), the master servicer will be required to use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of such Pool Insurance Policy. However, unless otherwise provided in the related prospectus supplement, if the cost of the replacement policy is greater than the cost of such Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on such Pool Insurance Policy. However, in the event that the Pool Insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by FHLMC, FNMA, or any successor entity, the master servicer will be required to review, or cause to be reviewed, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the Pool Insurer. If the master servicer determines that recoveries are so jeopardized, it will be required to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

     Because each Pool Insurance Policy will require that the property subject to a defaulted Residential Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy will not provide coverage against hazard losses. As set forth above, the Primary Hazard Insurance Policies covering the Residential Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than full replacement cost of such losses. Further, a special hazard insurance policy will not cover all risks, and the coverage under such policy will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by you.


SPECIAL HAZARD INSURANCE POLICIES

     If so specified in the prospectus supplement with respect to a series of Securities, the master servicer will be required to obtain a special hazard insurance policy for such series, issued by the insurer specified in such prospectus supplement (the "SPECIAL HAZARD INSURER") covering any Special Hazard Amount (as defined below). The master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage under such policy has been exhausted through payment of claims; provided, however, that the master servicer will be under no obligation to maintain such policy in the event that a Pool Insurance Policy covering such series is no longer in effect or if otherwise provided in the related prospectus supplement. The master servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of such premiums is otherwise provided for.

     Claims under each special hazard insurance policy will generally be limited to

     (i) a percentage set forth in the related prospectus supplement (expected to be not greater than 1%) of the aggregate principal balance as of the Cut-Off Date of the Residential Loans comprising the related Trust Fund;

     (ii) twice the unpaid principal balance as of the Cut-Off Date of the largest Residential Loan in the Trust Fund; or

     (iii) the greatest aggregate principal balance of Residential Loans secured by Residential Properties located in any one California postal zip code area, whichever is the greatest (the "SPECIAL HAZARD AMOUNT").

     As more specifically provided in the related prospectus supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of Securities of the related series from

     o loss by reason of damage to Residential Properties caused by certain hazards (including earthquakes and mudflows) not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area; and

     o loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies.

Special hazard insurance policies will typically not cover losses such as those occasioned by normal wear and tear, war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction or contamination, flood (if the property is located in a federally designated flood area) and certain other risks.

     Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted Residential Loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of (i) the cost of repair to the property; and (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Residential Loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest at the interest rate to the date of claim settlement and certain expenses incurred by or on behalf of the master servicer with respect to the property. The amount of coverage under the special hazard insurance policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

     Typically, restoration of the property with the proceeds described under clause (i) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim thereunder may be validly presented with respect to the defaulted Residential Loan secured by such property. The payment described under clause (ii) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of such Residential Loan under a Pool Insurance Policy. Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to holders of Securities, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

     The sale of a Residential Property must typically be approved by the Special Hazard Insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the Residential Loan plus interest thereon to the date of sale plus certain expenses incurred by or on behalf of the master servicer with respect to the property (not to exceed the amount actually paid by the Special Hazard Insurer) must be refunded to such Special Hazard Insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by the holders of Securities.

     A claim under a special hazard insurance policy generally must be filed within a specified number of days (typically, 60 days) after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days (typically, 30 days) after a claim is accepted by the Special Hazard Insurer. Special hazard insurance policies generally provide that no claim may be paid unless Primary Hazard Insurance Policy premiums, flood insurance premiums (if the property is located in a federally designated flood area) and, as approved by the Special Hazard Insurer, real estate property taxes (if applicable), property protection and preservation expenses and foreclosure costs have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance Policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

     If a special hazard insurance policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the master servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to such special hazard insurance policy with a total coverage that is equal to the then existing coverage of such special hazard insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of such special hazard insurance policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on such special hazard insurance policy or as otherwise provided in the related prospectus supplement.

     Since each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored, each pooling and servicing agreement will generally provide that, if the related Pool Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.


BANKRUPTCY BONDS

     If so specified in the prospectus supplement with respect to a series of Securities, the master servicer will be required to obtain a Bankruptcy Bond ("BANKRUPTCY BOND") for such series. The obligor on, and the amount of coverage of, any such Bankruptcy Bond will be set forth in the related prospectus supplement. The master servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will be required to pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related prospectus supplement, payment of such premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each Bankruptcy Bond will generally cover certain losses resulting from an extension of the maturity of a Residential Loan, or a reduction by the bankruptcy court of the principal balance of or the interest rate on a Residential Loan, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "BANKRUPTCY CODE"). See "Certain Legal Aspects of Residential Loans -- Foreclosure on Mortgages" and "-- Repossession with respect to Manufactured Housing Contracts" in this prospectus.


RESERVE FUNDS

     If so provided in the related prospectus supplement, the Depositor will deposit or cause to be deposited in an account (a "RESERVE FUND") any combination of cash, one or more irrevocable letters of credit or one or more Permitted Instruments in specified amounts, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such prospectus supplement. In the alternative or in addition to such deposit, to the extent described in the related prospectus supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each Mortgage Loan or of all or a portion of amounts otherwise payable on the Subordinate Securities. Amounts in a Reserve Fund may be distributed to holders of Securities, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, any such Reserve Fund will not be deemed to be part of the related Trust Fund.

     Amounts deposited in any Reserve Fund for a series will be invested in Permitted Instruments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.


CROSS-SUPPORT PROVISIONS

     If so provided in the related prospectus supplement, the Residential Loans for a series of Securities may be divided into separate groups, each supporting a separate class or classes of Securities of a series, and credit support may be provided by cross-support provisions requiring that distributions be made on Securities evidencing interests in one group of Mortgage Loans prior to distributions on Securities evidencing interests in a different group of Mortgage Loans within the Trust Fund. The prospectus supplement relating to a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

     The coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related prospectus supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.


LETTER OF CREDIT

     If so provided in the prospectus supplement relating to a series of Securities, the Residential Loans in the related Trust Fund may be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement (the "L/C BANK"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the Residential Loans on the related Cut-Off Date or one or more classes of Securities. Any such letter of credit may permit draws in the event of only certain types of losses. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under such letter of credit.


INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement relating to a series of Securities, one or more classes of Securities of such series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.


EXCESS SPREAD

     If so provided in the prospectus supplement relating to a series of Securities, a portion of the interest payments on Residential Loans may be applied to reduce the principal balance of one or more classes of Securities to provide or maintain a cushion against losses on the Residential Loans.


OVERCOLLATERALIZATION

     Unless otherwise provided in the related prospectus supplement, the subordination provisions of a Trust Fund may be used to accelerate to a limited extent the amortization of one or more classes of Securities relative to the amortization of the related assets of the Trust Fund. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Securities. This acceleration feature creates, with respect to the assets of the Trust Fund, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the Trust Fund, over the principal balance of the related class or classes of Securities. Such acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.


                   CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Residential Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Residential Loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA Loans and VA Loans. See "The Trust Funds -- Residential Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.


GENERAL

     All of the Residential Loans, except as described below, are loans to homeowners and all of the Mortgage Loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the type of security instrument customary to grant a security interest in real property in the state in which the Residential Property is located. If specified in the prospectus supplement relating to a series of Securities, a Trust Fund may also contain

     (i) Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related Mortgaged Property or may be unsecured;

     (ii) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings; or

     (iii) Manufactured Housing Contracts evidencing both

           o the obligation of the borrower to repay the loan evidenced thereby; and

           o the grant of a security interest in the related manufactured home or with respect to Land Contracts, a lien on the real estate to which the related manufactured homes are deemed to be affixed, and including in some cases a security interest in the related manufactured home, to secure repayment of such loan.

Unless otherwise specified in the related prospectus supplement, any of the foregoing types of encumbrance will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, if any, the knowledge of the parties to such instruments, as well as the order of recordation or filing of the instrument in the appropriate public office. Such a lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.


MORTGAGE LOANS

     The Mortgage Loans and Multifamily Loans will generally be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a Mortgage Loan or Multifamily Loan is located. Any of the foregoing types of encumbrance creates a lien upon or conveys title to the real property encumbered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. Such a lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office.

     There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. (In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.)

     Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor (similar to a mortgagor), who is the owner of the subject property and may or may not be the borrower, the beneficiary (similar to a mortgagee), who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, with respect to deeds of trust, the directions of the beneficiary.


COOPERATIVE LOANS

     The Cooperative owns all the real property or some interest in such real property sufficient to permit it to own the building and all separate dwelling units in such building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease.

     If the Cooperative is unable to meet the payment obligations

     (i) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

     (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance such a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the Trust Fund, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "Foreclosure on Cooperative Shares" below.


TAX ASPECTS OF COOPERATIVE OWNERSHIP

     In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.


MANUFACTURED HOUSING CONTRACTS OTHER THAN LAND CONTRACTS

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for the perfection of security interests in manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

     The master servicer will be required to obtain possession of the certificate of title, but, unless otherwise specified in the related prospectus supplement, will not be required to effect such notation or delivery of the required documents and fees. The failure to effect such notation or delivery, or the taking of action under the wrong law (for example, under a motor vehicle title statute rather than under the UCC), is likely to cause the trustee not to have a perfected security interest in the manufactured home securing a Manufactured Housing Contract.

     As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties, including a trustee in bankruptcy claiming an interest in the home under applicable state real estate law, notwithstanding compliance with the requirements described above. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

     Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to perfect the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties, including a trustee in bankruptcy, could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the Depositor.

     The Depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the holders of Securities. Unless otherwise specified in the related prospectus supplement, neither the Depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the holders of Securities, as the new secured party and, accordingly, the Depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party, therefore, succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor or Unaffiliated Seller.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees or, in states where a security interest in manufactured homes is perfected pursuant to
Article 9 of the UCC, the filing of a financing statement (and continuation statements before the end of each five year period) will be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the Depositor has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes, holders of perfected security interests, and a trustee in bankruptcy. There also exists a risk in not identifying the trustee, on behalf of the holders of Securities as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     In the event that the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after such relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in such state, and if the Depositor did not take steps to re-perfect its security interest in such state, the security interest in the manufactured home would cease to be perfected.

     A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, if the Depositor holds the certificate of title to such manufactured home, it must surrender possession of such certificate. In the case of manufactured homes registered in states which provide for notation of lien, the Depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the Depositor could re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The master servicer will be obligated to take such steps at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, statutory liens, such as liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. In addition, certain liens arising as a matter of federal law, such as federal tax liens, also take priority over a perfected security interest. The Depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any such liens with respect to any manufactured home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the trustee or holders of Securities in the event such a lien arises.


FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage in and to the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a borrower of a default and deny the mortgagee foreclosure on proof that the borrower's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where such default was not willful.

     A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the borrower was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time. In some states, mortgages may also be foreclosed by advertisement pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon default by the borrower under the terms of the note or deed of trust. In some states, prior to such sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder. In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. However, because of the difficulty potential third party purchasers at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale.

     In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former Bankruptcy Act (section 548 of the current Bankruptcy Code) and, therefore, could be rescinded in favor of the bankrupt's estate, if

     (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and

     (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy
           Code).

However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that "`reasonably equivalent value', for foreclosed property, is the price in face received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with." The Supreme Court decision, however, may not be controlling as to whether a non-collusive, regularly conducted foreclosure can be avoided as a fraudulent conveyance under applicable state law, if a court determines that the sale was for less than "fair consideration" under applicable state law. For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

     Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property and, therefore, the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds, if any.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the borrower is in default under such senior mortgage, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. The courts have taken a number of different approaches:

     o in some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability;

     o in other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property;

     o finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums; and, for the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender on residential properties. In the event that title to a Residential Property was acquired on behalf of holders of Securities and cleanup costs were incurred in respect of the Residential Property, such holders of Securities might realize a loss if such costs were required to be paid by the related Trust Fund.


FORECLOSURE ON COOPERATIVE SHARES

     The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on such Cooperative Loan.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of similar parties selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.


REPOSSESSION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS THAT ARE NOT LAND CONTRACTS

     Repossession of manufactured housing is governed by state law. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the borrower will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

          (i) Except in those few states where the debtor must receive notice of his right to cure his default (typically 30 days to bring the account current), repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

          (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale, upon notice to the debtor, and the method, manner, time, place and terms of the sale must be commercially reasonable. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

          (iii) Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the deficiency may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.


RIGHTS OF REDEMPTION WITH RESPECT TO RESIDENTIAL PROPERTIES

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from exercising their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, parties having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Parties having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

     Equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the foreclosure sales price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.


NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

     While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements, including the notice requirements, of the UCC.


ANTI-DEFICIENCY LEGISLATION, BANKRUPTCY LAWS AND OTHER LIMITATIONS ON LENDERS

     States have taken a number of approaches to anti-deficiency and related legislation:

     o Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.

     o In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

     o Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

     o In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

     o Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the bankruptcy court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay the senior lender from taking action to foreclose out such junior lien.

     A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "-- Foreclosure on Mortgages" above. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.)

     A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on such debtor's residence by paying arrearages within a reasonable time period and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Courts have approved Chapter 11 plans that have allowed curing of defaults over a number of years. In certain circumstances, defaults may be cured over a number of years even if the full amount due under the original loan is never repaid, notwithstanding objection by the mortgagee. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans.

     Generally, a repayment plan filed in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Notwithstanding the forgoing restrictions, if the last payment on the original payment schedule of a mortgage loan secured only by the debtor's principal residence is due before the final date for payment under such debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy), under a case recently decided by an intermediate appellate court, the debtor's rehabilitation plan could modify the terms of the loan by bifurcating an undersecured lender's claim into a secured and an unsecured component in the same manner as if the debtor were a debtor in a case under Chapter 11 (see the following paragraph). While this decision is contrary to a prior decision of a more senior appellate court in another jurisdiction, it is possible that the intermediate court's decision will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a home equity loan, the home equity loan could be restructured as if the bankruptcy case were under Chapter 11 if the final payment is due within five years of the debtor's emergence from bankruptcy.

     In a case under Chapter 11, provided certain substantive and procedural safeguards are met, the amount and terms of a mortgage loan secured by property of the debtor, including the debtor's principal residence, may be modified. Under the Bankruptcy Code, the outstanding amount of a loan secured by the real property may be reduced to the then-current value of the property as determined by the court (with a corresponding partial reduction of the amount of the lender's security interest) if the value is less than the amount due on the loan, leaving the lender a general unsecured creditor for the difference between such value of the collateral and the outstanding balance of the loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. State statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Because many of the Mortgage Loans will have loan-to-value ratios in excess of 100% at origination (or such loan-to-value ratios otherwise may exceed 100% in cases where the market value declined subsequent to origination), a potentially significant portion of the unpaid principal amount of the related Mortgage Loan would likely be treated as unsecured indebtedness in a case under Chapter 11.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the Mortgage Loans have been considered by Congress, and more such proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

     The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted Mortgage Loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, (and Regulation Z), Real Estate Settlement Procedures Act (and Regulation
X), Equal Credit Opportunity Act (and Regulation B), Fair Credit Billing Act, Fair Credit Reporting Act, Fair Housing Act, Housing and Community Development Act, Home Mortgage Disclosure Act, Federal Trade Commission Act, Fair Debt Collection Practices Act, Uniform Consumer Credit Code, Consumer Credit Protection Act, Riegle Act, and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     For Cooperative Loans. Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.


JUNIOR MORTGAGES

     Some of the Mortgage Loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the holders of Securities as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "-- Foreclosure" in this prospectus.

     Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.


CONSUMER PROTECTION LAWS

     Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act (and Regulation Z), Real Estate Settlement Procedures Act (and Regulation X), Equal Credit Opportunity Act (and Regulation
B), Fair Credit Billing Act, Fair Credit Reporting Act, Fair Housing Act, Housing and Community Development Act, Home Mortgage Disclosure Act, Federal Trade Commission Act, Fair Debt Collection Practices Act, Uniform Consumer Credit Code, Consumer Credit Protection Act, Riegle Act, and related statutes and regulations. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of a Residential Loan.

     Residential Loans often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, Federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the related prospectus supplement, under an agreement, late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to holders of Securities.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called "Holder-in-Due-Course" Rules of the Federal Trade Commission (the "FTC RULE") has the effect (subject to any applicable limitations imposed by the Riegle Act) of subjecting a seller (and certain related creditors and their assignees (to the extent the liability of such parties is not limited by the provisions of the Riegle Act)) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Residential Loan, and the holder of the Residential Loan may also be unable to collect amounts still due thereunder.

     If a Residential Loan is subject to the requirements of the FTC Rule, the trustee will be subject to any claims or defenses that the debtor may assert against the seller.


ENFORCEABILITY OF CERTAIN PROVISIONS

     Unless the related prospectus supplement indicates otherwise, all the related Residential Loans, except for FHA Loans and VA Loans, contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St. Germain Depository Institutions Act of 1982 (the "GARN-ST. GERMAIN ACT") which was enacted on October 15, 1982. This legislation, subject to certain exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St. Germain Act does "encourage" lenders to permit assumptions of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     Mortgage Loans. Exempted from this preemption pursuant to the Garn-St. Germain Act are mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("WINDOW PERIOD Loans"). However, this exception applies only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers or property underlying Window Period Loans unless the property underlying such Window Period Loan is located in one of the three "window period states" identified below. Due-on-sale clauses contained in Mortgage Loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage Loans originated by such institutions are therefore not deemed to be Window Period Loans.

     With the expiration of the exemption for Window Period Loans on October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period", which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states", three states (Michigan, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of Window Period Loans. The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years, the creation of a junior encumbrance and other instances where regulations promulgated by the Director of the Office of Thrift Supervision (successor to the Federal Home Loan Bank Board) prohibit such enforcement. To date no such regulations have been issued. Regulations promulgated under the Garn-St. Germain Act prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a Mortgage Loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans related to a series and the number of such Mortgage Loans which may be outstanding until maturity.

     Transfer of Manufactured Homes. Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. Unless otherwise provided in the related prospectus supplement, the master servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of "due-on-sale" clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent borrower in order to avoid a repossession proceeding with respect to a manufactured home.

     In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related Contract, the master servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes. Consequently, in some cases the master servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain manufactured homes.


PREPAYMENT CHARGES AND PREPAYMENTS

     Generally, conventional mortgage loans, Cooperative Loans, Home Improvement and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty. Generally, multifamily residential loans, including multifamily FHA Loans, may contain provisions limiting prepayments on such loans, including prohibiting prepayment for a specified period after origination, prohibiting partial prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part.

     The laws of certain states may render prepayment fees unenforceable after a Mortgage Loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the Mortgage Loan, to a specified percentage of the outstanding principal balance of a Mortgage Loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a Residential Loan may not be enforceable against the related borrower. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.


SUBORDINATE FINANCING

     When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor has been advised by counsel that a court interpreting Title V would hold that mortgage loans related to a series originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of such state action will be eligible for inclusion in a Trust Fund if such Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.


ALTERNATIVE MORTGAGE INSTRUMENTS

     ARM Loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("TITLE VIII"). Title VIII provides that, notwithstanding any state law to the contrary,

     (i) state-chartered banks may originate "alternative mortgage instruments" (including ARM Loans) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

     (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

     (iii) all other non-federally chartered housing creditors, including without limitation state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.


ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "CONSERVATION ACT") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related series of Securities. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "ENVIRONMENTAL LIEN"). All subsequent liens on such property generally are subordinated to such an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.

     Unless otherwise provided in the related prospectus supplement, the mortgage loan seller with respect to any Mortgage Loan included in a Trust Fund for a particular series of Securities will represent as to the material compliance of the related Residential Property with applicable environmental laws and regulations as of the date of transfer and assignment of such Mortgage Loan to the trustee. In addition, unless otherwise provided in the related prospectus supplement, the related agreement will provide that the master servicer and any Special Servicer (the "SPECIAL SERVICER") acting on behalf of the trustee, may not acquire title to a Residential Property or take over its operation unless the master servicer (or Special Servicer) has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that (a) there are no circumstances present at the Residential Property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Residential Property and (b) that the Residential Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trust Fund to take the actions necessary to comply with such laws. See "Description of the Securities -- Realization Upon Defaulted Mortgage Loans" in this prospectus.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "RELIEF ACT"), a borrower who enters military service after the origination of such borrower's Mortgage Loan or Contract (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Securities, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such Securities. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected Mortgage Loan or enforce rights under a Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after such period. Thus, in the event that such a Mortgage Loan or Contract goes into default, there may be delays and losses occasioned as a result.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. This discussion is directed solely to holders of Securities that hold the Securities as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended (the "CODE"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Consequences" in this prospectus. holders of Securities are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder.

     The following discussion addresses securities of four general types: (i) securities ("REMIC SECURITIES") representing interests in a Trust Fund, or a portion thereof, that the trustee will elect to have treated as a "real estate mortgage investment conduit" (the "REMIC") under Sections 860A through 860G (the "REMIC PROVISIONS") of the Code, (ii) securities ("GRANTOR TRUST SECURITIES") representing interests in a Trust Fund ("GRANTOR TRUST FUND") as to which no such election will be made, (iii) securities ("PARTNERSHIP SECURITIES") representing interests in a Trust Fund ("PARTNERSHIP TRUST FUND") which is treated as a partnership or, if owned by a single beneficial owner, ignored for federal income tax purposes, and (iv) securities ("DEBT SECURITIES") representing indebtedness of a Partnership Trust Fund for federal income tax purposes. The prospectus supplement relating to each series of Securities will indicate which of the foregoing treatments will apply to such series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, (i) references to a "holder of Securities" or a "holder" are to the beneficial owner of a Security, (ii) references to "REMIC POOL" are to an entity or portion thereof as to which a REMIC election will be made and (iii) unless indicated otherwise in the related prospectus supplement, references to "MORTGAGE LOANS" include Agency Securities and Private Mortgage-Backed Securities.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID REGULATIONS"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Securities.


REMICS

     Classification of REMICS. Upon the issuance of each series of REMIC Securities, Cadwalader, Wickersham & Taft, special counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("REGULAR SECURITIES") or "residual interests" ("RESIDUAL SECURITIES") in that REMIC within the meaning of the REMIC Provisions.

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "STARTUP DAY" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement with respect to each series of REMIC Certificates will contain provisions meeting these requirements. See "Taxation of Owners of Residual Securities -- Tax-Related Restrictions on Transfer of Residual Securities -- Disqualified Organizations" in this prospectus.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contact in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter; or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable; (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;
(iii) a mortgage that was fraudulently procured by the borrower; and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year of acquisition, with one extension available from the Internal Revenue Service.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities with respect to that series will constitute a single class of residual interests with respect to each REMIC Pool.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The agreement pursuant to which each REMIC Pool is formed will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. We do not anticipate that the status of any Trust Fund as a REMIC will be terminated.

     Characterization of Investments in REMIC Securities. In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying such Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid thereon (THE "BUYDOWN FUNDS"). Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Securities are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the Regular Securities will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in such REMIC, and will be "permitted assets" within the meaning of Section 860L(c) for a financial asset securitization investment trust. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during such calendar quarter. The REMIC will report those determinations to holders of Securities in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA OF 1996") repealed the reserve method of bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any series meeting this requirement, and no representation is made in this regard.

     The assets of the REMIC Pool will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

     Tiered REMIC Structures. For certain series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("TIERED REMICS") for federal income tax purposes. Upon the issuance of any such series of REMIC Securities, Cadwalader, Wickersham & Taft will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related agreement governing the REMIC Securities, the Tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Securities is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.


TAXATION OF OWNERS OF REGULAR SECURITIES

     General. In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "REGULAR SECURITYHOLDER"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by such Regular Securityholder.

     Original Issue Discount. Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purpose as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID REGULATIONS") under Code Section 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent such issues are not addressed in such regulations, it is anticipated that the trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

     Each Regular Security (except to the extent described below with respect to a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a holder of Securities or by random lot (a "NON-PRO RATA SECURITY")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of such class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of the class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Securities includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "PREPAYMENT ASSUMPTION") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a series of Regular Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions", as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of
(i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over
(ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. As increase in prepayments on the Mortgage Loans with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Securities.

     In the case of a Non-Pro Rata Security, it is anticipated that the trustee will determine the yield to maturity of such Security based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Security (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Security of such class (or the received) will be adjusted by reducing the present value of the remaining payments on such class and the adjusted issue price of such class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

     Acquisition Premium. A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method".

     Variable Rate Regular Securities. Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and
(ii) the interest compounds or is payable at least annually at current values of
(a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater that 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Security (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the related prospectus supplement, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount", with the yield to maturity and future payments on such Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Securities.

     Market Discount. A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (i) is exceeded by the then-current principal amount of the Regular Security, or (ii) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of such Regular Security at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Security as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either
(i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Security multiplied by the weighted average maturity of the Regular Security (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds such Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all debt obligations acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. Final Treasury regulations with respect to amortization of bond premiums do not by their terms apply to obligations, such as the Regular Securities, which are prepayable as described in Code Section 1272(a)(6). However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield MethoD" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

     Treatment of Losses. Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Securities becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Securityholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Securities is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer such deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

     Sale or Exchange of Regular Securities. If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable holding period (described below). Such gain will be treated as ordinary income
(i) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Security were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular Security. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income of such taxpayers (39.6%) for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


TAXATION OF OWNERS OF RESIDUAL SECURITIES

     Taxation of REMIC Income. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("RESIDUAL HOLDERS"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii)all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their PRO RATA share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When there is more than one class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier classes of Regular Securities to the extent that such classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Securities, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holders for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

     Basis and Losses. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security, if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for such Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Securities.

     A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "-- Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense. Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities", without regard to the de minimis rule described in this prospectus, and "-- Premium," below.

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities -- Market Discount."

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "-- Taxation of Owners of Regular Securities -- Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the borrowers on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

     Limitations on Offset or Exemption of REMIC Income. A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Security at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Security prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Securities diminishes.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Securities -- Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors -- Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Securities continuously held by a thrift institution since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

     Tax-Related Restrictions on Transfer of Residual Securities. Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Security would in no event be liable for such tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, (i) "DISQUALIFIED ORGANIZATION" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "PASS-THROUGH ENTITY" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity, and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elects to apply certain simplified reporting provisions under the Code.

     The applicable agreement with respect to a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (i) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing such Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the trustee that it has no actual knowledge that such affidavit is false. Moreover, such agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to such agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "--Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The agreement with respect to each series of Securities will require the transferee of a Residual Security to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations."

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the Securities of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. PERSON" means a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of its income, or, generally, a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Security. Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Owners of Residual Securities -- Basis and Losses") of such Residual Holder in such Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Holder's Residual Security, in which case, if the Residual Holder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Security will be treated as ordinary income (i) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

     Mark to Market Regulations. On December 24, 1996, the Internal Revenue Service issued final regulations (the "MARK TO MARKET REGULATIONS") under Code
Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark to market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Security is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Securities acquired on or after January 4, 1995.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate Mortgage Loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. We do not anticipate that there will be any contributions to the REMIC Pool after the Startup Day.

     Net Income from Foreclosure Property. The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year following the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. We do not anticipate that the REMIC Pool will have any taxable net income from foreclosure property.

     Liquidation of the REMIC Pool. If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

     Administrative Matters. The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Holder holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of such Residual Holder, such Residual Holder or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

     Limitations on Deduction of Certain Expenses. An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for 1998 ($62,250 in the case of a married individual filing a separate return) (as adjusted for inflation for subsequent years), or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code
Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Securities, as well as holders of Residual Securities, where such Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Unless indicated otherwise in the related prospectus supplement, all such expenses will be allocable to the Residual Securities. In general, such allocable portion will be determined based on the ratio that a REMIC Holder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.


TAXATION OF CERTAIN FOREIGN INVESTORS

     REGULAR SECURITIES. Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "NON-U.S. PERSON" means any person who is not a U.S. Person.

     The IRS recently issued final regulations (the "NEW REGULATIONS") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations will be effective January 1, 2001, current withholding certificates will remain valid until the earlier of December 31, 2000, or the date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Regular Securities held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

     RESIDUAL SECURITIES. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest", subject to the conditions described in "Regular Securities" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets in such Trust Estate (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities -- Limitations on Offset or Exemption of REMIC Income" in this prospectus. If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Securities -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

     BACKUP WITHHOLDING. Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Holder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or such holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

     REPORTING REQUIREMENTS. Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular series of Regular Securities. Holders through nominees must request such information from the nominee.

     The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.

     Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "--Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Characterization of Investments in REMIC Securities."


GRANTOR TRUST FUNDS

     CLASSIFICATION OF GRANTOR TRUST FUNDS. With respect to each series of Grantor Trust Securities, Cadwalader, Wickersham & Taft will deliver its opinion to the effect that, assuming compliance with all provisions of the applicable agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the Mortgage Loans included in the Grantor Trust Fund.


STANDARD SECURITIES

     GENERAL. Where there is no Retained Interest with respect to the Mortgage Loans underlying the Securities of a series, and where such Securities are not designated as "STRIPPED SECURITIES", the holder of each such Security in such series (referred to as "STANDARD SECURITIES") will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Security, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such holder's method of accounting. A holder of Securities generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own Securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Grantor Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for 1998 ($62,250 in the case of a married individual filing a separate return) (in each case, as adjusted for inflation in subsequent years), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Securities, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard

     Securities with respect to interest at the pass-through rate or as discount income on such Standard Securities. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the Mortgage Loans underlying a series of Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Securities" and "--Recharacterization of Servicing Fees", respectively.

   TAX STATUS. Cadwalader, Wickersham & Taft has advised the Depositor that:

          1. A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans. . . secured by an interest in real property which is. . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Security is of the type described in such section of the Code.

          2. A Standard Security owned by a real estate investment trust will be considered to represent "REAL ESTATE ASSETS" within the meaning of Code
     Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

          3. A Standard Security owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership in such REMIC) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

          4. A Standard Security owned by a "financial asset securitization investment trust" within the meaning of Code Section 860L(a) will be considered to represent "permitted assets" within the meaning of Code
     Section 860L(c) to the extent that the assets of related Grantor Trust Fund consist of "debt instruments" or other permitted assets within the meaning of Code Section 860L(c).

          An issue arises as to whether Buydown Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraph or whether the amount qualifying for such treatment must be reduced by the amount of the Buydown Funds. There is indirect authority supporting treatment of an investment in a Buydown Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, holders of Securities are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such holder's investment for federal income tax purposes.

     PREMIUM AND DISCOUNT. holders of Securities are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Security will be determined generally as described above under "--Taxation of Owners of Residual Securities -- Premium".

     Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a holder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "Stripped Securities" below regarding original issue discount on Stripped Securities.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the related prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a holder of Securities are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

     Market Discount. Holders of Securities also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "REMICs -- Taxation of Owners of Regular Securities -- Market Discount," except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the related prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

     RECHARACTERIZATION OF SERVICING FEES. If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to holders of Securities. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Internal Revenue Service's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "Stripped Securities", each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder thereof. While holders of Securities would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a holder of Securities, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     SALE OR EXCHANGE OF STANDARD SECURITIES. Upon sale or exchange of a Standard Security, a holder of Securities will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Security. In general, the aggregate adjusted basis will equal the holder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions (other than accrued interest) received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income (i) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income of such taxpayers (39.6%) for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


STRIPPED SECURITIES

     GENERAL. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "STRIPPED SECURITIES." The Securities will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Retained Interest or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "--Standard Securities -- Recharacterization of Servicing Fees" above), and
(iii) a class of Securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Security's allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities -- Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped holders of Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to such classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities -- General," subject to the limitation described in such section.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that such stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where such Stripped Securities are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The applicable agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under such regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of such a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "--Taxation of Owners of Regular Securities -- Market Discount," without regard to the de minimis rule described in this prospectus, assuming that a prepayment assumption is employed in such computation.

     STATUS OF STRIPPED SECURITIES. No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Securities owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s]. . . principally secured by an interest in real property" within the meaning of Code
Section 860G(a)(3)(A), and "loans. . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buydown Loans is uncertain. See "--Standard Securities -- Tax Status" above.

     TAXATION OF STRIPPED SECURITIES. Original Issue Discount. Except as described above under "General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security (referred to in this discussion as a "STRIPPED HOLDER OF SECURITIES") in any taxable year likely will be computed generally as described above under "--Taxation of Owner of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "-- General," the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to such holder of Securities, presumably under the Prepayment Assumption, other than qualified stated interest.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a holder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such holder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Security to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

     Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such Stripped Security, as described above under "--Taxation of Owners of Regular Securities -- Sale or Exchange of Regular Securities." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a holder of Securities other than an original holder of Securities should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes such classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterization. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the holder of Securities may be treated as the owner of (i) one installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Security, or classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to such regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code
Section 1286.

     Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, holders of Securities are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

     REPORTING REQUIREMENTS AND BACKUP WITHHOLDING. The trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of Securities at any time during such year, such information (prepared on the basis described above) as is necessary to enable such holder of Securities to prepare its federal income tax returns. Such information will include the amount of original issue discount accrued on Securities held by persons other than holders of Securities exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a holder of Securities, other than an original holder of Securities that purchased at the issue price. In particular, in the case of Stripped Securities, unless provided otherwise in the related prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Securities. The trustee will also file such original issue discount information with the Internal Revenue Service. If a holder of Securities fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a holder of Securities has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "--REMICs -- Backup Withholding."

     TAXATION OF CERTAIN FOREIGN INVESTORS. To the extent that a Security evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the holder of Securities on the sale or exchange of such a Security also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--REMICs -- Taxation of Certain Foreign Investors -- Regular Securities."


PARTNERSHIP TRUST FUNDS

     CLASSIFICATION OF PARTNERSHIP TRUST FUNDS. With respect to each series of Partnership Securities or Debt Securities, Cadwalader, Wickersham & Taft will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP SECURITIES AND DEBT SECURITIES. For federal income tax purposes, (i) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is. . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) and (ii) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts.

     TAXATION OF DEBT HOLDER OF SECURITIES. Treatment of the Debt Securities as Indebtedness. The Depositor will agree, and the holders of Securities will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Cadwalader, Wickersham & Taft will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

     If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

     Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (i) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--Taxation of Owners of Regular Securities" above.


TAXATION OF OWNERS OF PARTNERSHIP SECURITIES

     TREATMENT OF THE PARTNERSHIP TRUST FUND AS A PARTNERSHIP. If so specified in the related prospectus supplement, the Depositor will agree, and the holders of Securities will agree by their purchase of Securities, to treat the Partnership Trust Fund (i) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the holders of Securities (including the Depositor), and the Debt Securities (if any) being debt of the partnership or (ii) if a single beneficial owner owns all of the Partnership Securities in a Trust Fund, the Trust Fund will be ignored for federal income tax purposes and the assets and Debt Securities of the Trust Fund will be treated as assets and indebtedness of such owner.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the Depositor or the Partnership Trust Fund. Any such characterization would not result in materially adverse tax consequences to holders of Securities as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

     PARTNERSHIP TAXATION. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each holder of Securities will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. We anticipate that the Partnership Trust Fund's income will consist primarily of interest earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "-- Standard Securities -- General," and "-- Premium and Discount") and any gain upon collection or disposition of Mortgage Loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the applicable governing agreement and related documents). Such agreement will provide, in general, that the holders of Securities will be allocated taxable income of the Partnership Trust Fund for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to the holders of Securities for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income or net loss of the Partnership Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Securities. Moreover, even under the foregoing method of allocation, holders of Securities may be allocated income equal to the entire pass-through rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and holders of Securities may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay such taxes.

     All of the taxable income allocated to a holder of Securities that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     A share of expenses of the Partnership Trust Fund (including fees of the master servicer but not interest expense) allocable to an individual, estate or trust holder of Securities would be miscellaneous itemized deductions subject to the limitations described above under " -- Standard Securities -- General." Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust Fund.

     Discount income or premium amortization with respect to each Mortgage Loan would be calculated in a manner similar to the description above under "-- Standard Securities -- General" and "-- Premium and Discount." Notwithstanding such description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to holders of Securities on an aggregate basis with respect to all Mortgage Loans held by the Partnership Trust Fund rather than on a Mortgage Loan-by-Mortgage Loan basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on holders of Securities.

     DISCOUNT AND PREMIUM. Unless indicated otherwise in the related prospectus supplement, it is not anticipated that the Mortgage Loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loans will have been acquired at a premium or discount, as the case may be. See " -- Standard Securities -- Premium and Discount" in this prospectus. (As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan-by-Mortgage Loan basis).

     If the Partnership Trust Fund acquires the Mortgage Loans at a market discount or premium, the Partnership Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to holders of Securities.

     SECTION 708 TERMINATION. Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. Such a termination would cause a deemed contribution of the assets of a Partnership Trust Fund (the "old partnership") to a new Partnership Trust Fund (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

     DISPOSITION OF SECURITIES. Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A holder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

     Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

     If a holder of Securities is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the holders of Securities in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the holders of Securities. The Depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     SECTION 731 DISTRIBUTIONS. In the case of any distribution to a holder of Securities, no gain will be recognized to that holder of Securities to the extent that the amount of any money distributed with respect to such Security exceeds the adjusted basis of such holder's interest in the Security. To the extent that the amount of money distributed exceeds such holder's adjusted basis, gain will be currently recognized. In the case of any distribution to a holder of Securities, no loss will be recognized except upon a distribution in liquidation of a holder's interest. Any gain or loss recognized by a holder of Securities will be capital gain or loss.

     SECTION 754 ELECTION. In the event that a holder of Securities sells its Partnership Securities at a profit (loss), the purchasing holder of Securities will have a higher (lower) basis in the Partnership Securities than the selling holder of Securities had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such election. As a result, holders of Securities might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

     ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each holder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

     The person specified in the applicable agreement as the tax matters partner will be responsible for representing the holders of Securities in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Securities, and, under certain circumstances, a holder of Securities may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

     TAX CONSEQUENCES TO FOREIGN HOLDERS OF SECURITIES. It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. However, for taxable years of a Partnership Trust Fund commencing on or after January 1, 1998, securityholders who are Non-U.S. Persons would in any event not be treated as engaged in a trade or business in the United States if holding such Security (or other investing or trading in stock or securities for the holder's own account) is the only activity of the securityholder within the United States and the securityholder is not a dealer in securities. Accordingly, such securityholders will not be subject to withholding tax pursuant to Section 1446 of the Code, at a rate of 35% for Non-U.S. Persons that are taxable as corporations and 39.6% for all other foreign holders. The prospectus supplement relating to an applicable series will describe whether an exception to the 30% United States withholding tax on interest may apply to securityholders.

     BACKUP WITHHOLDING. Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 31% if, in general, the holder of Securities fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF REMIC SECURITIES, GRANTOR TRUST SECURITIES, PARTNERSHIP SECURITIES AND DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences" in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.


                              ERISA CONSIDERATIONS

     Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on retirement plans and on certain other employee benefit plans and arrangements (including for this purpose individual retirement accounts and annuities and Keogh plans) which are subject thereto and on bank collective investment funds and insurance company general and separate accounts in which such plans, accounts or arrangements are invested (all of which are referred to as "PLANS" in this prospectus) and on persons who are fiduciaries with respect to such Plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan,
Section 406(a) of ERISA and Section 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("PARTIES IN INTEREST" within the meaning of Section 3(14) of ERISA and "DISQUALIFIED PERSONS" within the meaning of Section 4975(e)(2) of the Code, collectively referred to as "Parties in Interest") who have certain specified relationships to the Plan. In addition, Section 406(b) of ERISA and Section 4975(c)(1)(E) and (F) of the Code impose certain prohibitions on Parties in Interest who are fiduciaries with respect to the Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under Section 502(i) of ERISA or an excise tax pursuant to Sections 4975(a) and (b) of the Code, unless a statutory or administrative exemption is available.

     Certain transactions involving a Trust Fund might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan that purchases Securities if the Residential Loans, Agency Securities, Mortgage Securities and other assets included in such Trust Fund are deemed to be assets of the Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. ss.2510.3-101 (the "DOL REGULATIONS") defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an equity interest in an entity (such as a Trust Fund), the Plan's assets include the investment in the entity and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "Benefit Plan Investors" is not significant. For this purpose, in general, equity participation is considered "significant" on any date if 25% or more of the value of any class of equity interests is held by "Benefit Plan Investors", which include Plans, as well as any "employee benefit plan" (as defined in Section 3(3) of ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include plan assets by reason of a Plan's investment in the entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, neither Plans nor persons investing plan assets should acquire or hold Securities in reliance upon the availability of any exception under the DOL Regulations.

     In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but would not, by reason of such purchase, include the underlying assets of the related Trust Fund. However, without regard to whether such Notes are treated as an equity interest for such purposes, the purchase or holding of Notes by or on behalf of a Plan could be considered to result in a prohibited transaction if the Issuer, the holder of an Equity Certificate or any of their respective affiliates is or becomes a Party in Interest with respect to such Plan, or if the Depositor, the master servicer, any sub-servicer or any trustee has investment authority with respect to the assets of such Plan.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Residential Loans, Agency Securities, Mortgage Securities and other assets included in a Trust Fund constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the assets included in a Trust Fund constitute plan assets, the purchase or holding of Securities by a Plan, as well as the operation of the related Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

     Some of the transactions involving the Securities that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules under certain administrative exemptions, which may be individual or class exemptions. The DOL issued an individual exemption, Prohibited Transaction Exemption 90-36 (the "EXEMPTION"), on June 25, 1990 to PaineWebber Incorporated, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes and civil penalties imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of pass-through certificates, such as a senior class of Certificates, underwritten by an Underwriter , provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "UNDERWRITER" shall include (a) PaineWebber Incorporated, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with PaineWebber Incorporated and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief under such Exemption. First, the acquisition of Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other Certificates of the same series. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. (collectively, the "EXEMPTION RATING Agencies"). Fourth, the trustee cannot be an affiliate of any other member of the "RESTRICTED GROUP" which consists of any Underwriter, the Depositor, the trustee, the master servicer, any sub-servicer, the obligor on credit support and any borrower with respect to assets of the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust Fund in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the assets of the Trust Fund to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or on behalf of a Plan or with plan assets; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or on behalf of a Plan or with plan assets.

     A fiduciary of a Plan contemplating purchasing a Certificate must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate. However, to the extent that Certificates are subordinate, the Exemption will not apply to an investment by a Plan. In addition, the Exemption will not apply to an investment by a Plan during a Funding Period unless certain additional conditions specified in the related prospectus supplement are satisfied. Furthermore, any Certificates representing a beneficial ownership in unsecured obligations will not satisfy the general conditions of the Exemption.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "EXCLUDED PLAN" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Certificates is (a) a borrower with respect to 5% or less of the fair market value of the assets of the Trust Fund or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan and (3) the holding of Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the related Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the related Trust Fund, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

     Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions and other applicable requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

     In addition to the Exemption, a Plan fiduciary or other investor using plan assets should consider the availability of certain class exemptions granted by the DOL ("CLASS EXEMPTIONS"), which may provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including Prohibited Transaction Class Exemption ("PTCE") 83-1, regarding transactions involving mortgage pool investment trusts; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding transactions by insurance company general accounts; and PTCE 96-23, regarding transactions effected by an "in-house asset manager."

     In addition to any exemption that may be available under PTCE 95-60 for the purchase, sale and holding of the Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA, including the prohibited transaction provisions thereof, and Section 4975 of the Code for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(C) REGULATIONS") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute plan assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the 401(c) Regulations become final. The DOL proposed such regulations on December 22, 1997, but they have not yet been finalized.

     Any plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and Section 4975 of the Code to such investment and the availability of the Exemption or any Class Exemption in connection therewith. There can be no assurance that the Exemption or any other individual or Class Exemption will apply with respect to any particular Plan that acquires or holds Securities or, even if all of the conditions specified in such Exemption or Class Exemption were satisfied, that such exemption would apply to all transactions involving the Trust Fund. The prospectus supplement with respect to a series of Securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the Securities offered thereby.


                                LEGAL INVESTMENT

     The prospectus supplement relating to each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Any class of Securities offered hereby and by the related prospectus supplement that is not initially rated in one of the two highest rating categories by at least one Rating Agency or that represents an interest in a Trust Fund that includes junior Residential Loans will not constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those Securities not qualifying as "mortgage related securities" ("NON-SMMEA SECURITIES") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Securities, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

     Classes of Securities qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in Securities qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(l) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities and residual interests in mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss. 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in the Securities.

     All depository institutions considering an investment in the Securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 POLICY STATEMENT") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes. Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Securities, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Securities as "mortgage related securities," no representation is made as to the proper characterization of the Securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities) may adversely affect the liquidity of the Securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                              PLANS OF DISTRIBUTION

     The Securities offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by PaineWebber Incorporated ("PAINEWEBBER") acting as underwriter with other underwriters, if any, named in such underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation paid by the Depositor.

     Alternatively, the related prospectus supplement may specify that the Securities will be distributed by PaineWebber acting as agent or in some cases as principal with respect to Securities which it has previously purchased or agreed to purchase. If PaineWebber acts as agent in the sale of Securities, PaineWebber will receive a selling commission with respect to each series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Residential Loans as of the Cut-Off Date. The exact percentage for each series of Securities will be disclosed in the related prospectus supplement. To the extent that PaineWebber elects to purchase Securities as principal, PaineWebber may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such series.

     The Depositor will indemnify PaineWebber and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments PaineWebber and any underwriters may be required to make in respect thereof.

     If specified in the prospectus supplement relating to Securities of a particular series offered hereby, the Depositor or any other person or persons specified therein may purchase some or all of such Securities from the underwriter or underwriters or such other person or persons specified in such prospectus supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of such Securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of such Securities, through dealers acting as agent and/or principal or in such other manner as may be specified in the related prospectus supplement. Such offering may be restricted in the manner specified in such prospectus supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in such purchaser's offering of such Securities may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Securities for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any commissions and discounts received by such dealer and any profit on the resale or such Securities by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     In the ordinary course of business, PaineWebber and the Depositor, or their affiliates, may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's residential loans pending the sale of such residential loans or interests in such residential loans, including the Securities.

     The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Securities, only those classes rated in one of the four highest rating categories by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of Securities offered hereby, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related series of Securities, that relate specifically to such related series of Securities. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus and a related prospectus supplement is delivered in connection with the offering of one or more classes of such series of Securities, upon written or oral request of such person, a copy of any or all such reports incorporated in this prospectus by reference, in each case to the extent such reports relate to one or more of such classes of such series of Securities, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to PaineWebber Mortgage Acceptance Corporation IV, 1285 Avenue of the Americas, New York, New York 10019, Attention: General Counsel, or by telephone at (212) 713-2000.

     The Depositor filed a registration statement (the "REGISTRATION STATEMENT" ") relating to the Securities with the Securities and Exchange Commission (the "COMMISSION"). This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Suite 1300, 7 World Trade Center, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.


                                  LEGAL MATTERS

     The validity of the Securities and certain federal income tax matters in connection with the Securities will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York.


                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this prospectus or in the related prospectus supplement.


                                     RATING

     It will be a condition to the issuance of the Securities of each series offered hereby and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "RATING AGENCY") specified in the related prospectus supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the assets of the Trust Fund and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such holders of Securities are entitled by their terms. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Residential Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the Trust Fund or any credit enhancement with respect to a series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Residential Loans. No assurance can be given that values of any Residential Properties have remained or will remain at their levels on the respective dates of origination of the related Residential Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Residential Loans in a particular Trust Fund and any secondary financing on the related Residential Properties become equal to or greater than the value of the Residential Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Residential Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Security of the related series.

                             INDEX OF DEFINED TERMS

                                                                            PAGE


                                        1

1998 Policy Statement

                                        4

401(c) Regulations

                                        A

Accrual Securities
Accrued Security Interest
Administration Fee Rate
Agency Securities
ARM Loans
Assumed Reinvestment Rate
Available Distribution Amount

                                        B

Bankruptcy Bond
Bankruptcy Code
Book-Entry Securities

                                        C

Cash Flow Value
CEDEL
CERCLA
Certificates
Charter Act
Class Exemptions
Code
Collateral Value
Commission
Conservation Act
Contract
Cooperative
Cooperative Loans
Cooperative Notes
Cooperative Unit
Credit Insurance Instrument
Cumulative Subordination Payments

                                        D

Debt Securities
Deficiency Event
Definitive Security
Deposit Period
Depositor
Disqualified Organization
Disqualified Persons
Distribution Date
DOL
DOL Regulations
DTC
Due Period

                                        E

EDGAR
Environmental Lien
Equity Certificates
ERISA
Euroclear
Events of Default
Excluded Plan
Exemption
Exemption Rating Agencies

                                        F

FHA
FHA Insurance
FHA Loans
FHLMC
FHLMC Act
FHLMC Certificate Group
FHLMC Certificates
Final Distribution Date
Financial Intermediary
FNMA
FNMA Certificates
FTC Rule
Funding Period

                                        G

Garn-St. Germain Act
GNMA
GNMA Certificates
Grantor Trust Fund
Grantor Trust Securities

                                        H

Hazard Insurance Instrument
Holder in Due Course
holders
Home Equity Loans
Home Improvement Contracts
Housing Act
HUD

                                        I

Initial Deposit
Insurance Instrument
Insurance Proceeds
Issuer

                                        L

L/C Bank
Land Contracts
Liquidation Proceeds
Loan-to-Value Ratio
Lockout Period

                                        M

Manufactured Housing Contracts
Manufacturer's Invoice Price
Mark to Market Regulations
Maximum Subordination Amount
Mortgage Loans
Mortgage Notes
Mortgage Securities
Mortgaged Properties
Mortgaged Property
Mortgages
Multifamily Loans

                                        N

NCUA
Net Interest Rate
New Regulations
Non-Pro Rata Security
Non-SMMEA Securities
Non-U.S. Person
Notes

                                        O

OCC
OID Regulations
Optional Termination
OTS

                                        P

PaineWebber
Participants
Parties in Interest
Partnership Securities
Partnership Trust Fund
Pass-Through Entity
Percentage Interest
Permitted Instruments
Plans
Pool Insurance Policy
Prepayment Assumption
Prepayment Period
Primary Credit Insurance Policy
Primary Hazard Insurance Policy
PTCE

                                        R

Rating Agency
real estate assets
Realized Loss
Record Date
Refinance Loans
Registration Statement
regular interests
Regular Securities
Regular Securityholder
Relief Act
REMIC
REMIC Pool
REMIC Provisions
REMIC Regular Securities
REMIC Regulations
REMIC Residual Securities
REMIC Securities
Reserve Fund
Residential Loans
Residential Properties
Residual Holders
residual interests
Residual Securities
Restricted Group
Retained Interest
Retained Interest Rate
Riegle Act
Rules

                                        S

SBJPA of 1996
Securities
Security Interest Rate
Security Owners
Security Principal Balance
Security Register
Security Registrar
Senior Liens
Senior Securities
Senior/Subordinate Series
Servicemen's Readjustment Act
Servicing Default
SMMEA
Special Hazard Amount
Special Hazard Insurer
Special Hazard Losses
Special Hazard Subordination Amount
Special Servicer
Specified Reserve Fund Balance
Standard Securities
Startup Day
Strip Securities
Stripped Agency Securities
Stripped Interest
Stripped Securities
Subordinate Securities
Subordination

                                        T

Tiered REMICs
Title V
Title VIII
Trust Account
Trust Fund

                                        U

U.S. Person
Unaffiliated Sellers
Underwriter

                                        V

VA 10
VA Guaranty Policy
VA Insurance
VA Loans

                                        W

Window Period Loans

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses except for the registration and filing fees are estimated:

      SEC Registration Fee......................       $  417,000.00
      Legal Fees and Expenses...................          600,000.00
      Accounting Fees and Expenses..............          200,000.00
      Trustee's Fees and Expenses
         (including counsel fees)...............           90,000.00
      Printing and Engraving Expenses...........          180,000.00
      Rating Agency Fees........................          240,000.00
      Miscellaneous.............................          100,000.00
                                                          ----------
            Total                                      $1,827,000.00


ITEM 15     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to,
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     The By-laws of the Depositor provide, in effect, that to the full extent permitted by law, the Depositor shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Depositor, by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Depositor, or by reason of the fact that such person is or was serving at the request of the Depositor as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise of any type or kind, domestic or foreign, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred as a result of such action, suit or proceeding.

     Pursuant to Section 145 of the General Corporation Law of Delaware, liability insurance is maintained covering directors and principal officers of the Depositor.

     Section 6(b) of the proposed form of Underwriting Agreement provides that each Underwriter severally will indemnify and hold harmless the Depositor, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Depositor within the meaning of the Securities Act of 1933, as amended, against any losses, claims, damages or liabilities to which any of them may become subject under the Securities Act of 1933, the Securities Exchange Act of 1934 or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or an alleged untrue statement of a material fact contained in the registration statement when it became effective, or in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with certain written information furnished to the Depositor by such Underwriter, specifically for use in the preparation thereof, and will reimburse the Depositor for any legal or other expenses reasonably incurred by the Depositor in connection with investigating or defending against such loss, claim, damage, liability or action.

         The Pooling and Servicing Agreements for each series of Certificates and the Sale and Servicing Agreement for each series of Notes will provide that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Certificateholders or the Issuer or the Noteholders, as applicable, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreements for each series of Certificates and the Sale and Servicing Agreement for each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreements and related Certificates or such Sale and Servicing Agreement and related Notes, as applicable, other than such expenses related to particular Loans.

ITEM 16.  EXHIBITS.

    1.1    Form of Underwriting Agreement.
   *3.1    Certificate of Incorporation of the Registrant.
   *3.2    By-Laws of the Registrant.
    4.1    Form of Pooling and Servicing Agreement.
    4.2    Form of Owner Trust Agreement.
    4.3    Form of Indenture.
    4.4    Form of Sale  and  Servicing  Agreement  (relating  to Notes).
    5.1    Opinion of Cadwalader, Wickersham & Taft with respect to legality.
    8.1 Opinion of Cadwalader, Wickersham & Taft with respect to certain tax matters (included as part of Exhibit 5.1).
   23.1 Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit 5.1).
   24.1    Power  of  Attorney  (included  on page  II-6  of  this  Registration
           Statement).
  *99.1    Form of FHA Mortgage Insurance Certificate (28.1**).
  *99.2    Form of VA Loan Guaranty (28.2**).
  *99.3    Form of Pool Insurance Policy (28.3**).
  *99.4    Form  of  Special  Hazard  Credit   Insurance   Policy (28.4**).
  *99.5    Form of Bankruptcy Bond (28.5**).
  *99.6    Form of Letter of Credit (28.6**).
------------
* Incorporated by reference from the Registration Statement on Form S-11 (File No. 33-14827).
**    Exhibit  number  in  Registration  Statement  on  Form  S-11  (File  No.
33-14827).

ITEM 17.  UNDERTAKINGS.

A.    The undersigned Registrant hereby undertakes:

                        (1) To file,  during any period in which offers or sales
                  are  being   made,   a   post-effective   amendment   to  this
                  Registration Statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                        (2) That, for the purpose of  determining  any liability
                  under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The  Registrant  hereby  undertakes to provide to the  underwriters  at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, PaineWebber Mortgage Acceptance Corporation IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of May, 1999.

                              PAINEWEBBER MORTGAGE
                              ACCEPTANCE CORPORATION IV

                              By:   /S/ JOSEPH PISCINA
                              Name:    Joseph Piscina
                              Title:   President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Piscina, Daniel Leyden, Ramesh Singh, Michael T. Sullivan and Joseph Piscina, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

SIGNATURE                   TITLE                      DATE

/s/ Joseph Piscina          President and Director     May 25, 1999
--------------------------- (Principal Executive
Joseph Piscina              Officer)

/s/ Daniel Leyden           Senior Vice President      May 25, 1999
--------------------------- (Principal Accounting and
Daniel Leyden               Financial Officer)

/s/ Ramesh Singh            Director                   May 25, 1999
---------------------------
Ramesh Singh

/s/ Michael T. Sullivan     Director                   May 25, 1999
---------------------------
Michael T. Sullivan

                                  EXHIBIT INDEX


Number       Description of Document

     1.1     Form of Underwriting Agreement.
    *3.1     Certificate of Incorporation of the Registrant.
    *3.2     By-Laws of the Registrant.
     4.1     Form of Pooling and Servicing Agreement.
     4.2     Form of Owner Trust Agreement.
     4.3     Form of Indenture.
     4.4     Form of Sale and Servicing Agreement (relating to Notes).
     5.1     Opinion of Cadwalader, Wickersham & Taft with respect to legality.
     8.1     Opinion of  Cadwalader,  Wickersham  & Taft with respect to certain tax matters (included as part of Exhibit 5.1).
    23.1     Consent  of  Cadwalader,  Wickersham  & Taft  (included  as part of
             Exhibit 5.1).
    24.1     Power  of  Attorney  (included  on page  II-6 of this  Registration
             Statement)
   *99.1     Form of FHA Mortgage Insurance Certificate (28.1**).
   *99.2     Form of VA Loan Guaranty (28.2**).
   *99.3     Form of Pool Insurance Policy (28.3**).
   *99.4     Form of Special Hazard Credit Insurance Policy (28.4**).
   *99.5     Form of Bankruptcy Bond (28.5**).
   *99.6     Form of Letter of Credit (28.6**).

* Incorporated by reference from the Registration Statement on Form S-11 (File No. 33-14827).

**    Exhibit number in Registration Statement on Form S-11
      (File No. 33-14827).